UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.   )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐           Preliminary Proxy Statement
☐           Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒           Definitive Proxy Statement
☐           Definitive Additional Materials
☐           Soliciting Material under § 240.14a-12

DGT Holdings Corp.
(Name of Registrant as Specified In Its Charter)

______________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	No fee required.

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(1)	Title of each class of securities to which transaction applies:

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DGT HOLDINGS CORP.

100 Pine Aire Drive
Bay Shore, New York  11706

July 18, 2012

Dear Shareholder:

You are cordially invited to attend the special meeting of the shareholders (the “Special Meeting”) of DGT Holdings Corp., a New York corporation, (the “Company”) to be held at the offices of Olshan Frome Wolosky LLP, Park Avenue Tower, 65 East 55th Street, New York, New York 10022 on Wednesday, August 15, 2012 at 10 a.m., Eastern time.

The principal business matters to be considered at the Special Meeting will be proposals (1) to approve the sale of our power conversion business, which is operated by our RFI Corporation subsidiary (the “RFI Transaction”), pursuant to the Asset Purchase Agreement, dated June 6, 2012, by and among the Company, RFI Corporation, and Ultra Electronics Defense, Inc.; (2) to adjourn or postpone the Special Meeting to a later date, if necessary or appropriate, to allow for the solicitation of additional proxies in favor of the proposal to approve the RFI Transaction if there are insufficient votes to approve the RFI Transaction; (3) to approve an amendment to our Certificate of Incorporation, as amended, to allow for shareholders to act without a meeting by written consent if the matter is approved by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on the matter were present and voted (the “Written Consent Amendment”); and (4) to transact such other business as may properly be brought before the Special Meeting or any adjournment or postponement thereof.

Details of the proposals are set forth in the enclosed proxy statement, which you are urged to read carefully. The Board of Directors believes that the proposals are in the best interests of the Company and its shareholders.  In arriving at its decision to recommend the proposals, the Board of Directors carefully reviewed and considered the terms and conditions of the proposals and the factors described in the enclosed proxy statement.

Your Board of Directors has unanimously approved each of the proposals and recommends that the holders of common stock vote FOR the approval of each of the proposals.

The Board of Directors has fixed July 12, 2012 as the record date for the Special Meeting. Only shareholders of record at the close of business on that date will receive notice of and be entitled to vote at the Special Meeting. All shareholders are cordially invited to attend the Special Meeting.

If you attend the Special Meeting, you may revoke your proxy and vote in person if you wish, even if you have previously returned your proxy. Simply attending the Special Meeting, however, will not revoke your proxy; you must vote at the Special Meeting. If you do not attend the Special Meeting, you may still revoke your proxy at any time prior to the Special Meeting by providing a later dated proxy or by providing written notice of your revocation to our Company’s Secretary. Your prompt cooperation will be greatly appreciated.

Sincerely,

John J. Quicke
President and Chief Executive Officer

DGT HOLDINGS CORP.
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD AUGUST 15, 2012

To the Shareholders:

NOTICE IS HEREBY GIVEN that the special meeting of the shareholders (the “Special Meeting”) of DGT Holdings Corp., a New York corporation (the “Company”), will be held at the offices of Olshan Frome Wolosky LLP, Park Avenue Tower, 65 East 55th Street, New York, New York 10022 on Wednesday, August 15, 2012 at 10 a.m., Eastern time, or at any adjournment or postponement thereof, for the following purposes:

1.
To approve the sale of our power conversion business, which is operated by our RFI Corporation subsidiary (the “RFI Transaction”), pursuant to the Asset Purchase Agreement, dated June 6, 2012 (the “Asset Purchase Agreement”), by and among the Company, RFI Corporation (“RFI”), and Ultra Electronics Defense, Inc. (“Ultra”);

2.
To adjourn or postpone the Special Meeting to a later date, if necessary or appropriate, to allow for the solicitation of additional proxies in favor of the proposal to approve the RFI Transaction if there are insufficient votes to approve the RFI Transaction;

3.
To approve an amendment to our Certificate of Incorporation, as amended (the “Certificate of Incorporation”) to allow for shareholders to act without a meeting by written consent if the matter is approved by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on the matter were present and voted (the “Written Consent Amendment”); and

4.	To transact such other business as may properly be brought before the Special Meeting or any adjournment or postponement thereof.

If the RFI Transaction is consummated, a shareholder who does not vote to approve the RFI Transaction and who follows the procedures prescribed under Sections 623 and 910 of the New York Business Corporation Law (the “NYBCL”) may exercise dissenters’ rights as provided under the NYBCL, for the shares of the Company’s common stock held by such shareholder. See “PROPOSAL ONE -- Dissenting Shareholders’ Rights in Respect of the RFI Transaction” in the accompanying Proxy Statement.

These proposals are more fully described in the proxy statement accompanying this notice.  The Company’s Board of Directors recommends that you vote FOR proposals 1, 2, and 3.  The Special Meeting may be postponed or canceled by action of the Board of Directors upon public notice given prior to the time previously scheduled for the Special Meeting or adjourned by action of the chairman of the Special Meeting.  Only shareholders of record at the close of business on July 12, 2012 are entitled to vote at the Special Meeting.

All shareholders are cordially invited to attend the Special Meeting in person.  However, to ensure your representation at the Special Meeting, you are urged to vote as promptly as possible.  Any shareholder attending the Special Meeting may vote in person even if such shareholder has returned a proxy, as long as the shares are held in the shareholder’s name or the brokerage firm, bank or other holder of record acting as the shareholder’s nominee confirms the shareholder’s ownership in writing.  A list of shareholders entitled to vote at the Special Meeting will be available for inspection at our offices.  If you have any further questions concerning the Special Meeting or any of the proposals, please contact Mackenzie Partners, Inc., our proxy solicitor, toll-free at (800) 322-2885.

By Order of the Board of Directors,

John J. Quicke
President and Chief Executive Officer

Bay Shore, New York
Dated:  July 18, 2012

Important Notice Regarding the Availability of Proxy Materials for
the Special Meeting of Shareholders to be Held on August 15, 2012

The proxy statement and form of proxy card are available on the Internet at
http://www.cstproxy.com/dgtholdings/2012

Page

SUMMARY TERM SHEET	1
The Parties to the RFI Transaction (page 23)	1
The Special Meeting (page 18)	2
The RFI Transaction (page 23)	3
The Asset Purchase Agreement (page 40)	4
Agreements Related to the Asset Purchase Agreement (page 28)	9

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING	11

THE SPECIAL MEETING	18
Meeting, Place and Time	18
Record Date and Voting	18
Purposes of the Meeting	18
Quorum	18
Abstentions and Broker Non-Votes	18
Voting of Proxies	18
Attendance at the Meeting	19
Costs of Solicitation	19
Certain Financial Information	19

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS	21

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT	22

PROPOSAL ONE THE RFI TRANSACTION	23
The Parties to the RFI Transaction	23
Background of the RFI Transaction	23
Past Contacts, Transactions or Negotiations	26
Reasons for the RFI Transaction	26
Net Proceeds from the RFI Transaction and Their Expected Use	28
Nature of our Business Following the RFI Transaction	28
Agreements Related to the Asset Purchase Agreement	28
Shareholder Approval Requirement	29
Condition Regarding More than 10% Exercise of Dissenters’ Rights	30
Effect of the RFI Transaction on Stock Options and Restricted Stock and Interests of Our Directors and Named Executive Officers in the RFI Transaction	30
Regulatory Matters	30
Accounting Treatment of the RFI Transaction	31
Material United States Federal Income Tax Consequences	31
Dissenting Shareholders’ Rights in Respect of the RFI Transaction	31

RISK FACTORS RELATING TO THE PROPOSAL TO APPROVE THE RFI TRANSACTION	34

THE ASSET PURCHASE AGREEMENT	40
General	40
Assets to be Sold and Liabilities to be Assumed by Ultra	40
Assets and Liabilities to be Retained by RFI and/or the Company	41

i

(continued)
Page

Closing	43
Purchase Price	43
Financing	44
Escrow	44
Representations and Warranties	44
Non-Competition	47
Confidentiality; Non-Solicitation	47
Tax Matters	47
Conduct of the Power Conversion Business Prior the Closing Date	48
No Solicitation by the Company and RFI; No Change of Board Recommendation	50
Cooperation; CFIUS	51
Novation and Assignment of Contracts	52
Access to Information	54
Preparation of the Proxy Statement; Stockholder Meeting	55
Notification of Certain Matters; Supplemental Disclosure	55
People’s United Bank	56
Financial Information	56
Employees and Employee Benefits	56
Further Assurances	56
Conditions to Closing	56
Termination	58
Indemnification	59
Succession and Assignment	61
Governing Law	61
Amendment; Waiver	61
Vote Required	61
Recommendation	61

PROPOSAL TWO PROPOSAL TO ADJOURN OR POSTPONE THE SPECIAL MEETING	62
Recommendation	62

PROPOSAL THREE WRITTEN CONSENT AMENDMENT	63
Action by Written Consent	63
Proposed Amendment	63
Recommendation	63

OTHER MATTERS	64

WHERE YOU CAN FIND ADDITIONAL INFORMATION	64

SHAREHOLDER PROPOSALS	65
Deadline for Receipt of Shareholder Proposals	65
Discretionary Voting Authority	65

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	65

ii

(continued)
Page

ANNEX A	Asset Purchase Agreement, dated as of June 6, 2012, by and among Ultra Electronics Defense, Inc., DGT Holdings Corp. and RFI Corporation	A-1
ANNEX B	Section 623 and Section 910 of the New York Business Corporation Law	B-1
ANNEX C	Proposed Form of Written Consent Amendment to the Certificate of Incorporation	C-1
ANNEX D	Unaudited Pro Forma Consolidated Financial Statements	D-1
ANNEX E	RFI Corporation Unaudited Consolidated Financial Statements for the Fiscal Years Ended July 30, 2011, July 31, 2010 and August 1, 2009 and the Nine Months Ended April 28, 2012 and April 30, 2011	E-1
ANNEX F	DGT Holdings Corp. Consolidated Financial Statements for the Fiscal Years Ended July 30, 2011, July 31, 2010 and August 1, 2009	F-1
ANNEX G	DGT Holdings Corp. Unaudited Consolidated Financial Statements for the Three and Nine Months Ended April 28, 2012 and April 30, 2011	G-1

iii

DGT HOLDINGS CORP.
100 PINE AIRE DRIVE
BAY SHORE, NEW YORK 11706

________________

PROXY STATEMENT
FOR
SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON AUGUST 15, 2012
________________

The Board of Directors (the “Board”) of DGT Holdings Corp., a New York corporation (“DGT Holdings” or the “Company”) is soliciting proxies in the accompanying form to be used at the special meeting of the shareholders (the “Special Meeting”) of the Company, to be held at the offices of Olshan Frome Wolosky LLP, Park Avenue Tower, 65 East 55th Street, New York, New York 10022 on Wednesday, August 15, 2012 at 10 a.m., Eastern time, or at any adjournment or postponement thereof.  This Proxy Statement contains information about the items being voted on the Special Meeting.  It is anticipated that the Proxy Statement and the proxy will first be made available to shareholders on or about July 18, 2012.

SUMMARY TERM SHEET

This summary term sheet highlights selected information contained in this Proxy Statement relating to the sale of our power conversion business and may not contain all the information that may be important to you regarding such transaction. Accordingly, we encourage you to carefully read this Proxy Statement, its annexes and the documents referred to or incorporated by reference in this Proxy Statement in their entirety. Each item in this summary includes a page reference directing you to a more complete description of that topic. See also “Where You Can Find Additional Information” beginning on page 64.

The Parties to the RFI Transaction (page 23)

DGT Holdings Corp. and RFI Corporation

DGT Holdings Corp., a New York corporation, was incorporated in 1954.  The Company manufactures proprietary high-voltage power conversion subsystems including electronic filters, high voltage capacitors, pulse modulators, transformers and reactors, and a variety of other products designed for industrial, medical, military and other commercial applications through its wholly-owned subsidiary, RFI Corporation (“RFI”).  RFI was incorporated in Delaware in 1968.

The Company and RFI are headquartered in Bay Shore, New York.  The mailing address of the headquarters is 100 Pine Aire Drive, Bay Shore, New York 11706 and the telephone number is 631-231-6400.  The Company’s website is www.dgtholdings.com and RFI’s website is www.rficorp.com.  The Company’s common stock, $0.10 par value per share (the “Common Stock”) is quoted on the Over the Counter “OTC” Bulletin Board under the symbol “DGTC.OB”.

Ultra Electronics Defense, Inc.

Ultra Electronics Defense Inc. (“Ultra”), a Delaware corporation, was incorporated in 1997 and is a wholly-owned subsidiary within the Ultra Electronics group of companies.  Ultra is the holding company for the group’s US businesses which operate under a Special Security Agreement (SSA) with the US Government due to their facility security clearances.

Ultra is headquartered in Victor, New York.  The mailing address of Ultra’s headquarters is 7625 Omnitech Place, Victor, NY, 14564 and the telephone number is +1 585 924 4000.

Ultra Electronics Holdings plc, a UK corporation, was incorporated in 1993 and is the ultimate owner of Ultra.  Ultra Electronics is a group of specialist businesses designing, manufacturing and supporting electronic, electro-mechanical and software systems, sub-systems and products for defense, security, transport and energy applications worldwide.

Ultra Electronics Holdings plc is headquartered in Middlesex, England.  The mailing address of its headquarters is 417 Bridport Road, Greenford, Middlesex, UB6 8UA and the telephone number is +44 (0)208 813 4321. Ultra Electronics Holdings plc’s ordinary shares, £0.05 nominal value per share, are listed on the Official List of the UK Financial Services Authority and traded on the London Stock Exchange with ISIN number GB0009123323. Ultra Electronics Holdings plc’s website is www.ultra-electronics.com.

The Special Meeting (page 18)

The Special Meeting is to be held at the at the offices of Olshan Frome Wolosky LLP, Park Avenue Tower, 65 East 55th Street, New York, New York 10022 on Wednesday, August 15, 2012 at 10 a.m., Eastern time, or at any adjournment or postponement thereof.

The purpose of the Special Meeting is for our shareholders to consider and vote upon the following proposals:

1.
To approve the sale of our power conversion business, which is operated by RFI (the “RFI Transaction”), pursuant to the Asset Purchase Agreement, dated June 6, 2012 (the “Asset Purchase Agreement”), by and among the Company, RFI, and Ultra;

2.
To adjourn or postpone the Special Meeting to a later date, if necessary or appropriate, to allow for the solicitation of additional proxies in favor of the proposal to approve the RFI Transaction if there are insufficient votes to approve the RFI Transaction;

3.
To approve an amendment to our Certificate of Incorporation, as amended (the “Certificate of Incorporation”) to allow for shareholders to act without a meeting by written consent if the matter is approved by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on the matter were present and voted (the “Written Consent Amendment”); and

4.	To transact such other business as may properly be brought before the Special Meeting or any adjournment or postponement thereof.

Only holders of Common Stock at the close of business on July 12, 2012, the Record Date, are entitled to notice of and to vote at the Special Meeting. As of the Record Date, there were 3,839,468 shares of Common Stock outstanding and entitled to vote.  You may cast one vote for each share of Common Stock that you owned on that date. Approval of Proposal No. 1, the RFI Transaction, requires the affirmative vote of shareholders holding at least two-thirds of the outstanding shares of Common Stock at the close of business on the Record Date.

Please see the section of this Proxy Statement captioned “Questions and Answers About the Special Meeting” for additional information on the Special Meeting, including how to vote your shares of Common Stock.

The RFI Transaction (page 23)

General

On June 6, 2012, we, along with RFI, entered into the Asset Purchase Agreement, pursuant to which we agreed to sell our power conversion business to Ultra, subject to shareholder approval and certain other conditions.  A copy of the Asset Purchase Agreement is attached as Annex A.  We encourage you to read the Asset Purchase Agreement carefully and in its entirety.

Recommendation of the Board of Directors

After careful consideration, the Board unanimously recommends that you vote “FOR” the proposal to approve the RFI Transaction, “FOR” the proposal to adjourn or postpone the Special Meeting, if necessary or appropriate, to allow for the solicitation of additional proxies, and “FOR” the Written Consent Amendment.

Net Proceeds from the RFI Transaction and Their Expected Use (page 28)

Pursuant to the Asset Purchase Agreement, consideration for the RFI Transaction will consist of $12,500,000 (the “Purchase Price”), payable in cash, subject to any net working capital adjustment following the consummation of the RFI Transaction (the “Closing”). Additionally, the net proceeds will vary based on final transaction expenses and any taxes payable on the gain on sale.

We expect to deploy the net proceeds of the RFI Transaction along with our other assets, to pursue actively a new line of business operations and to explore all strategic alternatives to maximize shareholder value going forward.

Nature of our Business Following the RFI Transaction (page 28)

The power conversion business constitutes our primary operating business.  We expect that after the RFI Transaction is completed our business operations and incoming cash flows will be limited to the following: (i) Villa Immobiliare real estate lease, (ii) the lease with RFI pursuant to which Ultra will lease the RFI facility (the “Lease”), (iii) payments on an unsecured promissory note received in connection with sale of Villa, (iv) certain investments in publicly-traded securities and (v) the identification of new, profitable business operations in which we can utilize our existing working capital and maximize the use of our net operating losses.

Effect of the RFI Transaction on Stock Options and Restricted Stock and Interests of Our Directors and Named Executive Officers in the RFI Transaction (page 30)

None of our directors or named executive officers is entitled to receive payments in connection with the Closing.

Our Amended and Restated 2007 Incentive Stock Plan (the “DGTC Plan”) contains a definition of change in control that states, among other things, that a change in control occurs upon a sale of substantially all of our assets, subject to certain limited exceptions.  The DGTC Plan also provides that upon a “change in control” as defined in the DGTC Plan, the Board or its Compensation Committee (the “Compensation Committee”) may accelerate the vesting and exercisability of restricted Common Stock granted under the DGTC Plan.  The DGTC Plan is silent with respect to effect of a “change in control” on options to purchase shares of Common Stock granted under the DGTC Plan.  The Board does not intend to vest any unvested shares of restricted Common Stock held by directors or named executive officers or any unvested options to purchase shares of Common Stock held by directors or named executive officers in connection with the RFI Transaction.

Shareholder Approval Requirement (page 29)

We are organized under the corporate laws of the State of New York.  The RFI Transaction may constitute the sale of “substantially all” of our assets under the Business Corporation Law of the State of New York (“NYBCL”) Section 909.  Section 909 of the NYBCL requires that, for corporations in existence on the effective date of clause 909(a) where the certificate of incorporation does not expressly provide for approval by a majority vote of all outstanding shares for the sale of “all or substantially all the assets of a corporation,” a corporation must obtain the approval of the holders of at least two-thirds of the corporation’s outstanding stock entitled to vote thereon.  The Company was in existence on the effective date of clause 909(a) and the Certificate of Incorporation does not expressly provide for approval by a majority vote of all outstanding shares.  In light of this requirement, after taking into account the specific facts and circumstances of the RFI Transaction, we have determined to seek shareholder approval of the RFI Transaction.  Additionally, obtaining such shareholder approval is a closing condition under the Asset Purchase Agreement.

Dissenting Shareholders’ Rights in Respect of the RFI Transaction (page 31)

Under the NYBCL, you are entitled to assert dissenters’ rights.  If the Closing occurs, if you do not vote to approve the RFI Transaction and follow the procedures prescribed under the NYBCL, you may require the Company to pay the “fair value,” determined as provided under the NYBCL, for your shares of Common Stock.

The Asset Purchase Agreement (page 40)

General (page 40)

Under the terms of the Asset Purchase Agreement, we, along with RFI, agreed to sell our power conversion business to Ultra, subject to shareholder approval and certain other conditions.  The Asset Purchase Agreement provides that Ultra shall acquire certain assets of RFI, including, among others, tangible property, inventory, accounts receivable, contracts (other than excluded contracts), governmental authorizations, intangible rights and property, and certain claims relating to the power conversion business.  RFI will retain certain assets, including, among others, all cash and cash equivalents and the RFI facility located in Bay Shore, New York.  Ultra will also be assuming certain liabilities of RFI.

Purchase Price (page 43)

The consideration for the sale of all of the equity securities of RFI will consist of the Purchase Price, payable in cash, of which $1,250,000 will be held in escrow to serve as security for payments in satisfaction of our indemnification obligations under the Asset Purchase Agreement and $237,000 will be held in escrow to cover any net working capital adjustment to the Purchase Price.

Non-Competition (page 47)

In connection with the RFI Transaction, the Company has agreed that it may not, for a period of 5 years following the Closing Date (as defined on page 43 of this Proxy Statement), in any place where RFI currently does business (the “Restricted Territory”) invest in, own, operate, finance, control or engage, as a shareholder, owner, partner, joint venturer, or in a managerial capacity, whether as an independent contractor, consultant or advisor, or as a sales representative, in any business concerning the design, manufacture and sale of electromagnetic interference products for military and civil aerospace applications (“Competing Business”).

No Solicitation by the Company and RFI; No Change of Board Recommendation (page 50)

We shall inform Ultra of, and the Company and RFI shall terminate, and cause the Company’s and RFI’s representatives to terminate, any existing discussions with respect to any Acquisition Proposal (as defined on page 51 of this Proxy Statement).

Neither the Company, RFI nor their representatives may, subject to certain exceptions, (i) solicit any Acquisition Proposal, (ii) furnish any non-public information regarding RFI or the Company to any person or group (other than to Ultra or its representatives) in connection with or in response to an Acquisition Proposal, (iii) participate in discussions with respect to, or that could be expected to lead to, an Acquisition Proposal, (iv) withdraw or propose publicly to withdraw the approval of the Asset Purchase Agreement or the recommendation of our Board that our shareholders approve the Asset Purchase Agreement (the “DGT Board Recommendation”), (v) approve, endorse or recommend any Acquisition Proposal, or (vi) negotiate or enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Acquisition Proposal.

We may, however, prior to such time as our shareholders approve the RFI Transaction, furnish nonpublic information regarding RFI or the Company to, or enter into discussions with, any person in response to an unsolicited bona fide Acquisition Proposal that constitutes, or could reasonably be expected to result in the submission by such person to us, of a Superior Proposal (as defined on page 51 of this Proxy Statement) if: (1) our Board determines in good faith and after consultation with outside legal counsel that not taking such action would be inconsistent with the Board’s fiduciary duties, (2) we and RFI receive from such person an executed confidentiality agreement containing provisions that are at least as favorable to the Company and RFI as the provisions contained in the confidentiality agreement by and among the Company, AMA International and Ultra Electronics Holdings, and (3) we provide Ultra with the required notice and information.

We must notify Ultra as promptly as practicable (and in any event within 48 hours) of the receipt by the Company or RFI or any of their representatives of (i) any bona fide inquiries, proposals or offers, requests for information or requests for discussions or negotiations regarding or constituting any Acquisition Proposal or that could reasonably be expected to result in an Acquisition Proposal, and (ii) any request for non-public information relating to the Company or RFI specifying in each case the material terms and conditions thereof and the identity of the party making such inquiry, proposal, offer or request for information.

Notwithstanding anything to the contrary in the Asset Purchase Agreement, at any time prior to the time that our shareholders approve the RFI Transaction, if we or RFI receives a bona fide Acquisition Proposal which our Board concludes constitutes a Superior Proposal that was made after June 6, 2012, our Board may, if it determines that not taking such action would be inconsistent with its fiduciary duties, withdraw, qualify or modify (or publicly propose to do so), in a manner adverse to Ultra, the approval or recommendation by the Board of the adoption and approval of the Asset Purchase Agreement and the Closing of the RFI Transaction (a “DGT Change of Board Recommendation”); provided, however, that we are not entitled to exercise such right to make a DGT Change of Board Recommendation unless we have complied with certain provisions of the Asset Purchase Agreement, including, among other things, the provision of prior written notice to Ultra regarding the Superior Proposal and, if requested by Ultra, to engage in good faith negotiations with Ultra to amend the Asset Purchase Agreement so that any Acquisition Proposal which was determined to constitute a Superior Proposal no longer is a Superior Proposal.

Cooperation; CFIUS (page 51)

The Company, RFI and Ultra have agreed to use our respective commercially reasonable efforts to make effective the transactions contemplated by the Asset Purchase Agreement.  The Company, RFI and Ultra have agreed to make all required filings with governmental authorities and to use commercially reasonable efforts to obtain all permits, approvals, authorizations and consents of third parties, required to consummate the RFI Transaction.

The Company, RFI and Ultra have agreed to provide the Committee on Foreign Investment in the United States (“CFIUS”) with any additional information requested by it or its member agencies during the review conducted pursuant to the Exon-Florio Amendment to the Defense Production Act of 1950, as amended, and the rules and regulations promulgated thereunder (“Exon-Florio”) within five business days of receiving such request, or within such longer period as permitted by CFIUS, and to take all commercially reasonable steps to successfully complete the Exon-Florio review process as promptly as practicable.

Novation and Assignment of Contracts (page 52)

Ultra and RFI have reached certain agreements with respect to government contracts held by RFI on the Closing Date which require novation for such contracts to be transferred to Ultra (“Novation Contracts”), including with respect to, among other things, the manner of performance of the Novation Contracts, handling of payments, agency relationships, communications, preparation of novation documentation, award of additional work, effect of any government refusal to novate and certain time limitations on such agreements.

People’s United Bank (page 56)

The Company and RFI have agreed to (i) obtain the consent of People’s United Bank under the loan agreement dated as of September 1, 2010, as amended, by and among People’s United Bank, as lender, RFI and the Company (the “People’s Bank Loan Agreement”) to perform their respective obligations under the Asset Purchase Agreement and the Closing or (ii) satisfy in full the loan under the People’s Bank Loan Agreement at or prior to Closing.

Conditions to Closing (page 56)

Each party’s obligation to complete the RFI Transaction is subject to the satisfaction or waiver, prior to Closing, of the following conditions, among others:

•
the opposing party or parties’ representations and warranties are true and correct in all material respects at the Closing Date, as if made on the Closing Date, except where a specific date is specified, and except as qualified with respect to materiality;

•	the opposing party or parties shall have performed and complied in all material respects with the agreements and covenants contained in the Asset Purchase Agreement prior to the Closing Date;

•	there shall not be any judgment, order, injunction, or law promulgated by any governmental authority preventing consummation of any of the transactions contemplated by the Asset Purchase Agreement;

•	the RFI Transaction proposal shall have been approved by our shareholders; and

•
receipt of written notice from CFIUS that their review has concluded and that they have determined that there are no unresolved national security concerns with respect to the RFI Transaction, and notwithstanding such written confirmation, CFIUS shall not have required any mitigation arrangement or imposed any conditions on Ultra, on the one hand, or the Company or RFI, on the other hand, that are unacceptable to Ultra or to the Company or RFI, respectively.

Ultra’s obligation to complete the RFI Transaction is subject to the satisfaction or waiver of the following additional conditions, among others:

•	certain material consents shall have been obtained by the Company or RFI in form and substance reasonably satisfactory to Ultra;

•	there shall not have been any material adverse change to RFI since July 30, 2011; and

•	RFI shall have filed its final voluntary self-disclosure with the U.S. Department of State in a form reasonably satisfactory to Ultra.

The obligation of the Company and RFI to complete the RFI Transaction is subject to the satisfaction or waiver of the following additional conditions, among others:

•
Ultra shall have obtained the consents and notices relating to (i) the filing of a joint voluntary notice with CFIUS pursuant to to Exon-Florio, and written confirmation by CFIUS of the successful completion of the review process under Exon-Florio with respect to the RFI Transaction, and (ii) compliance with and filings under the International Traffic in Arms Regulations (“ITAR”); and

•	the holders of no more than 10% of the issued and outstanding shares of Common Stock shall have exercised their statutory appraisal or dissenters’ rights with respect to the RFI Transaction.

Termination (page 58)

The Asset Purchase Agreement may be terminated prior to the Closing in certain circumstances, including:

•	by mutual written consent of the Company, RFI and Ultra;

•	by Ultra, the Company or RFI if the Closing shall not have occurred on or prior to December 6, 2012 (the “Termination Date”);

•	by Ultra, the Company or RFI if any governmental Authority shall have issued a final order permanently restraining, enjoining or otherwise prohibiting the Closing;

•	by Ultra, the Company or RFI, if the Special Meeting has concluded and our shareholders did not approve the RFI Transaction;

•
by Ultra, if (i) the Board failed to make the DGT Board Recommendation, (ii) there shall have occurred a DGT Change of Board Recommendation, (iii) the Board shall have endorsed any Acquisition Proposal, (iv) the Company shall have failed to include the DGT Board Recommendation in this Proxy Statement or (v) the Board resolved to take any such actions;

•	by the Company if there shall have occurred a DGT Change of Board Recommendation or the Board shall have endorsed any Acquisition Proposal;

•
by Ultra, if the Company or RFI (i) fails to perform in any material respect any of its respective covenants or agreements in the Asset Purchase Agreement, which failure results in an inability to satisfy the related closing condition, or (ii) shall have breached representations and warranties set forth in the Asset Purchase Agreement, which breach results in an inability to satisfy the related closing condition, provided that if such breach is curable by the Company or RFI prior to the Termination Date, then Ultra may not terminate the Asset Purchase Agreement under the provision described herein of the Asset Purchase Agreement until the earlier of (x) the Termination Date, or (y) 14 days after the delivery of written notice from Ultra of such breach;

•
by the Company or RFI, if Ultra (i) fails to perform in any material respect any of its respective covenants or agreements in the Asset Purchase Agreement, which failure results in an inability to satisfy the related closing condition, or (ii) shall have breached representations and warranties set forth in the  Asset Purchase Agreement, which breach results in an inability to satisfy the related closing condition, provided that if such breach is curable by Ultra prior to the Termination Date, then neither the Company nor RFI may terminate the Asset Purchase Agreement under the provision described herein of the Asset Purchase Agreement until the earlier of (x) the Termination Date, or (y) 14 days after the delivery of written notice from the Company or RFI of such breach;

•	by Ultra, if there has been a material adverse change of RFI since June 6, 2012; and

•	by the Company if holders of more than 10% of the issued and outstanding Common Stock have exercised their statutory appraisal or dissenters’ rights with respect to the RFI Transaction.

The Company and RFI are jointly and severally obligated to pay to Ultra $725,000 (the “Termination Fee”) in the event the Asset Purchase Agreement is terminated in certain circumstances.

Indemnification (page 59)

RFI and the Company shall be obligated following the Closing to indemnify Ultra, its affiliates and their respective representatives, and assigns from and against any and all losses suffered or incurred by them resulting from, among other things:

•	inaccuracies in or breaches in representations, warranties or certifications;

•	breach of covenants or agreements in the Asset Purchase Agreement;

•	losses relating to any assets or liabilities retained by the Company or RFI following the Closing;

•	failure to comply with ITAR, the Export Administration Regulations or any related or similar regulatory requirements;

•
the ongoing investigation by the Federal Bureau of Investigation and the Defense Criminal Investigative Service of RFI with respect to, among other things, failures in compliance with required testing procedures, prior to the Closing;

•	any liabilities pursuant to environmental, health and safety requirements; or

•	claims for brokerage or finder’s fees.

Ultra shall be obligated following the Closing to indemnify the Company, RFI, their respective affiliates and their respective representatives, and assigns from and against any and all losses suffered or incurred by them resulting from, among other things:

•	inaccuracies in or breaches in representations, warranties or certifications;

•	breach of any covenants or agreements in the Asset Purchase Agreement;

•	claims for brokerage or finder’s fees;

•	any losses in connection with any liability being assumed by Ultra;

•
any losses under the Worker Adjustment and Retraining Notification Act or any similar state or local law (collectively referred to as “WARN”) caused by Ultra’s failure to satisfy certain covenants relating to employment of the employees other than the President of RFI and the Vice President, Finance of RFI (the “Continuing Employees”).

Agreements Related to the Asset Purchase Agreement (page 28)

Lease (page 28)

At the Closing, Ultra has agreed to enter into the Lease with RFI pursuant to which Ultra will lease the RFI facility.  The lease has a term of 5 years, with payments of $33,000 per month net to landlord, terminable by Ultra, as the tenant, upon 30 days prior written notice.

Escrow Agreement (page 28)

At the Closing, the Company, Ultra and Continental Stock Transfer & Trust Company, as escrow agent (the “Escrow Agent”) will enter into an escrow Agreement (the “Escrow Agreement”) pursuant to which (i) $1,250,000 will be placed into escrow to serve as security for payments in satisfaction of our indemnification obligations under the Asset Purchase Agreement, and (ii) $237,000 will be placed into escrow to serve as security for payments of RFI in satisfaction of any net working capital adjustments to the Purchase Price.  The Escrow Agent shall disburse any escrow amount remaining in the Escrow Account on the 18 month anniversary of the Closing Date (excluding any amount that may relate to an outstanding claim).

Stockholder Agreement (page 28)

In connection with the execution of the Asset Purchase Agreement, Steel Partners Holdings L.P., a Delaware limited partnership (“Steel Holdings”), which holds approximately 51.5% of the Company’s outstanding Common Stock, entered into the stockholder agreement (the “Stockholder Agreement”) with Ultra, dated as of June 6, 2012.  Pursuant to Stockholder Agreement, Steel Holdings has agreed to, among other things, vote in favor of the RFI Transaction, subject to the terms and conditions set forth in the Stockholder Agreement.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

The following questions and answers are intended to address briefly some commonly asked questions regarding the RFI Transaction, the Asset Purchase Agreement, the Written Consent Amendment and the Special Meeting. These questions and answers may not address all questions that may be important to you as a shareholder of the Company.  Please refer to the “Summary Term Sheet” at the beginning of this Proxy Statement and the more detailed information contained elsewhere in this Proxy Statement, the annexes to this Proxy Statement and the documents referred to or incorporated by reference in this Proxy Statement.  See “Where You Can Find Additional Information” beginning on page 64.

Q:           Why did I receive these materials?

A:           The Board is soliciting your proxy to vote at the Special Meeting so that our shareholders may consider and vote upon the following proposals:

1.	To approve the RFI Transaction;

2.
To adjourn or postpone the Special Meeting to a later date, if necessary or appropriate, to allow for the solicitation of additional proxies in favor of the proposal to approve the RFI Transaction if there are insufficient votes to approve the RFI Transaction;

3.	To approve the Written Consent Amendment; and

4.	To transact such other business as may properly be brought before the Special Meeting or any adjournment or postponement thereof.

With respect to the approval of the RFI Transaction in particular, the Board is seeking shareholder approval of the RFI Transaction because we are a New York corporation and the RFI Transaction may constitute the sale of “substantially all” of our assets under the NYBCL Section 909.  Section 909 of the NYBCL requires that, for corporations in existence on the effective date of clause 909(a) where the certificate of incorporation does not expressly provide for approval by a majority vote of all outstanding shares for the sale of “all or substantially all the assets of a corporation,” a corporation must obtain the approval of the holders of at least two-thirds of the corporation’s outstanding stock entitled to vote thereon.  The Company was in existence on the effective date of clause 909(a) and the Certificate of Incorporation does not expressly provide for approval by a majority vote of all outstanding shares.  In light of this requirement, after taking into account the specific facts and circumstances of the RFI Transaction, we have determined to seek shareholder approval of the RFI Transaction.  Additionally, obtaining such shareholder approval is a closing condition under the Asset Purchase Agreement.

Q:           When and where is the Special Meeting?

A:           The Special Meeting is to be held at the at the offices of Olshan Frome Wolosky LLP, Park Avenue Tower, 65 East 55th Street, New York, New York 10022 on Wednesday, August 15, 2012 at 10 a.m., Eastern time, or at any adjournment or postponement thereof.

Q:           Who is entitled to vote at the Special Meeting?

A:           Only holders of Common Stock at the close of business on the Record Date are entitled to notice of and to vote at the Special Meeting.  Such shareholders will be entitled to one vote for each share held on each matter submitted to a vote at the Special Meeting.  On the Record Date, there were 3,839,468 shares of Common Stock issued and outstanding, each of which is entitled to one vote on each matter to be voted upon.  Shareholders may vote in person or by proxy.

Q:           Who is buying the Power Conversion Business and for what consideration?

A:           We are proposing to sell the power conversion business currently operated by RFI to Ultra. Ultra is a Delaware corporation and was incorporated in 1997.  It is a wholly-owned subsidiary within the Ultra Electronics group of companies.  Ultra is the holding company for the group’s US businesses which operate under a Special Security Agreement (SSA) with the US Government due to their facility security clearances.  Ultra Electronics Holdings plc, a UK corporation, was incorporated in 1993 and is the ultimate owner of Ultra.  Ultra Electronics is a group of specialist businesses designing, manufacturing and supporting electronic, electro-mechanical and software systems, sub-systems and products for defense, security, transport and energy applications worldwide.  Ultra Electronics Holdings plc is headquartered in Middlesex, England.  See “PROPOSAL ONE -- The Parties to the RFI Transaction” beginning on page 23, for more information regarding the parties to the Asset Purchase Agreement.

Pursuant to the Asset Purchase Agreement, the aggregate consideration for the RFI Transaction will consist of $12.5 million in cash, of which $1,250,000 will be held in escrow following the Closing to serve as security for payments in satisfaction of our indemnification obligations under the Asset Purchase Agreement and $237,000 will be placed into escrow to cover any net working capital adjustment to the Purchase Price.  The terms of the Asset Purchase Agreement are more fully described below under “The Asset Purchase Agreement” beginning on page 40.

Q:           What will the net proceeds from the RFI Transaction be used for?

A:           We expect to deploy the net proceeds of the RFI Transaction along with our other assets, to pursue actively a new line of business operations and to explore all strategic alternatives to maximize shareholder value going forward.

Q:           What will happen if the RFI Transaction is not approved by shareholders or the Closing does not occur for any other reason?

A:           If the Closing does not occur, (i) in certain circumstances, we will be required to pay to Ultra the Termination Fee in the amount of $725,000, (ii) we may have difficulty recouping the significant transaction costs incurred in connection with negotiating the RFI Transaction, (iii) our relationships with the customers, business partners and employees of RFI may be damaged and the business of RFI may be harmed, and (iv) the market price for our Common Stock may decline.

If the RFI Transaction is not completed, we will continue to operate the power conversion business of RFI.  We may also explore other potential transactions involving RFI.  The terms of an alternative transaction may be less favorable to us than the terms of the RFI Transaction and there can be no assurance that we will be able to reach agreement with or complete an alternative transaction with another party.

Q:           When is the RFI Transaction expected to be completed?

A:           If the RFI Transaction is approved by our shareholders at the Special Meeting, if the holders of no more than 10% of the outstanding shares of our Common Stock exercise their statutory appraisal or dissenters’ rights with respect to the RFI Transaction, and the review of the transaction by CFIUS is successfully completed, we expect the Closing to occur on the second business day after the date all of the remaining closing conditions under the Asset Purchase Agreement have been satisfied or waived or such other date the parties to the Asset Purchase Agreement may mutually determine, which we anticipate will occur promptly following the Special Meeting.  The exact timing of the Closing cannot be predicted, although the Asset Purchase Agreement may be terminated by any of the parties if the Closing has not occurred on or before December 6, 2012.

Q:           How will the RFI Transaction affect outstanding equity awards held by our directors and named executive officers?

A:           The DGTC Plan contains a definition of change in control that states, among other things, that a change in control occurs upon a sale of substantially all of our assets, subject to certain limited exceptions.  The DGTC Plan also provides that upon a “change in control” as defined in the DGTC Plan, the Board or the Compensation Committee  may accelerate the vesting and exercisability of restricted Common Stock granted under the DGTC Plan.  The DGTC Plan is silent with respect to effect of a “change in control” on options to purchase shares of Common Stock granted under the DGTC Plan.

The Board does not intend to vest any unvested shares of restricted Common Stock held by directors or named executive officers or any unvested options to purchase shares of Common Stock held by directors or named executive officers in connection with the RFI Transaction.

Q:           Will the RFI Transaction trigger any payments to our current or former named executive officers or directors?

A:           As described in the response to the previous question above, the Board does not intend to vest any unvested shares of restricted Common Stock held by directors or named executive officers or any unvested options to purchase shares of Common Stock held by directors or named executive officers in connection with the RFI Transaction.

None of our directors or named executive officers is entitled to receive payments in connection with the Closing.

For additional information regarding these matters, see “PROPOSAL ONE -- Effect of the RFI Transaction on Stock Options and Restricted Stock and Interests of Our Directors and Named Executive Officers in the RFI Transaction” beginning on page 30.

Q:           Will our Common Stock continue to be publicly traded and quoted on the OTC Bulletin Board following the RFI Transaction?

A:           We expect to continue to be publicly traded and quoted on the OTC Bulletin Board and remain subject to the rules and regulations of the SEC after the Closing.  However, we expect that after the Closing we will no longer have substantial business operations and our incoming cash flows will be limited to the following: (i) Villa Immobiliare real estate lease, (ii) the Lease, (iii) payments on an unsecured promissory note received in connection with sale of Villa, (iv) certain investments in publicly-traded securities, and (v) the identification of new, profitable business operations in which we can utilize our existing working capital and maximize the use of our net operating losses.  As a result, there is a chance that the SEC may deem us to be a “public shell”.  See “Risk Factors Relating to the Proposal to Approve the RFI Transaction” beginning on page 34.

Q:           What will be the nature of our business following the Closing?

A:           RFI constitutes our primary operating business.  We expect that after the RFI Transaction is completed our business operations and incoming cash flows will be limited to the following: (i) Villa Immobiliare real estate lease, (ii) the Lease, (iii) payments on an unsecured promissory note received in connection with sale of Villa, (iv) certain investments in publicly-traded securities, and (v) the identification of new, profitable business operations in which we can utilize our existing working capital and maximize the use of our net operating losses.

Q:           Am I entitled to dissenters’ rights in connection with the RFI Transaction, the Proposal to adjourn or postpone the Special Meeting or the Written Consent Amendment?

A:           Under New York law, you are only entitled to assert dissenters’ rights in connection with the Closing.  If the Closing occurs, if you do not vote to approve the RFI Transaction and follow the procedures prescribed under the NYBCL, you may require the Company to pay the “fair value,” determined as provided under the NYBCL, for your shares of Common Stock.  Please see the section of this Proxy Statement “PROPOSAL ONE -- Dissenting Shareholders’ Rights in Respect of the RFI Transaction” for additional information on dissenters’ rights.

Q:           What is the Proposal to adjourn or postpone the Special Meeting?

A:           The Proposal to adjourn or postpone the Special Meeting is a proposal to permit us to adjourn or postpone the Special Meeting for the purpose of soliciting additional proxies in the event that, at the Special Meeting, the affirmative vote in favor of the RFI Transaction is less than two-thirds of the outstanding shares of our Common Stock entitled to vote at the Special Meeting.

Q:           What will happen if the Proposal to adjourn or postpone the Special Meeting is approved by our shareholders?

A:           If there are insufficient votes at the time of the Special Meeting to approve the RFI Transaction Proposal and the Proposal to adjourn or postpone the Special Meeting is approved at the Special Meeting, we will be able to adjourn or postpone the Special Meeting for purposes of soliciting additional proxies to approve the RFI Transaction Proposal.  If you have previously submitted a proxy on the proposals discussed in this Proxy Statement and wish to revoke it upon adjournment or postponement of the Special Meeting, you may do so.

Q:           What is the Written Consent Amendment Proposal?

A:           The Written Consent Amendment Proposal is a proposal that would amend the Certificate of Incorporation to allow for shareholder action without the expense of holding a meeting of shareholders.  Under this proposed amendment to the Certificate of Incorporation, a new article would be added to the Certificate of Incorporation to allow for shareholders to act without a meeting by written consent if the matter is approved by the holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote on the matter were present and voted.  For further information regarding the Written Consent Amendment, see “PROPOSAL THREE—Written Consent Amendment”.

Q:           What will happen if the Written Consent Amendment Proposal is approved by our shareholders?

A:           If the Written Consent Amendment Proposal is approved, the Company will amend its Amended and Restated By-laws, as amended (the “By-Laws”) to reflect the amendment to the Certificate of Incorporation and will file the amendment to the Certificate of Incorporation with the Secretary of State of the State of New York as soon as practicable following the Special Meeting.

Q:           What vote is required for shareholders to approve the proposals at the Special Meeting?

A:           The affirmative vote of at least two-thirds of the shares of Common Stock outstanding on the Record Date is required to approve Proposal One.  The affirmative vote of a majority of the votes cast is required to approve Proposal Two.  The affirmative vote of a majority of the shares of Common Stock outstanding on the Record Date is required to approve Proposal Three.

Steel Holdings, the beneficial owner of approximately 51.5% of our outstanding Common Stock as of the Record Date, entered into a stockholder agreement with Ultra pursuant to which they have agreed to vote all of their shares of Common Stock in favor of Proposal One.  See “Security Ownership of Certain Beneficial Owners” beginning on page 21, for more information regarding Steel Holdings’ beneficial ownership of Common Stock and “PROPOSAL ONE--Agreements Related to the Asset Purchase Agreement--Stockholder Agreement” beginning on page 28, for more information regarding the Stockholder Agreement.

Q:           How does the Board recommend that I vote?

A:           After careful consideration of a variety of factors described in this Proxy Statement, the Board unanimously recommends that you vote “FOR” Proposal One, “FOR” Proposal Two, and “FOR” Proposal Three.

Q:           How do I vote?

A:           You may vote using any of the following methods:

•	Proxy card or voting instruction card. Be sure to complete, sign and date the card and return it in the prepaid envelope.

•
By telephone or over the Internet. If you are a shareholder of record, you may vote by telephone or over the Internet by following the instructions on your proxy card.  If you hold shares in street name, you will receive separate voting instructions from your bank, broker or other nominee and may vote by telephone or over the Internet if they offer that alternative.  Although most brokers, banks and nominees offer telephone and Internet voting, availability and the specific procedures vary.

•
In person at the Special Meeting. All shareholders may vote in person at the Special Meeting.  You may also be represented by another person at the Special Meeting by executing a proper proxy designating that person.  If you hold shares in street name, you must obtain a legal proxy from your bank, broker or other nominee and present it to the inspector of election with your ballot when you vote at the Special Meeting.

Q:           What can I do if I change my mind after I vote my shares?

A:           If you are a shareholder of record, you may revoke your proxy at any time before it is voted at the Special Meeting by:

•	sending a written notice of revocation to our Corporate Secretary;

•	submitting a new, proper proxy dated later than the date of the revoked proxy;

•	voting over the Internet at a later time; or

•	attending the Special Meeting and voting in person.

If you hold shares in street name through your bank, broker or other nominee, you may submit new voting instructions by contacting your bank, broker or other nominee.  You may also vote in person at the Special Meeting if you obtain a legal proxy as described in the answer to the next question. Attendance at the Special Meeting will not, by itself, revoke a proxy.

Q:           How can I attend the Special Meeting?

A:           You are entitled to attend the Special Meeting only if you were a shareholder of the Company as of the close of business on the Record Date for the Special Meeting, or hold a valid proxy for the Special Meeting.  You should be prepared to present photo identification for admittance.  In addition, if you are a shareholder of record, your ownership will be verified against the list of shareholders of record on the Record Date prior to being admitted.  If you are not a shareholder of record but hold shares in street name, you should be prepared to provide proof of beneficial ownership as of the Record Date (such as your most recent account statement prior to the Record Date), a copy of the voting instruction card provided to you by your bank, broker, or other nominee, or similar evidence of ownership.  If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the Special Meeting.

The Special Meeting will begin promptly on Wednesday, August 15, 2012 at 10 a.m., Eastern time. You should allow adequate time for the check-in procedures.

Q:           What happens if additional matters are presented at the Special Meeting?

A:           Other than the three items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the Special Meeting.  If you grant a proxy, the persons named as proxy holders, John J. Quicke and Mark A. Zorko, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Special Meeting.

Q:           What if I return a signed proxy card, but do not vote for some of the matters listed on the proxy card?

A:           If you return a signed proxy card without indicating your vote, your shares will be voted in accordance with the Board’s recommendations as follows: “FOR” the proposal to approve the RFI Transaction, “FOR” the proposal to adjourn or postpone the Special Meeting, if necessary or appropriate, to allow for the solicitation of additional proxies, and “FOR” the Written Consent Amendment.

Q:           If my shares are held in “street name” by my bank, broker or other nominee, will my bank, broker or other nominee vote my shares for me?

A:           Your bank, broker or other nominee will only be permitted to vote your shares held in street name if you instruct them how to vote.  You should follow the procedures on the voting instruction card provided by your bank, broker or other nominee regarding the voting of your shares.  The failure to instruct your bank, broker or other nominee how to vote your shares will have the same effect as a vote “AGAINST” the Proposals 1 and 3, but will not have an effect on Proposal 2.  Please vote using your voting instruction card so your vote can be counted.

Q:           What do I do if I receive more than one proxy or set of voting instructions?

A:           If your shares are registered differently or are held in more than one account, you may receive more than one proxy and/or set of voting instructions relating to the Special Meeting.  To ensure that all of your shares are voted, please complete, sign, date and return each proxy card and voting instruction card that you receive, or vote your shares by telephone or over the Internet (if those options are available to you).

Q:           What is the deadline for voting my shares?

A:           If you hold shares as the shareholder of record, your vote by proxy must be received before the polls close at the Special Meeting.

If you hold shares in street name, please follow the voting instructions provided by your broker, trustee or nominee.  You may vote your shares in person at the Special Meeting only if you obtain a legal proxy from your bank, broker or other nominee and present it to the inspector of election with your ballot when you vote at the Special Meeting.

Q:           Is my vote confidential?

A:           Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy.  Your vote will not be disclosed either within the Company or to third parties, except (i) as necessary to meet applicable legal requirements, (ii) to allow for the tabulation of votes and certification of the vote, and (iii) to facilitate a successful proxy solicitation.  Occasionally, shareholders provide on their proxy card written comments, which are then forwarded to our management.

Q:           Who will bear the cost of this solicitation?

A:           We are making this solicitation and will bear the entire cost of the solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement and any additional materials furnished to our shareholders.  The initial solicitation of proxies by mail may be supplemented by telephone, fax, e-mail, Internet and personal solicitation by our directors, officers or other regular employees.  No additional compensation for soliciting proxies will be paid to our directors, officers or other regular employees for their proxy solicitation efforts.  We expect to reimburse banks, brokers and other persons for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of our common stock.  In addition, we have retained Mackenzie Partners, Inc. to assist in the solicitation of proxies from our shareholders for the Special Meeting for a fee of $7,500, and reimbursement of certain out-of-pocket expenses.  We also have agreed to indemnify Mackenzie Partners, Inc. against certain losses, costs and expenses.

Q:           Who can help answer any other questions that I have?

A:           If you have additional questions, need assistance in submitting your proxy or voting your shares of our Common Stock, or need additional copies of this Proxy Statement or the enclosed proxy card, please contact Mackenzie Partners, Inc., our proxy solicitor, toll-free at (800) 322-2885.

THE SPECIAL MEETING

Meeting, Place and Time.  The Board is soliciting proxies in the accompanying form to be used at the Special Meeting to be held at the offices of Olshan Frome Wolosky LLP, Park Avenue Tower, 65 East 55th Street, New York, New York 10022 on Wednesday, August 15, 2012 at 10 a.m., Eastern time, or at any adjournment or postponement thereof.

Record Date and Voting.  The Board fixed the close of business on July 12, 2012, as the record date for the determination of holders of outstanding shares of the Company entitled to notice of and to vote on all matters presented at the Special Meeting.  Such shareholders will be entitled to one vote for each share held on each matter submitted to a vote at the Special Meeting.  On the Record Date, there were 3,839,468 shares of the Common Stock, issued and outstanding, each of which is entitled to one vote on each matter to be voted upon.  Shareholders may vote in person or by proxy.

Purposes of the Meeting.  The purpose of the Special Meeting is for our shareholders to consider and vote upon the following proposals: (i) to approve the RFI Transaction, (ii) to adjourn or postpone the Special Meeting to a later date, if necessary or appropriate, to allow for the solicitation of additional proxies in favor of the proposal to approve the RFI Transaction if there are insufficient votes to approve the RFI Transaction, (iii) to approve the Written Consent Amendment; and (iv) to transact such other business as may properly be brought before the Special Meeting or any adjournment or postponement thereof.

Quorum.  The required quorum for the transaction of business at the Special Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date.  Shares that are voted “FOR,” “AGAINST” or “ABSTAIN” regarding a matter are treated as being present at the Special Meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Special Meeting with respect to such matter.

Abstentions and Broker Non-Votes.  Broker “non-votes” and the shares of Common Stock as to which a shareholder abstains are included for purposes of determining whether a quorum of shares of Common Stock is present at a meeting.  A broker “non-vote” occurs when a nominee holding shares of Common Stock for the beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.  Neither broker “non-votes” nor abstentions are included in the tabulation of the voting results on Proposals 1 and 3 and will have the effect of a vote against Proposals 1 and 3.

Voting of Proxies.  The Board is asking for your proxy.  Giving the Board your proxy means you authorize it to vote your shares at the Special Meeting in the manner you direct.  You may vote “FOR,” “AGAINST,” or “ABSTAIN” on Proposals 1, 2 and 3.  If you “ABSTAIN,” from voting on Proposals 1 and 3, it has the same effect as a vote “AGAINST.”  All valid proxies received prior to the Special Meeting will be voted.  All shares represented by a proxy will be voted, and where a shareholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made.  If no choice is indicated on the proxy, the shares will be voted FOR Proposals 1, 2 and 3 and as the proxy holders may determine in their discretion with respect to any other matters that properly come before the Special Meeting.  A shareholder giving a proxy has the power to revoke his or her proxy, at any time prior to the time it is voted, by delivering to the Secretary of the Company a written instrument that revokes the proxy or a validly executed proxy with a later date, or by attending the Special Meeting and voting in person.  The affirmative vote of at least two-thirds of the shares of Common Stock outstanding on the Record Date is required to approve Proposal 1.  The affirmative vote of a majority of the votes cast is required to approve Proposal 2.  The affirmative vote of a majority of the shares of Common Stock outstanding on the Record Date is required to approve Proposal 3.  As of the Record Date, there were 3,839,468 shares of the Company’s Common Stock issued and outstanding.  The form of proxy accompanying this Proxy Statement confers discretionary authority upon the named proxyholders with respect to amendments or variations to the matters identified in the accompanying Notice of Special Meeting and with respect to any other matters which may properly come before the Special Meeting.  As of the date of this Proxy Statement, management of the Company knows of no such amendment or variation or of any matters expected to come before the Special Meeting which are not referred to in the accompanying Notice of Special Meeting.

You may vote using any of the following methods:

•	Proxy card or voting instruction card. Be sure to complete, sign and date the card and return it in the prepaid envelope.

•
By telephone or over the Internet. If you are a shareholder of record, you may vote by telephone or over the Internet by following the instructions on your proxy card.  If you hold shares in street name, you will receive separate voting instructions from your bank, broker or other nominee and may vote by telephone or over the Internet if they offer that alternative.  Although most brokers, banks and nominees offer telephone and Internet voting, availability and the specific procedures vary.

•
In person at the Special Meeting. All shareholders may vote in person at the Special Meeting.  You may also be represented by another person at the Special Meeting by executing a proper proxy designating that person.  If you hold shares in street name, you must obtain a legal proxy from your bank, broker or other nominee and present it to the inspector of election with your ballot when you vote at the Special Meeting.

Attendance at the Meeting.  Only holders of Common Stock, their proxy holders and the Company’s invited guests may attend the Special Meeting.  If you wish to attend the Special Meeting in person but you hold your shares through someone else, such as a stockbroker, you must bring proof of your ownership and identification with a photo at the Special Meeting.  For example, you could bring an account statement showing that you beneficially owned shares of Common Stock of the Company as of the Record Date as acceptable proof of ownership.

Costs of Solicitation.  We are making this solicitation and will bear the entire cost of the solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement and any additional materials furnished to our shareholders.  The initial solicitation of proxies by mail may be supplemented by telephone, fax, e-mail, Internet and personal solicitation by our directors, officers or other regular employees.  No additional compensation for soliciting proxies will be paid to our directors, officers or other regular employees for their proxy solicitation efforts.  We expect to reimburse banks, brokers and other persons for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of our common stock.  In addition, we have retained Mackenzie Partners, Inc. to assist in the solicitation of proxies from our shareholders for the Special Meeting for a fee of $7,500, and reimbursement of certain out-of-pocket expenses.  We also have agreed to indemnify Mackenzie Partners, Inc. against certain losses, costs and expenses.

Certain Financial Information.  Please take note that the Company’s Annual Report on Form 10-K for the fiscal year ended July 30, 2011, (the “2011 Annual Report”) (without exhibits) and the Company’s Quarterly Report on Form 10-Q for the fiscal period ended April 28, 2012 (the “Third Quarter 10-Q”) (without exhibits) are available on the Internet along with this Proxy Statement at http://www.cstproxy.com/dgtholdings/2012.

Any shareholder of the Company may obtain without charge copies of the 2011 Annual Report, the Third Quarter 10-Q and this Proxy Statement, including the Company’s certified financial statements and any exhibits, as filed with the SEC, by writing to the Corporate Secretary, DGT Holdings Corp., 100 Pine Aire Drive, Bay Shore, New York 11706 or by calling our Corporate Secretary at (631) 231-6400.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information concerning beneficial ownership of Common Stock of the Company outstanding at June 22, 2012 by each person or entity (including any “Group” as such term is used in Section 13(d)(3) of the Exchange Act, known by the Company to be the beneficial owner of more than five percent of its outstanding Common Stock.  The percentage ownership of each beneficial owner is based upon 3,839,468 shares of Common Stock issued and outstanding as of June 22, 2012, plus shares issuable upon exercise of options, warrants or convertible securities (exercisable within 60 days after said date) that are held by such person or entity, but not those held by any other person or entity.  The information presented in this table is based upon the most recent filings with the SEC by such persons or upon information otherwise provided by such persons to the Company.

Name and address of beneficial owner	Amount and nature of beneficial ownership (1)	Percent of Class
Steel Partners Holdings L.P. 590 Madison Avenue 32nd Floor New York, NY 10022	1,977,023 (2)	51.5%

(1)	Unless otherwise noted, each beneficial owner has sole voting and investment power with respect to the shares shown as beneficially owned by him or it.

(2)
According to information contained in Amendment No. 30 to Schedule 13D filed jointly on June 8, 2012 with the SEC by Steel Partners Holdings L.P., a Delaware limited partnership (“Steel Holdings”), SPH Group LLC, a Delaware limited liability company (“SPHG”), SPH Group Holdings LLC, a Delaware limited liability company (“SPHG Holdings”), Steel Partners Holdings GP Inc., a Delaware corporation (“Steel Holdings GP”), EMH Howard, LLC, a New York limited liability company (“EMH”), Jack L. Howard and John J. Quicke: as of the close of business on June 7, 2012, SPHG Holdings owned directly 1,977,023 shares of Common Stock.  Steel Holdings owns 99% of the membership interests of SPHG.  SPHG is the sole member of SPHG Holdings.  Steel Holdings GP has been delegated the sole power to vote and dispose of the securities held by SPHG Holdings and is the general partner of Steel Holdings, the managing member of SPHG and the manager of SPHG Holdings.  By virtue of these relationships, each of Steel Holdings, SPHG and Steel Holdings GP may be deemed to beneficially own the shares of Common Stock owned directly by SPHG Holdings.  Jack L. Howard is the President of Steel Partners LLC, a Delaware limited liability company (“Steel Partners”) and a subsidiary of Steel Holdings.  EMH is an affiliate of Mr. Howard.  John J. Quicke is a Managing Director and operating partner of Steel Partners.  Mr. Howard is a director of the Company.  Mr. Quicke is President and Chief Executive Officer and a director of the Company.

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

The following table sets forth information concerning beneficial ownership of Common Stock of the Company outstanding at June 22, 2012 by (i) each director; (ii) each Named Executive Officer of the Company and (iii) by all directors and named executive officers of the Company as a group.  The percentage ownership of each beneficial owner is based upon 3,839,468 shares of Common Stock issued and outstanding as of June 22, 2012, plus shares issuable upon exercise of options, warrants or convertible securities (exercisable within 60 days after said date) that are held by such person or entity, but not those held by any other person or entity.  The information presented in this table is based upon the most recent filings with the SEC by such persons or upon information otherwise provided by such persons to the Company.

Name and address of beneficial owner	Amount and nature of beneficial ownership (1)		Percent of Class
Mark A. Zorko	26,481	(2)	*
T. Scott Avila	7,500	(2)	*
James A. Risher	26,720	(2)	*
Merrill A. McPeak	18,088	(2)	*
John J. Quicke(3)	37,000	(2)	*
Jack L. Howard(4)	37,510	(2)	*
All Directors and Named Executive Officers as a group (6 persons)	153,299	(2)	3.9%

*	Represents less than 1% of the outstanding shares of our Common Stock

(1)	Unless otherwise noted, each director and executive officer has sole voting and investment power with respect to the shares shown as beneficially owned by him.

(2)
Includes shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of June 22, 2012, in the following amounts: Mark A. Zorko — 11,400, T. Scott Avila — 3,500, James A. Risher — 21,600, Merrill A. McPeak — 7,180, John J. Quicke — 12,000 and Jack L. Howard — 500.

(3)	Mr. Quicke is a Managing Director and operating partner of Steel Partners and disclaims beneficial ownership of the 1,977,023 shares of Common Stock owned directly by SPHG Holdings.

(4)
Includes 35,975 shares of Common Stock owned directly by EMH and owned indirectly by Mr. Howard by virtue of his position as the Managing Member of EMH.  Mr. Howard is the President of Steel Partners and disclaims beneficial ownership of the 1,977,023 shares of Common Stock owned directly by SPHG Holdings.

PROPOSAL ONE
THE RFI TRANSACTION

The Parties to the RFI Transaction

DGT Holdings Corp. and RFI Corporation

DGT Holdings Corp., a New York corporation, was incorporated in 1954.  The Company manufactures proprietary high-voltage power conversion subsystems including electronic filters, high voltage capacitors, pulse modulators, transformers and reactors, and a variety of other products designed for industrial, medical, military and other commercial applications through its wholly-owned subsidiary, RFI Corporation.  RFI, a Delaware corporation, was incorporated in 1968.

The Company and RFI are headquartered in Bay Shore, New York.  The mailing address of the headquarters is 100 Pine Aire Drive, Bay Shore, New York 11706 and the telephone number is 631-231-6400.  The Company’s website is www.dgtholdings.com and RFI’s website is www.rficorp.com.  The Common Stock is quoted on the Over the Counter “OTC” Bulletin Board under the symbol “DGTC.OB”.

Ultra Electronics Defense, Inc.

Ultra Electronics Defense Inc., a Delaware corporation, was incorporated in 1997 and is a wholly-owned subsidiary within the Ultra Electronics group of companies.  Ultra is the holding company for the group’s US businesses which operate under a Special Security Agreement (SSA) with the US Government due to their facility security clearances.

Ultra is headquartered in Victor, New York.  The mailing address of Ultra’s headquarters is 7625 Omnitech Place, Victor, NY, 14564 and the telephone number is +1 585 924 4000.

Ultra Electronics Holdings plc, a UK corporation, was incorporated in 1993 and is the ultimate owner of Ultra.  Ultra Electronics is a group of specialist businesses designing, manufacturing and supporting electronic, electro-mechanical and software systems, sub-systems and products for defense, security, transport and energy applications worldwide.

Ultra Electronics Holdings plc is headquartered in Middlesex, England.  The mailing address of its headquarters is 417 Bridport Road, Greenford, Middlesex, UB6 8UA and the telephone number is +44 (0)208 813 4321. Ultra Electronics Holdings plc’s ordinary shares, £0.05 nominal value per share, are listed on the Official List of the UK Financial Services Authority and traded on the London Stock Exchange with ISIN number GB0009123323. Ultra Electronics Holdings plc’s website is www.ultra-electronics.com.

Background of the RFI Transaction

On March 31, 2011, an officer of a potential strategic buyer (“Suitor A”) contacted John J. Quicke, the President and Chief Executive Officer of the Company, by telephone inquiring about whether the Company would be interested in pursuing a sale of RFI.

On April 14, 2011, Suitor A entered into a non-disclosure agreement with the Company.  On April 25, 2011, the Company provided confidential information regarding RFI to Suitor A.

On May 13, 2011, Mr. Quicke discussed the possible sale of RFI with the Chief Executive Officer of Suitor A, including discussion of the purchase price.  During this discussion, the CEO of Suitor A informed Mr. Quicke that he had a high level of interest in acquiring RFI, but that he needed to focus on other strategic alternatives at that time.

On September 28, 2011, AMA International, a representative of Ultra, contacted Mr. Quicke informing him of Ultra’s interest in a possible acquisition of RFI.

On October 13, 2011, Ultra entered into a non-disclosure agreement with the Company.  On October 17, 2011, the Company provided updated confidential information regarding RFI to Ultra.

Prior to October 20, 2011, Mr. Quicke contacted the CEO of Suitor A and informed him that another Company was interested in acquiring RFI.  Mr. Quicke encouraged Suitor A to reengage and submit a bid for the acquisition of RFI.

On October 20, 2011, the Company provided updated confidential information regarding RFI to Suitor A, reflecting updated information provided to Ultra that was not previously provided to Suitor A.

On November 16, 2011, the CEO of Suitor A discussed the terms of a possible acquisition of RFI, including the possibility of a transaction where the real estate currently held by RFI is retained by the Company.  Mr. Quicke indicated that the Company’s preference was to include the RFI real estate in a sale of RFI.

On November 18, 2011, Ultra submitted a non-binding proposal to acquire the common stock of RFI, excluding the RFI real estate, for $11 million in cash.  Mr. Quicke informed Ultra that the bid price was too low and that the Company was awaiting an offer for the purchase of RFI from another suitor.  Ultra then requested a tour of the RFI facility in order to determine whether to reevaluate their offer.

On November 21, 2011, a representative of Suitor A toured the RFI facility and met with Roy Torzullo, the President of RFI, the following morning.

On the afternoon of November 22, 2011, two representatives of Ultra toured the RFI facility and met with Mr. Torzullo.

On November 28, 2011, Suitor A submitted a non-binding letter of intent to the Company to acquire all of the business assets of RFI, excluding the RFI real estate, in an all cash transaction.

On November 29, 2011, Mr. Quicke spoke over the telephone with AMA International and Ultra agreed to raise their non-binding proposal to acquire the common stock of RFI, excluding the RFI real estate, for $12.5 million in cash.  Mr. Quicke then agreed to recommend Ultra’s offer to the Board the following day.

On November 30, 2011, the Board held a telephonic meeting to evaluate the offers received for the acquisition of RFI.  Following extensive discussion, the Board instructed Mr. Quicke to proceed with the offer from Ultra.  Mr. Quicke then rejected the offer from Suitor A.

On December 5, 2011, the Company and Ultra entered into a non-binding letter of intent (the “Ultra LOI”) to acquire the common stock of RFI, excluding the RFI real estate, for $12.5 million in cash.  The Ultra LOI granted Ultra an exclusivity period of the earlier of (i) 90 days from December 5th or (ii) the date that the Stock Purchase Agreement was fully executed and became effective.  The exclusivity period was subject to a 30 day extension in the event that Ultra delivers a draft of the Stock Purchase Agreement to the Company prior to expiration of the exclusivity period that was consistent with the terms of the Ultra LOI.

Following the entry into the Ultra LOI, Ultra began conducting confirmatory due diligence relating to RFI and Ultra and the Company continued negotiations regarding the terms of the potential transaction.

On January 5, 2012, representatives of Ultra and the Company met at the offices of Steel Partners Holdings L.P. in New York, NY to discuss aspects of the proposed transaction.

Also on January 5, 2012, Kaye Scholer LLP, counsel for Ultra, contacted Olshan Frome Wolosky LLP, counsel for the Company, to begin the process of preparing the joint filing with CFIUS.

On January 18, 2012, Kaye Scholer LLP submitted a draft of a Stock Purchase Agreement to Olshan Frome Wolosky LLP, thus extending the exclusivity period by an additional 30 days.  The Stock Purchase Agreement contemplated the purchase of all of the outstanding common stock of RFI and that the ownership of RFI’s current facility would be transferred to a wholly-owned subsidiary of the Company to be formed prior to the closing of the potential transaction.

On February 23, 2012, Olshan Frome Wolosky LLP submitted a revised draft of the Stock Purchase Agreement to Kaye Scholer LLP which included significant revisions throughout the document.

On March 8, 2012, representatives of Ultra and the Company met at the offices of Olshan Frome Wolosky LLP in New York, NY to discuss aspects of the proposed transaction including the Stock Purchase Agreement.

On March 15, 2012, Kaye Scholer LLP submitted to Olshan Frome Wolosky LLP a revised draft of the Stock Purchase Agreement, reflecting significant revisions, including among other things, a change in the Ultra entity that would be party to the Stock Purchase Agreement.

On March 19, 2012, Kaye Scholer LLP submitted a draft of the Stockholder Agreement to Olshan Frome Wolosky LLP.  Kaye Scholer LLP also submitted to Olshan Frome Wolosky LLP further revisions to the Stock Purchase Agreement.  Also on March 19, 2012, Olshan Frome Wolosky LLP submitted a revised draft of the Stock Purchase Agreement to Kaye Scholer LLP, reflecting, among other things, significant changes to the termination provisions of the Stock Purchase Agreement.

On March 22, 2012, Olshan Frome Wolosky LLP submitted a revised draft of the Stockholder Agreement to Kaye Scholer LLP, including significant revisions to the Stock Purchase Agreement’s termination provisions in order to conform more closely to the termination provisions in the latest draft of the Stock Purchase Agreement.  Thereafter, the parties continued to negotiate the terms and provisions of the Stock Purchase Agreement and ancillary documents.

On April 10, 2012, a suitor (“Suitor B”) contacted Mr. Quicke via electronic mail regarding the possibility of a sale of RFI.  Mr. Quicke informed Ultra of the potential interest of Suitor B.

April 18, 2012, Kaye Scholer LLP submitted to Olshan Frome Wolosky LLP a draft of the Asset Purchase Agreement, reflecting a change in the structure of the proposed transaction from the contemplated purchase of RFI stock to the contemplated purchase of RFI assets.

On May 2, 2012, Olshan Frome Wolosky LLP submitted a revised draft of the Asset Purchase Agreement to Kaye Scholer LLP, reflecting, among other things, revisions to covenants concerning novation of contracts and employment of RFI employees.

On May 15, 2012, Kaye Scholer LLP submitted to Olshan Frome Wolosky LLP a revised draft of the Asset Purchase Agreement, reflecting, among other things, changes to the provisions concerning the assets and liabilities to be transferred.  Kaye Scholer LLP also submitted to Olshan Frome Wolosky LLP a revised draft of the Stockholder Agreement, including, among other things, revisions to the termination provisions of the Stockholder Agreement.

On May 18, 2012, Olshan Frome Wolosky LLP submitted a revised draft of the Asset Purchase Agreement to Kaye Scholer LLP, reflecting, among other things, revisions to certain covenants and to the provisions concerning the assets and liabilities to be transferred.  Thereafter, the parties continued to negotiate the terms and provisions of the Asset Purchase Agreement and ancillary documents.

On June 1, 2012, the Board held a telephonic meeting to consider the entry into the Asset Purchase Agreement and related items.  At this meeting, the Board considered the terms and conditions of the Asset Purchase Agreement and ancillary documents, the impact of the proposed transaction on the Company, the potential risks to the Company, and the timing of the proposed transaction.  Following this discussion, the Board unanimously resolved to approve the proposed Asset Purchase Agreement and the related ancillary documents, and to recommend the calling of a meeting of shareholders to, among other things, approve the RFI Transaction.

Following the meeting of the Board, representatives of the Company, Ultra and their respective counsel worked to finalize the proposed Asset Purchase Agreement and ancillary documents.

On June 6, 2012, the parties exchanged executed signature pages to the Asset Purchase Agreement and the Stockholder Agreement.  Following the exchange of signature pages, the Company issued a press release announcing entry into the Asset Purchase Agreement.

Past Contacts, Transactions or Negotiations

Other than as described under “Background of the RFI Transaction” above, neither we nor RFI, on the one hand, and Ultra, on the other hand, have had prior contacts, transactions, or negotiations, and other than as described therein there are no present or proposed material agreements, arrangements, understandings or relationships between our or RFI’s executive officers or directors and Ultra’s executive officers or directors.

Reasons for the RFI Transaction

In reaching its decision to approve the RFI Transaction, and to recommend that our shareholders vote to approve the RFI Transaction Proposal, our Board consulted with management and legal advisors.  Our Board considered all of the material factors relating to the RFI Transaction, many of which the Board believed supported its decision, including:

•	the amount and form of consideration to be received;

•	the reasonable likelihood of completing the RFI Transaction in light of the fact that the Closing is not contingent on Ultra’s ability to secure financing commitments;

•
the ability to consider, evaluate and accept unsolicited superior proposals in the period after signing of the Asset Purchase Agreement and prior to approval of the RFI Transaction by our shareholders;

•
the fact that the RFI Transaction will be subject to the approval of the holders of at least two-thirds of our outstanding stock entitled to vote thereon, and our largest shareholder, Steel Holdings agreed to vote in favor of the RFI Transaction Proposal pursuant to the terms of the Stockholder Agreement.  See “--Agreements Related to the Asset Purchase Agreement” below;

•	the fact that shareholders would continue to own shares in the Company and participate in future earnings and potential growth;

•	the history of, and prospects for, the power conversion business operated by RFI; and

•
the alternatives available if we did not sell the power conversion business, including independent pursuit of growth of the RFI business, through acquisitions or otherwise, all of which involve meaningful risks, financial commitments, and uncertainties, none of which, in the view of the Board, were as favorable to us and our shareholders as, nor more favorable to us and our shareholders than, the RFI Transaction.

Our Board also considered and balanced against the potential benefits of the RFI Transaction a number of potentially adverse and other factors concerning the RFI Transaction, including the following:

•	the possible disruption of the power conversion business due to the announcement of the transaction and the resulting distraction of the attention of management and employees of RFI;

•
the restrictions on the conduct of the power conversion business prior to Closing, requiring us to conduct the power conversion business only in the ordinary course of business, subject to specific limitations, which may delay or prevent us from undertaking business opportunities that may arise pending Closing;

•	the significant costs involved in consummating the RFI Transaction, including legal, accounting and other costs;

•	the limited nature of expected future cash flows;

•	the possible payment of the Termination Fee;

•	the indemnification obligations set forth in the Asset Purchase Agreement; and

•	the acceleration of equity awards to RFI employees in connection with the RFI Transaction.

After careful and due consideration, our Board concluded that overall, the risks, uncertainties, restrictions and potentially negative factors associated with the RFI Transaction were outweighed by the potential benefits of the RFI Transaction, and that many of these risks could be managed or mitigated prior to the Closing or were unlikely to have a material adverse effect on the Company.

The foregoing information and factors considered by our Board are not intended to be exhaustive.  In view of the variety of factors and the amount of information considered, our Board did not find it practicable to, and did not quantify, rank or otherwise assign relative weights to the specific factors it considered in approving the RFI Transaction.  In addition, individual members of our Board may have given different weights to different factors.  Our Board considered all of these factors as a whole, and overall considered them to be favorable and to support its determination.

Net Proceeds from the RFI Transaction and Their Expected Use

Pursuant to the Asset Purchase Agreement, consideration for the RFI Transaction will consist of the Purchase Price, payable in cash, subject to any net working capital adjustment following Closing. Additionally, the net proceeds will vary based on final transaction expenses and any taxes payable on the gain on sale.

We expect to deploy the net proceeds of the RFI Transaction along with our other assets, to pursue actively a new line of business operations and to explore all strategic alternatives to maximize shareholder value going forward.

Nature of our Business Following the RFI Transaction

RFI constitutes our primary operating business.  We expect that after the RFI Transaction is completed our business operations and incoming cash flows will be limited to the following: (i) Villa Immobiliare real estate lease, (ii) the Lease, (iii) payments on an unsecured promissory note received in connection with sale of Villa, (iv) certain investments in publicly-traded securities, and (v) the identification of new, profitable business operations in which we can utilize our existing working capital and maximize the use of our net operating losses.

Agreements Related to the Asset Purchase Agreement

Lease

At the Closing, Ultra has agreed to enter into a lease with RFI pursuant to which Ultra will lease the RFI facility.  The lease has a term of 5 years, with payments of $33,000 per month net to landlord, terminable by Ultra, as the tenant, upon 30 days prior written notice.

Escrow Agreement

At the Closing, the Company, Ultra and the Escrow Agent will enter into the Escrow Agreement pursuant to which (i) $1,250,000 will be placed into escrow to serve as security for payments in satisfaction of our indemnification obligations under the Asset Purchase Agreement, and (ii) $237,000 will be placed into escrow to serve as security for payments of RFI in satisfaction of any net working capital adjustments to the Purchase Price.  The Escrow Agent shall disburse any escrow amount remaining in the Escrow Account on the 18 month anniversary of the Closing Date (excluding any amount that may relate to an outstanding claim).

Stockholder Agreement

In connection with the execution of the Asset Purchase Agreement, Steel Holdings, which holds approximately 51.5% of the Company’s outstanding Common Stock, entered into the Stockholder Agreement with Ultra, dated as of June 6, 2012.

Pursuant to the terms of the Stockholder Agreement, Steel Holdings agreed to appear in person or by proxy at any meeting called for purposes that include the approval and adoption of the RFI Transaction or at any adjournment thereof, or in any other circumstances upon which a vote, consent or other approval with respect to the RFI Transaction is sought by the Company and vote: (i) in favor of the RFI Transaction; (ii) against any proposal made in opposition to, or in competition with, approval and/or adoption of the RFI Transaction; and (iii) against any other action that is intended, or would reasonably be expected to, materially impede, interfere with, delay, postpone, discourage or adversely affect the approval and adoption of the RFI Transaction.  Notwithstanding the foregoing, Steel Holdings shall remain free to vote (or execute consents or proxies with respect to) the securities of the Company with respect to any matter not covered by the Stockholder Agreement in any manner it deems appropriate.

Steel Holdings also agreed that it will not, prior to the termination of the Stockholder Agreement: (i) transfer, assign, sell, gift-over, pledge, encumber, hypothecate, exchange or otherwise dispose (whether by sale, liquidation, dissolution, dividend or distribution) of any or all of the securities of the Company, including any additional securities of the Company which it may subsequently acquire, including all additional equity securities which may be issued to it upon the exercise of any options, warrants or other securities convertible into or exchangeable for securities of the Issuer (all such securities of the Issuer, “Subject Securities”) or any right or interest therein, or consent to any of the foregoing (any such action, a “Transfer”); (ii) enter into any derivative arrangement with respect to, or create or suffer to exist any liens or encumbrances with respect to, any or all of the Subject Securities or any right or interest therein; (iii) enter into any contract, option or other agreement, arrangement or understanding with respect to any Transfer; (iv) grant any proxy, power-of-attorney or other authorization or consent with respect to any Subject Securities with respect to any matter that is, or that could be exercised in a manner, inconsistent with the transactions contemplated by the Asset Purchase Agreement and the Stockholder Agreement or the provisions thereof; (v) deposit any Subject Securities into a voting trust, or enter into a voting agreement or arrangement with respect to any Subject Securities; or (vi) enter into any contract or agreement that would be breached by, or take any other action that would reasonably be expected to prevent or delay, Steel Holdings’ compliance with its obligations under the Stockholder Agreement.

Pursuant to the terms of the Stockholder Agreement, Steel Holdings granted to Ultra, and each of its officers and directors, an irrevocable proxy to vote the Subject Securities as set forth in the Stockholder Agreement.

See “Security Ownership of Certain Beneficial Owners” beginning on page 21, for more information regarding Steel Holdings’ beneficial ownership of the Common Stock.

Transition Services Side Letter Agreement

At the Closing, the Company, RFI and Ultra have agreed to enter into a transition services side letter agreement, pursuant to which the Company and RFI agree to make available the services of Annette DiGorga, the Vice President, Finance of RFI, to Ultra for a period of 60 business days following the Closing Date, subject to certain terms and conditions.

Shareholder Approval Requirement

We are organized under the corporate laws of the State of New York.  The RFI Transaction may constitute the sale of “substantially all” of our assets under the NYBCL Section 909.  Section 909 of the NYBCL requires that, for corporations in existence on the effective date of clause 909(a) where the certificate of incorporation does not expressly provide for approval by a majority vote of all outstanding shares for the sale of “all or substantially all the assets of a corporation,” a corporation must obtain the approval of the holders of at least two-thirds of the corporation’s outstanding stock entitled to vote thereon.  The Company was in existence on the effective date of clause 909(a) and the Certificate of Incorporation does not expressly provide for approval by a majority vote of all outstanding shares.  In light of this requirement, after taking into account the specific facts and circumstances of the RFI Transaction, we have determined to seek shareholder approval of the RFI Transaction.  Additionally, obtaining such shareholder approval is a closing condition under the Asset Purchase Agreement.

The Asset Purchase Agreement provides that either of the parties may terminate the Asset Purchase Agreement if we do not obtain shareholder approval of the RFI Transaction, which will result in our payment of the Termination Fee.  For additional information regarding such termination fee, see “The Asset Purchase Agreement — Termination” beginning on page 58.

Condition Regarding More than 10% Exercise of Dissenters’ Rights

The Company is not obligated to consummate the RFI Transaction and may terminate the Asset Purchase Agreement (including our payment of the Termination Fee) if holders of more than 10% of the issued and outstanding Common Stock have exercised their statutory appraisal or dissenters’ rights with respect to the RFI Transaction.

For information regarding the dissenting rights of shareholders, see “PROPOSAL ONE-- Dissenting Shareholders’ Rights in Respect of the RFI Transaction.”

Effect of the RFI Transaction on Stock Options and Restricted Stock and Interests of Our Directors and Named Executive Officers in the RFI Transaction

None of our directors or named executive officers is entitled to receive payments in connection with the Closing.

The DGTC Plan contains a definition of change in control that states, among other things, that a change in control occurs upon a sale of substantially all of our assets, subject to certain limited exceptions.  The DGTC Plan also provides that upon a “change in control” as defined in the DGTC Plan, the Board or the Compensation Committee  may accelerate the vesting and exercisability of restricted Common Stock granted under the DGTC Plan.  The DGTC Plan is silent with respect to effect of a “change in control” on options to purchase shares of Common Stock granted under the DGTC Plan.  The Board does not intend to vest any unvested shares of restricted Common Stock held by directors or named executive officers or any unvested options to purchase shares of Common Stock held by directors or named executive officers in connection with the RFI Transaction.

Regulatory Matters

Under Exon-Florio, the President of the United States has the authority to suspend or prohibit certain proposed or pending foreign mergers, acquisitions, or takeovers of U.S. companies, if such transactions pose a threat to the national security of the United States.  The Exon-Florio provision establishes a voluntary process under which parties to such transactions may notify CFIUS of the transaction and obtain a determination of whether the transaction presents unresolved U.S. national security concerns.  The Company and Ultra have submitted to CFIUS a joint notification and, under the terms of the Asset Purchase Agreement, will not consummate the RFI Transaction unless CFIUS determines that there are no unresolved U.S. national security concerns with respect to the RFI Transaction and that no any mitigation arrangements are required or conditions imposed on Ultra and/or RFI that are unacceptable to Ultra.

As a condition to Ultra’s obligation to consummate the RFI Transaction, RFI is required to have filed its final voluntary self-disclosure with the U.S. Department of State in a form reasonably satisfactory to Ultra.

In addition, mergers and acquisitions that may have an impact in the United States are subject to review by the Department of Justice and the Federal Trade Commission to determine whether they comply with applicable antitrust laws. We believe that the RFI Transaction is not subject to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or the reporting and waiting requirements of any other United States antitrust law.

Neither we nor Ultra are aware of any other regulatory requirements or governmental approvals or actions that may be required to consummate the RFI Transaction, except for compliance with the applicable regulations of the SEC in connection with this Proxy Statement.

Accounting Treatment of the RFI Transaction

Under accounting principles generally accepted in the United States of America (“GAAP”), we expect to reflect the results of operations of the power conversion business as discontinued operations following shareholder approval of the RFI Transaction pursuant to the terms of the Asset Purchase Agreement. The anticipated gain on the sale, net of any applicable taxes, will be reflected in our financial statements commencing with the quarter during which the Closing occurs, following shareholder approval of the RFI Transaction pursuant to the terms of the Asset Purchase Agreement.  Amounts held in escrow will be recognized as assets upon the Closing.

For additional information, see “ANNEX D -- Unaudited Pro Forma Consolidated Financial Statements” beginning on page D-1.

Material United States Federal Income Tax Consequences

The RFI transaction will be a taxable event for the Company for U.S. federal, state and local income tax purposes.   The Company expects to be liable for the Federal Alternative Minimum Tax and for taxes in certain state and local jurisdictions.  The Company further expects that its federal and state net operating losses and credits will substantially reduce its tax on the taxable gain recognized.

The RFI Transaction is not expected to have any material U.S. federal, state or local income tax consequences that would affect our shareholders directly.

Dissenting Shareholders’ Rights in Respect of the RFI Transaction

The Company’s shareholders entitled to vote on the approval of the RFI Transaction have the right to dissent from the RFI Transaction and to obtain the fair value of their Common Stock in cash in accordance with the procedures established by New York law.

Specifically, Sections 623 and 910 of the NYBCL provide that if the Closing occurs, the Company’s shareholders who file with the Company a proper written objection to the RFI Transaction at or prior to the Special Meeting and who follow the procedures specified in Section 623 will have the right to receive a payment equal to the “fair value” of their Common Stock. Because such “fair value” could potentially be determined in a judicial proceeding, the outcome of which cannot be predicted, there is no assurance that the Company’s shareholders exercising dissenters’ rights would receive an amount per share equal to or greater than the amount that such shareholders may receive through public or private sale of shares of the Common Stock.

A COPY OF SECTION 623 AND SECTION 910 OF THE NEW YORK BUSINESS CORPORATION LAW IS ATTACHED AS ANNEX B, AND ALL DESCRIPTIONS OF DISSENTERS’ RIGHTS IN THIS PROXY STATEMENT ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE FULL TEXT OF THOSE SECTIONS.  THE PROCEDURES OUTLINED IN SECTION 623 ARE VERY COMPLEX AND MUST BE FOLLOWED PRECISELY BY ANY COMPANY SHAREHOLDER WISHING TO EXERCISE DISSENTER’S RIGHTS.  COMPANY SHAREHOLDERS WISHING TO EXERCISE THEIR DISSENTER’S RIGHTS ARE ENCOURAGED TO CONSULT THEIR OWN LEGAL ADVISORS TO ENSURE THAT THEY FULLY AND PROPERLY COMPLY WITH THE REQUIREMENTS OF SECTION 623.

Any Company shareholder who is entitled to vote on the approval of the RFI Transaction will have the right to receive cash payment of the fair value of his or her Common Stock and the other rights and benefits provided in Section 623 of the NYBCL if such shareholder:

•	files with the Company a written objection to the RFI Transaction prior to the vote by the Company’s shareholders on the approval of the RFI Transaction. The written objection must include:

○	notice of the shareholder’s election to dissent;

○	the shareholder’s name and residence address;

○	the number of shares of Common Stock as to which the shareholder dissents; and

○	a demand for payment of the fair value of such Common Stock if the Closing occurs; and

•	does not vote in favor of the approval of the RFI Transaction.

A vote against approval of the RFI Transaction will not satisfy the requirement of filing a written objection.  Failure to vote against approval of the RFI Transaction will not waive a Company shareholder’s right to receive payment if the shareholder has filed a written objection in accordance with Section 623 and has not voted in favor of approval of the RFI Transaction.  If a shareholder abstains from voting on approval of the RFI Transaction, this will not waive his or her dissenter’s rights so long as the appropriate written objection to the RFI Transaction is properly and timely filed.  Since a proxy left blank will be voted for adoption of the RFI Transaction, any Company shareholder who wishes to exercise his or her dissenter’s rights must either vote against approval of the RFI Transaction or abstain.  Written objection at this time may not be required from any shareholder to whom the Company did not give proper notice of the Special Meeting contemplated by this Proxy Statement.

A Company shareholder may not dissent as to less than all Company shares held of record by him or her, that he or she owns beneficially. A nominee or fiduciary may not dissent on behalf of any beneficial owner of shares as to less than all Company shares of such owner held of record by the nominee or fiduciary.

All written objections to the RFI Transaction and notices of election to dissent pursuant to NYBCL section 623(a) should be addressed to:

DGT Holdings Corp.
100 Pine Aire Drive
Bay Shore, New York 11706
Attn: Mark A. Zorko, Secretary

If the RFI Transaction is approved by Company shareholders, within 10 days after such approval, the Company will give written notice of the approval by registered mail to each Company shareholder who filed a timely written objection, except for any shareholder who voted in favor of approval of the RFI Transaction.  Any Company shareholder from whom objection was not required and who elects to dissent must file with the Company, within 20 days after the giving of notice to him or her, a written notice of election to dissent, stating his or her name and residence address, the number of shares as to which he or she dissents and a demand for payment of the fair value for his or her Common Stock.

Either at the time of filing of the notice of election to dissent or within one month after the filing of the notice of election to dissent, a dissenting Company shareholder must submit the certificates representing his or her dissenting Company shares to the Company, or to its transfer agent, which shall note conspicuously on the certificates that a notice of election has been filed, and will then return the certificate to the shareholder.  Any Company shareholder who fails to submit his or her certificates for notation within the required time shall, at the option of the Company upon written notice to such Company shareholder within 45 days from the date of filing such notice of election to dissent, lose his or her dissenter’s rights unless a court, for good cause shown, otherwise directs.

Within 15 days after the expiration of the period within which Company shareholders may file their notices of election to dissent, or within 15 days after the Closing, whichever is later (but in no case later than 90 days after Company shareholders approve the RFI Transaction), the Company will make a written offer by registered mail to each Company shareholder who has filed a notice of election to pay for his or her dissenting shares at a specified price which the Company considers to be their fair value.  If the RFI Transaction has occurred, the Company must accompany the offer by an advance payment to each shareholder who has submitted his or her stock certificates of an amount equal to 80% of the amount of the offer. Acceptance of such payment does not constitute a waiver of any dissenters’ rights.  The offer must be made at the same price per share to all the dissenting Company shareholders.  If, within 30 days after the making of an offer, the Company and any dissenting Company shareholders agree on the price to be paid for dissenting shares, the balance of payment for the shares must be made within 60 days after the making of the offer or the Closing, whichever is later, and upon surrender of the certificates representing such Company shares.

If the Company fails to make an offer to dissenting Company shareholders within the 15-day period described above, or if it makes the offer and any dissenting Company shareholder fails to agree with the Company within 30 days thereafter upon the price to be paid for his or her shares, the Company is required, within 20 days after the expiration of whichever is the applicable of the two periods, to institute a special proceeding in the Supreme Court of the State of New York in the judicial district required by New York corporate law to determine the rights of dissenting Company shareholders and to fix the fair value of their shares.  If the Company fails to institute a proceeding within the 20-day period, any dissenting shareholder may institute a proceeding for the same purpose not later than 30 days after the expiration of the 20-day period.  If a dissenting shareholder does not institute a proceeding within the 30-day period, all dissenters’ rights are lost unless the court, for good cause shown, otherwise directs.

During each proceeding, the court will determine whether each dissenting shareholder is entitled to receive payment for his or her shares and, if so, will fix the value of such shares as of the close of business on the day prior to the date Company shareholders voted to approve the RFI Transaction, taking into consideration the nature of the transactions giving rise to the shareholder’s right to receive payment for his or her dissenting shares and its effect on the Company and its shareholders, the concepts and methods then customary in relevant securities and financial markets for determining the fair value of shares of a corporation engaging in a similar transaction under comparable circumstances and all other relevant factors.  The court shall determine the fair value of the shares without a jury and without referral to an appraiser or referee.  The court will also award interest on such amount to be paid from the Closing to the date of payment unless the court finds that a Company shareholder’s refusal to accept the Company’s offer of payment was arbitrary, vexatious or otherwise not in good faith.  Each party to such proceeding will bear its own costs and expenses unless the court finds the refusal of payment by the Company shareholders arbitrary, vexatious or otherwise not in good faith, in which case the Company’s costs will be assessed against any or all dissenting Company shareholders who are party to such proceeding.  The court, in its discretion, may also apportion or assess any part of the dissenting Company shareholder’s costs against the Company if it finds that the fair value of the shares as determined materially exceeds the amount which the Company offered to pay, or that no offer or advance payment was made by the Company, or that the Company failed to institute such special proceeding within the specified period, or that the actions of the Company in complying with its obligations under Section 623 were arbitrary, vexatious or otherwise not in good faith.  Within 60 days following the final determination of the applicable proceeding, the Company shall pay to each dissenting Company shareholder the amount found to be due him or her upon the shareholder's surrender of all certificates representing dissenting shares.

The enforcement by a Company shareholder of his or her right to receive payment for shares in accordance with Section 623 excludes the enforcement by such shareholder of any other right to which he or she might otherwise be entitled by virtue of his or her ownership of shares (unless the shareholder withdraws his or her notice of election or the RFI Transaction is abandoned), except that the shareholder will retain the right to bring or maintain an appropriate action to obtain relief on the grounds that the RFI Transaction will be or is unlawful or fraudulent as to him or her. A Company shareholder’s notice of election may be withdrawn at any time prior to his or her acceptance in writing of an offer to purchase his or her dissenting shares by the Company, but no withdrawal may be made later than 60 days from the Closing (unless the Company failed to make a timely offer) without the consent of the Company.

RISK FACTORS RELATING TO THE PROPOSAL TO
APPROVE THE RFI TRANSACTION

You should carefully consider the risk factors described below and those risk factors generally associated with our business contained in our Annual Report on Form 10-K for the fiscal year ended July 30, 2011 and our subsequent SEC filings, along with other information provided to you in this Proxy Statement, in deciding how to vote on the proposal to approve the RFI Transaction. See “Where You Can Find Additional Information” beginning on page 64. The special risk considerations described below are not the only ones facing us. Additional considerations not presently known to us or that we currently believe are immaterial may also impair our business operations. If any of the following special risk considerations actually occurs, our business, financial condition or results of operations could be materially adversely affected, the market price of our Common Stock may decline, and you may lose all or part of your investment.

If the Closing does not occur, our business may be harmed.

We cannot provide assurances that the RFI Transaction will be completed. The Closing is subject to a number of conditions, including, but not limited to, our obtaining shareholder approval of the RFI Transaction, the exercise by the holders of no more than 10% of the outstanding shares of our Common Stock of their statutory appraisal or dissenters’ rights with respect to the RFI Transaction, and review of the transaction by CFIUS.  If the Asset Purchase Agreement is terminated on certain grounds, we will be obligated to pay Ultra the Termination Fee in the amount of $725,000.

As a result of our announcement of the RFI Transaction, third parties may be unwilling to enter into material agreements with respect to RFI.  New or existing customers and business partners may prefer to enter into agreements with our competitors who have not expressed an intention to sell their business because customers and business partners may perceive that such new relationships are likely to be more stable. If we fail to complete the RFI Transaction, the failure to maintain existing business relationships or enter into new ones could adversely affect our business, results of operations and financial condition. In addition, if the RFI Transaction is not completed, the market price for our Common Stock may decline.

Our announcement of the RFI Transaction may cause employees working in RFI to become concerned about the future of the power conversion business and lose focus or seek other employment.

In addition, if the RFI Transaction is not completed, our directors, executive officers and other employees will have expended extensive time and effort and experienced significant distractions from their work during the pendency of the transaction and we will have incurred significant third party transaction costs, in each case, without any commensurate benefit, which may have a material and adverse effect on our stock price and results of operations.

If the RFI Transaction is not completed, we will continue to operate the power conversion business of RFI.  We may also explore other potential transactions involving RFI.  The terms of an alternative transaction may be less favorable to us than the terms of the RFI Transaction and there can be no assurance that we will be able to reach agreement with or complete an alternative transaction with another party.

The Asset Purchase Agreement limits our ability to pursue alternatives to the RFI Transaction.

The Asset Purchase Agreement contains provisions that make it more difficult for us to sell our power conversion business to any party other than Ultra. Subject to certain exceptions (including as may relate to any superior proposals that we may receive), these provisions include restrictions on our ability to (i) solicit any acquisition proposals, (ii) furnish any non-public information regarding RFI or the Company to any person or group, (iii) participate in discussions with respect to, or that could be expected to lead to, an acquisition proposal, (iv) withdraw or propose publicly to withdraw the approval of the Asset Purchase Agreement or the recommendation of our Board that our shareholders approve the Asset Purchase Agreement, (v) approve, endorse or recommend any acquisition proposal, or (vi) negotiate or enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any acquisition proposal.  In addition, we will also be required to pay a termination fee if the Asset Purchase Agreement is terminated in specified circumstances, and Ultra has a right to be advised of competing proposals and to submit revised proposals for consideration.  See “The Asset Purchase Agreement — No Solicitation by the Company and RFI; No Change of Board Recommendation” and “The Asset Purchase Agreement — Termination.”

These provisions could discourage a third party that might have an interest in acquiring all of or a significant part of the Company or RFI from considering or proposing an alternative transaction, and could make it more difficult for us to complete an alternative business combination transaction with another party.

There is a chance that we may be deemed a shell company under the federal securities laws following the Closing.

Pursuant to Rule 405 of the Securities Act and Exchange Act Rule 12b-2, a shell company is defined as a registrant that has no or nominal operations, and either:

•	no or nominal assets;

•	assets consisting solely of cash and cash equivalents; or

•	assets consisting of any amount of cash and cash equivalents and nominal other assets.

RFI constitutes our primary operating business.  We expect that after the RFI Transaction is completed our business operations and incoming cash flows will be limited to the following: (i) Villa Immobiliare real estate lease, (ii) the Lease, (iii) payments on an unsecured promissory note received in connection with sale of Villa, (iv) certain investments in publicly-traded securities, and (v) the identification of new, profitable business operations in which we can utilize our existing working capital and maximize the use of our net operating losses.  Accordingly, it is possible that after the Closing, we may be deemed to be a shell company.  Applicable securities rules prohibit shell companies from using a Form S-8 registration statement to register securities pursuant to employee compensation plans and from utilizing Form S-3 for the registration of securities for so long as we would be a shell company and for 12 months thereafter.

Additionally, Form 8-K requires shell companies to provide more detailed disclosure upon completion of a transaction that causes it to cease being a shell company.  To the extent that we acquire a business in the future, we would be required to file a current report on Form 8-K containing the financial and other information required in a registration statement on Form 10 within four business days following completion of such a transaction.

To assist the SEC in the identification of shell companies, we would also be required to check a box on our quarterly reports on Form 10-Q and our annual reports on Form 10-K indicating that we are a shell company.

To the extent that we would be required to comply with additional disclosure because we would be a shell company, we might be delayed in executing any mergers or acquiring other assets that would cause us to cease being a shell company.  In addition, under Rule 144 of the Securities Act, a holder of restricted securities of a “shell company” is not allowed to resell their securities in reliance upon Rule 144.  Preclusion from any prospective purchase using the exemptions from registration afforded by Rule 144 might make it more difficult for us to sell equity securities in the future and the inability to utilize registration statements on Forms S-8 and S-3 would likely increase our cost to register securities in the future.  Additionally, the loss of the use of Rule 144 and Forms S-3 and S-8 might make investments in our securities less attractive to investors and might make the offering and sale of our securities to employees, directors and others under compensatory arrangements more expensive and less attractive to recipients.

If the Closing occurs and depending on our future activities and operations, we may be deemed an investment company, which could impose on us burdensome compliance requirements and restrict our activities, which may make it difficult for us to complete future business combinations or acquisitions.

The Investment Company Act of 1940, as amended (the “Investment Company Act”), requires registration, as an investment company, of companies that are engaged primarily in the business of investing, reinvesting, owning, holding or trading securities. Generally, companies may be deemed investment companies under the Investment Company Act if they are viewed as engaging in the business of investing in securities or they own investment securities having a value exceeding 40% of certain assets. After the consummation of the RFI Transaction and depending on our future activities and operations, we may become subject to the Investment Company Act. While Rule 3a-2 of the Investment Company Act provides an exemption that allows companies that may be deemed investment companies but that have a bona fide intent to engage primarily in a business other than that of investing in securities up to one year to engage in such other business activity, we may not qualify for this or any other exemption under the Investment Company Act. If we are deemed to be an investment company under the Investment Company Act, we may be subject to certain restrictions that may make it difficult for us to complete a business combination, including:

•	restrictions on the nature of and custodial requirements for holding our investments; and

•	restrictions on our issuance of securities which may make it difficult for us to complete a business combination.

In addition, we may have imposed upon us burdensome requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

If we become subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional costs and expenses. There can be no assurance that we will not be deemed to be an investment company, as defined under Sections 3(a)(1)(A) and (C) of the Investment Company Act or that we will qualify for the exemption under Rule 3a-2 of the Investment Company Act.

If the Closing occurs, we expect to no longer have substantial business operations and to have limited positive cash flows.

We expect that after the RFI Transaction is completed we will no longer have substantial business operations and our incoming cash flows will be limited to the following: (i) Villa Immobiliare real estate lease, (ii) the Lease and (iii) payments on promissory note in connection with sale of Villa, and (iv) any dividends that may be paid with respect to our investments in publicly-traded securities.

If the Closing occurs, failure to successfully identify and enter into a new line of business or identify possible acquisition candidates could cause our stock price to decline.

If the Closing occurs, we expect to pursue actively a new line of business operations and to explore all strategic alternatives to maximize shareholder value going forward, including deploying the proceeds of the RFI Transaction and our other assets in seeking business acquisition opportunities and other actions to redeploy our capital, while we manage our remaining operations. In relation to pursuing such strategic alternatives and new business acquisition opportunities, our stock price may decline due to any or all of the following potential occurrences:

•	we may not be able to identify a profitable new line of business or deploy successfully our resources to operate profitably in such line of business;

•	we may not be able to find suitable acquisition candidates or may not be able to acquire suitable candidates with our limited financial resources;

•	we may not be able to utilize our existing net operating losses (“NOLs”) to offset future earnings;

•	we may have difficulty retaining our key remaining employees; and

•	we may have difficulty retaining our Board of Directors or attracting suitable qualified candidates should a current director resign.

There can be no assurance that we will be able to identify suitable acquisition candidates or business and investment opportunities once the Closing occurs.

If the Closing occurs, we intend to explore strategic alternatives and identify new business acquisition opportunities in which we may utilize our NOLs. There is no guarantee that we will be able to identify such new business acquisition opportunities or strategic alternatives in which we may redeploy our assets and the proceeds of the RFI Transaction. If we are unable to identify new business opportunities or acquire suitable acquisition candidate(s), we may continue to incur operating losses and negative cash flows, and our results of operations and stock price may suffer.

Following the Closing, our shareholders may be subject to the broad discretion of management.

Should the Closing occur, we will have limited operating assets, and our business strategy will involve identifying new business and investment opportunities. Our shareholders may not have an opportunity to evaluate the specific merits or risks of any such proposed transactions or investments. As a result, our shareholders may be dependent on the broad discretion and judgment of management in connection with the application of our capital and the selection of acquisition or investment targets. There can be no assurance that determinations ultimately made by us will permit us to achieve profitable operations.

We will incur significant costs in connection with our evaluation of new business opportunities and suitable acquisition candidates.

Our management intends to identify, analyze and evaluate potential new business opportunities, including possible acquisition and merger candidates. We will incur significant costs, such as due diligence and legal and other professional fees and expenses, as part of these efforts. Notwithstanding these efforts and expenditures, we cannot give any assurance that we will identify an appropriate new business opportunity, or any acquisition opportunity, in the near term, or at all.

We will likely have no operating history in our new line of business, which is yet to be determined, and therefore we will be subject to the risks inherent in establishing a new business.

We have not identified what our new line or lines of business will be and, therefore, we cannot fully describe the specific risks presented by such business. It is likely that we will have had no operating history in the new line of business, and it is possible that any company we may acquire will have a limited operating history in its business. Accordingly, there can be no assurance that our future operations will generate operating or net income, and as such our success will be subject to the risks, expenses, problems and delays inherent in establishing a new line of business for us. The ultimate success of such new business cannot be assured.

We may be unable to realize the benefits of our NOLs.

NOLs may be carried forward to offset federal and state taxable income in future years and eliminate income taxes otherwise payable on such taxable income, subject to certain limits and adjustments. Based on current income tax rates, our NOLs and other carry-forwards could provide a benefit to us, if fully utilized, of significant future tax savings. However, our ability to use these tax benefits in future years will depend upon our ability to comply with the rules relating to the use of NOLs and the amount of our otherwise taxable income. If we do not have sufficient taxable income in future years to use the tax benefits before they expire, we will lose the benefit of these NOLs permanently. Consequently, our ability to use the tax benefits associated with our NOLs will depend significantly on our success in identifying suitable new business opportunities and acquisition candidates that maximize our NOLs, and once identified, successfully becoming established in this new business line or consummating such an acquisition.

Additionally, if we underwent an ownership change, the NOLs would be subject to an annual limit on the amount of the taxable income that may be offset by our NOLs generated prior to the ownership change. If an ownership change were to occur, we may be unable to use a significant portion of our NOLs to offset taxable income.

The amount of NOLs that we have claimed has not been audited or otherwise validated by the U.S. Internal Revenue Service (the “IRS”). The IRS could challenge our calculation of the amount of our NOLs, and our determinations as to when a prior change in ownership occurred, and other provisions of the Internal Revenue Code of 1986, as amended (the “Code”), may limit our ability to carry forward our NOLs to offset taxable income in future years. If the IRS was successful with respect to any such challenge, the potential tax benefit of the NOLs to us could be substantially reduced.

We may issue a substantial amount of our Common Stock in the future which could cause dilution to our shareholders and otherwise adversely affect our stock price.

A key element of our business strategy will be to make acquisitions. While we may make acquisition(s) in whole or in part with cash, as part of such strategy, we may issue additional shares of Common Stock as consideration for such acquisitions. These issuances could be significant. To the extent that we make acquisitions and issue our shares of Common Stock as consideration, our existing shareholders’ equity interest may be diluted. Any such issuance will also increase the number of outstanding shares of Common Stock that will be eligible for sale in the future. Persons receiving shares of our Common Stock in connection with these acquisitions may be more likely to sell off their Common Stock, which may influence the price of our Common Stock. In addition, the potential issuance of additional shares in connection with anticipated acquisitions could lessen demand for our Common Stock and result in a lower price than might otherwise be obtained. We may issue common stock in the future for other purposes as well, including in connection with financings, for compensation purposes, in connection with strategic transactions or for other purposes.

THE ASSET PURCHASE AGREEMENT

The following is a summary of the material terms of the Asset Purchase Agreement. This summary does not purport to describe all the terms of the Asset Purchase Agreement and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, which is attached as Annex A. We urge you to read the Asset Purchase Agreement carefully and in its entirety because it, and not the summary set forth in this proxy statement, is the legal document that governs the RFI Transaction.

The representations, warranties and covenants contained in the Asset Purchase Agreement were made only for purposes of the Asset Purchase Agreement as of specific dates and may be subject to more recent developments. Such representations, warranties and covenants were made solely for the benefit of the parties to the Asset Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating risk between the parties instead of establishing these matters as facts, and may apply standards of materiality in a way that is different from what may be viewed as material by you or by other investors. For the foregoing reasons, you should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties or any of their respective subsidiaries or affiliates.

General

Under the terms of the Asset Purchase Agreement, we, along with RFI, agreed to sell our power conversion business to Ultra, subject to shareholder approval and certain other conditions.

Our power conversion business consists of the manufacture of proprietary high-voltage power conversion systems including electronic filters, high voltage capacitors, pulse modulators, transformers and reactors, and a variety of other products designed for industrial, medical, military and other commercial applications.

Assets to be Sold and Liabilities to be Assumed by Ultra

The Asset Purchase Agreement provides that Ultra shall acquire the following assets from RFI (the “Acquired Assets”), including, among others:

•
all tangible property of RFI relating to the power conversion business, including express or implied warranty of any item or component part thereof and all maintenance records and other documents relating thereto;

•	all inventory of RFI relating to the power conversion business;

•	all accounts receivable of RFI relating to the power conversion business;

•	all contracts (other than excluded contracts) relating to the power conversion business to which RFI is a party;

•	to the extent transferable, all governmental authorizations of RFI relating to the power conversion business;

•	all intangible rights and property of RFI relating to the power conversion business, including the RFI name;

•
all of RFI’s claims, demands, deposits, refunds, rebates, causes of action, choses in action, rights of recovery, rights of set-off and rights of recoupment relating to the power conversion business, with certain exclusions;

•	all prepaid charges, expenses, sums and fees of RFI related to the power conversion business which are included in Final Net Working Capital (as defined on page 43 of this Proxy Statement);

•	all sales invoices, accounts and payable records, customer lists and sales records, and personnel records of RFI relating to the power conversion business, with certain exclusions;

•	all rights in connection with the United Healthcare/Oxford HRA Medical Plan; and

•	all claims, if any, of RFI against third parties relating to the Acquired Assets, whether choate or inchoate, known or unknown, contingent or non-contingent.

Ultra will also assume certain liabilities of RFI including, among others:

•
all liabilities of RFI reflected on the balance sheet of RFI as of the opening of business on the Closing Date (the “Final Closing Balance Sheet”) or which are expressly assumed by Ultra under the terms of the Asset Purchase Agreement;

•
all liabilities of RFI under the contracts (other than excluded contracts) that relate to the power conversion business, governmental authorizations and business intellectual property other than (i) any liability relating to a breach or violation by RFI prior to the Closing Date (as defined below), and (ii) any such liabilities which relate to periods prior to the Closing Date to the extent not reflected on the Final Closing Balance Sheet;

•	all liabilities of RFI under the United Healthcare/Oxford HRA Medical Plan;

•	all liabilities with respect to the Continuing Employees which are included in Final Net Working Capital;

•	all liabilities relating to product liability claims for products of the power conversion business sold by Ultra after the Closing; and

•	all liabilities of RFI to its customers for the repair, replacement or return of products manufactured or sold in the ordinary course of business prior to or after the Closing.

Assets and Liabilities to be Retained by RFI and/or the Company

Certain assets of RFI will be retained by RFI following the Closing, including, among others:

•	all cash and cash equivalents;

•	the RFI facility located in Bay Shore, New York;

•	with certain exclusions, all insurance policies and all rights arising out of such policies;

•	certain excluded contracts and any tax sharing agreements or similar agreements involving RFI;

•
all claims, demands, deposits, refunds, rebates, causes of action, choses in action, rights of recovery, rights of set-off and rights of recoupment to the extent relating to any of the assets not being acquired by Ultra or the liabilities not being assumed by Ultra under the Asset Purchase Agreement;

•
any refunds, claims for refunds, credits, abatements, carryforwards or other benefits (or rights thereto) relating to taxes imposed on or with respect to the power conversion business or the Acquired Assets that relate to any period, or the portion of any period, ending prior to the Closing;

•
the corporate charter, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books, shares of capital stock, blank stock certificates, and other documents relating to the organization, maintenance and existence of RFI as a corporation; and

•	all personnel records that RFI is required by law to retain in its possession, including original books and records of RFI.

RFI and/or the Company will be retaining certain liabilities, including, among others:

•
all liabilities of RFI arising out of the operation of the power conversion business prior to the Closing Date which are neither (i) fully reflected on the Final Closing Balance Sheet nor (ii) expressly assumed by Ultra under the Asset Purchase Agreement;

•
any and all liabilities in respect of the RFI facility (other than liabilities of Ultra under the Lease), except to the extent RFI can demonstrate that any such liabilities result from actions taken by Ultra in the operation of the power conversion business on the RFI facility (and not from the fact that Ultra will be an operator of the real property pursuant to any applicable environmental, health and safety requirements) following the Closing Date;

•	any liability of RFI with respect to indebtedness for borrowed money;

•	any liability of RFI or the Company under the Asset Purchase Agreement or under any other agreement entered into by RFI in connection with the Closing;

•	any liability of RFI which relates to the assets being retained by RFI or any excluded contract;

•	any liability of RFI or the Company to any shareholder or affiliate of RFI or the Company;

•	any and all liabilities for taxes with respect to the Acquired Assets and the power conversion business attributable to pre-closing tax periods;

•	any and all liabilities for taxes of the Company, RFI or any of their respective affiliates for any taxable period;

•	taxes of RFI for which Ultra is held liable as a transferee, successor, by operation of law or otherwise; and

•
any joint and several liabilities of the Company or RFI, if any, imposed on either of them by virtue of being a member of a controlled group of corporations within the meaning of Section 414(b) of the Code or part of a trade or business under common control within the meaning of Section 414(c) of the Code.

Closing

The Closing will take place at the offices of Kaye Scholer LLP, located at 425 Park Avenue, New York, New York 10022 (or in such other manner as the Parties may mutually determine), commencing at 10 a.m. local time on the second business day following the satisfaction or waiver of the closing conditions or such other date as the parties may mutually determine (the “Closing Date”).

Purchase Price

Purchase Price

The consideration for the sale of all of the equity securities of RFI will consist of the purchase price of $12,500,000, payable in cash, of which $1,250,000 will be held in escrow to serve as security for payments in satisfaction of our indemnification obligations under the Asset Purchase Agreement and $237,000 will be held in escrow to cover any net working capital adjustment to the Purchase Price.

Adjustments to Purchase Price

As soon as practicable, but in no event later than 90 days after the Closing Date, Ultra shall deliver to RFI the Final Closing Balance Sheet, together with a statement showing the calculation of the Net Working Capital (as defined below) of RFI as of the Closing Date (the amount of Net Working Capital as calculated based upon the Final Closing Balance Sheet, the “Final Net Working Capital”).  If (A) RFI agrees in writing to the Final Closing Balance Sheet and the amount of Final Net Working Capital, or (B) within 30 days following delivery of the Final Closing Balance Sheet, RFI does not give Ultra written notice of its objection to the Final Closing Balance Sheet or the amount of Final Net Working Capital, then in either such case, the assets and liabilities reflected on the Final Closing Balance Sheet and the amount of Final Net Working Capital shall be used for purposes of calculating the amount of any adjustments.

If RFI delivers to Ultra a timely written notice of objection to the Final Closing Balance Sheet and/or the amount of Final Net Working Capital, then RFI and Ultra shall use their respective commercially reasonable efforts to resolve any such objection.  If a final resolution is not obtained within 30 days after Ultra has received the written notice of objection to the Final Closing Balance Sheet and/or Final Net Working Capital, then the matter will be submitted to an auditor and each of the parties shall bear their own respective fees and expenses in connection with any such audit, and Ultra and RFI shall bear that percentage of the fees and expenses of the auditor equal to the proportion of the dollar value of the disputed issues determined in favor of the other party.  The determination of the auditor shall be final, conclusive and binding on the parties.

Following a final determination of the Net Working Capital Adjustment Amount (as defined below), if the Net Working Capital Adjustment Amount (as defined below) is zero, or if Final Net Working Capital is greater than $2,333,000, then the purchase price adjustment escrow amount (the “Purchase Price Adjustment Escrow Amount”) of $237,000 shall be disbursed by the Escrow Agent to RFI in accordance with the terms of the Escrow Agreement.

If, following a final determination of the Net Working Capital Adjustment Amount, the Net Working Capital Adjustment Amount is greater than zero, the Purchase Price shall be decreased by the Net Working Capital Adjustment Amount, and RFI shall be obligated to pay Ultra an aggregate amount equal to the Net Working Capital Adjustment Amount, such amount to be paid from the Purchase Price Adjustment Escrow Amount in the Escrow Account in accordance with the terms and conditions of the Escrow Agreement, and, if such amount is insufficient to satisfy such payment obligation, RFI shall be obligated to reimburse Ultra for the amount of any such deficiency.  In the event that there is any Purchase Price Adjustment Escrow Amount remaining in the Escrow Account following the satisfaction of any such payment obligations, such amount shall be disbursed by the Escrow Agent to RFI in accordance with the terms of the Escrow Agreement.  Any payment to be made by RFI pursuant to the purchase price adjustment provisions of the Asset Purchase Agreement which is in excess of the Purchase Price Adjustment Escrow Amount shall be made not later than 10 days following the final determination of the Final Net Working Capital.

For purposes of the Asset Purchase Agreement, “Net Working Capital” means the amount determined by (i) the sum of the line items “Accounts Receivable,” “Inventory” and “Prepayments”, minus (ii) the sum of the line items “Accounts Payable” and “Accrued Expenses,” all as shown on the balance sheet of RFI as of July 31, 2011 or the Final Closing Balance Sheet, as applicable.  At such time as the Final Closing Balance Sheet and the amount of Final Net Working Capital is finalized, the “Net Working Capital Adjustment Amount” shall be equal to the amount, if any, by which Final Net Working Capital is less than $2,333,000.

Financing

Ultra has represented to RFI in the Asset Purchase Agreement that it has, or will have available at the Closing, sufficient funds to consummate the RFI Transaction.

Escrow

At the Closing, the Company, Ultra and the Escrow Agent will enter into the Escrow Agreement pursuant to which (i) $1,250,000 will be placed into escrow to serve as security for payments in satisfaction of our indemnification obligations under the Asset Purchase Agreement, and (ii) $237,000 will be placed into escrow to serve as security for payments of RFI in satisfaction of any net working capital adjustments to the Purchase Price.  The Escrow Agent shall disburse any escrow amount remaining in the Escrow Account on the 18 month anniversary of the Closing Date (excluding any amount that may relate to an outstanding claim).

Representations and Warranties

The Company and RFI made representations and warranties to Ultra relating to the following matters:

•	RFI organization, good standing, authority to conduct business, no violation of certificate of incorporation or bylaws;

•	Company organization, good standing and authority to conduct business, no violation of articles of incorporation or bylaws;

•	RFI authority to execute and deliver the Asset Purchase Agreement and the Escrow Agreement, enforceability of the Asset Purchase Agreement and the Escrow Agreement;

•
Company ownership of RFI capital stock, approval of Asset Purchase Agreement, authority to execute and deliver the Asset Purchase Agreement, enforceability of the Asset Purchase Agreement and the Escrow Agreement;

•	noncontravention, consents;

•	title to tangible assets;

•	no subsidiaries of RFI;

•	RFI financial statements;

•	events subsequent to most recent fiscal quarter end;

•	legal compliance and permits;

•	tax matters;

•	real property;

•	intellectual property;

•	contracts;

•	government contracts and bids;

•	litigation, proceedings, orders;

•	employees;

•	employee benefits;

•	environmental, health and safety matters;

•	brokers’ fees;

•	no undisclosed liabilities;

•	sufficiency of assets for the continued conduct of the power conversion business;

•	accounts receivable;

•	inventory;

•	insurance;

•	bribes, unrecorded funds or assets, unlawful funds;

•	relationships with related persons;

•	top customers and suppliers;

•	product warranties;

•	export control laws, foreign agents, Foreign Corrupt Practices Act;

•	clearances;

•	export privileges denial, debarment and suspension; and

•	no present intent of the Company to liquidate or distribute cash.

Additionally, Ultra made representations and warranties to RFI relating to the following matters:

•	organization, good standing and authority to conduct business;

•	financing to consummate the RFI Transaction;

•	authority to execute and deliver the Asset Purchase Agreement and the Escrow Agreement, enforceability of the Asset Purchase Agreement and the Escrow Agreement;

•	noncontravention;

•	consents;

•	brokers’ fees;

•	proceedings, orders, conflicts;

•	due diligence investigation; and

•	representations of the Company and RFI.

The representations and warranties in the Asset Purchase Agreement will survive the Closing.  The Company and RFI will have no liability with respect to any representation or warranty, other than certain of the representations and warranties concerning (i) RFI organization, good standing, authority to conduct business, no violation of certificate of incorporation or bylaws, (ii) Company organization, good standing and authority to conduct business, no violation of articles of incorporation or bylaws, (iii) RFI authority to execute and deliver the Asset Purchase Agreement and the Escrow Agreement, enforceability of the Asset Purchase Agreement and the Escrow Agreement, and Company ownership of RFI capital stock, approval of Asset Purchase Agreement; authority to execute and deliver the Asset Purchase Agreement, enforceability of the Asset Purchase Agreement and the Escrow Agreement, and (iv) brokers’ fees, unless on or before the Escrow Release Date, Ultra delivers a notification of claim for indemnification to RFI.  A claim with respect to representations and warranties relating to due organization and good standing of the Company and RFI may be made at any time.  The Company and RFI will have no liability with respect to any of the representations or warranties contained in clauses (i) through (iv) of this paragraph (other than with respect to representations and warranties relating to due organization and good standing of the Company and RFI) unless on or before the expiration of the statute of limitations applicable to the underlying claim plus any extensions thereof, Ultra delivers a notification of claim for indemnification to RFI.

Ultra will have no liability with respect to any representation or warranty, other than certain of Ultra’s representations and warranties concerning (i) organization, good standing and authority to conduct business, (ii) authority to execute and deliver the Asset Purchase Agreement and the Escrow Agreement and enforceability of the Asset Purchase Agreement and the Escrow Agreement, and (iii) brokers’ fees, unless on or before the Escrow Release Date, the Company or RFI delivers a notification of claim for indemnification to Ultra.  A claim with respect to representations and warranties relating to due organization and good standing of Ultra may be made at any time.  Ultra will have no liability with respect to any of the representations or warranties contained in clauses (i) through (iii) of this paragraph (other than with respect to representations and warranties relating to due organization and good standing of Ultra) unless on or before the expiration of the statute of limitations applicable to the underlying claim plus any extensions thereof, RFI delivers a notification of claim for indemnification to Ultra.

Non-Competition

In connection with the RFI Transaction, the Company and RFI have agreed that they may not, for a period of 5 years following the Closing Date and in the Restricted Territory, invest in, own, operate, finance, control or engage, as a shareholder, owner, partner, joint venturer, or in a managerial capacity, whether as an independent contractor, consultant or advisor, or as a sales representative, in any Competing Business.  The Company and RFI may, however, acquire as an investment up to 3% of the capital stock of a business in competition with RFI whose stock is traded on a national securities exchange or over-the-counter.

Confidentiality; Non-Solicitation

The Company and RFI will keep confidential information relating to the Acquired Assets, RFI, and Ultra, subject to certain exceptions, such as may be required by applicable law.

The Company and RFI may not, without prior written consent of Ultra, for three years after the Closing Date, (i) solicit any RFI employee as of the Closing Date other than the President of RFI and the Vice President, Finance of RFI, (ii) solicit any RFI customer for the purpose of engaging in a Competing Business with such person in the Restricted Territory, (iii) induce any business relation of Ultra to cease doing business with Ultra, to deal with any Ultra competitor in a Competing Business in the Restricted Territory or interfere with its relationship with Ultra, or (iv) induce any business relation of RFI (as conducted by RFI on the Closing Date or within the year preceding the Closing Date) to cease doing business with RFI, to deal with any competitor of RFI in a Competing Business in the Restricted Territory or interfere with its relationship with Ultra.

Tax Matters

The Company and RFI have agreed with Ultra to certain provisions regarding tax matters including provisions regarding allocation of the Purchase Price, cooperation on certain tax matters including the filing of tax returns for all periods that begin before the Closing, and that all transfer, documentary, sales, use, stamp, registration and other such taxes and fees incurred in connection with the Asset Purchase Agreement will be borne 50% by RFI and 50% by Ultra.

Conduct of the Power Conversion Business Prior the Closing Date

Prior to the Closing Date or earlier termination of the Asset Purchase Agreement, unless Ultra shall otherwise agree in writing, RFI shall:

•	conduct its business in the ordinary and usual course of business and consistent with past practice;

•	not (i) amend or propose to amend its certificate of incorporation or by-laws, or (ii) declare, set aside or pay any dividend or distribution payable in stock or property (other than cash);

•
not issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any additional shares of, or any options, warrants or rights of any kind to acquire any shares of its capital stock, or any debt or equity securities convertible into, exchangeable for or exercisable for such capital stock, or agree to do to any of the foregoing;

•	not establish any subsidiary or enter into any new line of business;

•
not acquire, including by merger, consolidation, acquisition of stock or assets, or any other form of business combination, any corporation, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets;

•	not adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

•	not enter into any agreement, understanding or arrangement with respect to the voting of the capital securities of RFI, other than that certain Stockholder Agreement;

•	not revalue any of its material assets or make any change in accounting methods, principles or practices, except in compliance with GAAP;

•
not (i) incur or become contingently liable with respect to any indebtedness for borrowed money other than borrowings and refinancings in the ordinary course of business, (ii) redeem, purchase, acquire or offer to purchase or acquire any shares of its capital stock or any options, warrants or rights to acquire any of its capital stock or any security convertible into or exchangeable for its capital stock, (iii) make any capital expenditures other than expenditures for fixed or capital assets in the ordinary course of business and which do not involve expenditures individually or in the aggregate in excess of $50,000, (iv) sell, pledge, dispose of or encumber any assets or businesses other than sales in the ordinary course of business, (v) loan, advance funds or make any investment in or capital contribution to any other person, or guarantee or endorse any indebtedness, liability or obligation of any person, (vi) impose any lien upon any of its assets, or (vii) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

•
not voluntarily incur any liability or obligation (whether absolute, accrued, contingent or otherwise) in excess of $50,000 in a single transaction other than pursuant to the terms of certain identified material contracts or contracts entered into in the ordinary course of business;

•
not make any change in employment terms for any of its directors, officers or other employees, or enter into or amend or terminate any employment agreement with, or become liable for any bonus, profit-sharing or incentive payment to, any of its directors, officers or other employees, except (i) pursuant to presently existing plans, arrangements or agreements or (ii) as may be required by applicable law;

•
use commercially reasonable efforts to preserve intact its business organizations and goodwill, keep available the services of its present officers and key employees, preserve the goodwill and business relationships with customers, suppliers and others having business relationships with RFI and not engage in any action, directly or indirectly, with the intent to adversely impact the business of RFI or the RFI Transaction;

•	not close or materially reduce any activities, or effect any material layoff or other material personnel reduction or change, at any facility;

•	preserve all governmental authorizations and renew any governmental authorization which would otherwise expire;

•
not take any action in violation of the Asset Purchase Agreement that would reasonably be expected to delay or impair the obtaining of any consents or approvals of any governmental authority to be obtained in connection with the Asset Purchase Agreement;

•
not transfer or license to any person or otherwise extend, materially amend or modify, permit to lapse or fail to preserve any intellectual property owned or used by RFI, or disclose to any person who has not entered into a confidentiality agreement any trade secrets;

•
not enter into any new contract or make any bid in respect of any government contract which, in either such case would (A) involve amounts potentially exceeding $100,000 per year, (B) involve an arrangement with a term longer than one year that cannot be terminated without payment of a material penalty and upon notice of 60 days or less, (C) involve services required to be performed under small business programs as defined in Part 19 of the Federal Acquisition Regulation (“FAR”) or any other government contracting preference programs, such as are available to minority, veterans or women owned businesses, or (D) involve forward pricing rate agreements;

•
not amend, modify or terminate, or waive or assign any material right under, certain material contracts involving amounts potentially exceeding $100,000 per year, or with a term longer than one year that cannot be terminated without payment of a material penalty and upon notice of 60 days or less;

•
not waive, release, assign, settle or compromise any claim, action or proceeding, other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages which involve an amount that is less than $25,000 individually or $50,000 in the aggregate, or otherwise pay, discharge or satisfy any claims, liabilities or obligations; and

•	maintain its existing insurance policies on its tangible assets and its business in such amounts and against such risks and losses as are consistent with past practice.

No Solicitation by the Company and RFI; No Change of Board Recommendation

We shall inform Ultra of, and the Company and RFI shall terminate, and cause the Company’s and RFI’s representatives to terminate, any existing discussions with respect to any Acquisition Proposal (as defined below) and the Company and RFI have agreed to request and instruct the prompt return or destruction of all previously furnished confidential information.

Neither the Company, RFI nor their representatives may, subject to certain exceptions described below, (i) solicit any Acquisition Proposal, (ii) furnish any non-public information regarding RFI or the Company to any person or group (other than to Ultra or its representatives) in connection with or in response to an Acquisition Proposal, (iii) participate in discussions with respect to, or that could be expected to lead to, an Acquisition Proposal, (iv) withdraw or propose publicly to withdraw the approval of the Asset Purchase Agreement or the DGT Board Recommendation, (v) approve, endorse or recommend any Acquisition Proposal, or (vi) negotiate or enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Acquisition Proposal.

We may, however, prior to such time as our shareholders approve the RFI Transaction, furnish nonpublic information regarding RFI or the Company to, or enter into discussions with, any person in response to an unsolicited bona fide Acquisition Proposal that constitutes, or could reasonably be expected to result in the submission by such person to us, of a Superior Proposal (as defined below) if: (1) our Board determines in good faith and after consultation with outside legal counsel that not taking such action would be inconsistent with the Board’s fiduciary duties, (2) we and RFI receive from such person an executed confidentiality agreement containing provisions that are at least as favorable to the Company and RFI as the provisions contained in the confidentiality agreement by and among the Company, AMA International and Ultra Electronics Holdings, and (3) we provide Ultra with the required notice and information, as described below.

We must notify Ultra as promptly as practicable (and in any event within 48 hours) of the receipt by the Company or RFI or any of their representatives of (i) any bona fide inquiries, proposals or offers, requests for information or requests for discussions or negotiations regarding or constituting any Acquisition Proposal or that could reasonably be expected to result in an Acquisition Proposal, and (ii) any request for non-public information relating to the Company or RFI specifying in each case the material terms and conditions thereof and the identity of the party making such inquiry, proposal, offer or request for information.  We must keep Ultra promptly informed of the status of any such inquiries, proposals, offers or requests for information.

Notwithstanding anything to the contrary in the Asset Purchase Agreement, at any time prior to the time that our shareholders approve the RFI Transaction, if we or RFI receives a bona fide Acquisition Proposal which our Board concludes constitutes a Superior Proposal that was made after June 6, 2012 (the date of the Asset Purchase Agreement), our Board may, if it determines that not taking such action would be inconsistent with its fiduciary duties, withdraw, qualify or modify (or publicly propose to do so), in a manner adverse to Ultra, the approval or recommendation by the Board of the adoption and approval of the Asset Purchase Agreement and the Closing of the RFI Transaction; provided, however, that we are not entitled to exercise such right to make a DGT Change of Board Recommendation unless:  (A) we have provided Ultra five business days’ prior written notice (such notice, a “DGT Notice of Superior Proposal”), which notice shall not be deemed to be a DGT Change of Board Recommendation, advising Ultra that the Board intends to take such action and specifying the reasons therefor, including the material terms and conditions of the Superior Proposal and the identity of the person making the proposal (any amendment to any material term of any such Superior Proposal requires a new DGT Notice of Superior Proposal and a new five business day period), and must provide Ultra with any documentation and/or proposed agreements in respect of such proposal, (B) during the applicable notice period, if requested by Ultra, we have engaged in good faith negotiations with Ultra to amend this Asset Purchase Agreement in such a manner that any Acquisition Proposal which was determined to constitute a Superior Proposal no longer is a Superior Proposal and (C) at the end of the applicable notice period, such Acquisition Proposal has not been withdrawn and continues to constitute a Superior Proposal (taking into account any changes to the terms of the Asset Purchase Agreement proposed by Ultra following a DGT Notice of Superior Proposal, as a result of the negotiations required as described in clause (B) of this paragraph or otherwise).

Under the Asset Purchase Agreement, “Acquisition Proposal” means any inquiry, proposal, offer, plan, arrangement or any other indication of interest in making an offer or proposal, from any person or group at any time relating to (i) a merger, reorganization, recapitalization, reclassification, consolidation, share exchange, business combination or similar transaction, involving the Company or RFI, on the one hand, and any third person, on the other hand, (ii) any acquisition, purchase, sale, lease, license, exchange, transfer or other acquisition or disposition involving 20% or more of the Company’s or RFI’s assets or business, or (iii) any tender offer (including a self-tender offer) or exchange offer that would result in a third party beneficially owning 20% or more of any class of equity or voting securities of the Company or RFI.  A “Superior Proposal” is any bona fide written Acquisition Proposal (except that, among other things, for purposes of the definition of Superior Proposal references to 20% in the definition of Acquisition Proposal are changed to 75%) on terms which our Board has determined are more favorable to our shareholders if consummated in accordance with its terms from a financial point of view than the transactions contemplated by the Asset Purchase Agreement, after consultation with our legal counsel and after taking into account all legal, financial (including the financing terms of such proposal), regulatory, conditions to consummation, timing and other aspects of such proposal and the Asset Purchase Agreement (taking into account any modifications to the Asset Purchase Agreement that Ultra proposes to make), and taking into account the identity of the person making such Acquisition Proposal and the likelihood of consummation of such Acquisition Proposal.

Cooperation; CFIUS

The Company, RFI and Ultra have agreed to use their respective commercially reasonable efforts to take, or cause to be taken, all action necessary, proper or advisable to make effective the transactions contemplated by the Asset Purchase Agreement.  Ultra, the Company and RFI shall make all filings with the governmental authorities as required under applicable legal requirements and use commercially reasonable efforts to obtain all permits, approvals, authorizations and consents of third parties required for the Closing, including the material consents.

RFI shall use commercially reasonable efforts to provide in all written contracts entered into with third parties following June 6, 2012 (other than Novation Contracts) which (i) involve amounts potentially exceeding $50,000 and (ii) are reasonably expected to continue to be in force and effect following the Closing Date, a provision to the effect that such contract will automatically be assigned to Ultra upon Closing.  In addition, RFI shall provide Ultra with prompt notice and copies of all contracts (including Novation Contracts) entered into after June 6, 2012.

The Company, RFI and Ultra have agreed to provide CFIUS with any additional information requested by it or its member agencies during the review conducted pursuant to Exon-Florio within five business days of receiving such request, or within such longer period as permitted by CFIUS, and to take all commercially reasonable steps to successfully complete the Exon-Florio review process as promptly as practicable.

Novation and Assignment of Contracts

Ultra and RFI have reached certain agreements with respect to the treatment of the Novation Contracts following Closing.  With respect to each Novation Contract, until such contract is novated by the government, (i) RFI shall retain its legal obligations as a prime contractor in accordance with the respective Novation Contracts, (ii) RFI shall provide assistance as reasonably necessary for Ultra to perform under the Novation Contracts, upon the written request, and at the sole cost and expense, of Ultra, and (iii) RFI will promptly notify Ultra of any material information relating to prospective new orders or requests for work, and will promptly forward to Ultra orders or requests for work issued by the government and received by RFI after the Closing Date.

Ultra shall be deemed to be a subcontractor to RFI under each Novation Contract, and shall diligently perform all requirements, and furnish to the government all services and materials necessary to complete performance of the obligations, of each Novation Contract in consultation with RFI and in accordance with the terms and conditions of each Novation Contract.  Ultra shall keep RFI reasonably informed as to the status of Ultra’s performance.  Unless each of RFI and Ultra agree in writing or an applicable legal requirement requires otherwise, Ultra shall be considered RFI’s agent for purposes of (i) collecting all amounts that may be due from the other party or parties to each Novation Contract with respect to such Novation Contract, (ii) making all payments to RFI for its performance, assistance and oversight, and (iii) negotiating or otherwise handling all disputes and issues that may arise in connection with each Novation Contract.

Each of RFI and Ultra shall fully cooperate with each other to ensure that all requirements of the Novation Contracts are satisfied and that the transition of performance occurs without disruption or inconvenience to the government.  To facilitate the novation process, Ultra shall in consultation with RFI and its counsel promptly, but in no event later than ten days following the Closing Date, prepare (with RFI’s assistance) and forward to RFI for review by counsel for RFI all documentation that is required by the government under FAR Subpart 42.12.  RFI’s counsel shall be allowed four business days to review such documentation and provide to Ultra written comments to such documentation.  Following receipt of documentation from Ultra that incorporates all reasonable and appropriate written comments of RFI’s counsel, if any, RFI shall promptly, but in no event later than two business days following receipt of such documentation from Ultra, deliver such documentation to the government.

Ultra shall, in the first instance, be responsible for communications with the government regarding the Novation Contracts.  Ultra shall reasonably promptly inform RFI of the substance of any such communications that are material, but in no event more than three 3 business days following receipt thereof by Ultra.  RFI will include Ultra (or, if this is not practicable, reasonably promptly update Ultra) with respect to any material communications with the government regarding the Novation Contracts.  RFI shall reasonably promptly forward any written communications from the government referring to or relating to the Novation Contracts to Ultra, but in no event more than three business days following receipt thereof by RFI.  In the event the government contacts RFI directly, RFI shall reasonably promptly inform Ultra of the substance of any such communications that are material or that otherwise require that action be taken in respect of the Novation Contracts.

If at any time prior to the expiration, termination, assignment, or novation of a Novation Contract, Ultra requests RFI (i) to seek an extension or modification of a Novation Contract and/or (ii) to submit a proposal or compete for a new task order or delivery order under a Novation Contract, in each case, within the scope of the subject contract, RFI shall make commercially reasonable efforts (a) to request and obtain such an extension or modification and/or (b) to obtain award of additional work, such as a task order or delivery order.  Neither RFI nor the Company shall have any obligation to take such actions described in this paragraph with respect to any requests of Ultra submitted to RFI more than 18 months after the Closing Date.

RFI has agreed to appoint Ultra, its employees and designees as its exclusive agent for the purpose of submitting proper invoices in RFI’s name to the government seeking payments under the Novation Contracts.  RFI has also agreed to certain other provisions regarding payments relating to the Novation Contracts and the delegation of authority to officers of Ultra and their respective immediate subordinates relating to the Novation Contracts.

Once a contract novation for a Novation Contract is obtained, (i) such Novation Contract will be deemed to have been automatically transferred and assigned to Ultra on the terms set forth in the Asset Purchase Agreement, (ii) the obligations arising out of the use, performance, ownership or operation of such Novation Contract after the Closing will be deemed to be assumed liabilities of Ultra under the Asset Purchase Agreement, and (iii) such Novation Contract will be deemed to be a business contract under the Asset Purchase Agreement.

Except as otherwise provided in the Asset Purchase Agreement, the term of the responsibilities of Ultra and RFI under the novation provisions of the Asset Purchase Agreement, shall be from the Closing Date until such time as all of the Novation Contracts, including any extensions or options thereto exercised by the government, are novated, completed or terminated.  With respect to each Novation Contract, the responsibilities of Ultra and RFI under the Asset Purchase Agreement shall begin upon the Closing Date for each Novation Contract then in effect and shall cease upon the earlier of (i) contract novation of such Novation Contract, (ii) completion or termination of such Novation Contract, or (iii) receipt of a written determination by the government to the effect that the Novation Contract may not be novated to Ultra.

If the government notifies either RFI or Ultra that any Novation Contract cannot be novated to Ultra, then Ultra shall continue to perform the obligations under such Novation Contract as a subcontractor to RFI, as allowed by law, and in accordance with the novation provisions of the Asset Purchase Agreement until such Novation Contract has been fully performed or the obligations to perform thereunder shall otherwise have been satisfied by Ultra. Notwithstanding the foregoing, neither RFI nor the Company shall have any obligation under the novation provisions of the Asset Purchase Agreement with respect to any Novation Contract that has not been novated to Ultra following a period of 18 months after the date written documentation is received from the government indicating that such Novation Contract may not be novated to Ultra.

In the event that RFI determines in good faith, after consultation with outside legal counsel, that Ultra’s performance of the obligations under a Novation Contract as a subcontractor to RFI violates, or may violate, any applicable legal requirement, the novation provisions of the Asset Purchase Agreement shall no longer apply to such Novation Contract, and RFI may resume full control of and responsibility for such Novation Contract.

In the event that any of the Novation Contracts is terminated in whole or in part by the government prior to contract novation and prior to expiration of the term of the novation provisions of the Asset Purchase Agreement, the rights of RFI and Ultra concerning the termination thereof shall be governed by the provisions of the applicable termination clause (such as the termination for convenience provisions or the termination for default provisions, as applicable) set forth in such Novation Contract.  RFI may terminate Ultra’s work under any Novation Contract if, and only if, such Novation Contract is terminated by the government, if directed by the government, or required by law.

The novation provisions of the Asset Purchase Agreement shall also apply to any government contract awarded to RFI as a result of a pending bid or proposal that pertains to the power conversion business and that by its terms requires novation.

RFI and Ultra each agree, jointly and severally, to indemnify and defend Ultra from any allegation of violation or actual violation of any government contract or legal requirements imposed by, or relating to, a government contract (i) caused by the actions of RFI, RFI’s employees, consultants or subcontractors (excluding, if applicable, Ultra and its affiliates) or (ii) arising out of RFI’s performance or failure to perform with respect to any of its obligations under the novation provisions of the Asset Purchase Agreement or any of the Novation Contracts subsequent to the Closing Date.  Ultra agrees to indemnify and defend RFI and the Company from (i) any allegation of violation or actual violation of legal requirements by Ultra or its employees, consultants or subcontractors arising out of Ultra’s performance or failure to perform with respect to any of its obligations under the novation provision of the Asset Purchase Agreement or any of the Novation Contracts subsequent to the Closing Date or (ii) any violation or alleged violation of any legal requirements imposed by, or relating to, a Novation Contract.

With respect to any claim made by Ultra for which the government is or may be liable, Ultra agrees that it will prepare its claim and will present it to RFI for submission to the government under the Contract Disputes Act of 1978.  RFI agrees to submit, at Ultra’s sole cost and expense, any such claim to the government.  RFI shall promptly pay to Ultra any amount determined on appeal to be due and owing under the applicable contract; provided that such payment by RFI is limited to the payment of amounts received from the government in the dispute, as and when received from the government.  Ultra shall have the primary authority to direct the prosecution of the claim, but Ultra shall consider in good faith the input of RFI.  In the event of a denial of a claim by the applicable contracting officer, RFI shall, at the direction and expense of Ultra, either appeal or file suit pursuant to the Contract Disputes Act and implementing regulations.  RFI and Ultra will be bound by the results of that process.

RFI and Ultra have agreed to apply their best efforts to ensure that the Novation Contracts are successfully novated to Ultra.

Access to Information

Between June 6, 2012 and the Closing Date or earlier termination of the Asset Purchase Agreement, the Company and RFI have agreed to give Ultra and its representatives access to all offices and other facilities and to all employees, properties, contracts, agreements, commitments, books and records, financial and operating data and other information of or pertaining to RFI as Ultra’s representatives may reasonably request regarding RFI’s business, assets, liabilities, employees and other aspects and instruct such representatives to reasonably cooperate with Ultra’s representatives in their investigation.  Ultra’s representatives must conduct any such activities in such a manner as not to unreasonably interfere with the business or operations of RFI and any information obtained by Ultra or its representatives pursuant to the provisions of the Asset Purchase Agreement described in this paragraph is governed by the terms of the confidentiality agreement between the Company, AMA International and Ultra Electronics Holdings.

Preparation of the Proxy Statement; Stockholder Meeting

We have agreed to prepare and file this Proxy Statement with the SEC to be sent to our shareholders in connection with the Special Meeting to approve the RFI Transaction and that such Proxy Statement should comply as to form in all material respects with all applicable provisions of the United States federal securities laws.  We agreed that no proposals other than as relate to the RFI Transaction and the Written Consent Amendment may be submitted to our shareholders at the Special Meeting without Ultra’s prior written consent.  In connection therewith, Ultra has provided certain information for inclusion in this Proxy Statement.  We have agreed to use our reasonable best efforts to respond as promptly as practicable to any comments of the SEC relating to this Proxy Statement and to cause this Proxy Statement to be mailed as promptly as practicable after this Proxy Statement is cleared by the SEC (or following such time that as the SEC may advise that it will not review and/or provide comments with respect to this Proxy Statement).  We shall promptly notify Ultra of the receipt of any comments from the SEC and provide Ultra with copies of correspondence with the SEC.  Ultra will provide information relating to Ultra required for inclusion to any response letter to the SEC.

We shall (i) as soon as practicable following the date on which this Proxy Statement is cleared by the SEC (or following the date upon which the SEC advises that it will not review and/or provide comments with respect to this Proxy Statement), establish a record date (in consultation with Ultra) for and duly call the Special Meeting, (ii) duly give notice of and convene and hold the Special Meeting, and (iii) use commercially reasonable efforts to solicit from our shareholders proxies in favor of the approval of the RFI Transaction.  We shall not change the record date of the Special Meeting (whether in connection with the Special Meeting or any adjournment or postponement thereof) without the prior written consent of Ultra.  Notwithstanding the foregoing, we may adjourn or postpone the Special Meeting to the extent necessary to ensure that any required supplement or amendment to the Proxy Statement is provided to our shareholders or, if as of the time for which the Special Meeting is originally scheduled (as set forth in this Proxy Statement), there are insufficient shares of capital stock represented (either in person and/or by proxy) to constitute a quorum necessary to conduct business at such meeting.  Subject to the terms of the Asset Purchase Agreement, we shall, through the Board, recommend to our shareholders that you vote in favor of the RFI Transaction at the Special Meeting, and this Proxy Statement shall include a statement to the effect that the Board has recommended that you vote in favor of and adopt and approve RFI Transaction at the Special Meeting.  Subject to the terms of the Asset Purchase Agreement, neither we nor our Board shall (i) fail to reaffirm , without qualification, the DGT Board Recommendation, or fail to state publicly , without qualification, that the Asset Purchase Agreement and the RFI Transaction are in the best interests of our shareholders, within five business days after Ultra requests that such action be taken, (ii) fail to announce publicly, within 10 business days after a tender offer or exchange offer relating to our securities shall have been commenced, that the Board recommends rejection of such tender offer or exchange offer, (iii) fail to issue, within 10 business days after an Acquisition Proposal is publicly announced, a press release announcing its opposition to such Acquisition Proposal, or (iv) approve, endorse or recommend any Acquisition Proposal.

Notification of Certain Matters; Supplemental Disclosure

The Company, RFI and Ultra have agreed to give prompt notice to each other of, and to use their respective commercially reasonable efforts to prevent or promptly remedy (i) any event which occurrence or failure to occur would be likely to cause any of its representations or warranties in this Asset Purchase Agreement to be inaccurate in any material respect at any time from June 6, 2012 to the Closing Date and (ii) any material failure to satisfy any covenant, condition or agreement to be complied with or satisfied  by it under the Asset Purchase Agreement.

The Company, RFI and Ultra are also obligated to promptly supplement the information contained in their respective disclosure schedules to the Asset Purchase Agreement, with respect to any matter arising or discovered which, if in existence on June 6, 2012 and known at such date, would have been required to be set forth or described in such disclosure schedules.

People’s United Bank

The Company and RFI have agreed to (i) obtain the consent of People’s United Bank under the People’s Bank Loan Agreement to perform their respective obligations under the Asset Purchase Agreement and the Closing or (ii) satisfy in full the loan under the People’s Bank Loan Agreement at or prior to Closing.

Financial Information

RFI has agreed to deliver to Ultra interim financial statements of RFI within 20 days after the end of each fiscal month.

Employees and Employee Benefits

Immediately prior to the Closing, Ultra has agreed to offer to each of the Continuing Employees substantially equivalent employment as each Continuing Employee held with RFI immediately prior to the Closing and each such offer of employment shall be effective as of the Closing Date.  Each offer of employment shall be at substantially the same base salary and pursuant to terms and conditions that recognize prior service with RFI for purposes of eligibility and vesting, under all compensation and benefit plans, programs and policies maintained by Ultra on and after the Closing, and Ultra shall initially provide benefits under the United Healthcare/Oxford HRA Medical Plan which is being assumed byUltra pursuant to the terms of this Asset Purchase Agreement.  In addition, Ultra shall, for a period of 12 months following the Closing Date, apply the severance policies of RFI, but only for those Continuing Employees who accept employment with Ultra at Closing and whose employment is thereafter terminated by Ultra without cause within such 12 month period.  Ultra shall not take any action following the Closing that could impose any obligation under WARN on RFI or the Company.

RFI has agreed to use commercially reasonable efforts on or before the Closing Date to transfer the sponsorship of the United Healthcare/Oxford HRA Medical Plan to Ultra, effective as of the Closing Date.

In the event that Ultra (or its affiliates) ceases to provide to any Continuing Employee benefits under certain RFI employee plans, Ultra has agreed to provide certain employee benefits to such Continuing Employee for one year following the Closing Date.

Further Assurances

Subject to certain exceptions, the Company, RFI and Ultra have agreed to cooperate reasonably with each other in connection with any steps required to be taken as part of their respective obligations under the Asset Purchase Agreement, and shall (i) furnish upon request to each other such further information, (ii) execute and deliver to each other such other documents, and (iii) do such other acts and things, all as the other parties to the Asset Purchase Agreement may reasonably request for the purpose of carrying out the intent of the Asset Purchase Agreement and the RFI Transaction.  In furtherance of the foregoing, RFI shall not dissolve until such time as all of its obligations with respect to the novation and assignment of contracts provisions of the Asset Purchase Agreement are fulfilled, and the operation of the power conversion business shall have been appropriately transitioned to Ultra.

Conditions to Closing

Each party’s obligation to complete the RFI Transaction is subject to the satisfaction or waiver, prior to the Closing, of the following conditions:

•
the opposing party or parties’ representations and warranties are true and correct in all material respects at the Closing Date, as if made on the Closing Date, except where a specific date is specified, and except as qualified with respect to materiality;

•	the opposing party or parties shall have performed and complied in all material respects with the agreements and covenants contained in the Asset Purchase Agreement prior to the Closing Date;

•	there shall not be any judgment, order, injunction, or law promulgated by any governmental authority preventing consummation of any of the transactions contemplated by the Asset Purchase Agreement;

•	Ultra and RFI shall have each delivered a closing certificate;

•	the RFI Transaction proposal shall have been approved by our shareholders;

•
receipt of written notice from CFIUS that their review has concluded and that they have determined that there are no unresolved national security concerns with respect to the RFI Transaction, and notwithstanding such written confirmation, CFIUS shall not have required any mitigation arrangement or imposed any conditions on Ultra, on the one hand, or the Company or RFI, on the other hand, that are unacceptable to Ultra or to the Company or RFI, respectively;

•	Ultra and the Company shall have entered into the Escrow Agreement;

•	Ultra and RFI shall have entered into the Lease;

•	each party shall have entered into the Transition Services Side Letter; and

•
the opposing party or parties shall have received such other documents as may be requested for the purpose of evidencing compliance with required covenants or obligations or the satisfaction of the closing conditions.

Ultra’s obligation to complete the RFI Transaction is subject to the satisfaction or waiver of the following additional conditions:

•	certain material consents shall have been obtained by the Company or RFI in form and substance reasonably satisfactory to Ultra;

•	the assets being acquired by Ultra shall not be subject to any related party or third party indebtedness other than permitted liens;

•	there shall not have been any material adverse change to RFI since July 30, 2011;

•	RFI shall have filed its final voluntary self-disclosure with the U.S. Department of State in a form reasonably satisfactory to Ultra; and

•	Ultra shall have received certain good standing and other certificates.

The obligation of the Company and RFI to complete the RFI Transaction is subject to the satisfaction or waiver of the following additional conditions:

•
Ultra shall have obtained the consents and notices relating to (i) the filing of a joint voluntary notice with CFIUS pursuant to to Exon-Florio, and written confirmation by CFIUS of the successful completion of the review process under Exon-Florio with respect to the RFI Transaction, and (ii) compliance with and filings under the ITAR; and

•	the holders of no more than 10% of the issued and outstanding shares of Common Stock shall have exercised their statutory appraisal or dissenters’ rights with respect to the RFI Transaction.

Termination

The Asset Purchase Agreement may be terminated prior to the Closing in certain circumstances, including:

•	by mutual written consent of the Company, RFI and Ultra;

•	by Ultra, the Company or RFI if the Closing shall not have occurred on or prior to the Termination Date of December 6, 2012;

•	by Ultra, the Company or RFI if any governmental Authority shall have issued a final order permanently restraining, enjoining or otherwise prohibiting the Closing;

•	by Ultra, the Company or RFI, if the Special Meeting has concluded and our shareholders did not approve the RFI Transaction;

•
by Ultra, if (i) the Board failed to make the DGT Board Recommendation, (ii) there shall have occurred a DGT Change of Board Recommendation, (iii) the Board shall have endorsed any Acquisition Proposal, (iv) the Company shall have failed to include the DGT Board Recommendation in this Proxy Statement or (v) the Board resolved to take any such actions;

•	by the Company if there shall have occurred a DGT Change of Board Recommendation or the Board shall have endorsed any Acquisition Proposal;

•
by Ultra, if the Company or RFI (i) fails to perform in any material respect any of its respective covenants or agreements in the Asset Purchase Agreement, which failure results in an inability to satisfy the related closing condition, or (ii) shall have breached representations and warranties set forth in the Asset Purchase Agreement, which breach results in an inability to satisfy the related closing condition, provided that if such breach is curable by the Company or RFI prior to the Termination Date, then Ultra may not terminate the Asset Purchase Agreement under the provision described herein of the Asset Purchase Agreement until the earlier of (x) the Termination Date, or (y) 14 days after the delivery of written notice from Ultra of such breach;

•
by the Company or RFI, if Ultra (i) fails to perform in any material respect any of its respective covenants or agreements in the Asset Purchase Agreement, which failure results in an inability to satisfy the related closing condition, or (ii) shall have breached representations and warranties set forth in the  Asset Purchase Agreement, which breach results in an inability to satisfy the related closing condition, provided that if such breach is curable by Ultra prior to the Termination Date, then neither the Company nor RFI may terminate the Asset Purchase Agreement under the provision described herein of the Asset Purchase Agreement until the earlier of (x) the Termination Date, or (y) 14 days after the delivery of written notice from the Company or RFI of such breach;

•	by Ultra, if there has been a material adverse change of RFI since June 6, 2012; and

•	by the Company if holders of more than 10% of the issued and outstanding Common Stock have exercised their statutory appraisal or dissenters’ rights with respect to the RFI Transaction.

The Company and RFI are jointly and severally obligated to pay to Ultra the Termination Fee of $725,000 in the event the Asset Purchase Agreement is terminated (i) by Ultra, the Company or RFI if the Special Meeting was held and our shareholders did not approve the RFI Transaction, (ii) by Ultra if (a) the Board failed to make the DGT Board Recommendation, (b) there shall have occurred a DGT Change of Board Recommendation, (c) the Board shall have endorsed any Acquisition Proposal, (d) the Company shall have failed to include the DGT Board Recommendation in this Proxy Statement or (e) the Board resolved to take any such actions, (iii) by the Company if there shall have occurred a DGT Change of Board Recommendation or the Board shall have endorsed any Acquisition Proposal, (iv) by the Company or RFI if the Closing has not occurred by the Termination Date and on or before the date of any such termination an Acquisition Proposal shall have been announced, disclosed, or otherwise communicated to the Board and such Acquisition Proposal is a Superior Proposal, or (v) by the Company if holders of more than 10% of the issued and outstanding Common Stock have exercised their statutory appraisal or dissenters’ rights with respect to the RFI Transaction.

Indemnification

RFI and the Company shall be obligated following the Closing to indemnify Ultra, its affiliates and their respective officers, directors, employees, agents, successors, representatives, and assigns from and against any and all losses suffered or incurred by them resulting from:

•
inaccuracy in or breach of any representation, warranty or certification contained in the Asset Purchase Agreement or any certificate or other document delivered by the Company or RFI pursuant to the terms of the Asset Purchase Agreement (except where such losses are attributable to the continued operation of the power conversion business following the Closing by Ultra in the same manner as before the Closing);

•	breach of any covenant or agreement made by the Company or RFI in the Asset Purchase Agreement;

•	losses relating to any assets or liabilities retained by the Company or RFI following the Closing;

•
any failure of RFI, at any time prior to the Closing Date, to have complied with the requirements of ITAR, the Export Administration Regulations or any related or similar regulatory requirements (except where such losses are attributable to the continued operation of the power conversion business following the Closing by Ultra in the same manner as before the Closing);

•
the ongoing investigation by the Federal Bureau of Investigation and the Defense Criminal Investigative Service of RFI with respect to, among other things, failures in compliance with required testing procedures, prior to the Closing (except where such losses are attributable to the continued operation of the power conversion business following the Closing by Ultra in the same manner as before the Closing);

•
any liabilities pursuant to environmental, health and safety requirements with respect to the presence in or any release of hazardous substances from the RFI facility or any real property currently or formerly owned, leased or occupied by RFI or any predecessor of RFI with respect to the operations of RFI or any of its predecessors, without regard to when those liabilities arise, except to the extent RFI can demonstrate that any such liabilities result from actions taken by Ultra in the operation of the power conversion business at the RFI facility during its operation under the Lease (except where such losses are attributable to the continued operation of the power conversion business following the Closing by Ultra in the same manner as before the Closing);

•
any information supplied by the Company for inclusion or incorporation by reference in this Proxy Statement (other than information supplied to the Company by Ultra for inclusion in this Proxy Statement), at the date of mailing to our shareholders and/or at the time of the Special Meeting, that contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or any failure of this Proxy Statement to comply as to form in all material respects with all applicable provisions of the United States federal securities laws;

•	claims for brokerage or finder’s fees in connection with the RFI Transaction; or

•	any losses in connection with any non-compliances with any bulk sales law in respect of the RFI Transaction.

Ultra shall be obligated following the Closing to indemnify the Company, RFI, their respective affiliates and their respective officers, directors, employees, agents, representatives, successors and assigns from and against any and all losses suffered or incurred by them resulting from:

•
inaccuracy in or breach of any representation, warranty or certification contained in the Asset Purchase Agreement or any certificate or other document delivered by Ultra pursuant to the terms of the Asset Purchase Agreement;

•	any breach of any covenant or agreement made by Ultra in the Asset Purchase Agreement;

•	claims for brokerage or finder’s fees in connection with the RFI Transaction;

•	any losses in connection with any liability being assumed by Ultra;

•	any losses suffered, incurred or arising under WARN caused by Ultra’s failure to satisfy certain covenants relating to employment of Continuing Employees.

Notwithstanding anything to the contrary, the amount of indemnifiable losses (a) that may be recovered from the Company or RFI relating to inaccuracy in or breach of any representation, warranty or certification contained in the Asset Purchase Agreement or other delivered documents, or (b) that may be recovered from Ultra relating to inaccuracy in or breach of any representation, warranty or certification contained in the Asset Purchase Agreement or other delivered documents, is payable only if such losses aggregate to more than $100,000, after which time such party shall be liable in full for such losses that exceed $100,000, limited to a maximum liability in such cases of $1,250,000.

Succession and Assignment

The Asset Purchase Agreement shall be binding upon and inure to the benefit of the parties to the Asset Purchase Agreement and their respective successors and permitted assigns.  No party to the Asset Purchase Agreement may assign either the Asset Purchase Agreement or any of its rights, interests, or obligations under the Asset Purchase Agreement without the prior written approval of the other parties to the Asset Purchase Agreement, except that Ultra shall be entitled to assign any of its rights or delegate any of its obligations under the Asset Purchase Agreement to EMS Development Corporation, a New York corporation (“EMS”), or to a newly formed wholly-owned subsidiary of EMS; provided, that such assignment by Ultra shall not relieve Ultra of obligations under the Asset Purchase Agreement, for periods up to and including the Closing Date, to the extent such obligations are not satisfied by EMS or such newly formed subsidiary of EMS, as applicable; provided, further, that following the Closing Date, Ultra shall be relieved of any further obligations under the Asset Purchase Agreement if the Asset Purchase Agreement has been assigned to EMS or to a newly formed wholly-owned subsidiary of EMS (in which case EMS shall be obligated to satisfy the obligations under the Asset Purchase Agreement to the extent such obligations are not satisfied by such newly formed subsidiary).

Governing Law

The Asset Purchase Agreement is governed by and construed in accordance with the laws of the State of New York.

Amendment; Waiver

The Asset Purchase Agreement may only be amended or waived by a writing signed by the parties to the Asset Purchase Agreement.

Vote Required

The approval of the RFI Transaction requires approval by at least two-thirds of the shares of Common Stock that were outstanding on the Record Date.

Recommendation

THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RFI TRANSACTION PURSUANT TO THE ASSET PURCHASE AGREEMENT.

PROPOSAL TWO
PROPOSAL TO ADJOURN OR POSTPONE THE SPECIAL MEETING

If approved, this proposal would permit us to adjourn or postpone the Special Meeting for the purpose of soliciting additional proxies in the event that, at the Special Meeting, the affirmative vote in favor of the RFI Transaction is less than two-thirds of our outstanding shares of common stock entitled to vote at the Special Meeting. If this proposal is approved and the proposal to approve the RFI Transaction is not approved at the Special Meeting, we will be able to adjourn or postpone the Special Meeting for the purpose of soliciting additional proxies to approve the RFI Transaction proposal.  If you have previously submitted a proxy on the proposals discussed in this Proxy Statement and wish to revoke it upon adjournment or postponement of the Special Meeting, you may do so.

If a quorum is present at the Special Meeting, the Proposal to Adjourn or Postpone the Special Meeting will be approved if the number of shares voted in favor of this proposal are greater than those voted against this proposal.  Abstentions and broker non-votes will have no effect on the outcome of the vote on the Proposal to Adjourn or Postpone the Special Meeting if it is submitted for shareholder approval when a quorum is present at the Special Meeting.  If a quorum is not present at the Special Meeting, the Proposal to Adjourn or Postpone the Special Meeting will be approved by the affirmative vote of the holders of a majority of the voting power of our Common Stock present in person or by proxy at the Special Meeting.  Abstentions would have the same effect as a vote “AGAINST” this proposal and broker non-votes would have no effect on the outcome of the vote on this proposal if it is submitted for approval when no quorum is present at the Special Meeting.

Recommendation

THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO ADJOURN OR POSTPONE THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO APPROVE THE RFI TRANSACTION PROPOSAL.

PROPOSAL THREE
WRITTEN CONSENT AMENDMENT

If approved, this proposal to approve the Written Consent Amendment would allow for shareholder action without the expense of holding a meeting of shareholders.  Further, there may be instances where it would be inefficient to hold a shareholders meeting if the holders of a significant number of voting stock have already determined how a matter will be decided.  The ability to obtain shareholder approval by written consent may facilitate transactions by the Company without the delays associated with calling a meeting and distributing meeting materials.  Actions taken by written consent, however, would not relieve the shareholders or the Company of their duty to comply with federal and state securities laws with respect to the solicitation of written consents.

Action by Written Consent

The NYBCL provides that unless a company’s certificate of incorporation provides otherwise, shareholders may act without a meeting by written consent only if the holders of all outstanding shares authorize such action.  Our Certificate of Incorporation currently does not address this matter.  Article II, Section 12, of the By-Laws currently provides that shareholders may take action without a meeting on written consent of all outstanding shares entitled to vote thereon.  In addition, Article II, Section 12 of the By-Laws further provides that such provision shall not be construed to alter or modify any provision of law or any provision of the Certificate of Incorporation under which the written consent of the holders of less than all outstanding shares is sufficient for corporate action.

Proposed Amendment

Under this proposed amendment to the Certificate of Incorporation, a new article would be added to the Certificate of Incorporation to allow for shareholders to act without a meeting by written consent if the matter is approved by the holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote on the matter were present and voted.  The form of amendment is attached hereto as Annex C.

If the shareholders approve the Written Consent Amendment, the Company will file the amendment to the Certificate of Incorporation with the Secretary of State of the State of New York.  The Company will also amend the By-Laws to reflect the amendment to the Certificate of Incorporation.  The Written Consent Amendment will become effective on the date the amendment is filed with the Secretary of State of the State of New York, or such later date as is specified in the filing.  The Company expects the Written Consent Amendment to become effective as soon as practicable following the Special Meeting.

The approval of the Written Consent Amendment requires approval by a majority of the shares of Common Stock that were outstanding on the Record Date.

Recommendation

THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE WRITTEN CONSENT AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION.

OTHER MATTERS

The cost of solicitation of proxies will be borne by the Company.  Directors, officers and employees of the Company may solicit proxies on behalf of the Company in person or by telephone, facsimile or other electronic means without additional compensation.  In addition, we have retained Mackenzie Partners, Inc. to assist in the solicitation of proxies from our shareholders for the Special Meeting for a fee of $7,500, and reimbursement of certain out-of-pocket expenses.  We also have agreed to indemnify Mackenzie Partners, Inc. against certain losses, costs and expenses.

The Board of Directors is aware of no other matters that are to be presented to the shareholders for action at the meeting. If, however, any other matters properly come before the meeting, or any continuation of the meeting pursuant to adjournment or postponement thereof, the persons named in the enclosed form of proxy will vote such proxies in accordance with their judgment on such matters.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, statements or other information we file at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.  Our SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov.  The reports and other information that we file with the SEC are also available in the “SEC Filings” section of our corporate website at www.dgtholdings.com.  Our website address is provided as an inactive textual reference only. The information provided on our website is not part of this Proxy Statement, and therefore is not incorporated herein by reference.

Statements contained in this Proxy Statement, or in any document incorporated by reference in this Proxy Statement regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC.  The SEC allows us to “incorporate by reference” into this Proxy Statement documents we file with the SEC.  This means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be a part of this Proxy Statement, and later information that we file with the SEC will update and supersede that information.  We incorporate by reference any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement and before the date of the Special Meeting.

Any person, including any beneficial owner, to whom this Proxy Statement is delivered may request copies of proxy statements and any of the documents incorporated by reference in this document or other information concerning us, without charge, by written request directed to the attention of our Corporate Secretary at DGT Holdings Corp., 100 Pine Aire Drive, Bay Shore, New York 11706, by calling our Corporate Secretary at (631) 231-6400, or from the SEC through the SEC’s website at the address provided above.  Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

SHAREHOLDER PROPOSALS

Deadline for Receipt of Shareholder Proposals

Shareholder proposals that are intended to be presented at the Company’s 2012 annual meeting of shareholders must be received by the Company at the Company’s principal executive office located at 100 Pine Aire Drive, Bay Shore, New York 11706 no later than July 7, 2012 in order to be included in the proxy statement for that meeting.  Shareholders wishing to nominate directors or bring a proposal before the 2012 annual meeting of shareholders (but not include it in the Company’s proxy material) must provide written notice of such nomination or proposal to the attention of the corporate secretary, no earlier than July 7, 2012 and no later than August 6, 2012.  If during the prior year the Company did not hold an annual meeting, or if the date of the annual meeting has changed more than 30 days from the date of the prior year’s meeting, then the deadline for providing written notice of a proposal to be included in the proxy statement for the Company’s 2012 annual meeting of shareholders is a reasonable time before the Company begins to print and mail its proxy materials.

Discretionary Voting Authority

On May 21, 1998, the SEC adopted an amendment to Rule 14a-4, as promulgated under the Exchange Act.  The amendment to Rule 14a-4(c)(1) governs the Company’s use of its discretionary proxy voting authority with respect to a shareholder proposal that is not addressed in the Company’s proxy statement.  This amendment provides that if the Company does not receive notice of a proposal at least 45 days prior to the first anniversary of the date of mailing of the prior year’s proxy statement, then the Company will be permitted to use its discretionary voting authority when the proposal is raised at the annual meeting, without any discussion of the matter in the proxy statement.  The date by which such notice must be received by the Company for the 2012 annual meeting is September 20, 2012.  If during the prior year the Company did not hold an annual meeting, or if the date of the annual meeting has changed more than 30 days from the prior year, then notice must not have been received a reasonable time before the Company sends its proxy materials for the current year in order for the Company to be allowed to use its discretionary voting authority.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Included in this Proxy Statement, annexes and associated documents are “forward-looking” statements, as well as historical information. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, the Company can give no assurance that the expectations reflected in these forward-looking statements will prove to be correct. The Company’s actual results could differ materially from those anticipated in forward-looking statements as a result of certain factors. Forward-looking statements include those that use forward-looking terminology, such as the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “project,” “plan,” “will,” “shall,” “should,” and similar expressions, including when used in the negative. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable and achievable, these statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. All forward-looking statements attributable to the Company are expressly qualified in their entirety by these and other factors.

By Order of the Board of Directors,

John J. Quicke President and Chief Executive Officer

July 18, 2012

ANNEX A

ASSET PURCHASE AGREEMENT

by and among

ULTRA ELECTRONICS DEFENSE, INC.

RFI CORPORATION

and

DGT HOLDINGS CORP.

June 6, 2012

Page

Article I. DEFINITIONS		1
1.1	Definitions.	1
1.2	Construction	11

Article II. THE PURCHASE; CLOSING		12
2.1	Sale and Transfer of the Acquired Assets	12
2.2	Excluded Assets	13
2.3	Assumed Liabilities	14
2.4	Excluded Liabilities	14
2.5	The Closing	15
2.6	The Purchase Price	17
2.7	Adjustments to Purchase Price	17
2.8	Escrow Amount	19
2.9	Escrow Release	20
2.10	Non-Assignability of Acquired Assets	21

Article III. REPRESENTATIONS AND WARRANTIES OF DGT AND THE SELLER		21
3.1	Organization, Qualification, and Corporate Power	21
3.2	[Intentionally Omitted]	22
3.3	Authorization of Transaction; Enforceability	22
3.4	Noncontravention	23
3.5	Title to Tangible Assets	23
3.6	Subsidiaries	23
3.7	Financial Statements	23
3.8	Events Subsequent to Most Recent Fiscal Quarter End	23
3.9	Legal Compliance; Permits	24
3.10	Tax Matters	25
3.11	Real Property	26
3.12	Intellectual Property	27
3.13	Contracts	28
3.14	Government Contracts	31
3.15	Litigation	35
3.16	Employees	36
3.17	Employee Benefits	37
3.18	Environmental, Health, and Safety Matters	40
3.19	Brokers’ Fees	41
3.20	No Undisclosed Liabilities	41
3.21	Sufficiency of Assets	41
3.22	Accounts Receivable	41
3.23	Inventory	41
3.24	Insurance	41
3.25	Certain Payments	42
3.26	Relationships with Related Persons	43

A-i

(continued)
Page

3.27	Customers and Suppliers	43
3.28	Product Warranties	43
3.29	Export/Foreign Corrupt Practices Act	43
3.30	Clearances	45
3.31	No Debarment or Suspension – Export	45
3.32	No Present Intent to Liquidate or Distribute Cash	45

Article IV. REPRESENTATIONS AND WARRANTIES OF PURCHASER		46
4.1	Organization and Qualification	46
4.2	Financing	46
4.3	Authorization of Transaction; Enforceability	46
4.4	Noncontravention	46
4.5	Consents	46
4.6	Brokers’ Fees	47
4.7	Proceedings; Conflicts	47
4.8	Due Diligence Investigation	47
4.9	Representations of DGT and the Seller	47

Article V. COVENANTS		48
5.1	Non-Competition	48
5.2	Confidentiality; Non-Solicitation	48
5.3	Certain Tax Matters	50
5.4	Conduct of Business by the Seller Prior to the Closing Date	51
5.5	No Solicitation by DGT and the Seller; No Change of Board Recommendation	53
5.6	Agreement to Cooperate; CFIUS; Novation and Assignment of Contracts	56
5.7	Access to Information	62
5.8	Preparation of the Proxy Statement; Stockholder Meeting	63
5.9	Notification of Certain Matters; Supplemental Disclosure	64
5.10	People’s United Bank	65
5.11	Financial Information	65
5.12	Bulk Sales Laws	65
5.13	Employees and Employee Benefits	65
5.14	Further Assurances	67
5.15	Retention of and Access to Records	67

Article VI. CONDITIONS TO OBLIGATION TO CLOSE		67
6.1	Conditions to Obligation of the Purchaser	67
6.2	Conditions to Obligation of DGT and the Seller	69

Article VII. INDEMNIFICATION		71
7.1	Survival of Representations, Warranties, Covenants and Agreements	71
7.2	Indemnification by DGT and the Seller	71
7.3	Indemnification by Purchaser	72

A-ii

(continued)
Page

7.4	Limitations	73
7.5	Indemnification Procedures	73
7.6	Effect of Knowledge	75

Article VIII. TERMINATION		75
8.1	Termination	75
8.2	Effect of Termination	76

Article IX. MISCELLANEOUS		78
9.1	Press Releases and Public Announcements	78
9.2	No Third Party Beneficiaries	78
9.3	Entire Agreement	78
9.4	Succession and Assignment	78
9.5	Counterparts	78
9.6	Headings	78
9.7	Notices	79
9.8	Governing Law; Jurisdiction	80
9.9	Amendments and Waivers	80
9.10	Severability	80
9.11	Expenses	80
9.12	Interpretation	80
9.13	Incorporation of Exhibits and Schedules	80

Exhibits
Exhibit A – Form of Escrow Agreement
Exhibit B – Form of Lease
Exhibit C – Form of Bill of Sale and Assignment
Exhibit D – Form of Assumption Agreement
Exhibit E – Form of Domain Name Assignment
Exhibit F – Form of Copyright Assignment
Exhibit G – Form of Trademark Assignment
Exhibit H – Form of Transition Services Side Letter

A-iii

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this “Agreement”) is entered into on June 6, 2012 by and among Ultra Electronics Defense, Inc., a Delaware corporation (the “Purchaser”), RFI Corporation, a Delaware corporation (the “Seller”), and DGT Holdings Corp., a New York corporation (“DGT”).  The Purchaser, the Seller and DGT are referred to collectively herein as the “Parties” and individually as a “Party.”

RECITALS

WHEREAS, the Seller is engaged in the design, manufacture and sale of electromagnetic interference products for military and civil aerospace applications (the “Business”);

WHEREAS, the Seller is a wholly-owned subsidiary of DGT; and

WHEREAS, the Parties desire that the Seller sell, transfer, assign, convey and deliver to the Purchaser substantially all of the assets, properties and rights of the Seller which relate to the Business (other than the Excluded Assets (as defined below)), and that the Purchaser purchase, acquire and accept the same, subject to the assumption by the Purchaser of the liabilities and obligations described below, upon the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I.
DEFINITIONS

1.1           Definitions.

“Accounts Receivable” has the meaning set forth in Section 3.22.

“Acquisition Proposal” has the meaning set forth in Section 5.5(a).

“Acts” has the meaning set forth in Section 5.6(d)(ii)(D)(5).

“Affiliate” of a Person, means with respect to any Person, any other Person that directly, or through one or more intermediaries, controls or is controlled by or is under common control with such Person.  For purposes of this definition, control of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Acquired Assets” has the meaning set forth in Section 2.1.

“Agreement” has the meaning set forth in the preamble.

“Assumed Liabilities” has the meaning set forth in Section 2.3.

“Auditor” has the meaning set forth in Section 2.7(a)(ii).

“Awarded Contracts” has the meaning set forth in Section 5.6(d)(iii)(E).

“Balance Sheet” means the Seller’s unaudited balance sheet as of July 30, 2011.

“Basket” has the meaning set forth in Section 7.4(b).

“Bid” means any quotation, bid or proposal made by the Seller which, if accepted or awarded, would lead to a Contract with any Governmental Authority or any other Person, including a prime contractor or a higher tier subcontractor to any Governmental Authority, for the design, manufacture or sale of products or the provision of services by the Seller.

“Bill of Sale and Assignment” has the meaning set forth in Section 2.5(b)(i).

“Bulk Sales Laws” has the meaning set forth in Section 5.12.

“Business” has the meaning set forth in the first recital clause above.

“Business Accounts Receivable” has the meaning set forth in Section 2.1(c).

“Business Contracts” has the meaning set forth in Section 2.1(d).

“Business Day” means any day, excluding Saturday, Sunday and any other day on which commercial banks in New York are authorized or required by law to close.

“Business Intellectual Property” has the meaning set forth in Section 2.1(f).

“Business Inventory” has the meaning set forth in Section 2.1(b).

“Business Tangible Property” has the meaning set forth in Section 2.1(a).

“CAS” has the meaning set forth in Section 3.14(h).

“Cash” means the aggregate amount of the Seller’s cash in hand or credited to any banking, financial, lending or similar institution.  “Cash” shall also include checks payable to the Seller which have not either cleared or been cashed, but only to the extent such checks are fully paid and not dishonored, and shall be reduced by the amount of checks of the Seller which have not cleared or been cashed.

“CFIUS” means the Committee on Foreign Investment in the United States.

“Claim Amount” has the meaning set forth in Section 2.9.

“Claim Notice” has the meaning set forth in Section 2.9.

“Closing” has the meaning set forth in Section 2.5(a).

“Closing Cash Consideration” has the meaning set forth in Section 2.6(b).

“Closing Date” has the meaning set forth in Section 2.5(a).

“COBRA” has the meaning set forth in Section 3.16(e).

“Code” means the Internal Revenue Code of 1986, as amended.

“Competing Business” means the design, manufacture and sale of electromagnetic interference products for military and civil aerospace applications.

“Confidentiality Agreement” has the meaning set forth in Section 5.2(c).

“Continuing Employees” means all of the employees of the Seller (including employees who are absent due to vacation, family leave, disability, military or other approved leave of absence) as of the Closing Date other than those individuals identified on Schedule 1.1.

“Contract” means any agreement, arrangement, contract, obligation, commitment, promise undertaking, license, lease, note, mortgage or other instrument (whether written or oral and whether express or implied) that is legally binding.

“Contract Documents” has the meaning set forth in Section 5.6(d)(ii)(D)(4).

“Contemplated Transactions” means the purchase and sale of the Acquired Assets and the other transactions contemplated under this Agreement and under any other agreement, certificate, document or writing delivered in connection with or arising out of this Agreement or the Closing.

“Controlled by” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the power to direct the voting of sufficient securities or other interests to elect a majority of the directors or to control the management of a Person, by contract or otherwise.

“Copyright Assignment” has the meaning set forth in Section 2.5(b)(iii).

“Customer Agency” means any direct contracting authority of any federal, state or local government.

“DDTC” means the Directorate of Defense Trade Controls, Department of State.

“DGT Board Recommendation” has the meaning set forth in Section 5.5(b).

“DGT Change of Board Recommendation” has the meaning set forth in Section 5.5(d).

“DGT Material Adverse Effect” or “DGT Material Adverse Change” means any effect, change or circumstance that individually or in the aggregate with other effects, changes or circumstances is or could reasonably be expected to be, materially adverse to the business, assets, results of operations or condition (financial or otherwise) of DGT, taken as a whole, or to the ability of DGT to consummate timely the transactions contemplated hereby.

“DGT Notice of Superior Proposal” has the meaning set forth in Section 5.5(d).

“DGT Stockholders Approval” has the meaning set forth in Section 6.1(e).

“DGT Stockholders Meeting” has the meaning set forth in Section 5.8(a).

“Employee Plan” has the meaning set forth in Section 3.17(a).

“Environment” shall mean any surface or subsurface physical medium or natural resource, including air, land, soil, surface waters, ground waters, stream and river sediments, biota and any indoor area, surface or physical medium.

“Environmental, Health, and Safety Requirements” shall mean any Legal Requirement or Order concerning public health and safety, worker health and safety, and pollution or protection of the Environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any Hazardous Substances.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” has the meaning set forth in Section 3.17(a).

“Escrow Agent” means Continental Stock Transfer & Trust Company.

“Escrow Agreement” has the meaning set forth in Section 2.8.

“Escrow Amount” has the meaning set forth in Section 2.8.

“Escrow Release Date” has the meaning given in Section 2.9.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Excluded Assets” has the meaning set forth in Section 2.2.

“Excluded Contracts” has the meaning set forth in Section 2.2(d).

“Excluded Liabilities” has the meaning set forth in Section 2.4.

“Exon-Florio” means the Exon-Florio Amendment to the Defense Production Act of 1950, as amended, and the rules and regulations promulgated thereunder.

“Export Control Laws” has the meaning set forth in Section 3.29(a).

“Facilities” shall mean any real property, leaseholds, or other interests currently or formerly owned or operated by the Seller and any buildings, plants or structures currently or formerly owned or operated by the Seller, including the Seller Owned Real Property.

“Facility Security Clearance” or “FCL” has the meaning set forth in the NISPOM.

“FAR” has the meaning set forth in Section 3.14(h).

“FCPA” shall mean the Foreign Corrupt Practices Act of 1977, as amended.

“Final Closing Balance Sheet” has the meaning set forth in Section 2.7(a)(i).

“Final Net Working Capital” has the meaning set forth in Section 2.7(a)(ii).

“Financial Statements” has the meaning set forth in Section 3.7.

“GAAP” means United States generally accepted accounting principles as in effect from time to time, consistently applied.

“Government” has the meaning set forth in Section 5.6(d)(i)(A).

“Governmental Authority” means any:

(a)	nation, state, county, city, town, village, district, or other jurisdiction of any nature;

(b)	U.S. Federal, state, local, municipal, foreign, or other government;

(c)	governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

(d)	multi-national organization or body; or

(e)	body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

“Governmental Authorization” means any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Legal Requirement.

“Government Contract” means any prime contract, subcontract, facility contract, teaming agreement or arrangement, joint venture, basic ordering agreement, letter contract, purchase order, delivery order, task order, Bid, change order, arrangement or other commitment of any kind that (a) is currently active in performance, (b) has been active in the past but has not been closed after receiving final payment or (c) has been active in performance during the five (5) year period prior to the date hereof, between the Seller and (x) any Governmental Authority, (y) any prime contractor to any Governmental Authority or (z) any subcontractor with respect to any contract described in clause (x) or (y).

“Hazardous Substances” shall mean any substance, material, waste or mixture classified or otherwise characterized under Environmental, Health and Safety Requirements as hazardous, dangerous, infectious, toxic, a pollutant, a contaminant or any similar denomination, and including petroleum, petroleum products, petroleum-derived substances, radioactive materials, polychlorinated biphenyls, lead-based paint, radon, urea formaldehyde, friable asbestos or any materials containing friable asbestos, and mold.

“Indemnification Escrow Amount” has the meaning set forth in Section 2.8.

“Indemnified Party” has the meaning set forth in Section 7.5(a).

“Indemnifying Party” has the meaning set forth in Section 7.5(a).

“Intellectual Property” means all of the following in any jurisdiction throughout the world:  (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents (including, without limitation, utility patents, design patents, industrial designs, plant patents, inventors’ certificates and utility models), patent applications (including docketed patent disclosures awaiting filing, reissues, divisions, continuations, continuations-in-part and extensions), and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, slogans, trade names, corporate, business and product names, Internet domain names, social media accounts (including but not limited to Facebook, Twitter, Tumblr, and Linkedin) together with login and password information, and rights in the telephone numbers, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists and profiles, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including source code, executable code, data, databases, and related documentation), (g) all advertising and promotional materials, (h) all other proprietary rights, and (i) all copies and tangible embodiments thereof (in whatever form or medium).

“ITAR” means the International Traffic in Arms Regulations.

“Inventory” means all raw materials, work-in-process, finished goods and merchandise, spare parts, packaging materials and other supplies related thereto.

“July 2011 Net Working Capital” means $2,333,000.

“Knowledge” means, with respect to the Seller, the actual knowledge of any of the following individuals (without independent investigation):  John J. Quicke, Mark A. Zorko, Annette DiGorga, Roy Torzullo, Kevin Henn and Oleg Kolomiyeta.

“Lease” means the lease in the form attached as Exhibit B hereto.

“Legal Requirement” means all foreign, federal, state and local statutes, laws, ordinances, regulations, rules, resolutions, orders, tariffs, determinations, writs, injunctions, awards (including, without limitation, awards of any arbitrator), judgments and decrees applicable to the specified Person and to the businesses and assets thereof (including, without limitation, laws relating to the protection of classified information; the sale, leasing, ownership or management of real property; employment practices, terms and conditions, and wages and hours; building standards, land use and zoning; and safety, health and fire prevention; and environmental protection).

“Liabilities” means any direct or indirect liability, indebtedness, obligation, deficiency, penalty, assessment, fine, claim, cause of action or other loss, damage, fee, cost, expense or responsibility of any kind or nature whatsoever, whether asserted or unasserted, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued or unaccrued, absolute or contingent, known or unknown, and whether due or to become due and regardless of when asserted.

“Lien” means any mortgage, pledge, lien, encumbrance, charge, security interest, claim, community property interest, condition, equitable interest, option, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership other than (a) mechanic’s, materialmen’s, and similar liens, (b) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

“Loss(es)” of a Person means any and all losses, liabilities, damages, claims, awards, judgments, costs, expenses, fines, fees, deficiencies, interest, judgments, amounts paid in settlement and penalties (including the costs of reasonable investigation and defense, and reasonable accountants’ and reasonable attorneys’ fees) suffered or incurred by such Person (including, without limitation, in connection with any action brought or otherwise initiated by such Person); provided, that Losses shall not include punitive damages (except to the extent such damages are recovered by a third party in any third party actions that are subject to indemnification hereunder) and shall not be calculated based upon a multiple of profits or similar financial metric.  In addition, for purposes of determining Losses with respect to Section 7.2(a), (d), (e) or (f), Losses attributable to the continued operation of the business of the Seller following the Closing by the Purchaser in the same manner as before the Closing (but not those attributable to pre-Closing operations) shall be excluded.

“Material Consents” has the meaning set forth in Section 6.1(f).

“Material Contracts” has the meaning set forth in Section 5.4.

“Maximum Indemnity” has the meaning set forth in Section 7.4(a).

“Net Working Capital” has the meaning set forth in Section 2.7(a)(iii).

“Net Working Capital Adjustment Amount” has the meaning set forth in Section 2.7(a)(iv).

“NISPOM” means the National Industrial Security Program Operating Manual.

“Novation Contracts” has the meaning set forth in Section 5.6(d)(i)(A).

“OCI” has the meaning set forth in Section 3.14(r).

“OFAC” has the meaning set forth in Section 3.29(a).

“Order” means any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Authority or by any arbitrator.

“Ordinary Course of Business” means an action taken by a Person will be deemed to have been taken in the “Ordinary Course of Business” only if:

(a)	such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

(b)
such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority) and is not required to be authorized by the parent company (if any) of such Person; and

(c)
such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

“Other Real Property” has the meaning set forth in Section 3.18(a).

“Party” and “Parties” has the meaning set forth in the preface above.

“Pension Plan” has the meaning set forth in Section 3.17(b).

“People’s Bank Loan Agreement” means that certain loan agreement, dated as of September 1, 2010, as amended, by and among People’s United Bank, as lender, the Seller and DGT.

“Permitted Liens” means (i) those Liens set forth in Schedule 1.2, (ii) Liens reflected or adequately reserved against in the Financial Statements in accordance with GAAP, (iii) Liens for taxes and assessments not yet due and payable or that are being contested in good faith and by appropriate proceeding and which are reserved on the Seller’s financial statements in accordance with GAAP, (iv) Liens of carriers, warehousemen, mechanics and materialmen and other similar statutory Liens incurred and expected to be released in the Ordinary Course of Business, and (v) easements, rights of way, title imperfections and restrictions, zoning ordinances and other similar encumbrances affecting real property that do not materially interfere with the operation of the real property such encumbrances affect.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a Governmental Authority (or any department, agency, or political subdivision thereof).

“Pre-Closing Tax Period” means (i) any taxable period ending on or before the Closing Date, and (ii) the portion through the end of the Closing Date of any Straddle Period.

“Proceeding” means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Authority or arbitrator.

“Proxy Statement” has the meaning set forth in Section 5.8(a).

“Purchase Price” has the meaning set forth in Section 2.6(a).

“Purchaser Disclosure Schedules” has the meaning set forth in Article IV.

“Purchaser Indemnified Party” and “Purchaser Indemnified Parties” has the meaning set forth in Section 7.2.

“Purchase Price Adjustment Escrow Amount” has the meaning set forth in Section 2.8.

“Purchaser Representative” or “Purchaser Representatives” has the meaning set forth in Section 5.7.

“Purchaser Required Consents and Notices” has the meaning set forth in Section 4.5.

“Real Property” has the meaning set forth in Section 3.18(a).

“Related Person” means with respect to a particular individual:

(a)	each other member of such individual’s Family;

(b)	any Person that is directly or indirectly Controlled by such individual or one or more members of such individual’s Family;

(c)	any Person in which such individual or members of such individual’s Family hold (individually or in the aggregate) a Material Interest; and

(d)	any Person with respect to which such individual or one or more members of such individual’s Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

With respect to a specified Person other than an individual:

(a)	any Person that directly or indirectly controls, is directly or indirectly Controlled by, or is directly or indirectly under common control with, such specified Person;

(b)	any Person that holds a Material Interest in such specified Person;

(c)	each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

(d)	any Person in which such specified Person holds a Material Interest;

(e)	any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and

(f)	any Related Person of any individual described in clause (b) or (c) above.

For purposes of this definition, (a) the “Family” of an individual includes (i) the individual, (ii) the individual’s spouse and former spouses, (iii) any other natural person who is related to the individual or the individual’s spouse within the second degree, and (iv) any other natural person who resides with such individual and (b) “Material Interest” means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of voting securities or other voting interests representing at least 5% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 5% of the outstanding equity securities or equity interests in a Person.

“Restricted Territory” has the meaning set forth in Section 5.1.

“SDNs” has the meaning set forth in Section 3.29(b).

“SEC” has the meaning set forth in Section 3.4.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Seller Disclosure Schedules” has the meaning set forth in Article III.

“Seller Indemnified Party” and “Seller Indemnified Parties” has the meaning set forth in Section 7.3.

“Seller Material Adverse Effect” or “Seller Material Adverse Change” means any effect, change or circumstance that individually or in the aggregate with other effects, changes or circumstances is or could reasonably be expected to be, materially adverse to the business, assets, results of operations or condition (financial or otherwise) of the Seller, taken as a whole, or to the ability of the Seller to consummate timely the transactions contemplated hereby.

“Seller Owned Real Property” means the facility located at 100 Pine Aire Drive, Bay Shore, New York 11706.

“Seller Representatives” has the meaning set forth in Section 5.5(b).

“Straddle Period” means any taxable period that includes (but does not end on) the Closing Date.

“Subsidiary” means any corporation, limited liability company or partnership with respect to which a specified Person (or a Subsidiary thereof) owns, directly or indirectly, a majority of the common stock or other equity securities or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors or other members of the entity’s comparable governing body.

“Superior Proposal” has the meaning set forth in Section 5.5(f).

“Tangible Property” means all furniture, fixtures, equipment (including motor vehicles), computers, office equipment and apparatuses, tools, machinery,  supplies and other items of tangible personal property of every kind.

“Tax” or “Taxes” means (i) any and all taxes (whether federal, state, local or foreign), including, without limitation, income, gross receipts, profits, sales, use, occupation, value added, ad valorem, transfer, capital stock, franchise, withholding, license, customs duty, payroll, employment, unemployment, social security, disability, registration, alternative or add-on minimum, estimated, excise, escheat, stamp, or property taxes, together with any interest, penalties or additions to tax imposed with respect thereto and (ii) any obligations under any agreements or arrangements with respect to any Tax or Taxes described in clause (i) above.

“Tax Returns” means returns, reports and forms required to be filed with any Governmental Authority with respect to Taxes.

“Termination Date” has the meaning set forth in Section 8.1(b).

“Termination Fee” has the meaning set forth in Section 8.3(a).

“Third Party Claims” has the meaning set forth in Section 7.5(a).

“TINA” has the meaning set forth in Section 3.14(h).

“Trademark Assignment” has the meaning set forth in Section 2.5(b)(iv).

“Transition Services Side Letter” has the meaning set forth in Section 2.5(b)(x).

“WARN” has the meaning set forth in Section 3.16(e).

1.2           Construction.  Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender and the neuter, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement as a whole and not to any particular Article, Section or other subdivision, (iv) the terms “Article” or “Section” or other subdivision refer to the specified Article, Section or other subdivision of the body of this Agreement, (v) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation,” and (vi) when a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated.  All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.  When used herein, the terms “third party” or “third parties” refers to Persons other than Purchaser, the Seller or DGT.  Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires.

ARTICLE II.
THE PURCHASE; CLOSING

2.1           Sale and Transfer of the Acquired Assets.  Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, the Purchaser shall purchase and acquire from the Seller, and the Seller shall sell and transfer to the Purchaser, all of the Seller’s right, title and interest in and to the rights and assets of the Seller (but in all cases excluding the Excluded Assets), as and to the extent existing on the Closing Date (such rights and assets are hereinafter collectively referred to as the “Acquired Assets”), free and clear of all Liens other than Permitted Liens, including, without limitation:

(a)           all Tangible Property of the Seller located in, at or upon the Facilities and relating to the Business, including (i) any express or implied warranty of any item or component part thereof and all maintenance records and other documents relating thereto, and (ii) the Tangible Property set forth on Schedule 2.1(a) (the “Business Tangible Property”);

(b)           all Inventory of the Seller relating to the Business (the “Business Inventory”);

(c)           all Accounts Receivable of the Seller relating to the Business (the “Business Accounts Receivable”);

(d)           all Contracts (other than the Excluded Contracts), to which the Seller is a party and which relate to the Business (the “Business Contracts”);

(e)           to the extent transferable, all Governmental Authorizations of the Seller relating to the Business and all pending applications therefor or renewals thereof, including those set forth on Schedule 3.9(b);

(f)           all of the intangible rights and property of the Seller which relate to the Business, including all Intellectual Property used in the operation of the Business, including the Seller’s name and the items of Intellectual Property set forth on Schedule 3.12 (“Business Intellectual Property”);

(g)           all of the Seller’s claims, demands, deposits, refunds, rebates, causes of action, choses in action, rights of recovery, rights of set-off and rights of recoupment relating to the Business, other than those excluded pursuant to Section 2.2(e) and Section 2.2(f);

(h)           all prepaid charges, expenses, sums and fees of the Seller related to the Business which are included in Final Net Working Capital in accordance with Schedule 2.7(a)(iii);

(i)           all sales invoices, accounts and payable records, customer lists and sales records, and personnel records of the Seller relating to the Business (except to the extent specified in Section 2.2(h));

(j)           all rights in connection with the United Healthcare/Oxford HRA Medical Plan set forth on Schedule 3.17(a); and

(k)           all claims, if any, of the Seller against third parties relating to the Acquired Assets, whether choate or inchoate, known or unknown, contingent or non-contingent.

Notwithstanding the foregoing, for purposes of clarity, the Acquired Assets do not include any of the Excluded Assets.

2.2           Excluded Assets.  Notwithstanding anything to the contrary contained in Section 2.1 or elsewhere in this Agreement, the following assets of the Seller (collectively, the “Excluded Assets”) are not part of the sale and purchase contemplated hereunder, are excluded from the Acquired Assets and shall remain the property of the Seller after the Closing:

(a)           all cash and cash equivalents, including checking accounts, bank accounts, lock box numbers, marketable securities, commercial paper, certificates of deposit and other bank deposits, and treasury bills;

(b)           the Seller Owned Real Property;

(c)           all insurance policies and all rights of every nature (including proceeds) under or arising out of such policies (except to the extent specified in Section 2.1(k));

(d)           all Contracts which are set forth on Schedule 2.2(d), as well as any Tax sharing agreements or similar agreements with respect to or involving the Seller (collectively, the “Excluded Contracts”);

(e)           all claims, demands, deposits, refunds, rebates, causes of action, choses in action, rights of recovery, rights of set-off and rights of recoupment to the extent relating to any of the Excluded Assets or Excluded Liabilities;

(f)           any refunds, claims for refunds, credits, abatements, carryforwards or other benefits (or rights thereto) relating to Taxes imposed on or with respect to the Business or the Acquired Assets that relate to any period, or the portion of any period, ending prior to the Closing;

(g)           the corporate charter, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books, shares of capital stock, blank stock certificates, and other documents relating to the organization, maintenance and existence of the Seller as a corporation;

(h)           all personnel records that the Seller is required by law to retain in its possession, original books and records of the Seller, including but not limited to original copies of financial statements, journals, ledgers, correspondence, and customer records (provided that the Seller shall provide the Purchaser with copies of such records, as reasonably requested by the Purchaser, on or prior to the Closing Date or otherwise in accordance with this Agreement); and

(i)           all rights of the Seller under or pursuant to this Agreement and any other agreement entered into by the Seller in connection with the consummation of the Contemplated Transactions.

2.3           Assumed Liabilities.  Subject to the terms and conditions set forth in this Agreement, at the Closing, the Purchaser shall assume and shall agree to pay, defend, perform and discharge as and when due and performable, only the following specific Liabilities of the Seller (collectively, the “Assumed Liabilities”):

(a)           all Liabilities of the Seller (i) reflected on the Final Closing Balance Sheet as finally determined in accordance with Section 2.7(a), or (ii) which are expressly assumed by the Purchaser under the terms of this Agreement;

(b)           all Liabilities of the Seller under the Business Contracts, Governmental Authorizations and Business Intellectual Property other than (i) any Liability relating to a breach or violation by the Seller prior to the Closing Date, and (ii) any such Liabilities which relate to periods prior to the Closing Date to the extent not reflected on the Final Closing Balance Sheet;

(c)           all Liabilities of the Seller under the United Healthcare/Oxford HRA Medical Plan set forth on Schedule 3.17(a);

(d)           all Liabilities with respect to the Continuing Employees which are included in Final Net Working Capital in accordance with Schedule 2.7(a)(iii), including, but not limited to, salaries, wages, benefits, vacation pay, holiday pay, bonuses, incentive compensation and commissions;

(e)           all Liabilities relating to product liability claims for products of the Business sold by the Purchaser after the Closing; and

(f)           all Liabilities of the Seller to its customers for the repair, replacement or return of products manufactured or sold in the Ordinary Course of Business prior to or after the Closing, including the satisfaction of all warranty claims.

2.4           Excluded Liabilities.  Other than the Assumed Liabilities, the Purchaser shall not assume or otherwise be responsible for any other Liabilities of the Seller (collectively, the “Excluded Liabilities”).  DGT and/or the Seller shall pay, perform and discharge the Excluded Liabilities.  Without limiting the foregoing, Excluded Liabilities shall mean every Liability of the Seller other than the Assumed Liabilities including, without limitation:

(a)           any Liabilities of the Seller arising out of or relating to the operation of the Business prior to the Closing Date which are neither (i) fully reflected on the Final Closing Balance Sheet as finally determined in accordance with Section 2.7, nor (ii) expressly assumed by the Purchaser under the terms of this Agreement;

(b)           any and all Liabilities in respect of the Seller Owned Real Property (other than Liabilities of the Purchaser under the Lease), except to the extent the Seller can demonstrate that any such Liabilities result from actions taken by the Purchaser in the operation of the Business on the Seller Owned Real Property (and not from the fact that the Purchaser will be an operator of the Real Property pursuant to any applicable Environmental, Health and Safety Requirements) following the Closing Date;

(c)           any Liability of the Seller with respect to indebtedness for borrowed money;

(d)           any Liability of the Seller or DGT under this Agreement or under any other agreement entered into by the Seller in connection with the consummation of the Contemplated Transactions;

(e)           any Liability of the Seller which relates to the Excluded Assets or any Excluded Contract;

(f)           any Liability of the Seller or DGT to any shareholder or Affiliate of the Seller or DGT;

(g)           (i) any and all Liabilities for Taxes with respect to the Acquired Assets and the Business attributable to Pre-Closing Tax Periods, (ii) any and all Liabilities for Taxes of DGT, the Seller or any of their respective Affiliates for any taxable period, and (iii) Taxes of the Seller for which the Purchaser is held liable as a transferee, successor, by operation of law or otherwise; and

(h)           any joint and several Liabilities of DGT or the Seller, if any, imposed on either of them by virtue of being a member of a controlled group of corporations within the meaning of Section 414(b) of the Code or part of a trade or business under common control within the meaning of Section 414(c) of the Code.

2.5           The Closing.

(a)           The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Kaye Scholer LLP, located at 425 Park Avenue, New York, New York 10022 (or in such other manner as the Parties may mutually determine), commencing at 10 a.m. local time on the second Business Day following the satisfaction or waiver of all conditions to the obligations of the Parties in Article VI hereof to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine (the “Closing Date”).

(b)           At the Closing, the Seller shall deliver to the Purchaser:

(i)           the bill of sale and assignment in the form attached as Exhibit C hereto, executed by the Seller (the “Bill of Sale and Assignment”);

(ii)           the domain name assignment in the form attached as Exhibit E hereto, executed by the Seller;

(iii)           the copyright assignment in the form attached as Exhibit F hereto, executed by the Seller (the “Copyright Assignment”);

(iv)           the trademark assignment in the form attached as Exhibit G hereto, executed by the Seller and DGT (the “Trademark Assignment”);

(v)           such other bills of sale, assignments, certificates of title, documents and other instruments of transfer and conveyance as may reasonably be requested by the Purchaser, each in form and substance reasonably satisfactory to the Purchaser, executed by the Seller;

(vi)           copies of the Material Consents;

(vii)           the certificate referred to in Section 6.1(d)(i);

(viii)           the Escrow Agreement, executed by DGT and the Escrow Agent;

(ix)           the Lease, executed by the Seller;

(x)           a side letter in respect of transition services in the form attached as Exhibit H hereto, executed by the Seller and DGT (the “Transition Services Side Letter”); and

(xi)           all other agreements or instruments expressly required under the terms of this Agreement to be delivered at the Closing by the Seller to the Purchaser.

(c)           At the Closing, the Purchaser shall deliver:

(i)           to the Escrow Agent, the initial Escrow Amount;

(ii)           to the Seller, the Closing Cash Consideration in accordance with Section 2.6(b) below;

(iii)           to the Seller, the Bill of Sale and Assignment, executed by the Purchaser;

(iv)           to the Seller, the assumption agreement in the form attached as Exhibit D hereto, executed by the Purchaser;

(v)           to the Seller, the Copyright Assignment, executed by the Purchaser;

(vi)           to the Seller, the Trademark Assignment, executed by the Purchaser;

(vii)           to the Seller, the certificate referred to at Section 6.2(d)(i) below;

(viii)           to the Seller, the Escrow Agreement, executed by the Purchaser and the Escrow Agent;

(ix)           to the Seller, the Lease, executed by the Purchaser;

(x)           to the Seller, the Transition Services Side Letter, executed by the Purchaser; and

(xi)           all other agreements or instruments expressly required under the terms of this Agreement to be delivered at the Closing by the Purchaser to the Seller.

2.6           The Purchase Price.  On the terms and subject to the conditions set forth in this Agreement, the Purchaser agrees to deliver Twelve Million Five Hundred Thousand Dollars ($12,500,000) (the “Purchase Price”) at the Closing.  The Purchase Price shall be subject to adjustment at and after Closing in accordance with Section 2.7.  The Purchase Price shall be payable as follows:

(a)           The initial “Escrow Amount” (as defined in Section 2.8 herein) shall be delivered to the Escrow Agent pursuant to the terms and conditions of Section 2.8; and

(b)           The Purchase Price minus the initial Escrow Amount (the “Closing Cash Consideration”) shall be paid at the Closing (subject to potential adjustment pursuant to Section 2.7) to the Seller and shall be payable by wire transfer of immediately available funds to such bank account or accounts as per written instructions of the Seller, given to the Purchaser at least three (3) Business Days prior to the Closing.

2.7           Adjustments to Purchase Price.

(a)           Final Adjustment.

(i)           As soon as is practicable, but in no event later than ninety (90) days after the Closing Date, the Purchaser shall prepare, or cause to be prepared, and deliver to the Seller a balance sheet of the Seller as of the opening of business on the Closing Date (the “Final Closing Balance Sheet”), together with a statement showing the calculation of the Net Working Capital of the Seller as of the Closing Date (the amount of Net Working Capital as calculated based upon the Final Closing Balance Sheet, “Final Net Working Capital”).  The Final Closing Balance Sheet shall be prepared, and the calculation of Final Net Working Capital shall be made, in accordance with GAAP (except for the absence of notes and normal year-end adjustments) and in a manner consistent with the Seller’s past accounting practices and conventions.  If (A) the Seller agrees in writing to the Final Closing Balance Sheet and the amount of Final Net Working Capital, or (B) within thirty (30) days following delivery of the Final Closing Balance Sheet, the Seller does not give the Purchaser written notice of its objection to the Final Closing Balance Sheet or the amount of Final Net Working Capital (which notice shall contain a description in reasonable detail of the basis of the Seller’s objection), then in either such case, the assets and liabilities reflected on the Final Closing Balance Sheet and the amount of Final Net Working Capital shall be used for purposes of calculating the amount of any adjustments under this Section 2.7.

(ii)           If the Seller delivers to the Purchaser a timely written notice of objection to the Final Closing Balance Sheet and/or the amount of Final Net Working Capital (which notice shall contain a description in reasonable detail of the basis of the objection and set forth the Seller’s calculation of the amount of Final Net Working Capital), then the Seller and the Purchaser shall use their respective commercially reasonable efforts to resolve any such objection.  If a final resolution is not obtained within thirty (30) days after the Purchaser has received the written notice of objection to the Final Closing Balance Sheet and/or Final Net Working Capital, the issue(s) in dispute will be submitted to J.H. Cohn LLP (or such other independent accounting firm of recognized regional standing as may be mutually selected by the Purchaser and the Seller) (the “Auditor”) for resolution.  The Purchaser and the Seller shall use their respective commercially reasonable efforts to cause the Auditor to determine as promptly as practicable, but in any event within thirty (30) days of the date on which such dispute is referred to the Auditor, (i) whether the Final Closing Balance Sheet was prepared in accordance with the provisions of this Agreement, (ii) if any mathematical errors were made in calculating the amount of Final Net Working Capital and (iii) based solely on its determinations in clause (i) and (ii) of this sentence and only with respect to the remaining disagreements submitted to the Auditor, to what extent (if any) the amount of Final Net Working Capital requires adjustment, and the Auditor shall make no other determination.  In furtherance of the foregoing, each of the Purchaser and the Seller shall furnish to the Auditor its respective calculation of the amount of Final Net Working Capital.  Each of the Parties shall bear their own respective fees and expenses in connection with the audit, and the Purchaser and the Seller shall bear that percentage of the fees and expenses of the Auditor equal to the proportion of the dollar value of the disputed issues determined in favor of the other Party.  For example, if the Seller claims that Final Net Working Capital is $10,000 greater than the amount determined by the Purchaser, and if the Auditor ultimately resolves the dispute by awarding the Seller $7,000 of the $10,000 difference, then the costs and expenses of the Auditor shall be allocated 70% (i.e., $7,000 ÷ $10,000) to the Purchaser and 30% (i.e., $3,000 ÷ $10,000) to the Seller.  The determination of the Auditor shall be final, conclusive and binding on the Parties.

(iii)           For purposes of this Agreement, “Net Working Capital” means the amount determined by (x) the sum of the line items “Accounts Receivable,” “Inventory” and “Prepayments” minus (y) the sum of the line items “Accounts Payable” and “Accrued Expenses,” all as shown on the balance sheet of the Seller as of July 30, 2011 or the Final Closing Balance Sheet, as applicable, and calculated in accordance with the methodology set forth on Schedule 2.7(a)(iii).

(iv)           At such time as the Final Closing Balance Sheet and the amount of Final Net Working Capital is finalized per the foregoing provisions, the “Net Working Capital Adjustment Amount” shall be equal to the amount, if any, by which Final Net Working Capital is less than July 2011 Net Working Capital.

(v)           Following a final determination of the Net Working Capital Adjustment Amount, if the Net Working Capital Adjustment Amount is zero, or if Final Net Working Capital is greater than July 2011 Net Working Capital, then the Purchase Price Adjustment Escrow Amount shall be disbursed by the Escrow Agent to the Seller in accordance with the terms of the Escrow Agreement.

(vi)           Following a final determination of the Net Working Capital Adjustment Amount, if the Net Working Capital Adjustment Amount is greater than zero, the Purchase Price shall be decreased by the Net Working Capital Adjustment Amount, and the Seller shall be obligated to pay the Purchaser an aggregate amount equal to the Net Working Capital Adjustment Amount, such amount to be paid from the Purchase Price Adjustment Escrow Amount in the Escrow Account in accordance with the terms and conditions of the Escrow Agreement, and, if such amount is insufficient to satisfy such payment obligation, the Seller shall be obligated to reimburse the Purchaser for the amount of any such deficiency.  In the event that there is any Purchase Price Adjustment Escrow Amount remaining in the Escrow Account following the satisfaction of any payment obligations pursuant to this Section 2.7(a), such amount shall be disbursed by the Escrow Agent to the Seller in accordance with the terms of the Escrow Agreement.  Any payment to be made by the Seller pursuant to this Section 2.7 which is in excess of the Purchase Price Adjustment Escrow Amount shall be made not later than ten (10) days following the final determination of the Final Net Working Capital, and such payment shall be made to the Purchaser by wire transfer of immediately available funds to an account designated in writing by the Purchaser.

(b)           Physical Inventory Count.  The Parties acknowledge and agree that the determination of the amount of Business Inventory (and any applicable reserves in respect thereof) to be set forth on the Final Closing Balance Sheet for purposes of calculating Final Net Working Capital shall be based upon the results of a physical count of the Business Inventory which will be conducted by the Purchaser (or a third party on behalf of the Purchaser) following the Closing, in the presence of a representative of the Seller, at those locations where such Business Inventory is located.  Such physical count shall consist of all items of Business Inventory and such physical count shall be conducted in a manner to be determined by the Purchaser to be reasonably necessary in order to allow for verification of unit quantities of Business Inventory.  The result of the numerical count of unit quantities of Business Inventory (and only the numerical count, e.g., not the valuation of the Business Inventory) shall be mutually agreed upon by the Purchaser (or a third party on behalf of the Purchaser) and the representative of the Seller.

(c)           Cooperation.  Each Party shall provide the other Party and its representatives with reasonable access to books and records relating to the Seller and its assets and relevant personnel during the preparation of the Final Closing Balance Sheet and the resolution of any disputes that may arise under this Section 2.7.

2.8           Escrow Amount.  At Closing, the Purchaser shall pay to the Escrow Agent One Million Four Hundred Eighty Seven Thousand Dollars ($1,487,000) (such initial escrow amount, or, following release of funds as contemplated herein and in the Escrow Agreement, such reduced escrow amount, as the case may be, in each case together with any and all interest and/or earnings thereon, being the “Escrow Amount”) in cash payable by wire transfer of immediately available funds for deposit in an escrow account (the “Escrow Account”) in accordance with the terms and conditions of the Escrow Agreement to be entered into by and among the Purchaser, the Seller and the Escrow Agent in the form attached hereto as Exhibit A (the “Escrow Agreement”).  Two Hundred Thirty Seven Thousand Dollars ($237,000) of the Escrow Amount (the “Purchase Price Adjustment Escrow Amount”) shall serve as security for payments of the Seller in satisfaction of adjustments to the Purchase Price pursuant to the provisions of Section 2.7(a) hereof, and shall be held and distributed by the Escrow Agent in accordance with the terms of this Agreement and the Escrow Agreement.  The remaining One Million Two Hundred Fifty Thousand Dollars ($1,250,000) of the Escrow Amount (together with any interest or earnings on the entire Escrow Amount, the “Indemnification Escrow Amount”) shall serve as security for payments in satisfaction of any Losses incurred by Purchaser Indemnified Parties under Article VII hereunder, and shall be held and distributed by the Escrow Agent in accordance with the terms and conditions of this Agreement and the Escrow Agreement.

2.9           Escrow Release.  Subject to the terms and provisions of this Section 2.9, on that date which is the eighteen month anniversary of the Closing Date (the “Escrow Release Date”), the Escrow Agent shall disburse the Escrow Amount remaining in the Escrow Account to the Seller  In the event, however, that the Seller has received, on or before the Escrow Release Date, a notice (a “Claim Notice”) submitted in good faith by the Purchaser that the Escrow Agent may be required to disburse all or a portion of the Escrow Amount (such claimed amount, the “Claim Amount”) to the Purchaser pursuant to Article VII, then the portion of the Escrow Amount subject to such Claim Notice shall continue to be held by the Escrow Agent until the Claim Amount with respect thereto has been resolved.  As soon as any dispute with respect to such Claim Amount has been resolved, the Purchaser and the Seller shall be obligated to instruct the Escrow Agent to disburse such portion of the Escrow Amount, if any, as is required to be disbursed to Purchaser pursuant to Article VII, in connection with such Claim Amount, and the Escrow Agent shall disburse the entire remaining portion of the Escrow Amount, if any, to the Seller.

2.10           Non-Assignability of Acquired Assets.  Notwithstanding anything to the contrary contained in this Agreement, to the extent that the sale, assignment, sublease, transfer, conveyance or delivery or attempted sale, assignment, transfer, conveyance or delivery to the Purchaser of any Acquired Asset (other than Novation Contracts which are subject to the provisions of Section 5.6(d)) or any claim or right or any benefit arising thereunder or resulting therefrom is prohibited by any applicable Legal Requirement or would require any governmental or third party authorizations, approvals, consents or waivers and such authorizations, approvals, consents or waivers shall not have been obtained prior to the Closing, this Agreement shall not constitute a sale, assignment, transfer, conveyance or delivery, or any attempted sale, assignment, transfer, conveyance or delivery, thereof.  Following the Closing, the Seller and the Purchaser shall use commercially reasonable efforts, and the Seller and the Purchaser shall cooperate with each other, to obtain promptly such authorizations, approvals, consents or waivers.  Pending such authorization, approval, consent or waiver, the Parties shall cooperate with each other in any reasonable and lawful arrangements designed to provide to the Purchaser the full rights and benefits of use of each such Acquired Asset (including enforcement for the benefit of the Purchaser of any and all rights of the Seller against any other party arising out of such Acquired Asset and, if requested by the Purchaser, acting as an agent on behalf of the Purchaser or as the Purchaser shall otherwise reasonably require, at the Purchaser’s expense) and to provide the Purchaser the benefits of the transfer of such Acquired Asset (but solely to the extent that the Purchaser receives the benefits of use of such Acquired Asset).  Once authorization, approval, consent or waiver for the sale, assignment, transfer, conveyance or delivery of any Acquired Asset not sold, assigned, transferred, conveyed or delivered at the Closing is obtained, the Seller shall assign, transfer, convey and deliver such Acquired Asset to the Purchaser at no additional cost.  To the extent that any such Acquired Asset cannot be transferred or the full rights and benefits of use of any such Acquired Asset cannot be provided to the Purchaser following the Closing despite the Seller’s use of commercially reasonable efforts in accordance with this Section 2.10, then the Purchaser and the Seller shall enter into such arrangements (including subleasing or subcontracting if permitted) to provide to the Purchaser the economic and operational equivalents, to the extent permitted, and designed to provide the Purchaser with the rights and benefits (including enforcement for the benefit of the Purchaser of any and all rights of the Seller against any other party arising out of such Acquired Asset and, if requested by the Purchaser, acting as an agent on behalf of the Purchaser or as the Purchaser shall otherwise reasonably require, at the Purchaser’s expense) of obtaining such authorization, approval, consent or waiver and the performance by the Purchaser of the obligations thereunder and the Purchaser shall direct the operations of such Acquired Assets.  With respect to the provisions of this Section 2.10, the Seller shall pay reasonably promptly to the Purchaser when received, but not later than two (2) Business Days following receipt, all income, proceeds and other monies (other than the Purchase Price) received by the Seller to the extent related to any Acquired Asset.  Notwithstanding the foregoing, none of the Purchaser, the Seller or DGT shall be required to dispose of or make any changes to its business, expend any material funds or pay any transfer or similar fees in order to comply with this Section 2.10.  In addition, in no event shall the provisions of this Section 2.l0, or actions taken pursuant to the provisions of this Section 2.10 be deemed to constitute a waiver of the closing condition set forth in Section 6.1(f) with respect to obtaining each of the Material Consents.  For the avoidance of doubt, in no event shall the Seller or DGT be required under this Agreement to make any payment or transfer fee to any third party with respect to the obtaining of any Material Consents.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES OF DGT AND THE SELLER

Each of DGT and the Seller, jointly and severally, make the following representations and warranties to the Purchaser, as modified by the disclosure schedules prepared by the Seller and accompanying this Agreement (the “Seller Disclosure Schedules”), and each reference to a Schedule in this Article III shall be a reference to a section of such Seller Disclosure Schedules.

3.1           Organization, Qualification, and Corporate Power.

(a)           The Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.  The Seller is duly authorized to conduct business as a foreign corporation and is in good standing under the laws of each other jurisdiction where such qualification is required, except where the lack of such qualification would not reasonably be expected to have a Seller Material Adverse Effect.  The Seller is qualified to do business as a foreign corporation in the jurisdictions set forth on Schedule 3.1(a).  The Seller has full corporate power and authority to carry on the businesses in which it is engaged as it is presently conducted and to own, operate and use the properties owned and used by it.  Schedule 3.1(a) lists the officers of the Seller.  The Seller has delivered or made available to the Purchaser correct and complete copies of the certificate of incorporation and bylaws of the Seller (each as amended to date).  The Seller is not in violation of any provision of its certificate of incorporation or bylaws.

(b)           DGT is a corporation duly organized, validly existing, and in good standing under the laws of the State of New York.  DGT is duly authorized to conduct business as a foreign corporation and is in good standing under the laws of each other jurisdiction where such qualification is required, except where the lack of such qualification would not reasonably be expected to have a DGT Material Adverse Effect.  DGT is qualified to do business as a foreign corporation in the jurisdictions set forth on Schedule 3.1(b).  DGT has delivered or made available to the Purchaser correct and complete copies of the articles of incorporation and bylaws of DGT (each as amended to date).  DGT is not in violation of any provision of its articles of incorporation or bylaws.

3.2           [Intentionally Omitted].

3.3           Authorization of Transaction; Enforceability.  The Seller has full corporate power and authority to execute and deliver this Agreement and the Escrow Agreement and to perform its obligations hereunder and thereunder, and such execution, delivery and performance has been duly authorized by all necessary corporate action,  by the Seller, including by its sole shareholder and the Seller’s board of directors, and, except for the Seller Required Consents and Notices, no other corporate actions or proceedings on the part of the Seller are necessary to authorize this Agreement, the Escrow Agreement or to consummate the Contemplated Transactions.  DGT is the record and beneficial owner of all of the outstanding capital stock of the Seller and, as the sole stockholder of the Seller, through the execution of a written consent which it has made available to the Purchaser, has irrevocably approved of the adoption, execution, delivery and performance of this Agreement by the Seller.  DGT has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and such execution, delivery and performance has been duly authorized by all necessary corporate action by DGT and, except for the DGT Stockholders Approval, no other corporate actions or proceedings on the part of DGT are necessary to authorize this Agreement, the Escrow Agreement or to consummate the Contemplated Transactions.  Assuming due authorization, execution and delivery by the Purchaser, this Agreement and the Escrow Agreement constitute legal, valid and binding obligations of the Seller, enforceable against the Seller in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).  Assuming due authorization, execution and delivery by the Purchaser, this Agreement constitutes legal, valid and binding obligations of DGT, enforceable against DGT in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

3.4           Noncontravention.  Except as set forth on Schedule 3.4, neither the execution and the delivery of this Agreement, nor the consummation of the Contemplated Transactions, will (a) conflict with or violate the articles or certificate of incorporation, as the case may be, or bylaws of the Seller or DGT or result in a violation of any Legal Requirement or any Order, (b) contravene, conflict with or violate any Legal Requirement applicable to the Seller or DGT or by which any of them, the Acquired Assets or any of their respective properties or assets is bound, (c) contravene, conflict with, or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Contract identified or required to be identified on the Seller Disclosure Schedules, or result in the creation of any Lien on the Acquired Assets or any of the properties or assets of the Seller or DGT pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease or other instrument or obligation to which the Seller or DGT is a party or by which the Seller or DGT, or the Acquired Assets or any of their respective properties or assets is bound, or (d) other than with respect to Contracts entered into by the Seller subsequent to April 30, 2012, require the Seller or DGT to obtain any consent, notice, approval, ratification, permission, waiver, order or authorization, or registration, qualification, designation, declaration or make any filing with any third party or Governmental Authority, other than (i) the filing of a joint voluntary notice with CFIUS pursuant to Exon-Florio, and written confirmation by CFIUS of the successful completion of the review process under Exon-Florio with respect to the Contemplated Transactions, (ii) compliance with and filings under the ITAR, (iii) the consent of People’s United Bank under the People’s Bank Loan Agreement to perform the Seller’s and DGT’s obligations under this Agreement and to consummate the Contemplated Transactions or the satisfaction in full of the loan under the People’s Bank Loan Agreement, (iv) the DGT Stockholders Approval, and (v) filings required by the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”).

3.5           Title to Tangible Assets.  The Seller has good and marketable title to, or, in the case of leases and licenses, valid and subsisting leasehold interests or licenses in, all of the Acquired Assets.  The Acquired Assets are free and clear of all Liens, except Permitted Liens.

3.6           Subsidiaries.  The Seller does not have any Subsidiaries.

3.7           Financial Statements.  Schedule 3.7 attaches the following financial statements (collectively the “Financial Statements”):  (a) audited balance sheets and statements of operations as of and for the fiscal years ended August 1, 2009, July 31, 2010 and July 30, 2011 for the Seller, without notes thereto, and (b) unaudited balance sheets and statements of operations for the nine month period ended April 30, 2012, without notes thereto.  The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, subject to normal year-end adjustments for the interim statements that are not material, and present fairly the financial condition of the Seller as of such dates and the results of operations of the Seller for such periods.

3.8           Events Subsequent to Most Recent Fiscal Quarter End.  Since April 30, 2012, except as set forth on Schedule 3.8, (a) the Seller has operated its business in the Ordinary Course of Business, (b) there has not been any Seller Material Adverse Change and (c) the Seller has not  (i) issued any additional shares of capital stock or issued, sold or granted any option or right to acquire, or otherwise disposed of, any of its authorized but unissued capital stock; (ii) repurchased, retired or redeemed any shares of its capital stock; (iii) entered into any transaction with any third party outside the Ordinary Course of Business; (iv) granted any registration rights; (v) adopted or authorized any increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees; (vi) suffered damage to or destruction of or loss of any material asset or property, whether or not covered by insurance; (vii) entered into, terminated, or received notice of termination of (A) any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (B) any Contract or transaction involving a total remaining commitment by or to the Seller of at least $50,000; (viii) sold (other than sales of inventory in the Ordinary Course of Business), leased, or otherwise disposed of any asset or property of the Seller or mortgaged, pledged, or suffered imposition of any Lien on any asset or property of the Seller (including any of the Acquired Assets), including the sale, lease, or other disposition of any Intellectual Property; (ix) adopted any change in the accounting methods used by the Seller; or (x) entered into any written agreement, or to the Knowledge of the Seller, any oral agreement, to do any of the foregoing.

3.9           Legal Compliance; Permits.

(a)           Except as set forth on Schedule 3.9(a):

(i)           the Seller is, and at all times since December 31, 2008, has been, in compliance in all material respects with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets; and

(ii)           the Seller has not received, at any time since December 31, 2008, any written notice or other communication, or, to the Knowledge of the Seller, any oral notice or other communication, from any Governmental Authority or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of the Seller to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

(b)           Schedule 3.9(b) contains a complete and accurate list of each Governmental Authorization that is held by the Seller or that otherwise relates to the business of, or to any of the assets owned or used by, the Seller (including the Acquired Assets).  Each Governmental Authorization listed or required to be listed on Schedule 3.9(b) is valid and in full force and effect.  Except as set forth on Schedule 3.9(b):

(i)           the Seller is, and at all times since December 31, 2008, has been, in compliance in all material respects with all of the terms and requirements of each Governmental Authorization identified or required to be identified on Schedule 3.9(b);

(ii)           the Seller has not received, at any time since December 31, 2008, any written notice or other communication, or, to the Knowledge of the Seller, any oral notice or other communication, from any Governmental Authority or any other Person regarding (A) any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization; and

(iii)           all applications required to have been filed for the renewal of the Governmental Authorizations listed or required to be listed on Schedule 3.9(b) have been duly filed on a timely basis with the appropriate Governmental Authorities, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Authorities.

The Governmental Authorizations listed on Schedule 3.9(b) collectively constitute all of the Governmental Authorizations necessary to permit the Seller to lawfully conduct and operate its businesses in the manner it currently conducts and operates such businesses and to permit the Seller to own and use its assets in the manner in which it currently owns and uses such assets.

3.10           Tax Matters.

(a)           All Tax Returns for all periods ending on or before the Closing Date that are or were required to be filed by, or with respect to, the Seller, either separately or as a member of an affiliated group of corporations, have been or will be filed on a timely basis in accordance with the laws, regulations and administrative requirements of each Governmental Authority.  All such Tax Returns were, when filed, and continue to be, true, correct and complete in all material respects.  The Seller has timely paid, or made provision for the payment of, all Taxes that have or may become due for all periods ending on or before the Closing Date, including, without limitation, all Taxes reflected on its Tax Returns or in any assessment, proposed assessment, or notice, either formal or informal, received by DGT, the Seller, or any affiliated party with respect to any of them.

(b)           All Tax Returns that have been filed by or with respect to, the Seller (either separately or as a member of an affiliated group of corporations) through the taxable year ending December 31, 2007 have been audited or are closed by the applicable statute of limitations.

(c)           Schedule 3.10(c) lists all Tax Returns filed with respect to the Seller for taxable periods ended on or after December 31, 2007, that have been audited, and indicates those Tax Returns that currently are the subject of audit.  The Seller has delivered or made available to the Purchaser correct and complete copies of all examination reports, and statements of deficiencies assessed against or agreed to by the Seller since December 31, 2007.

(d)           The Seller has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency.

(e)           The Seller is not a party to any Tax allocation or sharing agreement.

(f)           The charges, accruals and reserves with respect to Taxes on the books of the Seller are adequate in all material respects.  All Taxes that the Seller is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the appropriate Governmental Authority.  All Taxes that may later become due and payable with respect to any period ending on or before the Closing Date for the Seller will be paid by the Seller, without any reimbursement or contribution by the Purchaser.

(g)           There are no liens with respect to Taxes upon any of the properties or assets, real or personal, tangible or intangible, of the Seller (except for Taxes not yet due).

(h)           No property owned by the Seller is property that the Seller is or will be required to treat as being owned by another person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately before the enactment of the Tax Reform Act of 1986, or is “tax-exempt use property” within the meaning of Section 168(h) of the Code.

(i)           The Seller has not agreed to nor is required to make any adjustment pursuant to Section 481(a) of the Code.  The IRS has not proposed any adjustment or change in accounting method with respect to the Seller.  The Seller does not have an application pending with any Taxing Authority requesting permission for any change in accounting method.

(j)           The Seller does not own an interest in any (i) domestic international sales corporation as defined in section 992(a) of the Code, (ii) controlled foreign corporation as defined in Section 957(a) of the Code, or (iii) passive foreign investment company as defined in Section 1297(a) of the Code.

(k)           The Seller is not a party (other than as an investor) to any industrial development bond.

(l)           During the previous two years the Seller has not engaged in any exchange under which the gain realized on such exchange was not recognized due to Section 1031 of the Code.

(m)           None of the property owned or used by the Seller is subject to a lease other than a “true” lease for federal income tax purposes.

(n)           The Seller has not entered into any reportable transactions within the meaning of Treasury Regulation Section 1.6011-4(b).

(o)           The Seller is not a party to any deferred intercompany transaction that will be restored (pursuant to the Section 1502 regulations) and will result in income or loss to the Seller due to the consummation of the transactions contemplated hereby.

(p)           The Seller has disclosed on its U.S. federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of U.S. federal income Tax within the meaning of Code Section 6662.

(q)           The Seller will not be required to include any item of income or gain in, or be required to exclude any item of deduction or loss from, any period ending after the Closing Date as a result of any (i) closing or similar agreement with any Governmental Authority, (ii) installment sale or open transaction, (iii) election under Section 108(i) of the Code or (iv) prepaid amount received prior to the Closing Date.

(r)           No written claim has been made by any Governmental Authority in a jurisdiction where the Seller does not file a Tax Return that the Seller is or may be subject to Tax in that jurisdiction.

3.11           Real Property.

(a)           The Seller does not own any real property other than the Seller Owned Real Property.

(b)           Schedule 3.11(b) sets forth a true and complete list of all leases, subleases, licenses and other agreements (collectively, the “Real Property Leases”) under which the Seller uses or occupies, has the right to use or occupy, or leases the right to use or occupy, now or in the future, any real property.  The Seller is not obligated as a tenant, sub-tenant or guarantor of any such obligation under any lease, sublease, license or other agreement except the Real Property Leases.

(c)           True and complete copies of (i) all leases, contracts, licenses and permits pertaining to the land, buildings, and other improvements covered by the Real Property Leases which are in the possession of the Seller or DGT and (ii) all instruments, agreements and other documents evidencing, creating or constituting encumbrances thereon which are in the possession of the Seller or DGT have been delivered or made available to the Purchaser.

3.12           Intellectual Property.

(a)           The Seller owns or has the right to use pursuant to a license, agreement, or permission all Intellectual Property necessary for the operation of the businesses of the Seller as presently conducted.  Each item of Intellectual Property owned or used by the Seller immediately prior to the Closing hereunder will be owned or available for use by the Purchaser on identical terms and conditions immediately subsequent to the Closing hereunder.

(b)           To the Knowledge of the Seller, the Seller has not infringed upon any Intellectual Property rights of third parties.  The Seller has not received any written complaint, claim, demand, or notice, or, to the Knowledge of the Seller any oral complaint, claim, demand, or notice, alleging any such infringement (including any claim that the Seller must license or refrain from using any Intellectual Property rights of any third party).  To the Knowledge of the Seller, no third party has infringed upon any Intellectual Property rights of the Seller.  To the Knowledge of the Seller, none of the Intellectual Property of the Seller is used or available for use by any Person other than the Seller, except pursuant to agreements identified in Schedule 3.12(b).  The Seller has made available for review all such arrangements to the Purchaser.

(c)           Schedule 3.12(c) identifies each patent, copyright, or trademark registration which has been issued to the Seller with respect to any of the Seller-owned Intellectual Property and identifies each pending patent application or application for registration which the Seller has made with respect to any of the Seller-owned Intellectual Property.  The Seller has delivered or made available to the Purchaser for review correct and complete copies of all such registrations and/or applications (as amended to date).  Schedule 3.12(c) also identifies each trade name, domain name, unregistered copyright, or unregistered trademark used by the Seller in connection with any of its businesses as currently conducted.  With respect to each item of Intellectual Property owned or used by the Seller and required to be identified in Schedule 3.12(c):

(i)           to the Knowledge of the Seller, the Seller possesses all right, title, and interest in and to the item, free and clear of any Lien;

(ii)           the item is not subject to any outstanding injunction, judgment, order, decree, or ruling; and

(iii)           no action, suit, proceeding, hearing, complaint, claim is pending or, to the Knowledge of the Seller, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item.

(d)           Except for off-the-shelf software and/or information technology or communication devices, Schedule 3.12(d) identifies each item of third-party Intellectual Property that the Seller uses pursuant to license, agreement, or permission.  With respect to each item of Intellectual Property required to be identified in Schedule 3.12(b) or Schedule 3.12(d) and which is subject to a license, agreement or permission:

(i)           to the Knowledge of the Seller, the license, agreement, or permission covering the item is legal, valid, binding and enforceable by the Seller against all other parties thereto, and in full force and effect;

(ii)           to the Knowledge of the Seller, the license, agreement, or permission will continue to be legal, valid, binding and enforceable by the Seller against all other parties thereto, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

(iii)           to the Knowledge of the Seller, no party to the license, agreement, or permission is in breach or default thereunder; and

(iv)           the Seller has made available to the Purchaser for review all such licenses, agreements and/or permissions.

(e)           All royalties, license fees, charges and other amounts payable by, on behalf of, or for the account of, the Seller in respect of any Intellectual Property are reflected in the Financial Statements or will be reflected on the books of the Seller as of the Closing Date, as applicable.

(f)           Since December 31, 2008, there has not been any claim, demand or Proceeding brought or, to the Knowledge of the Seller, threatened, which in any such case (i) challenged the rights of the Seller in respect of any Intellectual Property owned or used by the Seller, (ii) asserted that the Seller was infringing or otherwise in conflict with, or required to pay any royalty, license fee, charge or other amount with regard to, any Intellectual Property owned or used by the Seller, or (iii) claimed that any default existed under any agreement or arrangement listed on Schedules 3.12(b) or 3.12(d) with regard to any Intellectual Property owned or used by the Seller.  None of the Intellectual Property owned or used by the Seller and set forth in Schedules 3.12(b), 3.12(c) and 3.12(d) is subject to any outstanding Order by or with any court, arbitrator, or administrative agency, or has been the subject of any litigation or, to the Knowledge of the Seller, threatened claim or litigation, within the last five (5) years, whether or not resolved in favor of the Seller.

3.13           Contracts.  Schedule 3.13 lists the following contracts and other agreements (other than Government Contracts) to which the Seller is a party as of April 30, 2012:

(a)           any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $10,000 per annum;

(b)           any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a material loss to the Seller, or involve consideration in excess of $25,000;

(c)           any agreement concerning a partnership or joint venture;

(d)           any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, or under which it has imposed a Lien on any of its assets, tangible or intangible;

(e)           any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of its current or former directors, officers, and employees;

(f)           any agreement for the employment of any Continuing Employee on a full-time, part-time, or other basis, or any consulting agreement, in any such case providing annual compensation in excess of $50,000 or providing severance benefits;

(g)           any agreement under which it has advanced or loaned any amount to any of its directors, officers or employees outside the Ordinary Course of Business;

(h)           any agreement (or group of agreements) that was not entered into in the Ordinary Course of Business or involves expenditures (including capital expenditures) or consideration in excess of $25,000;

(i)           any lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other agreement affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $10,000 and with terms of less than one year);

(j)           any licensing agreement or other similar agreement with respect to patents, trademarks, copyrights, or other Intellectual Property;

(k)           any agreements with current or former employees, consultants, or contractors regarding the appropriation or non-disclosure of any of the Intellectual Property;

(l)           any collective bargaining agreement or other similar agreement to or with any labor union or other employee representative of a group of employees;

(m)           any agreement containing covenants that in any way purport to restrict the business activity of the Seller or any Affiliate of the Seller or limit the freedom of the Seller or any Affiliate of the Seller to engage in any line of business or to compete with any Person;

(n)           any power of attorney that is currently effective and outstanding;

(o)           any agreement entered into other than in the Ordinary Course of Business that contains or provides for an express undertaking by the Seller to be responsible for consequential damages;

(p)           any written warranty, guaranty, and or other similar undertaking with respect to contractual performance extended by the Seller other than in the Ordinary Course of Business;

(q)           any agreement containing off-set rights or obligations; and

(r)           any written amendment, modification or supplement, or to the Knowledge of the Seller, any oral amendment, modification or supplement, in respect of any of the foregoing.

The Seller has made available to the Purchaser a correct and complete copy of each written agreement listed in Schedule 3.13 (as amended to April 30, 2012) and a written summary setting forth the terms and conditions as of April 30, 2012 of each oral agreement referred to therein.  With respect to each such agreement:  (A) subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), the agreement is legal, valid, binding and enforceable against the Seller and against all other parties thereto, and is in full force and effect; (B) except as set forth on Schedule 3.13 and subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), the agreement will continue to be legal, valid, binding and enforceable against the Seller and all other parties thereto, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; and (C) the Seller is in compliance in all material respects with the agreement, and to the Knowledge of the Seller, each other party is in compliance in all material respects with the agreement.

The Seller has not given to or received from any other Person who is a counterparty to any such agreement, at any time since December 31, 2008, any written notice or other communication, or, to the Knowledge of the Seller, any oral notice or other communication, regarding any actual, alleged, possible, or potential violation, termination or cancellation for convenience or breach of, or default under, any agreement identified or required to be identified on Schedule 3.13.

Except for the People’s Bank Loan Agreement (for which DGT and the Seller shall (x) obtain the consent of People’s United Bank under the People’s Bank Loan Agreement to perform their respective obligations under this Agreement and to consummate the Contemplated Transactions or (y) satisfy in full the loan under the People’s Bank Loan Agreement at or prior to Closing, in either such case without any residual liability to the Seller), the Seller does not have indebtedness for borrowed money other than borrowings and refinancings in the Ordinary Course of Business.

Except as set forth on Schedule 3.13, no officer, director, agent, employee, consultant, or contractor of the Seller is bound by any agreement that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor to (A) engage in or continue any conduct, activity, or practice relating to the business of the Seller as presently conducted or (B) assign to the Seller or to any other Person any rights to any invention, improvement, or discovery.

3.14           Government Contracts.

(a)           Schedule 3.14(a) sets forth a complete and accurate list of (i) all Government Contracts that are in effect as of April 30, 2012, and (ii) all outstanding Bids for Government Contracts as of April 30, 2012 for which an award has not been issued.

(b)           Except as set forth in Schedule 3.14(b), (i) the Seller has complied in all material respects with all Legal Requirements applicable and pertaining to each Government Contract and each Bid for a Government Contract (or in any certificate, statement, list, schedule or other documents submitted or furnished in connection with the foregoing); (ii) all facts set forth in or acknowledged by the Seller in any disclosure statements, representations, warranties or certifications made by the Seller with respect to any Government Contract or Bid for a Government Contract were correct, current and complete in all material respects as of their submission date; (iii) no termination for convenience, termination for default, cure notice or show cause notice is currently in effect, has been issued, or, to the Knowledge of the Seller, has been threatened, with respect to any Government Contract or Bid for a Government Contract; (iv) no cost incurred or invoice rendered by the Seller pertaining to any Government Contract is currently being questioned or challenged by any Governmental Authority or any other Person, has been disallowed by any Governmental Authority or has been or now is, the subject of an investigation; (v) no amount of money due to the Seller, under any Government Contract or Bid for a Government Contract has been withheld or set off or, to the Knowledge of the Seller, been threatened to be withheld or set off, nor has any claim been made to withhold or set off money; and (vi) all invoices and claims, including requests for progress payments and provisional cost payments, submitted by the Seller to any Governmental Authority with respect to any Government Contract or Bid for a Government Contract were correct and complete in all material respects as of their submission date.

(c)           Except as set forth in Schedule 3.14(c), (i) there have not been and there currently do not exist any outstanding written claims or requests, or, to the Knowledge of the Seller, any oral claims or requests, for equitable adjustment against the Seller by any Governmental Authority or by any prime contractor, higher or lower tier subcontractor, vendor or other third party arising under or relating to any Government Contract or Bid for a Government Contract; and (ii) the Seller has not received notice of, and to the Knowledge of the Seller, there has not been and do not exist, any material outstanding disputes between the Seller and any Governmental Authority under the Contract Disputes Act of 1978 (as amended) or any other Legal Requirement, or between the Seller and any prime contractor, higher or lower tier subcontractor, vendor or other third party arising under or relating to any Government Contract or Bid for a Government Contract.

(d)           Neither the Seller nor any of its predecessors, partners, principals or officers has nor has any employee, consultant, agent, vendor or supplier of the Seller, been debarred, suspended or excluded from participation in the award of any Government Contract or for any reason listed on the “General Services Administration’s Excluded Parties List System” (or similar listing).  To the Knowledge of the Seller, no debarment, suspension or exclusion proceeding has been initiated against the Seller or any of its predecessors, partners, principals, officers, employees, consultants, agents, vendors or suppliers in the past seven (7) years.

(e)           Except as set forth in Schedule 3.14(e), the Seller has not received any written documentation relating to any audits, investigations, lawsuits, subpoenas, administrative proceedings, mediations or arbitrations, and, to the Knowledge of the Seller, there have been no (and there are no pending) audits, investigations, lawsuits, subpoenas, administrative proceedings, mediations or arbitrations, in any such case involving or related to the Seller or any of its partners, principals, directors, officers, agents, consultants or employees with respect to an alleged or potential violation of a contract requirement or Legal Requirement or regulation pertaining to any Government Contract, since the date five (5) years prior to the date of this Agreement.

(f)           The Seller has not made any written disclosure or, to the Knowledge of the Seller, any oral disclosure, to any agency of the United States government or other customer or prime contractor or higher-tier subcontractor, pursuant to any voluntary disclosure agreement or the FAR mandatory disclosure provision (FAR 9.406-2, 9.407-2 and 52.203-13), related to any suspected, alleged or possible violation of a contract requirement or violation of Legal Requirements with respect to any Government Contract.

(g)           The pricing, cost accounting, estimating, procurement and other systems relating to all Government Contracts have been properly disclosed in all material respects to the U.S. Government to the extent required by Legal Requirement or regulation or the terms of any Government Contract.

(h)           The Seller’s accounting system has complied in all material respects with the requirements, as applicable, of the Federal Acquisition Regulation (“FAR”) and Federal Cost Accounting Standards (“CAS”). The Seller has not received any written reports or, to the Knowledge of the Seller, any oral reports, resulting from financial audits or other investigations by officials of any U.S. Governmental Authority of the Seller’s Government Contracts (past or present) that conclude that the Seller engaged in overcharging or other defective pricing practices or in other practices in violation of the FAR.  General and administrative costs associated with the Seller’s Government Contracts, including, but not limited to, real property rental costs, comply in all material respects with allowability and allocability requirements under the FAR and the CAS.  Except as set forth on Schedule 3.14(h), the Seller has not received written documentation in respect of any financial audits or other investigations and, to the Knowledge of the Seller, there are no financial audits or other investigations, in each case by U.S. Government officials of the Seller’s Government Contracts (past or present) on-going or completed and awaiting issuance of a report.  The Seller has complied in all material respects with the Truth in Negotiations Act (“TINA”) and has not failed to make any disclosures required under TINA that could reasonably be expected to result in a defective pricing claim against the Seller.  Furthermore, all certifications and representations made by the Seller in connection with any proposal, bid or award process for Government Contracts were true, correct and complete in all material respects when made.

(i)           All representations, certifications and statements executed, acknowledged or submitted by or on behalf of the Seller to a governmental agency, prime contractor or higher-tier subcontractor in connection with any Government Contract (or change or modification thereto) since that date which is three years prior to the date hereof, including (but not limited to) any statements made in connection with the Procurement Integrity Law, 41 U.S.C. § 423, the Lobbying Disclosure Act of 1995, 2 U.S.C. § 1601-1612, the Byrd Amendment, 31 U.S.C. § 1352, and their associated implementing regulations, were and still are complete and correct in all material respects.

(j)           To the Knowledge of the Seller, there is no Bid or Contract proposal made by the Seller that, if accepted or entered into, would reasonably be expected to result in a financial loss to the Seller.

(k)           The Seller has complied in all material respects with all U.S. Government laws, regulations and compliance programs applicable to its Government Contracts, including but not limited to those involving the Anti-Kickback Act, Contract Works Hours and Safety Standards Act, Davis-Bacon Act, Walsh-Healy Public Contracts Act, equal opportunity, affirmative action, drug-free workplace, procurement integrity, government contracts, security clearances, export controls, small business and minority subcontracting, voluntary disclosure of government procurement laws and regulations, Foreign Corrupt Practices Act, payment of sales commissions to and reporting of the use of foreign selling agents, and lobbying laws and regulations.  The Seller has complied in all material respects with all record retention requirements contained in the FAR, the Government Contracts and all other U.S. Government laws, regulations and compliance programs applicable to the Government Contracts.

(l)           Except as set forth on Schedule 3.14(l), as of April 30, 2012, the Seller has not been awarded any Government Contracts currently in effect and under which services are currently being performed or required to be performed under small business programs as defined in Part 19 of the FAR or any other Government contracting preference programs, such as are available to minority, veterans or women owned businesses.

(m)           No Government Contracts have funding limits which have been exceeded or which are likely to be exceeded in order to complete the contract work.  To the Knowledge of the Seller, no Government Contracts which are fixed price contracts will be completed at a loss.

(n)           With regard to Government-furnished property provided to the Seller pursuant to Government Contracts:

(A)           The Seller’s inventory, accounting and physical security systems for controlling Government-furnished property, equipment and fixtures which are loaned, bailed, leased or otherwise furnished to the Seller, comply in all material respects with all Legal Requirements;

(B)           The Seller has not received any and, to the Knowledge of the Seller, there are no reports arising from audits or investigations of the Seller’s inventory, accounting, maintenance and physical security systems for controlling Government-furnished property, equipment and fixtures in the possession of the Seller and its subcontractors and vendors which have led or could reasonably be expected to lead to any claim, damages, penalty, assessment, recoupment of payment, disallowance of any cost or any material adjustment of direct or indirect rates applied to Government Contracts;

(C)           To the Knowledge of the Seller, the Seller has no financial liability to any Governmental Authority for the condition or accounting of any U.S. Government property, equipment and fixtures which are loaned, bailed, leased or otherwise furnished to the Seller and its subcontractors and vendors; and

(D)           Concurrently with the Closing, the Seller will continue to be vested with all rights, title, interest and authority to use all of the U.S. Government property in the possession of the Seller and its subcontractors and vendors to the same degree as the Seller immediately prior to the Closing.

(o)           To the Knowledge of the Seller, there are no Organizational Conflicts of Interest (“OCI”) within the meaning of FAR Subpart 9.5 or agency procurement regulations on any Government Contract to which the Seller, or its directors, managers, officers, employees, agents or consultants are a party.  To the Knowledge of the Seller, the consummation of the Contemplated Transactions will not result in any potential OCI.

(p)           To the Knowledge of the Seller, the Seller has complied in all respects with all Legal Requirements relating to the hiring of former U.S. Government employees.

(q)           As of April 30, 2012, the Seller is not manufacturing or delivering goods to the U.S. Government, or performing services for the U.S. Government, other than pursuant to written Government Contracts listed on Schedule 3.14(a) hereto.

(r)           The Seller is not registered, nor is it required to be registered, with the Bureau of Alcohol, Tobacco and Firearms as an importer of U.S. Munitions Import List articles.

(s)           Except as set forth on Schedule 3.14(s), as of April 30, 2012, the Seller is not subject to any forward pricing rate agreements.

(t)           The Seller is not a party to any classified Government Contract.

(u)           Except as set forth in Schedule 3.14(u), none of the current Government Contracts or Bids for Government Contracts are subject to termination by a Governmental Authority solely as a result of the execution of this Agreement.

(v)           Except as set forth in Schedule 3.14(v), neither the Seller nor DGT has credible evidence of a violation of federal criminal law involving the fraud, conflict of interest, bribery, or gratuity provisions found in Title 18 of the U.S. Code, a violation of the civil False Claims Act (31 U.S.C. §§ 3729-3733) or a significant overpayment (other than overpayments resulting from contract financing payments as defined in FAR 32.001) in connection with the award, performance, or closeout of any Government Contract.  For purposes of this clause, the definitions and guidance found in 73 Fed. Reg. 67064 shall apply.

(w)           The terms and phrases in this Section 3.14 shall have the meaning set forth in the Federal Acquisition Regulation, codified at Title 48 Code of Federal Regulations, or other applicable Legal Requirement.

3.15           Litigation.

(a)           Except as set forth on Schedule 3.15(a), there are no pending Proceedings:

(i)           that have been commenced by or against the Seller since December 31, 2008 or that otherwise relate to or may affect the business of, or any of the assets owned or used by, the Seller; or

(ii)           that challenge, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated hereby.

To the Knowledge of the Seller, no such Proceeding has been threatened.  The Seller has made available to Purchaser copies of all pleadings, correspondence, and other documents relating to each Proceeding listed on Schedule 3.15(a).

(b)           Except as set forth on Schedule 3.15(b):

(i)           there is no Order to which the Seller, or any of the assets owned or used by the Seller, is subject; and

(ii)           no officer, director, agent, or employee of the Seller is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of the Seller.

(c)           Except as set forth on Schedule 3.15(c):

(i)           the Seller is, and at all times since December 31, 2008, has been, in compliance in all material respects with the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject; and

(ii)           the Seller has not received, at any time since December 31, 2008, any written notice or other communication, or, to the Knowledge of the Seller, any oral notice or other communication, from any Governmental Authority or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which the Seller, or any of the assets owned or used by the Seller, is or has been subject.

3.16           Employees.

(a)           To the Knowledge of the Seller, no executive officer, manager or group of employees of the Seller has informed the Seller or DGT of any plans to terminate their employment with the Seller or to decline employment to be offered by the Purchaser at or following the Closing, generally or as a result of the Contemplated Transactions.

(b)           The Seller is not a party to or bound by any collective bargaining agreement.  To the Knowledge of the Seller, there is no organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Seller.  The Seller has not been engaged in any unfair labor practice and there is (i) no unfair labor practice charge or complaint pending against the Seller or, to the Knowledge of the Seller, threatened against the Seller before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Seller, or to the Knowledge of the Seller, so threatened, (ii) no strike, labor dispute, slow down or work stoppage pending against the Seller or, to the Knowledge of the Seller, threatened against the Seller, and (iii) no union representation question, petition or proceeding existing with respect to the employees of the Seller.

(c)           Schedule 3.16 sets forth the following:  a true, complete and accurate list of each employee, independent contractor or consultant of the Seller, his or her date(s) of hire by the Seller, position and title (if any), current rate of compensation (including bonuses, commissions and incentive compensation, if any), and in the case of an employee, whether such employee is hourly or salaried, whether such employee is exempt or non-exempt, the number of such employee’s accrued sick days and vacation days, whether such employee is absent from active employment and, if so, the date such employee became inactive, the reason for such inactive status and, if applicable, the anticipated date of return to active employment.  The Purchaser has been provided a copy of all W-2 forms distributed to each such employee with respect to compensation received from the Seller in the 2011 tax year.  Except as disclosed in Schedule 3.16, the Seller has no unsatisfied or unaccrued liability to any previously terminated employee or independent contractor.  The Seller has disclosed all written employee handbooks, policies, programs and arrangements to the Purchaser.

(d)           All Continuing Employees are employees at will (and the Contemplated Transactions shall not otherwise affect such at will status) or otherwise employed such that the Seller may lawfully terminate their employment at any time, with or without cause, without creating any cause of action against the Seller or otherwise giving rise to any liability of the Seller for wrongful discharge, breach of contract or tort or any other similar cause at law or in equity except where such termination of employment would be in violation of state public policies or state law (including antidiscrimination laws) and except for any rights under the Seller’s severance policies.  A true and correct copy of any form of non-competition, non-solicitation or confidentiality agreement currently in force with any of the employees or consultants of the Seller, and any variances therefrom, has been delivered to the Purchaser.

(e)           The Seller has complied in all material respects with all applicable laws, rules and regulations relating to labor or labor relations or employment, including, without limitation, any provisions thereof relating to equal employment opportunity, wages, hours, overtime regulation, employee safety, immigration control, drug testing, termination pay, vacation pay, fringe benefits, collective bargaining and the payment and/or accrual of the same and all Taxes, insurance and all other costs and expenses applicable thereto, and neither DGT nor the Seller is liable for any arrearage, or any Taxes, costs or penalties for failure to comply with any of the foregoing.  Without limiting the generality of the foregoing, neither DGT nor the Seller has incurred a violation of Part 6 of Subtitle B of Title I of ERISA (“COBRA”) or other applicable state insurance continuation law.  No COBRA or other state insurance continuation law violation exists or will exist with respect to any employees of the Seller prior to and including the Closing Date, nor will any such violation occur as a result of the sale of the business contemplated by this Agreement.  As of the Closing Date, the Seller will not be an enterprise subject to the Worker Adjustment and Retraining Notification Act or any similar state or local law (collectively referred to as “WARN”) and the Seller will not incur liabilities, penalties or other charges under WARN.

(f)           Each person whom the Seller has retained as an independent contractor qualifies or qualified as an independent contractor and not as an employee of the Seller under the Code and all applicable state laws.  Except as set forth on Schedule 3.16, in and of itself, neither the execution and delivery of this Agreement nor the consummation of the Contemplated Transactions shall cause the Seller to be in breach of any agreement with any employee, contractor or consultant of the Seller or cause the Seller to be liable to pay any severance or other amount to any employee, contractor or consultant of the Seller.

(g)           No charge or complaint of employment discrimination or other similar charge or complaint has been made against the Seller during the last three (3) years, or is pending or, to the Knowledge of the Seller, threatened, nor, to the Knowledge of the Seller, is there any basis for any such allegation, charge or complaint.

3.17           Employee Benefits.

(a)           For purposes of this Agreement, the term “Employee Plans” means (i) all employee benefit plans as defined in Section 3(3) of ERISA; (ii) all other pension, retirement, group insurance, severance pay, deferred compensation, excess or supplemental benefit, vacation, stock, stock option, equity-based compensation, phantom stock, fringe benefit and incentive plans, contracts, schemes, programs, funds, commitments, or arrangements of any kind; and (iii) all other plans, contracts, schemes, programs, funds, commitments, or arrangements providing money, services, property, or other benefits, formal or informal, qualified or nonqualified, funded or unfunded, and including any that have been frozen, which pertain to any employee, former employee, director, officer, shareholder, member, manager, consultant, or independent contractor of the Seller or any ERISA Affiliate of the Seller and (i) to which the Seller or any ERISA Affiliate of the Seller is or has been a party or by which any of them is or has been bound or (ii) with respect to which the Seller has made any payments or contributions since December 31, 2008 or (iii) to which the Seller may otherwise have any liability either directly or by virtue of the liability of an ERISA Affiliate (including any such plan or arrangement formerly maintained by the Seller or any ERISA Affiliate of the Seller).  All Employee Plans are listed and briefly described in Schedule 3.17(a).  For purposes of this Agreement, “ERISA Affiliate” shall mean any corporation or other business entity that is included in a controlled group of corporations within which the Seller is also included, as provided in Section 414(b) of the Code; or which is a trade or business under common control with the Seller, as provided in Section 414(c) of the Code; or which constitutes a member of an affiliated service group within which the Seller is also included, as provided in Section 414(m) of the Code; or which is required to be aggregated with the Seller pursuant to regulations issued under Section 414(o) of the Code.  All ERISA Affiliates are listed in Schedule 3.17(a).

(b)           Each Employee Plan is in compliance in all material respects with its terms and with ERISA and other applicable laws (including, without limitation, compliance with the health care continuation requirements of COBRA and the deferred compensation rules and withholding requirements set forth in Section 409A of the Code), and with any applicable collective bargaining agreement and all other agreements and instruments applicable to any Employee Plan.  Schedule 3.17(b) sets forth each former employee of the Seller entitled to COBRA benefits and the remaining period of such benefits.  The Seller and each applicable ERISA Affiliate of the Seller have received favorable determination letters as to the qualification under the Code of each pension plan, as defined in Section 3(2) of ERISA (“Pension Plan”) or the Plan is a master or prototype plan which may properly rely on the applicable opinion or advisory letter for such plan, and there have been no amendments or other developments since the date of such determination letters which would cause the loss of such qualified status that could not be addressed either by self correction or a filing under the Employee Plans Compliance Resolution System, in either such case without penalty or other material obligation to the Seller.  No material violation of ERISA has occurred in connection with the administration of any of the Employee Plans, and there are no actions, suits, or claims (other than routine, non-contested claims for benefits) pending or, to the Knowledge of the Seller, threatened against the Employee Plans, or any administrator or fiduciary thereof, which could result in any liability.  Each Employee Plan can be terminated within thirty days, without payment of any additional contribution or amount and, except as otherwise mandated by ERISA or the Code, without the vesting or acceleration of any benefits promised by such Employee Plan.

(c)           The Seller and ERISA Affiliates of the Seller have heretofore delivered to the Purchaser true and complete copies of all present Employee Plan texts and insurance contracts including any amendments thereto (including descriptions of vacation, severance pay, sickness, and separation policies), and all applicable summary plan descriptions and summaries of material modifications.

(d)           Neither the Seller nor any of its employees, shareholders, or directors have engaged in any transaction in connection with which any of them would be subject either to a civil penalty assessed pursuant to Section 502 of ERISA or a tax imposed by Section 4975 of the Code.  The execution, delivery and performance of this Agreement will not involve any non-exempt prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.

(e)           None of the assets of any of the Employee Plans is or has been invested in any property constituting employer real property or any employer security within the meaning of Section 407(d) of ERISA.

(f)           No Pension Plan or trust created under any such Pension Plan has, since December 31, 2001, been subject to Title IV of ERISA or Section 412 of the Code, nor has the Seller or any ERISA Affiliate of the Seller participated in any multiemployer plan, as defined in Section 3(37) of ERISA.

(g)           Full payment has been fully made or adequately provided for, or will be made or adequately provided for, on the books and consolidated financial statements of Seller with respect to:  (i) all amounts and premiums which the Seller and any ERISA Affiliate of the Seller are required, under the terms of all Employee Plans, to have paid as contributions to such Employee Plans as of the last day of the most recent fiscal year prior to the date of this Agreement and the Closing Date and (ii) all pro rata amounts which the Seller and any ERISA Affiliate of the Seller are required to pay as contributions to each such Employee Plan for the fiscal year that includes the date hereof and the Closing Date.

(h)           The execution, delivery and performance of this Agreement will not (i) constitute a stated triggering event under any Employee Plan or employment agreement that will result in any payment (whether of severance pay or otherwise) becoming due to any employee of the Seller, (ii) accelerate the time of payment or vesting or increase the amount of compensation due under any Employee Plan or employment agreement, (iii) cause any individual to accrue or receive additional benefits, service or accelerated rights to payment of benefits under any Employee Plan or employment agreement, or (iv) directly or indirectly cause the Seller to transfer or set aside any assets to fund or otherwise provide for benefits for any individual.

(i)           The Seller does not provide nor has it at any time since December 31, 2001, provided, coverage under any welfare benefit plan, as defined under Section 3(1) of ERISA (including, but not limited to, life insurance, disability, medical, dental, prescription drugs, or accidental death or dismemberment) to any of its retirees, other than any continuation or conversion coverage which any such retiree may have purchased at his or her own expense.

(j)           With respect to every group health plan (as defined in Section 5000 of the Code and Section 607 of ERISA) maintained by or contributed to by the Seller, neither the Seller nor any of its officers, directors, employees or agents has engaged in any action or failed to act in such a manner that, as a result of such act:  (x) the ability of the Seller to deduct contributions to such a plan would be materially impaired, or (y) the ability of any employee of the Seller to exclude from income for federal income tax purposes employer-provided benefits under such a plan would be materially impaired.  Neither the Seller nor any of its officers, directors, employees or agents has engaged in any action or failed to act in any manner that would subject the Seller to liability under the Medicare Secondary Payor Provisions of Section 1862(b) of the Social Security Act, Section 5000 of the Code or the Health Insurance Portability and Accountability Act of 1996 and the rules and regulations promulgated thereunder.

(k)           There have been no statements, either written or oral, or communications made or materials provided to any employee or former employee of the Seller by any authorized person that provide for or could reasonably be construed as an enforceable contract or promise by the Seller to provide for any pension, welfare, or other insurance-type benefits to any such employee or former employee, whether before or after retirement, other than benefits under the Employee Plans.

(l)           No services are provided to the Seller by any “leased employee,” as that term is defined under Section 414(n) of the Code.

(m)           The Seller does not provide any benefits to its employees through a “multiple employer welfare arrangement,” as defined in Section 3(40)(A) of ERISA.

3.18           Environmental, Health, and Safety Matters.  Except as set forth on Schedule 3.18:

(a)           To the Knowledge of the Seller, the Seller Owned Real Property during the last ten (10) years is, and, at all times during the last ten (10) years, the Seller’s ownership or operation of such Seller Owned Real Property have been, in compliance in all respects with, and not in violation in any respect of, Environmental, Health and Safety Requirements.  The Seller and any real property currently or formerly owned, leased or occupied by the Seller or any predecessor of the Seller, other than the Seller Owned Real Property (the “Other Real Property”; and together with the Seller Owned Real Property, the “Real Property”) are, and at all times during the Seller’s ownership or operation of such Other Real Property have been, in compliance in all material respects with, and not in violation in any material respect of, Environmental, Health and Safety Requirements.

(b)           During the last ten (10) years, the Seller has been and is in compliance in all material respects with the terms and conditions of all permits or authorizations required by applicable Environmental, Health and Safety Requirements for its operations and has submitted any required renewal applications.

(c)           During the last ten (10) years, the Seller has not received any written notice, report or other information, or, to the Knowledge of the Seller, oral notice, report or other information, regarding any actual or alleged violation of Environmental, Health, and Safety Requirements, or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to the Seller or the Real Property arising under Environmental, Health, and Safety Requirements.

(d)           There are no written claims, citations, directives or Orders relating to Hazardous Substances or Environmental, Health and Safety Requirements pending against the Seller, and, to the Knowledge of the Seller, no claims, citations, directives or Orders relating to Hazardous Substances or Environmental, Health and Safety Requirements have been threatened against the Seller, by any Governmental Authority or other Person.

(e)           During the last ten (10) years, neither DGT nor the Seller has caused, nor, to the Knowledge of the Seller, during the last ten (10) years has there been a release of Hazardous Substances at or from, and there are no Hazardous Substances present in the Environment at, the Seller Owned Real Property, which may result in liability for the Seller under any Environmental, Health and Safety Requirements.  There has been no release of Hazardous Substances at or from, and there are no Hazardous Substances present in the Environment at, the Other Real Property or at any other property or location to which the Seller or any predecessor has transported or arranged for the transportation of Hazardous Substances (other than the Seller Owned Real Property), which may result in liability for the Seller under any Environmental, Health and Safety Requirements.

(f)           The Seller has delivered to the Purchaser true and complete copies of any (x) reports, studies, analyses or tests possessed or initiated within the last ten (10) years by the Seller or (y) correspondence or other documents initiated within the last ten (10) years by the Seller, in each case pertaining to Hazardous Substances or its compliance with or liability under Environmental, Health and Safety Requirements.

3.19           Brokers’ Fees.  Neither DGT nor the Seller has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the Contemplated Transactions.

3.20           No Undisclosed Liabilities.  Except as set forth on Schedule 3.20, since January 31, 2012, the Seller has not incurred any liabilities that are of a nature that would be required to be disclosed on a balance sheet of the Seller prepared in conformity with GAAP, other than (a) liabilities under this Agreement relating to or in connection with the transactions contemplated hereby or (b) liabilities similar to those identified on the Seller’s balance sheet and incurred in the Ordinary Course of Business.

3.21           Sufficiency of Assets.  The building, plants, structures, and equipment of the Seller are sufficient for the continued conduct of the Seller’s businesses by the Purchaser after the Closing in substantially the same manner as conducted by the Seller prior to the Closing.

3.22           Accounts Receivable.  All accounts receivable of the Seller that will be reflected in the Final Net Working Capital (collectively, the “Accounts Receivable”) represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business.

3.23           Inventory.  All inventory of the Seller consists of a quality and quantity usable and salable in the Ordinary Course of Business, except for obsolete items and items of below-standard quality, which have been written off, written down, or reserved in Final Net Working Capital.

3.24           Insurance.

(a)           The Seller has made available to Purchaser:

(i)           true and complete copies of all policies of insurance to which the Seller is a party or under which the Seller, or any director of the Seller, is covered; and

(ii)           true and complete copies of all pending applications for policies of insurance.

(b)           Schedule 3.24(b) sets forth, by year, for the current policy year and each of the two (2) preceding policy years:

(i)           a summary of the loss experience under each policy; and

(ii)           a statement listing each claim under an insurance policy for an amount in excess of $10,000, which sets forth:

(A)           the name of the claimant;

(B)           the insurer, type of insurance, and period of coverage; and

(C)           the amount of the claim.

(c)           Except as set forth in Schedule 3.24(c):

(i)           All policies to which the Seller is a party or that provide coverage to the Seller, DGT, or any director or officer of the Seller:

(A)           are valid, outstanding, and enforceable;

(B)           are sufficient for compliance with all Legal Requirements and Contracts to which the Seller is a party or by which any of them is bound; and

(C)           do not provide for any retrospective premium adjustment or other experienced-based liability on the part of the Seller;

(ii)           Since December 31, 2008, neither DGT nor the Seller has received (A) a refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) a notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder;

(iii)           The Seller has paid or accrued all premiums due, and otherwise performed all of its respective obligations under, each policy to which the Seller is a party or that provides coverage to the Seller or any director thereof; and

(iv)           To the Knowledge of the Seller, the Seller has given notice to the insurer of all claims that may be insured thereby.

3.25           Certain Payments.  Neither the Seller nor any director, officer, agent, representative or employee of the Seller, DGT or other Person associated with or acting for or on behalf of the Seller, has directly or indirectly, in violation of any Legal Requirement, (a) made, authorized or offered or is making any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, or (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Seller or any Affiliate of the Seller, (b) established or maintained, or is maintaining any fund or asset that has not been recorded in the books and records of the Seller or (c) has established or maintained, or is maintaining any unlawful fund of corporate monies or other properties.

3.26           Relationships with Related Persons.  To the Knowledge of the Seller, except as set forth on Schedule 3.26, no Related Person of DGT or the Seller has, or since December 31, 2008 has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the Seller’s business.  Neither DGT, the Seller nor any Related Person of DGT or the Seller owns, or since December 31, 2008 has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (i) had business dealings or a material financial interest in any transaction with the Seller other than business dealings or transactions conducted in the Ordinary Course of Business with the Seller at substantially prevailing market prices and on substantially prevailing market terms, or (ii) engaged in competition with the Seller with respect to any of the products or services of the Seller in any market presently served by the Seller, except for less than three percent (3%) of the outstanding capital stock of any Person that is publicly traded on any recognized exchange or in the over-the-counter market.  Except in respect of employment, neither DGT, the Seller nor any Related Person of DGT or the Seller is a party to any Contract or arrangement with, or has any claim or right against, the Seller.

3.27           Customers and Suppliers.

Schedule 3.27 sets forth a list of (a) the ten largest customers of the Seller in terms of sales during the sixteen months ended April 30, 2012, and (b) the ten largest suppliers of the Seller in terms of purchases during the sixteen months ended April 30, 2012.  The Seller has not received any written notice or other written communication, or to the Knowledge of the Seller, any oral notice or other communication, of any cancellation or intent to cancel, on the part of any customer or supplier named on Schedule 3.27, any of its existing arrangements with the Seller.

3.28           Product Warranties.

No product manufactured or sold by the Seller is subject to any guaranty, warranty, right of return or other indemnity other than as described on Schedule 3.28.  There are no existing, or to the Knowledge of the Seller, threatened, warranty claims against the Seller, and since December 31, 2008, there were no warranty claims or other claims, except to the extent already paid or reserved for on the balance sheet of the Seller, against the Seller, alleging any defects in the Seller’s products, or alleging any failure of the Seller’s products to meet specifications, and, to the Knowledge of the Seller, no basis exists for any warranty or other claims against the Seller alleging any defects in the Seller’s products, or alleging any failure of the Seller’s products to meet specifications.

3.29           Export/Foreign Corrupt Practices Act.  With respect to the business of the Seller, during the last five (5) years:

(a)           Except as set forth on Schedule 3.29(a), (i) the Seller is and has been in compliance in all material respects with all Legal Requirements concerning the exportation of any products, technology, technical data and services (“Export Control Laws”), including those administered by, without limitation, the United States Department of Commerce, the United States Department of State, and the United States Department of the Treasury; (ii) the Seller is in compliance with United States and international economic and trade sanctions, including those administered by the Office of Foreign Assets Control (“OFAC”) within the United States Department of Treasury; (iii) the Seller is and has been in compliance with the anti-boycott regulations administered by the United States Department of Commerce and the U.S. Treasury Department, and all laws and regulations administered by the Bureau of Customs and Border Protection in the United States Department of Homeland Security.

(b)           No director, officer or employee of the Seller is or has been identified on any of the following documents:  (i) the Office of Foreign Assets Control of the United States Department of Treasury list of “Specially Designated Nationals and Blocked Persons” (“SDNs”); (ii) the Bureau of Industry and Security of the United States Department of Commerce “Denied Persons List,” “Entity List” or “Unverified List”; or (iii) the Directorate of Defense Trade Controls of the United States Department of State “List of Statutorily Debarred Parties.”  To the Knowledge of the Seller, no director, officer or employee of the Seller is or has been identified on any of the following documents:  (i) the United Kingdom’s “Consolidated List of Financial Sanctions Targets in the UK” as maintained by HM Treasury; (ii) Canada’s “Listed Entities” pursuant to the Anti-Terrorism Act of 2001; (iii) the Australian Department of Foreign Affairs and Trade “Consolidated List” (pursuant to the Charter of the United Nations Act 1945 and Charter of the United Nations (Terrorism and Dealings with Assets) Regulations 2002, as amended); (iv) the United Nations Security Council “Consolidated List” established and maintained by the 1267 Committee; or (v) European Union Commission “Consolidated list of persons, groups and entities subject to EU financial sanctions.”  To the Knowledge of the Seller, the Seller is not and has not been involved in business arrangements or otherwise engages in transactions with or involving countries subject to economic or trade sanctions imposed by the United States Government, or with or involving SDNs, in violation of the regulations maintained by OFAC.

(c)           Except as set forth in Schedule 3.29(a), within the last five (5) years, the Seller has not made any voluntary disclosure to the Directorate of Defense Trade Controls, and to the Knowledge of the Seller, no circumstance or event requires such a voluntary disclosure to be made.

(d)           Except as set forth on Schedule 3.29(a), to the Knowledge of the Seller, there are no investigations or audits concerning potential violations of Export Control Laws, or any of the other laws contemplated by Section 3.29(a) above.

(e)           Except as set forth on Schedule 3.29(a), the Seller has had and has all necessary authority under the United States export control laws (including but not limited to United States Export Administration Regulations and the ITAR) to conduct the Business as it has been conducted including (i) necessary authorization for any export transactions, (ii) necessary authorizations and clearances for the disclosure of information to foreign persons and (iii) necessary registrations with any United States Governmental Authority with authority to implement Legal Requirements.

(f)           Except as set forth in Schedule 3.29(f), the Seller does not currently maintain employees, brokers, distributors, resellers, agents, sales or marketing representatives or assets of any kind in any jurisdiction outside of the U.S.

(g)           Neither the Seller nor any director, officer, agent, representative or employee of the Seller, or any other Person associated with or acting for or on behalf of the Seller, has violated or is violating any provision of the Foreign Corrupt Practices Act of 1977 or any other similar law of any non-U.S. jurisdiction.  Further, neither the Seller nor any director, officer, agent, representative or employee of the Seller, or any other Person associated with or acting for or on behalf of the Seller has offered or given, and to the Knowledge of the Seller, no Person that has offered or given on its behalf, anything of value to:  (a) any official or employee of a Governmental Authority, any political party or official thereof, or any candidate for political office; or (b) any other Person, in any such case while knowing, or being aware of a high probability, that all or a portion of such money or thing of value may be offered, given or promised, directly or indirectly, to any official or employee of a Governmental Authority, political party or official thereof or candidate for political office:  (i) for the purpose of influencing any action or decision of such Person, in his, her or its official capacity, including a decision to fail to perform his, her or its official function; (ii) for the purpose of inducing such Person to use his, her or its influence with any government or instrumentality thereof to affect or influence any act or decision of such government or instrumentality; (iii) for the purpose of securing any improper advantage; in the case of each of clauses (i), (ii) and (iii), in order to assist the Seller in obtaining or retaining business for or with, or directing business to, any Person; or (iv) where such payment would constitute a bribe, kickback or illegal or improper payment.  All transactions have been and are properly and accurately recorded on the books and records of the Seller, and each document upon which entries in the Seller’s books and records are based has been and is complete and accurate in all respects.

3.30           Clearances.  The Seller does not hold an FCL, and an FCL is not necessary for the Seller to perform the Seller’s Government Contracts.  No officer, director, employee, consultant or agent of the Seller holds or requires a personnel security clearance to support or perform on the Seller’s Government Contracts.

3.31           No Debarment or Suspension – Export.  The Seller is not currently and has not been at any time within the seven (7) years prior to the date of this Agreement denied export privileges involving items subject to the Export Administration Regulations, or debarred or suspended from participating directly or indirectly in the export of defense articles, including technical data, or in the furnishing of defense services, which are controlled under the ITAR and, to the Knowledge of the Seller, except as set forth on Schedule 3.31, no circumstances exist with respect to the Seller that could result in the denial of export privileges.

3.32           No Present Intent to Liquidate or Distribute Cash.  DGT has no present intent to (x) adopt a plan of complete or partial liquidation or dissolution or to otherwise liquidate or dissolve itself, or (y) distribute to its shareholders any proceeds that it may receive from the Seller, including the proceeds that the Seller is receiving in connection with the consummation of the Contemplated Transactions (other than any payments that may be required pursuant to statutory appraisal or dissenters’ rights).

ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF PURCHASER

The Purchaser makes the following representations and warranties to the Seller as modified by the disclosure schedules prepared by the Purchaser and accompanying this Agreement (the “Purchaser Disclosure Schedules”), and each reference to a Schedule in this Article IV shall be a reference to a section of such Purchaser Disclosure Schedules.

4.1           Organization and Qualification.  The Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the state of Delaware.  The Purchaser has full corporate power and authority to carry on the business in which it is engaged as it is presently conducted and to own, operate and use the properties owned and used by it.

4.2           Financing.  The Purchaser has, or will have available at the Closing, sufficient funds necessary to consummate the Contemplated Transactions and to satisfy any other payment obligation that may arise in connection with or may be required in order to consummate the Contemplated Transactions.

4.3           Authorization of Transaction; Enforceability.  The Purchaser has full corporate power and authority to execute and deliver this Agreement, and the Escrow Agreement and to perform its obligations hereunder and thereunder, and such execution, delivery and performance has been duly authorized by all necessary corporation action by Purchaser and no other corporate actions or proceedings on the part of the Purchaser are necessary to authorize this Agreement or the Escrow Agreement or to consummate the Contemplated Transactions.  This Agreement and the Escrow Agreement constitute legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

4.4           Noncontravention.  Neither the execution and the delivery of this Agreement, nor the consummation of the Contemplated Transactions, will (a) conflict with or violate the articles of incorporation or bylaws of the Purchaser or result in a violation of any Legal Requirement or any Order, (b) contravene, conflict with or violate any Legal Requirement applicable to the Purchaser or by which it or its properties or assets is bound, (c) contravene, conflict with, or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any material contract to which it is a party, or (d) require the Purchaser to obtain any consent, notice, approval, ratification, permission, waiver, order or authorization, or registration, qualification, designation, declaration or make any filing with any third party or Governmental Authority, other than the Purchaser Required Consents and Notices.

4.5           Consents.  No consent, approval, ratification, permission, waiver, order or authorization of, or registration, qualification, designation, declaration or filing with, any third party or Governmental Authority on the part of Purchaser is required in connection with the consummation of the Contemplated Transactions, other than (a) the filing of a joint voluntary notice with CFIUS pursuant to Exon-Florio, and written confirmation by CFIUS of the successful completion of the review process under Exon-Florio with respect to the Contemplated Transactions, and (b) compliance with and filings under the ITAR (the “Purchaser Required Consents and Notices”).

4.6           Brokers’ Fees.  Except as set forth on Schedule 4.6, the Purchaser does not have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the Contemplated Transactions.

4.7           Proceedings; Conflicts.  There are no claims, actions, suits or proceedings, arbitral actions, governmental inquiries, criminal prosecutions or other investigations pending against the Purchaser or any of its assets or properties that would have a material adverse effect on the ability of the Purchaser to perform its obligations under this Agreement or the Escrow Agreement or to consummate the Contemplated Transactions.  The Purchaser and its assets and properties are not subject to any Order that would prevent the Purchaser from performing its obligations under this Agreement or the Escrow Agreement or from consummating the Contemplated Transactions.

4.8           Due Diligence Investigation.  The Purchaser has had the opportunity to discuss the business, operations and finances of the Seller with DGT’s and the Seller’s respective directors, officers, employees and representatives, and has had the opportunity to inspect the Seller’s facilities.  The Purchaser has had the opportunity to conduct its own independent investigation of the Seller.

4.9           Representations of DGT and the Seller.  The Purchaser hereby declares and states that it has not been induced by and has not relied upon any representation, warranty or statement, whether express or implied, made by DGT, the Seller or any of their respective agents, employees, attorneys or other representatives or by any other Person representing or purporting to represent DGT or the Seller, that are not set forth in this Agreement, whether or not any such representations, warranties or statements were made in writing or orally.  Except as expressly provided in this Agreement, none of DGT, the Seller or any of their respective agents, employees, attorneys or other representatives or other Persons shall have or be subject to any liability to the Purchaser or any other Person resulting from the distribution to the Purchaser or from the Purchaser’s use of, any such information or documentation made available by DGT or the Seller to the Purchaser in expectation of the Contemplated Transactions.  Notwithstanding the foregoing, the representations of the Purchaser set forth in this Section 4.9 will not apply in respect of any claims involving fraud or intentional breach or misrepresentation.

ARTICLE V.
COVENANTS

5.1           Non-Competition.  Neither DGT nor the Seller shall, anywhere in the countries where the Seller currently does business (the “Restricted Territory”), for a period of five (5) years following the Closing Date, for any reason whatsoever, directly or indirectly, for itself or on behalf of or in conjunction with any other Person, invest in, own, operate, finance, control or engage, as a shareholder, owner, partner, joint venturer, or in a managerial capacity, whether as an independent contractor, consultant or advisor, or as a sales representative, in any Competing Business.  Nothing in this Section 5.1 shall be deemed to prohibit DGT or the Seller from acquiring as an investment not more than three percent (3%) of the capital stock of a business in competition with the Seller whose stock is traded on a national securities exchange or over-the-counter.  Because of the difficulty of measuring economic losses to the Purchaser as a result of a breach or threatened breach of the foregoing covenants, and because of the immediate and irreparable damage that could be caused to the Purchaser for which it would have no other adequate remedy, each of DGT and the Seller agrees that the Purchaser will be entitled to seek, in addition to its right to seek damages and any other rights it may have hereunder, to obtain preliminary or permanent injunctive or other equitable relief to restrain any breach or threatened breach or otherwise to specifically enforce the provisions of this Section 5.1 (and no bond or other security shall be required in connection therewith), it being agreed that money damages alone may be inadequate to compensate the Purchaser and may be an inadequate remedy for such breach.  If a final judgment of a court or tribunal of competent jurisdiction determines that any term or provision contained in this Section 5.1 is invalid or unenforceable, then the Parties agree that the court or tribunal will have the power to reduce the scope, duration or geographic area of the term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.  This Section 5.1 will be enforceable as so modified after the expiration of the time within which the judgment may be appealed.  The Parties acknowledge and agree that this Section 5.1 is reasonable and necessary to protect and preserve the Purchaser’s legitimate business interests and to prevent any unfair advantage from being conferred on DGT or the Seller.

5.2           Confidentiality; Non-Solicitation.

(a)           DGT and the Seller shall keep confidential and not use in any manner any and all confidential information relating to the Acquired Assets, the Seller or the Purchaser that remains in or comes into the possession of DGT or the Seller; provided, however, that the foregoing shall not preclude DGT or the Seller from (i) disclosing such confidential information if compelled to disclose the same by judicial or administrative process or by other requirements of any applicable law (subject to the following provisions of this Section 5.2(a)), or (ii) disclosing or using such confidential information if the same is in the public domain (other than as a result of a breach of this Section 5.2(a) by DGT or the Seller).  If DGT or the Seller is requested or required (by oral questions, interrogatories, requests for information or documents in legal, administrative, arbitration or other proceedings, subpoena, civil investigative demand or other similar process) to disclose any such confidential information, DGT and/or the Seller shall as soon as reasonably practicable notify the Purchaser of any such request or requirement so that the Purchaser may seek, at Purchaser’s sole cost and expense, a protective order or other appropriate remedy and waive compliance with the provisions of this Section 5.2(a).  If, in the absence of a protective order or other remedy or the receipt of a waiver by the Purchaser, DGT or the Seller is required to disclose such information, DGT and/or the Seller, without liability hereunder, may disclose that portion of such information which it determines, based upon consultation with legal counsel, that it is legally required to disclose.

(b)           Each of DGT and the Seller shall not, for a period of three (3) years following the Closing Date, without the prior written consent of the Purchaser, directly or indirectly:

(i)           solicit, cause to be solicited (including by recommending for employment) or hire any Person who is employed by the Seller as of the Closing Date other than those individuals set forth on Schedule 1.1;

(ii)           solicit the business of any Person who is a customer of the Seller as of the Closing Date for the purpose engaging in a Competing Business with such Person anywhere in the Restricted Territory;

(iii)           cause, induce or attempt to cause or induce any customer, supplier, licensee, licensor, franchisee, employee, consultant or other business relation of the Purchaser to cease doing business with the Purchaser, to deal with any competitor of the Purchaser in a Competing Business in the Restricted Territory or in any way interfere with its relationship with the Purchaser; or

(iv)           cause, induce or attempt to cause or induce any customer, supplier, licensee, licensor, franchisee, consultant or other business relation of the Seller as conducted by the Seller on the Closing Date or within the year preceding the Closing Date to cease doing business with the Purchaser, to deal with any competitor of the Purchaser in a Competing Business in the Restricted Territory or in any way interfere with its relationship with the Purchaser.

(c)           The provisions of that certain Confidentiality Agreement, dated as of October 7, 2011, by and among DGT, AMA International and Ultra Electronics Holdings (the “Confidentiality Agreement”), shall continue to apply to the Parties as though all such Parties were original signatories thereto and shall be incorporated herein by reference in its entirety.  If this Agreement is terminated for any reason whatsoever, the Parties shall continue to be bound by the terms of the Confidentiality Agreement.

(d)           Because of the difficulty of measuring economic losses to the Purchaser as a result of a breach or threatened breach of the foregoing covenants, and because of the immediate and irreparable damage that could be caused to the Purchaser for which it would have no other adequate remedy, each of DGT and the Seller agrees that the Purchaser will be entitled to seek, in addition to the right to seek damages and any other rights it may have hereunder, to obtain preliminary or permanent injunctive or other equitable relief to restrain any breach or threatened breach or otherwise to specifically enforce the provisions of this Section 5.2 (and no bond or other security shall be required in connection therewith), it being agreed that money damages alone may be inadequate to compensate the Purchaser and may be an inadequate remedy for such breach.  If a final judgment of a court or tribunal of competent jurisdiction determines that any term or provision contained in this Section 5.2 is invalid or unenforceable, then the Parties agree that the court or tribunal will have the power to reduce the scope, duration or geographic area of the term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.  This Section 5.2 will be enforceable as so modified after the expiration of the time within which the judgment may be appealed.  The Parties acknowledge and agree that this Section 5.2 is reasonable and necessary to protect and preserve the Purchaser’s legitimate business interests and to prevent any unfair advantage from being conferred on DGT or the Seller.

5.3           Certain Tax Matters.

(a)           Purchase Price Allocation.  The Purchaser shall provide the Seller with its proposed allocation of the Purchase Price and the Assumed Liabilities (plus other relevant items) within 90 days following the Closing Date and the Seller shall respond within 60 days of receipt, providing either (x) its acceptance of such allocation or (y) any objections, in which case the Seller shall also provide its determination of the allocation of the Purchase Price and the Assumed Liabilities (plus other relevant items).  The Purchaser, DGT and the Seller agree to act in good faith to resolve any differences between them.  In the event that agreement cannot be reached, the Parties will submit the matter to the Auditor for resolution, and the decision of the Auditor shall be final. The Parties hereto shall file all Tax Returns and information reports in a manner consistent with such allocation.

(b)           Cooperation on Tax Matters.

(i)           The Purchaser, on the one hand, and DGT and the Seller, on the other, shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns for all periods that begin before the Closing and any audit, litigation or other action or proceeding with respect to Taxes.  Such cooperation shall include the retention and (upon the other party’s request) the provision of records and information which are reasonably relevant to any such audit, litigation or other action or proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.  The Purchaser, DGT and the Seller agree (A) to retain all books and records with respect to Tax matters pertinent to the Seller relating to any taxable period beginning before the Closing until the expiration of the applicable statute of limitations (and, to the extent notified by the other party, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any Governmental Authority, and (B) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the Purchaser or the Seller, as the case may be, shall allow the other party to take possession of such books and records.

(ii)           The Purchaser, DGT and the Seller further agree, upon request, to use commercially reasonable efforts to obtain any certificate or other document from any Governmental Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including without limitation any Tax with respect to the Contemplated Transactions).

(c)           Certain Taxes.  All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest thereon) incurred in connection with this Agreement, shall be borne 50% by the Seller and 50% by the Purchaser.  The Seller will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other such Taxes and fees, and, if required by applicable law, each of the Parties will, and will cause its Affiliates to, join in the execution of any such Tax Returns and other documentation.

5.4           Conduct of Business by the Seller Prior to the Closing Date.  Except as otherwise contemplated by this Agreement, after the date hereof and prior to the Closing Date or earlier termination of this Agreement, unless the Purchaser shall otherwise agree in writing, the Seller shall:

(a)           conduct its business in the ordinary and usual course of business and consistent with past practice;

(b)           not (i) amend or propose to amend its certificate of incorporation or by-laws, or (ii) declare, set aside or pay any dividend or distribution payable in stock or property (other than cash);

(c)           not issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any additional shares of, or any options, warrants or rights of any kind to acquire any shares of its capital stock, or any debt or equity securities convertible into, exchangeable for or exercisable for such capital stock, or enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

(d)           not establish any subsidiary or enter into any new line of business;

(e)           not acquire, including by merger, consolidation, acquisition of stock or assets, or any other form of business combination, any corporation, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets;

(f)           not adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

(g)           not enter into any agreement, understanding or arrangement with respect to the voting of the capital securities of the Seller, other than that certain Stockholder Agreement, dated as of the date hereof, by and between the Purchaser and Steel Partners Holdings L.P., a Delaware limited partnership, and stockholder of DGT;

(h)           not revalue any of its material assets or make any change in accounting methods, principles or practices, except in compliance with GAAP;

(i)           not (i) incur or become contingently liable with respect to any indebtedness for borrowed money other than borrowings and refinancings in the ordinary course of business, (ii) redeem, purchase, acquire or offer to purchase or acquire any shares of its capital stock or any options, warrants or rights to acquire any of its capital stock or any security convertible into or exchangeable for its capital stock, (iii) make any capital expenditures other than expenditures for fixed or capital assets in the ordinary course of business and which do not involve expenditures individually or in the aggregate in excess of $50,000, (iv) sell, pledge, dispose of or encumber any assets or businesses other than sales in the ordinary course of business, (v) loan, advance funds or make any investment in or capital contribution to any other Person, or guarantee or endorse any indebtedness, liability or obligation of any Person, (vi) impose any Lien upon any of its assets, or (vii) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

(j)           not voluntarily incur any liability or obligation (whether absolute, accrued, contingent or otherwise) in excess of $50,000 in a single transaction other than pursuant to the terms of (i) a Material Contract identified on Schedule 3.13 or Schedule 3.14(a) or (ii) a Contract entered into in the Ordinary Course of Business;

(k)           not make any change in employment terms for any of its directors, officers or other employees, or enter into or amend or terminate any employment agreement with, or become liable for any bonus, profit-sharing or incentive payment to, any of its directors, officers or other employees, except (i) pursuant to presently existing plans, arrangements or agreements or (ii) as may be required by applicable law;

(l)           use commercially reasonable efforts to preserve intact its business organizations and goodwill, keep available the services of its present officers and key employees, preserve the goodwill and business relationships with customers, suppliers and others having business relationships with Seller and not engage in any action, directly or indirectly, with the intent to adversely impact the business of the Seller or the Contemplated Transactions;

(m)           not close or materially reduce any activities, or effect any material layoff or other material personnel reduction or change, at any facility;

(n)           preserve all Governmental Authorizations and renew any Governmental Authorization which would otherwise expire;

(o)           not take any action in violation of this Agreement that would reasonably be expected to delay or impair the obtaining of any consents or approvals of any Governmental Authority to be obtained in connection with this Agreement;

(p)           not transfer or license to any Person or otherwise extend, materially amend or modify, permit to lapse or fail to preserve any Intellectual Property owned or used by the Seller, or disclose to any Person who has not entered into a confidentiality agreement any trade secrets;

(q)           not enter into any new Contract or make any Bid in respect of any Government Contract which, in either such case would (A) involve amounts potentially exceeding $100,000 per year, (B) involve an arrangement with a term longer than one year that cannot be terminated without payment of a material penalty and upon notice of 60 days or less, (C) involve services required to be performed under small business programs as defined in Part 19 of the FAR or any other Government contracting preference programs, such as are available to minority, veterans or women owned businesses, or (D) involve forward pricing rate agreements (it being understood that the Purchaser may condition its consent to Seller’s entering into any such Contract on a requirement that such Contract provide that it is automatically assigned to the Purchaser at Closing);

(r)           not amend, modify or terminate, or waive or assign any material right under, any Contract disclosed on or required to be disclosed on Schedule 3.13 or Schedule 3.14(a) (any such Contract, a “Material Contract”) (A) involving amounts potentially exceeding $100,000 per year, or (B) with a term longer than one year that cannot be terminated without payment of a material penalty and upon notice of 60 days or less;

(s)           not waive, release, assign, settle or compromise any claim, action or proceeding (including any suit, action, claim, proceeding or investigation relating to this Agreement or the Contemplated Transactions), other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages (and not the imposition of equitable relief on, or the admission of wrongdoing by any Party) which involve an amount that is less than $25,000 individually or $50,000 in the aggregate, or otherwise pay, discharge or satisfy any claims, liabilities or obligations;

(t)           maintain its existing insurance policies on its tangible assets and its business in such amounts and against such risks and losses as are consistent with past practice; and

(u)           not agree or commit to any actions prohibited by this Section.

5.5           No Solicitation by DGT and the Seller; No Change of Board Recommendation.

(a)           For purposes of this Agreement, “Acquisition Proposal” means (other than the Contemplated Transactions) any inquiry, proposal, offer, plan, arrangement or any other indication of interest in making an offer or proposal, from any Person or group at any time relating to (i) a merger, reorganization, recapitalization, reclassification, consolidation, share exchange, business combination or similar transaction, including any single or multi-step transaction or series of related transactions, involving DGT or the Seller, on the one hand, and any third Person, on the other hand, (ii) any acquisition, purchase, sale, lease, license, exchange, transfer or other acquisition or disposition involving twenty percent (20%) or more of DGT’s or the Seller’s assets or business, or (iii) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in a third party beneficially owning twenty percent (20%) or more of any class of equity or voting securities of DGT or the Seller.

(b)           Immediately following the execution and delivery of this Agreement, DGT shall inform the Purchaser of, and DGT and the Seller shall terminate, and shall cause their respective officers, directors, accountants, financial advisors, counsel and other representatives (the “Seller Representatives”) to terminate, any existing solicitations, discussions or negotiations with any Person with respect to any Acquisition Proposal and DGT and the Seller shall request and instruct the prompt return or destruction of all confidential information previously furnished to any such Person, and shall take all reasonably necessary actions to secure their respective rights and ensure the performance of any such Person’s obligations under any applicable confidentiality agreement.  Subject to the other provisions of this Section 5.5, after the date hereof and until the Closing Date or earlier termination of this Agreement, DGT and the Seller shall not, and shall cause their respective officers, directors and representatives not to, directly or indirectly, (i) solicit, assist, initiate or facilitate the making, submission or announcement of, or intentionally encourage, any Acquisition Proposal, (ii) furnish any non-public information regarding DGT or the Seller to any Person or group (other than to the Purchaser or a Purchaser Representative) in connection with or in response to an Acquisition Proposal, (iii) engage or participate in discussions or negotiations with any Person or group with respect to, or that could be expected to lead to, an Acquisition Proposal, (iv) withdraw or propose publicly to withdraw the approval of this Agreement or the recommendation of the board of directors of DGT that stockholders of DGT adopt and approve this Agreement (the “DGT Board Recommendation”), (v) approve, endorse or recommend, or publicly propose to approve, endorse or recommend, any Acquisition Proposal, (vi) negotiate or enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Acquisition Proposal, or (vii) agree to do any of the foregoing; provided, however, that prior to the time that the DGT Stockholders Approval is obtained, this Section 5.5(b) shall not prohibit DGT from furnishing nonpublic information regarding DGT or the Seller to, or entering into discussions and negotiations with, any Person in response to an unsolicited bona fide Acquisition Proposal made by such Person (and not withdrawn) that did not result from a breach of this Section 5.5 and that constitutes, or could reasonably be expected to result in the submission by such Person to DGT, of a Superior Proposal if:  (1) the board of directors of DGT determines in good faith and after consultation with outside legal counsel that not taking such action would be inconsistent with the fiduciary duties of the board of directors of DGT to its stockholders under applicable Legal Requirements, (2) DGT and the Seller receives from such Person an executed confidentiality agreement containing provisions (including non-disclosure provisions) that are at least as favorable to DGT and the Seller as the provisions contained in the Confidentiality Agreement, and (3) DGT shall provide the Purchaser with notice and information as is required to be provided by it pursuant to Section 5.5(c) hereof.  Without limiting the foregoing, DGT agrees that it shall be responsible for the actions of the Seller and the Seller Representatives that would constitute a violation of the any of the restrictions set forth in this Section 5.5 if done by DGT.  DGT shall promptly inform the Seller Representatives of, and direct them to comply with, the obligations undertaken in this Section 5.5.

(c)           DGT shall notify the Purchaser as promptly as practicable (and in any event within 48 hours) orally and in writing of the receipt by DGT or the Seller or any Seller Representatives of (i) any bona fide inquiries, proposals or offers, requests for information or requests for discussions or negotiations regarding or constituting any Acquisition Proposal or any bona fide inquiries, proposals or offers, requests for information or requests for discussions or negotiations that could reasonably be expected to result in an Acquisition Proposal, and (ii) any request for non-public information relating to DGT or the Seller specifying in each case the material terms and conditions thereof (including a copy thereof if in writing or a written summary thereof if verbal) and the identity of the party making such inquiry, proposal, offer or request for information.  DGT shall keep the Purchaser promptly informed of the status of any such inquiries, proposals, offers or requests for information.

(d)           Notwithstanding anything in this Section 5.5 to the contrary, at any time prior to the time that the DGT Stockholders Approval is obtained, if DGT or the Seller receives a bona fide Acquisition Proposal which the board of directors of DGT concludes in good faith, after consultation with outside legal counsel, constitutes a Superior Proposal that was made after the date hereof, the board of directors of DGT may, if it determines in good faith and after consultation with outside legal counsel that not taking such action would be inconsistent with its fiduciary duties to its stockholders under applicable Legal Requirements, withdraw, qualify or modify, or publicly propose to withdraw, qualify or modify, in a manner adverse to the Purchaser, the approval or recommendation by such board of the adoption and approval of this Agreement and the consummation of the Contemplated Transactions (a “DGT Change of Board Recommendation”); provided, however, that DGT shall not be entitled to exercise its right to make a DGT Change of Board Recommendation pursuant to this sentence unless:  (A) DGT has provided the Purchaser five (5) Business Days’ prior written notice (such notice, a “DGT Notice of Superior Proposal”), which notice shall not be deemed to be a DGT Change of Board Recommendation, advising the Purchaser that the board of directors of DGT intends to take such action and specifying the reasons therefor, including the then current material terms and conditions of any Superior Proposal that is the basis of the proposed action by the board of directors of DGT and the identity of the Person making the proposal (it being understood and agreed that any amendment to the financial terms or any material amendment to any other material term of any such Superior Proposal shall require a new DGT Notice of Superior Proposal and a new five (5) Business Day period), and shall have also provided to the Purchaser any documentation and/or proposed agreements in respect of such proposal, (B) during the applicable notice period, if requested by the Purchaser, DGT has engaged in good faith negotiations with the Purchaser to amend this Agreement in such a manner that any Acquisition Proposal which was determined to constitute a Superior Proposal no longer is a Superior Proposal and (C) at the end of the applicable notice period, such Acquisition Proposal has not been withdrawn and continues to constitute a Superior Proposal (taking into account any changes to the terms of this Agreement proposed by the Purchaser following a DGT Notice of Superior Proposal, as a result of the negotiations required by clause (B) or otherwise).

(e)           Nothing in this Section 5.5 shall be deemed to prohibit DGT from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) under the Exchange Act or complying with the provisions of Rule 14d-9 promulgated under the Exchange Act; provided that this Section 5.5(e) shall not be deemed to permit the board of directors of DGT to make a DGT Change of Board Recommendation, except to the extent permitted pursuant to this Section 5.5.

(f)           For the purposes of this Agreement, a “Superior Proposal” means any bona fide written Acquisition Proposal (on its most recently amended or modified terms, if amended or modified) on terms which the board of directors of DGT has determined in its good faith judgment are more favorable to the stockholders of DGT if consummated in accordance with its terms from a financial point of view than the transactions contemplated by this Agreement, after consultation with its legal counsel and after taking into account all legal, financial (including the financing terms of such proposal), regulatory, conditions to consummation, timing and other aspects of such proposal and this Agreement (taking into account any modifications to this Agreement that the Purchaser proposes to make), and taking into account the identity of the Person making such Acquisition Proposal and the likelihood of consummation of such Acquisition Proposal; provided, however, that for purposes of this definition, (i) the references to “twenty percent (20%)” in the definition of “Acquisition Proposal” shall be deemed to be references to “seventy-five percent (75%)” and (ii) except in the case of Section 5.5(b), references to “DGT or” and “DGT’s or” in the definition of “Acquisition Proposal” shall be disregarded.

5.6           Agreement to Cooperate; CFIUS; Novation and Assignment of Contracts.

(a)           Subject to the terms and conditions herein provided, each of the Parties hereto shall use their respective commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws to consummate and make effective the transactions contemplated by this Agreement.  In furtherance of the foregoing, the Seller shall cooperate with the Purchaser in a commercially reasonable manner and assist the Purchaser in identifying the Governmental Authorizations required by the Purchaser to operate the Business from and after the Closing Date and either transferring existing Governmental Authorizations of the Seller to the Purchaser, where permissible, or assisting the Purchaser, at the Purchaser’s sole cost and expense, in obtaining new Governmental Authorizations to allow it to operate the Business from and after the Closing Date.

(b)           As promptly as practicable after the date hereof, the Purchaser, DGT and the Seller shall make all filings with Governmental Authorities as required under applicable Legal Requirements, and use commercially reasonable efforts to obtain all permits, approvals, authorizations and consents of third parties required to consummate the Contemplated Transactions, including the Material Consents; provided, however, that none of the Purchaser, the Seller or DGT shall be required to dispose of or make any changes to its respective business, expend any material funds or pay any transfer or similar fees in order to comply with this Section 5.6(b).  The Purchaser’s choice to not dispose of or make any changes to its business, expend any material funds or pay any transfer or similar fees in order to comply with this Section 5.6(b) shall not result in any reimbursement, penalty, fee or expense of any kind to be imposed on the Seller or DGT.  The Purchaser, DGT and the Seller shall cooperate in good faith and use commercially reasonable efforts to furnish promptly to each other all information that is not otherwise available to the other Parties and that such Parties may reasonably request in connection with any such filing.  In furtherance of the foregoing, the Seller shall use commercially reasonable efforts to provide in all written Contracts entered into with third parties following the date of this Agreement (other than Contracts which are Novation Contracts subject to the provisions of Section 5.6(d)), which (x) involve amounts potentially exceeding $50,000 and (y) are reasonably expected to continue to be in force and effect following the Closing Date, a provision to the effect that such Contract will automatically be assigned to the Purchaser upon the consummation of the Contemplated Transactions.  In addition, the Seller shall provide the Purchaser with prompt notice and copies of all Contracts (including Novation Contracts) entered into after the date hereof, and all such Contracts will be treated as Acquired Assets and/or Novation Contracts and subject to Section 2.11 and/or Section 5.6(d), as applicable.

(c)           The Parties shall provide CFIUS with any additional or supplemental information requested by CFIUS or its member agencies during the Exon-Florio review (and, if applicable, investigation) process within five (5) Business Days of receiving such request, or within such longer period as permitted by CFIUS.  The Parties, in cooperation with each other, shall take all commercially reasonable steps advisable, necessary or desirable to finally and successfully complete the Exon-Florio review (and, as applicable, investigation) process as promptly as practicable.

(d)           Novation and Assignment of Contracts

(i)           Scope.

(A)           Definitions.  Each Government Contract held by the Seller on the Closing Date which requires novation for such contract to be transferred from the Seller to the Purchaser is referred to herein as a “Novation Contract” and all such contracts are the “Novation Contracts”  The Parties will submit requests to the United States Government (the “Government”) to novate the Novation Contracts.

(B)           Seller Responsibility.  With respect to each Novation Contract, until such contract is novated by the Government, (a) the Seller shall retain its legal obligations as a prime contractor in accordance with the respective Novation Contracts; (b) the Seller shall provide assistance as reasonably necessary for the Purchaser to perform under the Novation Contracts, upon the written request, and at the sole cost and expense, of the Purchaser; and (c) the Seller will promptly notify the Purchaser of any material information relating to prospective new orders or requests for work, and will promptly forward to the Purchaser any and all orders or requests for work issued by the Government and received by the Seller after the Closing Date.

(C)           Purchaser Responsibility.  The Purchaser shall be deemed to be a subcontractor to the Seller under each Novation Contract, and shall diligently perform all requirements, and furnish to the Government all services and materials necessary to complete performance of the obligations, of each Novation Contract in consultation with the Seller and in accordance with the terms and conditions of each Novation Contract.  Purchaser shall keep the Seller reasonably informed as to the status of the Purchaser’s performance.  Without limiting the foregoing, unless each of the Seller and the Purchaser agree in writing or an applicable Legal Requirement requires otherwise, the Purchaser shall be considered the Seller’s agent for purposes of:  (a) collecting all amounts that may be due from the other party or parties to each Novation Contract with respect to such Novation Contract; (b) making all payments to Seller for its performance, assistance and oversight, pursuant to the terms of Section 5.6(d)(ii)(D)(2); and (c) negotiating or otherwise handling all disputes and issues that may arise in connection with each Novation Contract.

(ii)           Relationship of Parties.

(A)           Cooperation.  Each of the Seller and the Purchaser shall fully cooperate with each other to ensure that all requirements of the Novation Contracts (including any additional work requested by the Government, if applicable), are satisfied and that the transition of performance occurs without disruption or inconvenience to the Government.  To facilitate the novation process, the Purchaser shall in consultation with the Seller and its counsel promptly, but in no event later than ten days following the Closing Date, prepare (with Seller’s assistance) and forward to the Seller for review by counsel for the Seller all documentation that is required by the Government under FAR Subpart 42.12.  The Seller’s counsel shall be allowed four (4) Business Days to review such documentation and provide to the Purchaser written comments to such documentation.  Following receipt of documentation from the Purchaser that incorporates all reasonable and appropriate written comments of the Seller’s counsel, if any, the Seller shall promptly, but in no event later than two Business Days following receipt of such documentation from the Purchaser, deliver such documentation to the Government.

(B)           Communication with Government.  The Purchaser shall, in the first instance, be responsible for communications with the Government regarding the Novation Contracts.  The Purchaser shall reasonably promptly inform the Seller of the substance of any such communications that are material, but in no event more than three (3) Business Days following receipt thereof by the Purchaser.  The Seller will include the Purchaser (or, if this is not practicable, reasonably promptly update the Purchaser) with respect to any material communications with the Government regarding the Novation Contracts.  The Seller shall reasonably promptly forward any written communications from the Government referring to or relating to the Novation Contracts to the Purchaser, but in no event more than three (3) Business Days following receipt thereof by the Seller.  In the event the Government contacts the Seller directly, the Seller shall reasonably promptly inform the Purchaser of the substance of any such communications that are material or that otherwise require that action be taken in respect of the Novation Contracts.

(C)           Award of Additional Work.  If at any time prior to the expiration, termination, assignment, or novation of a Novation Contract, the Purchaser requests the Seller (a) to seek an extension or modification of a Novation Contract and/or (b) to submit a proposal or compete for a new task order or delivery order under a Novation Contract, in each case, within the scope of the subject contract, the Seller shall make commercially reasonable efforts (x) to request and obtain such an extension or modification and/or (y) to obtain award of additional work, such as a task order or delivery order.  The Seller’s obligation under the immediately preceding sentence is subject to the express understanding of the Purchaser and the Seller that the Purchaser shall, in the first instance, be responsible for the preparation of any request for extension or modification and of any task order or delivery order proposal and for the conduct of discussions or negotiations with the Government with respect to such request or proposal.  The Purchaser shall reimburse the Seller for all reasonable out-of-pocket expenses which it incurs and shall pay to the Seller reasonable labor costs and expenses which it incurs in connection with its efforts to request and obtain such additional work.  Notwithstanding the foregoing, neither the Seller nor DGT shall have any obligation under this Section 5.6(d)(ii)(C) with respect to any requests of the Purchaser submitted to the Seller more than eighteen (18) months after the Closing Date.

(D)           Authorization.

(1)           The Seller hereby appoints and authorizes the Purchaser, its employees and designees, as its exclusive agent for the purpose of submitting proper invoices in the Seller’s name to the Government seeking any and all payments under the Novation Contracts.

(2)           The Seller specifically authorizes the Purchaser to submit proper invoices to the Government consistent with the pricing and other requirements set forth in the Novation Contracts.  At the Purchaser’s instruction, the Seller shall cause all payments for performance under the Novation Contracts to be paid into a lock-box under the exclusive control of the Purchaser pursuant to the terms of the lock-box agreement for such lock-box.  The Seller shall also pass on to the Purchaser, without any withholding or setoff, via wire transfer of funds, promptly, but in no event later than five (5) Business Days of receipt, any amounts the Seller receives from the Government for performance under the Novation Contracts.

(3)           The Seller agrees to refrain from undertaking any actions which the Purchaser is authorized to undertake pursuant to this Section 5.6(d)(ii)(D) unless requested to do so by the Purchaser.  The Seller also agrees to refrain from retaining another agent to perform any of the actions covered in this Section 5.6(d)(ii)(D), thereby making the Purchaser its exclusive agent for the purposes set forth herein.

(4)           For purposes of allowing the Purchaser to fulfill its obligations under this Section 5.6, the Seller hereby delegates authority to any of the officers of the Purchaser, or any of their respective immediate subordinates, to enter into, execute, process and deliver for, or in the name of or on behalf of the Seller, any proper invoices, task/delivery orders and modifications, amendments or extensions thereto that may arise in the ordinary course relating to the Novation Contracts, as well as task or delivery order proposals in connection with any of the Novation Contracts (the “Contract Documents”); provided, that the foregoing authority shall not permit the Purchaser or its employees to issue checks, drafts, or other orders on the funds of the Seller.  Copies of all Contract Documents executed by the Purchaser pursuant to this provision shall be provided to the Seller no later than three (3) Business Days after being executed.  Any Contract Documents requiring signatures of both the Government and the Seller shall be ratified by a counter-signature by the Seller and returned to Purchaser within three (3) Business Days of receipt by the Seller.  Notwithstanding the foregoing, prior to executing any Contract Document pursuant to this provision that has a projected monetary value exceeding $50,000, the Purchaser shall notify the Seller in writing to insure that the Seller is apprised of significant engagements executed by the Purchaser on behalf of the Seller.

(5)           Nothing in this Section 5.6(d) is intended or shall be construed to transfer any rights to any Government Contract or usurp, violate or otherwise negate the requirements of the Anti-Assignment Act, 41 U.S.C. § 15(a) or the Assignment of Claims Act, 31 U.S.C. § 3727(a)(1)(b) (the “Acts”).  In the event of any claim by any agency of the United States of a violation of any of the provisions of either of the Acts as a result of this Section 5.6(d), the Seller shall cooperate in good faith with the Purchaser, at the Purchaser’s sole cost and expense, to correct such claimed violations and seek the Government’s ratification of any Contract Document claimed to be an unlawful assignment under the Acts.

(iii)           Assignment, Term and Termination.

(A)           Assignment of Novation Contracts.  Once a contract novation for a Novation Contract is obtained, (i) such Novation Contract will be deemed to have been automatically transferred and assigned to the Purchaser on the terms set forth in this Agreement for Business Contracts, (ii) the obligations arising out of the use, performance, ownership or operation of such Novation Contract after the Closing will be deemed to be Assumed Liabilities under this Agreement, and (iii) such Novation Contract will be deemed to be a Business Contract under this Agreement.

(B)           Term.  Except as otherwise provided in this Section 5.6(d), the term of the responsibilities of the Purchaser and the Seller under this Section 5.6(d) shall be from the Closing Date until such time as all of the Novation Contracts, including any extensions or options thereto exercised by the Government, are novated as set forth immediately above, completed or terminated.  With respect to each Novation Contract, the responsibilities of the Purchaser and the Seller hereunder shall begin upon the Closing Date for each Novation Contract then in effect and shall cease upon the earlier of:  (i) contract novation of such Novation Contract as set forth immediately above; (ii) completion or termination of such Novation Contract, including any renewals or options thereto exercised by any party; or (iii) receipt of a written determination by the Government to the effect that the Novation Contract may not be novated to the Purchaser.

(C)           Effect of Government Refusal to Novate.  If, despite the best efforts of the Seller and the Purchaser to achieve novation of the Novation Contracts the Government notifies either the Seller or the Purchaser that any Novation Contract cannot be novated to the Purchaser, then the Purchaser shall continue to perform the obligations under such Novation Contract as a subcontractor to the Seller, as allowed by law, and in accordance with the provisions of this Section 5.6(d) until such Novation Contract has been fully performed or the obligations to perform thereunder shall otherwise have been satisfied by the Purchaser. Notwithstanding the foregoing, neither the Seller nor DGT shall have any obligation under this Section 5.6(d) with respect to any Novation Contract that has not been novated to the Purchaser following a period of eighteen (18) months after the date written documentation is received from the Government indicating that such Novation Contract may not be novated to the Purchaser.

(D)           In the event that the Seller determines in good faith, after consultation with outside legal counsel, that the Purchaser’s performance of the obligations under a Novation Contract as a subcontractor to the Seller violates, or may violate, any applicable Legal Requirement, the provisions of this Section 5.6(d) shall no longer apply to such Novation Contract, and the Seller may resume full control of and responsibility for such Novation Contract.

(E)           Termination.  In the event that any of the Novation Contracts is terminated in whole or in part by the Government prior to contract novation and prior to expiration of the term of this Section 5.6(d), the rights of the Seller and the Purchaser concerning the termination thereof shall be governed by the provisions of the applicable termination clause (such as the termination for convenience provisions or the termination for default provisions, as applicable) set forth in such Novation Contract.  The Seller may terminate the Purchaser’s work under any Novation Contract if, and only if, such Novation Contract is terminated by the Government, if directed by the Government, or required by law.

(F)           Government Proposals.  The terms of this Section 5.6(d) shall also apply to any Government Contract awarded to the Seller as a result of a pending bid or proposal that pertains to the Business and that by its terms requires novation (an “Awarded Contract”).  The Parties’ rights, duties and obligations with respect to each such Awarded Contract are the same as set forth in this Section 5.6(d) for Novation Contracts.

(iv)           Compliance with Law.

(A)           Compliance with Applicable Laws.  The Seller and DGT each agree, jointly and severally, to indemnify and defend the Purchaser from any allegation of violation or actual violation of any Government Contract or Legal Requirements imposed by, or relating to, a Government Contract (i) caused by the actions of the Seller, the Seller’s employees, consultants or subcontractors (excluding, if applicable, the Purchaser and its Affiliates) or (ii) arising out of the Seller’s performance or failure to perform with respect to any of its obligations under this Section 5.6(d) or any of the Novation Contracts subsequent to the Closing Date.  The Purchaser agrees to indemnify and defend the Seller and DGT from (i) any allegation of violation or actual violation of Legal Requirements by the Purchaser or its employees, consultants or subcontractors arising out of the Purchaser’s performance or failure to perform with respect to any of its obligations under this Section 5.6(d) or any of the Novation Contracts subsequent to the Closing Date or (ii) any violation or alleged violation of any Legal Requirements imposed by, or relating to, a Novation Contract.

(B)           Compliance with Law.  Each of the Seller and the Purchaser agree to take necessary precautions to assure compliance with all Legal Requirements pertaining to the Novation Contracts.

(v)           Disputes.

(A)           Resolution of Disputes.  For the purposes of this Section 5.6(d), the terms “claim,” “certification” or “certify,” and “dispute” shall have the meaning of the same terms as used in the Contract Disputes Act of 1978 (41 U.S.C. §§ 601-613), FAR Subpart 33.2, and FAR 52.233-1, “Disputes (DEC 1991).”  All disputes with the Government arising under or relating to any Novation Contract shall be resolved under this Section 5.6(d)(v).

(B)           Procedure.  With respect to any claim made by the Purchaser for which the Government is or may be liable, the Purchaser agrees that it will prepare its claim and will present it to the Seller for submission to the Government under the Contract Disputes Act.  The Seller agrees to submit, at the Purchaser’s sole cost and expense, any such claim to the Government.  The Seller shall promptly pay to the Purchaser any amount determined on appeal to be due and owing under the applicable contract; provided that such payment by the Seller is limited to the payment of amounts received from the Government in the dispute, as and when received from the Government.  The Purchaser shall have the primary authority to direct the prosecution of the claim, but the Purchaser shall consider in good faith the input of the Seller.  In the event of a denial of a claim by the applicable contracting officer, the Seller shall, at the direction and expense of the Purchaser, either appeal or file suit pursuant to the Contract Disputes Act and implementing regulations.  The Seller and the Purchaser will be bound by the results of that process.

(vi)           Continuation of Performance.  Each of the Seller and the Purchaser shall proceed diligently with the performance of their respective obligations under this Section 5.6(d), and shall apply their best efforts to ensure that the Novation Contracts are successfully novated to the Purchaser.

5.7           Access to Information.  Between the date of this Agreement and the Closing Date or earlier termination of this Agreement, DGT and the Seller shall give, and shall direct their respective accountants and legal counsel to give, the Purchaser and its accountants, counsel, financial advisors and other representatives (the “Purchaser Representatives”), at reasonable times during normal business hours and upon reasonable intervals and notice, access to all offices and other facilities and to all employees, properties, contracts, agreements, commitments, books and records, financial and operating data and other information (including Tax Returns, internal working papers, client files, client contracts and director service agreements), of or pertaining to the Seller as the Purchaser Representatives may reasonably request regarding the Seller’s business, assets, liabilities, employees and other aspects (including unaudited quarterly financial statements, including a consolidated quarterly balance sheet and statement of operations, each as they become available, a copy of each material report, schedule and other document filed with or received by a Governmental Authority pursuant to the requirements of any applicable Legal Requirements, and independent public accountant’s work papers (subject to the consent or any other conditions required by such accountant, if any)) and instruct such representatives to reasonably cooperate with the Purchaser Representatives  in their investigation; provided that the Purchaser Representatives shall conduct any such activities in such a manner as not to unreasonably interfere with the business or operations of the Seller.  No information or knowledge obtained by the Purchaser or any Purchaser Representative pursuant to this Section 5.7 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the Purchaser to consummate the Contemplated Transactions.  Any information or knowledge obtained by the Purchaser pursuant to this Section 5.7 shall be governed by the terms of the Confidentiality Agreement.

5.8           Preparation of the Proxy Statement; Stockholder Meeting.

(a)           DGT shall prepare and file with the SEC a proxy statement (as amended or supplemented from time to time, the “Proxy Statement”) to be sent to the stockholders of DGT in connection with the meeting of the stockholders of DGT to approve and adopt this Agreement and the Contemplated Transactions (the “DGT Stockholders Meeting”) as promptly as practicable but in any event within fifteen (15) Business Days following the date of this Agreement.  Other than (i) the proposal to approve and adopt this Agreement and the Contemplated Transactions and any proposals relating thereto, and (ii) the proposal to approve an amendment to DGT’s certificate of incorporation, as amended, to allow actions to be taken by written consent by shareholders holding the minimum number of shares required to approve actions if voted on at a properly held meeting of the shareholders of DGT, no other proposals shall be submitted by DGT to the stockholders of DGT at the DGT Stockholders Meeting without the prior written consent of the Purchaser.  In furtherance of the foregoing, the Purchaser shall provide to DGT any information regarding the Purchaser required for inclusion in the Proxy Statement.  DGT shall thereafter use its reasonable best efforts to respond as promptly as practicable to any comments of the SEC with respect to the Proxy Statement and to cause the Proxy Statement to be mailed as promptly as practicable after the Proxy Statement is cleared by the SEC (or following such time that as the SEC may advise that it will not review and/or provide comments with respect to the Proxy Statement).  DGT shall promptly notify the Purchaser upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement and shall provide the Purchaser with copies of all correspondence between DGT and its representatives, on the one hand, and the SEC and its staff, on the other hand.  In the event that DGT receives any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement, the Purchaser shall provide to DGT upon receipt of notice from DGT, any information regarding the Purchaser that is required for inclusion in the response of DGT to such comments or such request.

(b)           DGT agrees that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in the Proxy Statement will, at the date of mailing to its stockholders and/or at the time of the DGT Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  DGT will cause the Proxy Statement to comply as to form in all material respects with all applicable provisions of the United States federal securities laws.

(c)           DGT shall (i) as soon as practicable following the date on which the Proxy Statement is cleared by the SEC (or following the date upon which the SEC advises that it will not review and/or provide comments with respect to the Proxy Statement), establish a record date (in consultation with the Purchaser) for and duly call the DGT Stockholders Meeting, (ii) duly give notice of the DGT Stockholders Meeting and convene and hold the DGT Stockholders Meeting, and (iii) use commercially reasonable efforts to solicit from its stockholders proxies in favor of the approval of this Agreement and the Contemplated Transactions, such solicitations to be made in compliance with all applicable Legal Requirements, and take all such other action necessary or advisable to secure such approval.  DGT shall not change the record date of the DGT Stockholders Meeting (whether in connection with the DGT Stockholders Meeting or any adjournment or postponement thereof) without the prior written consent of the Purchaser.  Notwithstanding the foregoing, DGT may adjourn or postpone the DGT Stockholders Meeting to the extent necessary to ensure that any required supplement or amendment to the Proxy Statement is provided to the stockholders of DGT or, if as of the time for which the DGT Stockholders Meeting is originally scheduled (as set forth in the Proxy Statement), there are insufficient shares of capital stock represented (either in person and/or by proxy) to constitute a quorum necessary to conduct business at such meeting.  Subject to the terms of Section 5.5(d), DGT shall, through its board of directors, recommend to its stockholders that such stockholders vote in favor of and adopt and approve this Agreement and the Contemplated Transactions at the DGT Stockholders Meeting, and the Proxy Statement shall include a statement to the effect that the board of directors of DGT has recommended that the stockholders of DGT vote in favor of and adopt and approve this Agreement and the Contemplated Transactions at the DGT Stockholders Meeting.  Subject to the terms of Section 5.5(d), neither DGT nor the board of directors of DGT shall (i) fail to reaffirm, without qualification, the DGT Board Recommendation, or fail to state publicly, without qualification, that this Agreement and the Contemplated Transactions are in the best interests of DGT’s stockholders, within five Business Days after the Purchaser requests that such action be taken, (ii) fail to announce publicly, within 10 Business Days after a tender offer or exchange offer relating to the securities of DGT shall have been commenced, that the board of directors of DGT recommends rejection of such tender offer or exchange offer, (iii) fail to issue, within 10 Business Days after an Acquisition Proposal is publicly announced, a press release announcing its opposition to such Acquisition Proposal, (iv) approve, endorse or recommend any Acquisition Proposal, or (v) resolve or propose to take any action described in clauses (i) through (iv) of this sentence.

5.9           Notification of Certain Matters; Supplemental Disclosure.

(a)           Each of the Parties agrees to give prompt notice to each other of, and to use their respective commercially reasonable efforts to prevent or promptly remedy, (i) the occurrence or failure to occur or the impending or threatened occurrence or failure to occur, of any event which occurrence or failure to occur would be likely to cause any of its representations or warranties in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing Date and (ii) any material failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.9 shall not limit or otherwise affect the remedies available hereunder to the Party receiving such notice.

(b)           Until the Closing, the Purchaser, DGT and the Seller shall have the continuing obligation to promptly supplement the information contained in their respective disclosure schedules attached hereto with respect to any matter hereafter arising or discovered which, if in existence on the date hereof and known at the date of this Agreement, would have been required to be set forth or described in such disclosure schedules.

(c)           No supplement to the disclosure schedules pursuant to the obligation in this Section 5.9 nor any disclosure after the date hereof of the untruth of any representation and warranty made in this Agreement as of the date hereof shall prevent or cure any breach of (i) any failure to disclose information in the disclosure schedules or (ii) any representation or warranty made herein, or otherwise have or be deemed to have any effect on the ability of any Party under this Agreement to obtain indemnification pursuant to the terms and conditions of this Agreement.

5.10           People’s United Bank.  DGT and the Seller shall (x) obtain the consent of People’s United Bank under the People’s Bank Loan Agreement to perform their respective obligations under this Agreement and to consummate the Contemplated Transactions or (y) satisfy in full the loan under the People’s Bank Loan Agreement at or prior to Closing.

5.11           Financial Information.  The Seller shall deliver to the Purchaser, within twenty (20) days after the end of each fiscal month beginning with the fiscal month ended March 2012, a copy of the interim financial statements of the Seller for the period ending as of the end of such month, such interim financial statements to be prepared in a manner and containing information consistent with the interim financial statements that have previously been delivered to the Purchaser.

5.12           Bulk Sales Laws.  The Purchaser and the Seller hereby waive compliance with the bulk-transfer provisions of the Uniform Commercial Code and the sales tax laws of the various states (or any similar law) (“Bulk Sales Laws”) in connection with the Contemplated Transactions.

5.13           Employees and Employee Benefits.

(a)           Immediately prior to the Closing, the Purchaser shall offer to each of the Continuing Employees substantially equivalent employment as each Continuing Employee held with the Seller immediately prior to the Closing and each such offer of employment shall be effective as of the Closing Date.  Without limiting the generality of the foregoing, each offer of employment shall be at substantially the same base salary and pursuant to terms and conditions that recognize prior service with the Seller for purposes of eligibility and vesting, under all compensation and benefit plans, programs and policies maintained by the Purchaser on and after the Closing, and the Purchaser shall initially provide benefits under the United Healthcare/Oxford HRA Medical Plan set forth on Schedule 3.17(a) which is being assumed by the Purchaser pursuant to the terms of this Agreement.  In addition, the Purchaser shall, for a period of twelve (12) months following the Closing Date, apply the severance policies of the Seller as described on Schedule 3.17(a) (including giving full credit for years of service of employment with the Seller prior to the Closing Date), but only for those Continuing Employees who accept employment with the Purchaser at Closing and whose employment is thereafter terminated by the Purchaser without cause within such twelve (12) month period.  Nothing in this Agreement shall require the Purchaser to continue to employ any such Continuing Employee following the Closing Date; provided, however, that notwithstanding the foregoing, the Purchaser shall not take any action following the Closing that could impose any obligation under WARN on the Seller or DGT.

(b)           The Seller shall use commercially reasonable efforts on or before the Closing Date to transfer the sponsorship of the United Healthcare/Oxford HRA Medical Plan set forth on Schedule 3.17(a) to the Purchaser, effective as of the Closing Date.

(c)           In the event that Purchaser (or its Affiliates) shall cease to provide to any Continuing Employee any of the benefits under the Employee Plans set forth on Schedule 3.17(a), the Purchaser agrees that, for one (1) year following the Closing Date, such Continuing Employee will be eligible to participate in the Purchaser’s or one of its Affiliate’s employee benefit plans and programs which are generally applicable to the Purchaser’s or one of its Affiliate’s similarly situated employees, including but not limited to health care plans and flexible spending account plans, subject to the terms and conditions of such plans and programs, and that each Continuing Employee shall be given credit for the corresponding service recognized by the Seller or DGT prior to the date he or she terminates employment with the Seller for eligibility and vesting purposes under the Purchaser’s or one of its Affiliate’s employee benefit plans and programs, except to the extent such service credit would result in any duplication of benefits.  In addition, if the Continuing Employee (or his or her covered dependent) was participating in the Seller’s or DGT’s similar employee welfare benefit plan as of the date his or her employment with the Seller terminates, the Purchaser will use commercially reasonably efforts to cause such Purchaser’s or one of its Affiliate’s employee welfare benefit plan to waive any and all restrictions relating to pre-existing conditions and evidence of insurability to the extent required by the Health Insurance Portability and Accountability Act of 1996 and the rules and regulations promulgated thereunder, and to the extent permitted by applicable laws and the relevant insurance carriers; provided, however, if, on the Closing Date, a Continuing Employee is receiving benefits, or has filed a claim for benefits, under the Seller’s short term and/or long term disability plans or under any workers’ compensation plan, he or she will remain covered under such plans through the duration of such disability.  With respect to any of the Purchaser’s or one of its Affiliate’s welfare benefit plans, the Purchaser shall, to the extent permitted by applicable laws and relevant insurance carriers, use commercially reasonable efforts to (a) give credit, in determining any deductible limitations, co-payments and out-of-pocket maximums to any amounts paid by such Continuing Employee with respect to similar plans maintained by the Seller or DGT and (b) with respect to any health benefit plans maintained by the Purchaser’s or one of its Affiliate’s, ensure that no eligibility waiting periods, evidence of insurability requirements, or pre-existing condition limitations or exclusions shall apply with respect to such Continuing Employee (except to the extent any such requirement, limitation or exclusion applied prior to the Closing Date under a similar Plan maintained by the Seller or DGT).  In addition to the foregoing, the Purchaser or one of its Affiliates (i) shall allow each Continuing Employee who completes an election to transfer vacation time from the Seller to the Purchaser (in form and substance reasonably satisfactory to the Purchaser), and use accrued but unused vacation time following the Closing in accordance with the vacation time policies of the Purchaser, (ii) shall maintain or cause to be maintained a defined contribution plan that (a) meets the requirements of Section 401(a) of the Code, and (b) includes a qualified cash or deferred arrangement within the meaning of Section 401(k) of the Code, and (iii) shall allow Continuing Employees who were eligible to participate in the Seller’s or DGT’s 401(k) Plan immediately prior to the Closing Date to be eligible to participate in the Purchaser’s or one of its Affiliate’s 401(k) Plans.  The Purchaser’s or one of its Affiliate’s 401(k) Plan shall accept (and shall be amended to the extent necessary to accept) the rollover of any “eligible rollover distribution” (within the meaning of Section 402(c)(4) of the Code) from the Seller’s or DGT’s 401(k) Plan, including plan loans.

5.14           Further Assurances.  Subject to the proviso in Section 5.6(b), the Parties shall cooperate reasonably with each other in connection with any steps required to be taken as part of their respective obligations under this Agreement, and shall (a) furnish upon request to each other such further information; (b) execute and deliver to each other such other documents; and (c) do such other acts and things, all as the other Parties may reasonably request for the purpose of carrying out the intent of this Agreement and the Contemplated Transactions.  In furtherance of the foregoing, the Seller shall not dissolve until such time as all of its obligations under Section 5.6(d) are fulfilled, and the operation of the Business shall have been appropriately transitioned to the Purchaser.

5.15           Retention of and Access to Records.

(a)           Following the Closing Date, the Purchaser shall retain for a period consistent with the Purchaser’s record-retention policies and practices, but which period shall be at least 7 years, those books and records of the Seller delivered to the Purchaser and not otherwise retained by the Seller.  The Purchaser shall also give the Seller and the Seller Representatives reasonable access thereto (including a right to make copies of such books and records), at reasonable times during normal business hours and upon reasonable intervals and notice, as the Seller Representatives may reasonably request, for reasonable business purposes; provided that the Seller and the Seller Representatives shall conduct any such activities in such a manner as not to unreasonably interfere with the business or operations of the Purchaser.

(b)           Following the Closing Date, the Seller and/or DGT shall retain for a period consistent with DGT’s record-retention policies and practices, but which period shall be at least 7 years, those books and records of the Seller which are retained by the Seller as Excluded Assets, including financial records.  The Seller and/or DGT shall also give the Purchaser and the Purchaser Representatives reasonable access thereto (including a right to make copies of such books and records), at reasonable times during normal business hours and upon reasonable intervals and notice, as the Purchaser Representatives may reasonably request, to enable them to prepare tax returns or deal with tax audits or for other reasonable business purposes; provided that the Purchaser and the Purchaser Representatives shall conduct any such activities in such a manner as not to unreasonably interfere with the business or operations of the Seller or DGT.

ARTICLE VI.
CONDITIONS TO OBLIGATION TO CLOSE

6.1           Conditions to Obligation of the Purchaser.  The obligations of the Purchaser to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(a)           the representations and warranties set forth in Article III above (without giving effect to any supplement of the Seller Disclosure Schedules) shall be true and correct in all material respects at the Closing Date as if made on and as of such date (except for any representations and warranties made as of a specific date, which shall be true and correct as of the specified date, and except for any representations and warranties which are qualified as to “materiality,” “material adverse effect” or other similar qualifiers, in which case such representations and warranties shall be true and correct in all respects);

(b)           DGT and the Seller shall have performed and complied in all material respects with all of the agreements and covenants required to be performed by or complied with by it prior to the Closing Date;

(c)           there shall not be any judgment, Order, decree, stipulation, injunction, or charge in effect or Legal Requirement promulgated by any Governmental Authority preventing consummation of any of the transactions contemplated by this Agreement;

(d)           the Seller shall have delivered to the Purchaser (i) a certificate to the effect that each of the conditions specified in Section 6.1(a)-(c), (e), (f), (h) and (i) is satisfied in all respects and (ii) the additional items described in Section 2.5(b) above;

(e)           this Agreement and the consummation of the Contemplated Transactions shall have been adopted and approved at the DGT Stockholders Meeting by the holders of at least two-thirds of the outstanding shares of capital stock of DGT (the “DGT Stockholders Approval”);

(f)           all of the consents, notices, approvals, ratifications, permissions, waivers, orders or authorizations, or registrations, qualifications, designations, declarations or filings set forth on Schedule 6.1(f) (the “Material Consents”) shall have been obtained or made by DGT or the Seller in form and substance reasonable satisfactory to the Purchaser;

(g)           the Parties shall have received written notice from CFIUS that all review and, if applicable, investigation under Exon-Florio of the Contemplated Transactions has been concluded and that CFIUS has determined there are no unresolved national security concerns with respect to the Contemplated Transactions, and notwithstanding such written confirmation, CFIUS shall not have required any mitigation arrangement or imposed any condition on the Purchaser, including mitigation or conditions pursuant to Section 721(l) of Exon-Florio, that are unacceptable to the Purchaser. Notwithstanding anything to the contrary contained herein, Purchaser shall not be required to agree to sell, divest, dispose of or hold separate any assets or businesses, or otherwise take or commit to take any action that could reasonably be expected to limit its freedom of action with respect to, or ability to retain, one or more of the Seller’s businesses, product lines or assets being transferred pursuant to the terms of this Agreement;

(h)           except with respect to Permitted Liens, the Acquired Assets shall not be subject to any Related Party or third party indebtedness (including any guaranties or capitalized leases), and the Seller shall have delivered to the Purchaser UCC-3 termination statements providing for the release and termination of any and all Liens other than Permitted Liens encumbering any of the Acquired Assets, and shall otherwise have taken all such actions as may be reasonably necessary to cause any such Liens encumbering any of the Acquired Asset to be released and terminated to the satisfaction of the Purchaser, on or prior to the Closing Date;

(i)           there shall not have been any Seller Material Adverse Change since July 30, 2011;

(j)           the Seller shall have entered into the Lease;

(k)           DGT shall have entered into the Escrow Agreement;

(l)           the Transition Services Side Letter shall have been executed by each of the Seller and DGT;

(m)           the Seller shall have filed its final voluntary self-disclosure with the U.S. Department of State in a form reasonably satisfactory to the Purchaser; and

(n)           the Purchaser shall have received at or prior to the Closing:

(A)           a good standing certificate for the Seller from the Secretary of State of Delaware as to the legal existence and good standing of the Seller;

(B)           certificates of appropriate governmental officials in each jurisdiction listed in Schedule 3.1(a) as to the due qualification and good standing of the Seller in each such jurisdiction;

(C)           a certificate in a form satisfactory to the Purchaser from the Seller in accordance with Treasury Regulation 1.1445-2(b)(2) that it is not a foreign person; and

(D)           such other documents as the Purchaser may reasonably request for the purpose of (x) evidencing the performance by DGT and the Seller of, or the compliance by DGT and the Seller with, any covenant or obligation required to be performed or complied with by DGT or the Seller or (y) evidencing the satisfaction of any condition referred to in this Section 6.1.

The Purchaser may waive any condition specified in this Section 6.1 if it executes a writing so stating at or prior to the Closing.

6.2           Conditions to Obligation of DGT and the Seller.  The obligations of DGT and the Seller to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

(a)           the representations and warranties set forth in Article IV above (without giving effect to any supplement of the Purchaser Disclosure Schedules) shall be true and correct in all material respects at the Closing Date as if made on and as of such date (except for any representations and warranties made as of a specific date, which shall be true and correct as of the specified date, and except for any representations and warranties which are qualified as to “materiality,” “material adverse effect” or other similar qualifiers, in which case such representations and warranties shall be true and correct in all respects);

(b)           the Purchaser shall have performed and complied in all material respects with all of its agreements and covenants required to be complied with or performed by it prior to the Closing Date;

(c)           there shall not be any judgment, Order, decree, stipulation, injunction, or charge in effect or Legal Requirement promulgated by any Governmental Authority preventing consummation of any of the transactions contemplated by this Agreement;

(d)           the Purchaser shall have delivered to the Seller (i) a certificate to the effect that each of the conditions specified above in Section 6.2(a)-(c) and (h) is satisfied in all respects and (ii) the additional items described in Section 2.5(c) above;

(e)           the DGT Stockholders Approval shall have been obtained;

(f)           the holders of no more than ten percent (10%) of the issued and outstanding shares of common stock of DGT shall have exercised their statutory appraisal or dissenters’ rights with respect to the Contemplated Transactions;

(g)           the Parties shall have received written notice from CFIUS that all review and, if applicable, investigation under Exon-Florio of the Contemplated Transactions has been concluded and that CFIUS has determined there are no unresolved national security concerns with respect to the Contemplated Transactions, and notwithstanding such written confirmation, CFIUS shall not have required any mitigation arrangement or imposed any condition on the Seller or DGT, including mitigation or conditions pursuant to Section 721(l) of Exon-Florio that are unacceptable to the Seller or DGT;

(h)           all Purchaser Required Consents and Notices shall have been obtained by the Purchaser;

(i)           the Purchaser shall have entered into the Escrow Agreement;

(j)           the Transition Services Side Letter shall have been executed by the Purchaser;

(k)           the Purchaser shall have entered into the Lease; and

(l)           DGT and the Seller shall have received at or prior to the Closing such other documents as DGT and the Seller may reasonably request for the purpose of (x) evidencing the performance by the Purchaser of, or the compliance by the Purchaser with, any covenant or obligation required to be performed or complied with by the Purchaser or (y) evidencing the satisfaction of any condition referred to in this Section 6.2.

DGT or the Seller may waive any condition specified in this Section 6.2 if it executes a writing so stating at or prior to the Closing.

ARTICLE VII.
INDEMNIFICATION

7.1           Survival of Representations, Warranties, Covenants and Agreements.  All representations, warranties, covenants and agreements contained in or made pursuant to this Agreement shall survive the Closing.  DGT and the Seller will have no liability with respect to any representation or warranty (other than those representations and warranties contained in Sections 3.1, 3.3 and 3.19) unless on or before the Escrow Release Date, the Purchaser delivers a notification of claim for indemnification to the Seller; a claim with respect to any of the representations or warranties contained in Sections 3.1(a) (first sentence only) and Section 3.1(b) (first sentence only) may be made at any time.  DGT and the Seller will have no liability with respect to any of the representations or warranties contained in Sections 3.1 (other than the first sentences of Section 3.1(a) and 3.1(b)), 3.3 and 3.19 unless on or before the expiration of the statute of limitations applicable to the underlying claim plus any extensions thereof, the Purchaser delivers a notification of claim for indemnification to the Seller.  The Purchaser will have no liability with respect to any representation or warranty (other than those representations and warranties contained in Sections 4.1, 4.3 and 4.6) unless on or before the Escrow Release Date, DGT or the Seller delivers a notification of claim for indemnification to the Purchaser; a claim with respect to the representations and warranties contained in Section 4.1 (first sentence only) may be made at any time.  The Purchaser will have no liability with respect to any of the representations or warranties contained in Sections 4.1 (other than the first sentence), 4.3 and 4.6 unless on or before the expiration of the statute of limitations applicable to the underlying claim plus any extensions thereof, the Seller delivers a notification of claim for indemnification to the Purchaser.  All covenants and agreements of the parties contained in this Agreement shall survive the Closing in accordance with their stated terms or, if no term is stated, then such covenants and agreements shall survive indefinitely.

7.2           Indemnification by DGT and the Seller.  DGT and the Seller shall be obligated, jointly and severally, to indemnify and hold harmless the Purchaser, its Affiliates and their respective officers, directors, employees, agents, successors, representatives, successors and assigns (each a “Purchaser Indemnified Party” and collectively, the “Purchaser Indemnified Parties”) from and against any and all Losses suffered or incurred by them resulting from:

(a)           any inaccuracy in or breach (or any claim by any third party alleging or constituting an inaccuracy or breach) of any representation, warranty or certification contained in this Agreement or in any certificate or other document delivered by DGT or the Seller pursuant to the terms of this Agreement (without giving effect to any supplement of the Seller Disclosure Schedules);

(b)           any breach of any covenant or agreement made by DGT or the Seller in this Agreement;

(c)           any Losses in connection with, or which arise out of or relate to, any of the Excluded Assets or any of the Excluded Liabilities;

(d)           any failure of the Seller, at any time prior to the Closing Date, to have complied with the requirements of ITAR, the Export Administration Regulations or any related or similar regulatory requirements (including, without limitation, any Losses as may be incurred by any Purchaser Indemnified Party in respect of any penalties, fines or similar charges as may be imposed on such Purchaser Indemnified Party or any corrective actions that such Purchaser Indemnified Party may be obligated to take, as well as any Losses incurred in connection with the post-Closing preparation and submission of any voluntary disclosures which it or the Seller may be obligated to make as a result of any such failure);

(e)           the ongoing investigation by the Federal Bureau of Investigation and the Defense Criminal Investigative Service of the Seller with respect to, inter alia, failures in compliance with required testing procedures, prior to the Closing;

(f)           any and all Liabilities pursuant to Environmental, Health and Safety Requirements with respect to the presence in the Environment at the Real Property or any Release of Hazardous Substances at or from the Real Property arising from or with respect to operations of the Seller or any of its predecessors, without regard to when those Liabilities arise, except to the extent the Seller can demonstrate that any such Liabilities result from actions taken by the Purchaser in the operation of the Business on the Seller Owned Real Property during its operation under the Lease (and not from the fact that the Purchaser will be an operator of the Seller Owned Real Property pursuant to any applicable Environmental, Health and Safety Requirements) following the Closing Date;

(g)           any information supplied by DGT for inclusion or incorporation by reference in the Proxy Statement (other than information supplied to DGT by the Purchaser for inclusion in such Proxy Statement), at the date of mailing to its stockholders and/or at the time of the DGT Stockholders Meeting, that contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or any failure of the Proxy Statement to comply as to form in all material respects with all applicable provisions of the United States federal securities laws;

(h)           any claim by any Person for brokerage or finder’s fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with DGT or the Seller (or any Person acting on their behalf) in connection with any of the transactions contemplated hereby; or

(i)           any Losses in connection with any non-compliances with any Bulk Sales Law in respect of the Contemplated Transactions.

7.3           Indemnification by Purchaser.  The Purchaser shall be obligated to indemnify and hold harmless DGT, the Seller, their respective Affiliates and their respective officers, directors, employees, agents, representatives, successors and assigns (each a “Seller Indemnified Party” and collectively, the “Seller Indemnified Parties”) from and against any and all Losses suffered or incurred by them resulting from:

(a)           any inaccuracy in or breach (or any claim by any third party alleging or constituting an inaccuracy or breach) of any representation, warranty or certification contained in this Agreement or in any certificate or other document delivered by the Purchaser pursuant to the terms of this Agreement (without giving effect to any supplement of the Purchaser Disclosure Schedules);

(b)           any breach of any covenant or agreement made by the Purchaser in this Agreement;

(c)           any claim by any Person for brokerage or finder’s fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with the Purchaser (or any Person acting on its behalf) in connection with any of the transactions contemplated hereby;

(d)           any Losses in connection with, or which arise out of or relate to, any Assumed Liability; or

(e)           any Losses suffered, incurred or arising under WARN caused by the Purchaser’s failure to satisfy the requirements of Section 5.13(a).

7.4           Limitations.  Notwithstanding anything to the contrary contained in this Agreement:

(a)           the maximum aggregate amount of indemnifiable Losses arising out of or resulting from the causes enumerated in Section 7.2(a) that may be recovered from DGT and the Seller, or from the causes enumerated in Section 7.3(a) that may be recovered from the Purchaser, shall not in either case exceed $1,250,000 (the “Maximum Indemnity”);

(b)           no indemnification by DGT and the Seller with respect to any Loss otherwise payable under Section 7.2(a), and no indemnification by the Purchaser with respect to any Loss otherwise payable under Section 7.3(a), shall in either case be payable until such time as all such indemnifiable Losses shall aggregate to more than $100,000 (the “Basket”), after which time DGT and the Seller or the Purchaser (as the case may be) shall be liable in full for all indemnifiable Losses in excess of the Basket, subject to subsection (a) above; and

(c)           notwithstanding the foregoing, (i) the limitations set forth in this Section 7.4 will not apply to any claims involving fraud or intentional breach or misrepresentation and (ii) the limitations set forth in this Section 7.4 will not apply to liabilities in connection with claims brought under Sections 7.2(b), 7.2(c), 7.2(d), 7.2(e), 7.2(f), 7.2(g) 7.2(h), 7.2(i), 7.3(b), 7.3(c) or 7.3(d) of this Agreement or pursuant to a breach of Sections 3.1, 3.3, 3.10, 3.18, 3.19, 3.26, 4.1, 4.3 or 4.6 of this Agreement.

7.5           Indemnification Procedures.

(a)           The obligations and liabilities of DGT, the Seller and the Purchaser under this Article VII with respect to Losses arising from claims of any third party which are subject to the indemnification provided for in this Article VII (“Third Party Claims”) shall be governed by and contingent upon the terms and conditions set forth in this Section 7.5.  If any Purchaser Indemnified Party or Seller Indemnified Party (the “Indemnified Party”), as the case may be, shall receive notice of any Third Party Claim, the Indemnified Party shall give the Seller or the Purchaser, as the case may be (each, an “Indemnifying Party”), notice of such Third Party Claim within ten (10) days after the receipt by the Indemnified Party of such notice; provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its respective obligations under this Article VII except to the extent that the Indemnifying Party is materially prejudiced by such failure.  The notice of claim shall describe in reasonable detail the facts known to the Indemnified Party giving rise to such indemnification claim, and the amount of or a good faith estimate of the amount arising therefrom to the extent then known.

(b)           The Indemnifying Party shall be entitled to assume and control the defense of a Third Party Claim at its expense and through counsel of its choice (unless the Indemnifying Party is also a party to such Third Party Claim and the Indemnified Party determines in good faith that joint representation would be inappropriate) if it gives notice of its intention to do so to the Indemnified Party within thirty (30) days of the receipt of such notice from the Indemnified Party.  In the event that the Indemnifying Party exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnifying Party shall conduct the defense of the Third Party Claim actively and diligently and the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party at the Indemnifying Party’s expense, all witnesses, pertinent records, materials and information in the Indemnified Party’s possession or under the Indemnified Party’s control relating thereto as is reasonably required by the Indemnifying Party.  Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnifying Party’s expense, all such witnesses, records, materials and information in the Indemnifying Party’s possession or under the Indemnifying Party’s control relating thereto as is reasonably required by the Indemnified Party.  If the Indemnifying Party assumes the defense of a Third Party Claim:  (i) it will be conclusively established for purposes of this Agreement that the claims made in respect of that Third Party Claim are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the Indemnifying Party without the Indemnified Party’s consent (which consent may not be unreasonably withheld) unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the Indemnified Party, and (B) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party; and (iii) the Indemnified Party will have no liability with respect to any compromise or settlement of such claims effected without its consent.  If the Indemnifying Party, within thirty (30) days after notice of any such Third Party Claim, fails to assume the defense in accordance with this Section 7.5(b), or if the Indemnifying Party exercises its right to undertake the defense against any such Third Party Claim but fails to actively and diligently conduct such defense, the Indemnified Party shall have the right to assume and control the defense of the Third Party Claim and, in such event, the Indemnifying Party will be bound by any determination made in the defense of such Third Party Claim or any compromise or settlement effected by the Indemnified Party.

(c)           Notwithstanding anything in this Section 7.5 to the contrary, if an Indemnified Party determines in good faith that there is a reasonable probability that a Proceeding in respect of a Third Party Claim may adversely affect it or its Affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the Indemnified Party may, by notice to the Indemnifying Party, join with its own counsel and assume the right to defend, compromise, or settle such Third Party Claim, but the Indemnifying Party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

7.6           Effect of Knowledge.  Each of the Parties hereto hereby acknowledge and agree that the right to indemnification, payments of Losses or any other remedy based on the representations, warranties, covenants and agreements contained in this Agreement will not be affected by any investigation conduct with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or agreement.

ARTICLE VIII.
TERMINATION

8.1           Termination.  This Agreement may be terminated as set forth below at any time prior to the Closing:

(a)           by mutual written consent of the Parties;

(b)           by the Purchaser, DGT or the Seller if the Closing shall not have occurred on or prior to December 6, 2012 (the “Termination Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(b) shall not be available to a Party whose failure to perform any material obligations required to be performed by such Party pursuant to this Agreement has been the cause of, or results in, the failure of the Closing to occur on or prior to the Termination Date;

(c)           by the Purchaser, DGT or the Seller if any Governmental Authority shall have issued an Order or taken any other action, in each case permanently restraining, enjoining or otherwise prohibiting the consummation of any of the Contemplated Transactions, and such Order or action shall have become final and non-appealable; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(c) shall not be available to a Party unless the Party shall have complied with its obligations under Section 5.6 to prevent, oppose or remove any such Order;

(d)           by the Purchaser, DGT or the Seller, if the DGT Stockholders Meeting (including any adjournment or postponement thereof) has concluded and the DGT Stockholders Approval was not obtained; provided, however, that neither DGT nor the Seller shall be permitted to terminate this Agreement pursuant to this Section 8.1(d) if DGT and the Seller have not made the payment(s) required to be made pursuant to Section 8.2(b);

(e)           by the Purchaser, if (i) the board of directors of DGT shall have failed to make the DGT Board Recommendation, (ii) there shall have occurred a DGT Change of Board Recommendation, (iii) the board of directors of DGT shall have approved, endorsed or recommended any Acquisition Proposal, (iv) DGT shall have failed to include the DGT Board Recommendation in the Proxy Statement or (v) the board of directors of DGT shall have resolved or proposed to take any action described in clauses (i) through (iv) of this Section 8.1(e);

(f)           by DGT if (i) there shall have occurred a DGT Change of Board Recommendation or the Board of Directors of DGT (or any committee thereof) shall have approved, endorsed or recommended any Acquisition Proposal and (ii) concurrently with such termination DGT pays, or causes the Seller to pay, the Termination Fee to the Purchaser as provided in Section 8.2;

(g)           by the Purchaser, if DGT or the Seller (i) fails to perform in any material respect any of its respective covenants or agreements in this Agreement, which failure results in an inability to satisfy the closing condition set forth in Section 6.1(b) of this Agreement, or (ii) shall have breached any of its representations and warranties set forth in Article III of this Agreement, which breach has not been waived by the Purchaser and which breach results in an inability to satisfy the closing condition set forth in Section 6.1(a) of this Agreement; provided, however, that if such breach is curable by DGT or the Seller prior to the Termination Date, then the Purchaser may not terminate this Agreement under this Section 8.1(g) until the earlier of (x) the Termination Date, or (y) that date which is fourteen (14) days after the delivery of written notice from the Purchaser to DGT and the Seller of such breach (it being understood that the Purchaser may not terminate this Agreement pursuant to this Section 8.1(g) if it shall have failed to perform any material obligations required to be performed by it pursuant to this Agreement or if DGT’s or the Seller’s breach is cured prior to the earlier of (x) the Termination Date, or (y) that date which is fourteen (14) days after the delivery of written notice from the Purchaser to DGT and the Seller of such breach);

(h)           by DGT or the Seller, if the Purchaser (i) fails to perform in any material respect any of its respective covenants or agreements in this Agreement, which failure results in an inability to satisfy the closing condition set forth in Section 6.2(b) of this Agreement, or (ii) shall have breached any of its representations and warranties set forth in Article IV of this Agreement, which breach has not been waived by DGT or the Seller and which breach results in an inability to satisfy the closing condition set forth in Section 6.2(a) of this Agreement; provided, however, that if such breach is curable by the Purchaser prior to the Termination Date, then neither DGT nor the Seller may terminate this Agreement under this Section 8.1(h) until the earlier of (x) the Termination Date, or (y) that date which is fourteen (14) days after the delivery of written notice from DGT or the Seller to the Purchaser of such breach (it being understood that neither DGT nor the Seller may terminate this Agreement pursuant to this Section 8.1(h) if either of them shall have failed to perform any material obligations required to be performed by them pursuant to this Agreement or if the Purchaser’s breach is cured prior to the earlier of (x) the Termination Date, or (y) that date which is fourteen (14) days after the delivery of written notice from DGT or the Seller to the Purchaser of such breach);

(i)           by the Purchaser if, since the date of this Agreement, there shall have been a Seller Material Adverse Change; or

(j)           by DGT if holders of more than ten percent (10%) of the issued and outstanding shares of common stock of DGT shall have exercised their statutory appraisal or dissenters’ rights with respect to the Contemplated Transactions.

8.2           Effect of Termination.

(a)           In the event of termination of this Agreement by the Purchaser, DGT or the Seller as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no further obligation on the part of the Purchaser, DGT, the Seller or any of their respective officers, directors, partners, employees, agents, affiliates or other representatives, except that in the case of any such termination, this Section 8.2 and Section 5.2(c) and Article IX shall remain in full force and effect.  Nothing in this Section 8.2(a) shall relieve any party from liability for any breach of this Agreement.

(b)           DGT and the Seller hereby agree, and shall be jointly and severally obligated, to pay the Purchaser $725,000 (the “Termination Fee”) in the event this Agreement is terminated:

(i)           by the Purchaser, DGT or the Seller pursuant to Section 8.1(d);

(ii)           by the Purchaser pursuant to Section 8.1(e);

(iii)           by DGT pursuant to Section 8.1(f);

(iv)           by DGT or the Seller pursuant to Section 8.1(b), if on or before the date of any such termination an Acquisition Proposal shall have been announced, disclosed, or otherwise communicated to the board of directors of DGT  and such Acquisition Proposal is a Superior Proposal; or

(v)           by DGT pursuant to Section 8.1(j).

(c)           Any Termination Fee required to be paid pursuant to Section 8.2(b)(i), Section 8.2(b)(iii) or Section 8.2(b)(v) shall be paid in the case of a termination of this Agreement by DGT or the Seller, concurrently with, and as a condition to, such termination of this Agreement by DGT or the Seller.  Any Termination Fee required to be paid pursuant to Section 8.2(b)(ii) shall be paid within two (2) Business Days  after the date of termination of this Agreement.  Any Termination Fee required to be paid pursuant to Section 8.2(b)(i) shall be paid, in the case of a termination of this Agreement by the Purchaser, within ten (10) Business Days after the date of such termination of this Agreement by the Purchaser.  Any Termination Fee required to be paid pursuant to Section 8.2(b)(iv) shall be paid within ten (10) Business Days after the date of termination of this Agreement.

(d)           The Parties acknowledge that the agreements contained in Sections 8.2(b) through 8.2(e) inclusive are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the Parties would not enter into this Agreement.

(e)           Notwithstanding anything in this Agreement to the contrary, DGT and the Seller shall not be required to pay to the Purchaser the amount due pursuant to Section 8.2(b) more than once.  The Parties acknowledge and agree that the Termination Fee constitutes liquidated damages and is not a penalty and shall be the sole and exclusive remedy, including on account of punitive damages, for recovery by the Purchaser in the event of the termination of this Agreement under the circumstances described in Section 8.2(b) for which DGT and the Seller are obligated to pay a Termination Fee.  If this Agreement has been terminated under the circumstances described in the immediately prior sentence, in no event shall DGT or the Seller be subject to any liability in excess of the Termination Fee for any or all losses or damages relating to or arising out of this Agreement and/or the Contemplated Transactions, and in no such event shall the Purchaser seek equitable relief or seek to recover any money damages in excess of such amount from DGT and the Seller if the Purchaser has been paid the Termination Fee.

ARTICLE IX.
MISCELLANEOUS

9.1           Press Releases and Public Announcements.  No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties; provided, however, that either Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use commercially efforts to consult with the other Party prior to making the disclosure).

9.2           No Third Party Beneficiaries.  This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns; provided, however, that the provisions in Article VII above concerning indemnification are intended for the benefit of the Persons entitled to indemnification thereunder.

9.3           Entire Agreement.  This Agreement, together with the Confidentiality Agreement, the Escrow Agreement, the Lease and the other instruments and documents required to be delivered in connection with the consummation of the Contemplated Transactions, constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

9.4           Succession and Assignment.  This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns.  No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties, except that the Purchaser shall be entitled to assign any of its rights or delegate any of its obligations under this Agreement to EMS Development Corporation, a New York corporation (“EMS”), or to a newly formed wholly-owned subsidiary of EMS; provided, that such assignment by the Purchaser shall not relieve the Purchaser of obligations under this Agreement, for periods up to and including the Closing Date, to the extent such obligations are not satisfied by EMS or such newly formed subsidiary of EMS, as applicable; provided, further, that following the Closing Date, the Purchaser shall be relieved of any further obligations under this Agreement if this Agreement has been assigned to EMS or to a newly formed wholly-owned subsidiary of EMS (in which case EMS shall be obligated to satisfy the obligations under this Agreement to the extent such obligations are not satisfied by such newly formed subsidiary).

9.5           Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.

9.6           Headings.  The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

9.7           Notices.  All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (a) three Business Days after it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below, (b) one Business Day after it is sent by a nationally recognized overnight courier and addressed to the intended recipient as set forth below, or (c) when successfully transmitted by facsimile (with a confirming copy of such communication to be sent as provided in (a) or (b) above) to, the intended recipient at the facsimile number set forth below:

If to DGT or the Seller:

DGT Holdings Corp.
c/o Steel Partners Holdings L.P
590 Madison Avenue, 32nd Floor
New York, New York 10022
Attention: John J. Quicke
Facsimile: (212) 520-2301

With a copy to:

Olshan Grundman Frome Rosenzweig & Wolosky LLP
65 East 55th Street
New York, New York 10022
Attention: Jeffrey Spindler, Esq.
Facsimile: (212) 451-2222

If to the Purchaser:

Ultra Electronics Defense, Inc.
7625 Omnitech Place
Victor, NY 14564-9795
Attention: Paul E. Fardellone
Facsimile: (585) 924-5732

With a copy to:

Kaye Scholer LLP
425 Park Avenue
New York, New York 10022
Attention: Nancy Fuchs
Facsimile: (212) 836-8689

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient.  Any Party may change the address and/or facsimile number to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

9.8           Governing Law; Jurisdiction.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.  The Parties irrevocably agree that any legal action or proceeding arising out of or in connection with this Agreement may be brought in any of the state courts of the State of New York located within the County of New York or in the federal court of the United States of America located in the Southern District of the State of New York and each Party agrees not to assert, by way of motion, as a defense, or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court, and hereby agrees not to challenge such jurisdiction or venue by reason of any offsets or counterclaims in any such action, suit or proceeding.

9.9           Amendments and Waivers.  No amendment or waiver of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Parties.  No waiver by either Party of any inaccuracy in or breach of any representation or warranty hereunder, or of any breach of any covenant hereunder shall be deemed to extend to any prior or subsequent inaccuracy in or breach of any representation or warranty hereunder, or of any breach of any covenant hereunder, or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

9.10           Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

9.11           Expenses.  Each of the Parties will bear its own costs and expenses (including legal fees and expenses), incurred in connection with this Agreement and the Contemplated Transactions.

9.12           Interpretation.  The Parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring either Party by virtue of the authorship of any of the provisions of this Agreement.

9.13           Incorporation of Exhibits and Schedules.  The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

ULTRA ELECTRONICS DEFENSE, INC.

By:	/s/ Paul E. Fardellone
	Name:	Paul E. Fardellone
	Title:	President

RFI CORPORATION

By:	/s/ Mark A. Zorko
	Name:	Mark A. Zorko
	Title:	CFO

DGT HOLDINGS CORP.

By:	/s/ Mark A. Zorko
	Name:	Mark A. Zorko
	Title:	CFO

ANNEX B

SECTION 623 AND SECTION 910 OF THE NEW YORK BUSINESS CORPORATION LAW

Section 623 -- Procedure to enforce shareholder’s right to receive payment for shares.

(a)           A shareholder intending to enforce his right under a section of this chapter to receive payment for his shares if the proposed corporate action referred to therein is taken shall file with the corporation, before the meeting of shareholders at which the action is submitted to a vote, or at such meeting but before the vote, written objection to the action.  The objection shall include a notice of his election to dissent, his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares if the action is taken.  Such objection is not required from any shareholder to whom the corporation did not give notice of such meeting in accordance with this chapter or where the proposed action is authorized by written consent of shareholders without a meeting.

(b)           Within ten days after the shareholders’ authorization date, which term as used in this section means the date on which the shareholders’ vote authorizing such action was taken, or the date on which such consent without a meeting was obtained from the requisite shareholders, the corporation shall give written notice of such authorization or consent by registered mail to each shareholder who filed written objection or from whom written objection was not required, excepting any shareholder who voted for or consented in writing to the proposed action and who thereby is deemed to have elected not to enforce his right to receive payment for his shares.

(c)           Within twenty days after the giving of notice to him, any shareholder from whom written objection was not required and who elects to dissent shall file with the corporation a written notice of such election, stating his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares.  Any shareholder who elects to dissent from a merger under section 905 (Merger of subsidiary corporation) or paragraph (c) of section 907 (Merger or consolidation of domestic and foreign corporations) or from a share exchange under paragraph (g) of section 913 (Share exchanges) shall file a written notice of such election to dissent within twenty days after the giving to him of a copy of the plan of merger or exchange or an outline of the material features thereof under section 905 or 913.

(d)           A shareholder may not dissent as to less than all of the shares, as to which he has a right to dissent, held by him of record, that he owns beneficially.  A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the shares of such owner, as to which such nominee or fiduciary has a right to dissent, held of record by such nominee or fiduciary.

(e)           Upon consummation of the corporate action, the shareholder shall cease to have any of the rights of a shareholder except the right to be paid the fair value of his shares and any other rights under this section.  A notice of election may be withdrawn by the shareholder at any time prior to his acceptance in writing of an offer made by the corporation, as provided in paragraph (g), but in no case later than sixty days from the date of consummation of the corporate action except that if the corporation fails to make a timely offer, as provided in paragraph (g), the time for withdrawing a notice of election shall be extended until sixty days from the date an offer is made.  Upon expiration of such time, withdrawal of a notice of election shall require the written consent of the corporation.  In order to be effective, withdrawal of a notice of election must be accompanied by the return to the corporation of any advance payment made to the shareholder as provided in paragraph (g).  If a notice of election is withdrawn, or the corporate action is rescinded, or a court shall determine that the shareholder is not entitled to receive payment for his shares, or the shareholder shall otherwise lose his dissenters’ rights, he shall not have the right to receive payment for his shares and he shall be reinstated to all his rights as a shareholder as of the consummation of the corporate action, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim.

(f)           At the time of filing the notice of election to dissent or within one month thereafter the shareholder of shares represented by certificates shall submit the certificates representing his shares to the corporation, or to its transfer agent, which shall forthwith note conspicuously thereon that a notice of election has been filed and shall return the certificates to the shareholder or other person who submitted them on his behalf.  Any shareholder of shares represented by certificates who fails to submit his certificates for such notation as herein specified shall, at the option of the corporation exercised by written notice to him within forty-five days from the date of filing of such notice of election to dissent, lose his dissenter’s rights unless a court, for good cause shown, shall otherwise direct.  Upon transfer of a certificate bearing such notation, each new certificate issued therefor shall bear a similar notation together with the name of the original dissenting holder of the shares and a transferee shall acquire no rights in the corporation except those which the original dissenting shareholder had at the time of transfer.

(g)           Within fifteen days after the expiration of the period within which shareholders may file their notices of election to dissent, or within fifteen days after the proposed corporate action is consummated, whichever is later (but in no case later than ninety days from the shareholders’ authorization date), the corporation or, in the case of a merger or consolidation, the surviving or new corporation, shall make a written offer by registered mail to each shareholder who has filed such notice of election to pay for his shares at a specified price which the corporation considers to be their fair value. Such offer shall be accompanied by a statement setting forth the aggregate number of shares with respect to which notices of election to dissent have been received and the aggregate number of holders of such shares.  If the corporate action has been consummated, such offer shall also be accompanied by (1) advance payment to each such shareholder who has submitted the certificates representing his shares to the corporation, as provided in paragraph (f), of an amount equal to eighty percent of the amount of such offer, or (2) as to each shareholder who has not yet submitted his certificates a statement that advance payment to him of an amount equal to eighty percent of the amount of such offer will be made by the corporation promptly upon submission of his certificates. If the corporate action has not been consummated at the time of the making of the offer, such advance payment or statement as to advance payment shall be sent to each shareholder entitled thereto forthwith upon consummation of the corporate action.  Every advance payment or statement as to advance payment shall include advice to the shareholder to the effect that acceptance of such payment does not constitute a waiver of any dissenters’ rights.  If the corporate action has not been consummated upon the expiration of the ninety day period after the shareholders’ authorization date, the offer may be conditioned upon the consummation of such action.  Such offer shall be made at the same price per share to all dissenting shareholders of the same class, or if divided into series, of the same series and shall be accompanied by a balance sheet of the corporation whose shares the dissenting shareholder holds as of the latest available date, which shall not be earlier than twelve months before the making of such offer, and a profit and loss statement or statements for not less than a twelve month period ended on the date of such balance sheet or, if the corporation was not in existence throughout such twelve month period, for the portion thereof during which it was in existence. Notwithstanding the foregoing, the corporation shall not be required to furnish a balance sheet or profit and loss statement or statements to any shareholder to whom such balance sheet or profit and loss statement or statements were previously furnished, nor if in connection with obtaining the shareholders’ authorization for or consent to the proposed corporate action the shareholders were furnished with a proxy or information statement, which included financial statements, pursuant to Regulation 14A or Regulation 14C of the United States Securities and Exchange Commission. If within thirty days after the making of such offer, the corporation making the offer and any shareholder agree upon the price to be paid for his shares, payment therefor shall be made within sixty days after the making of such offer or the consummation of the proposed corporate action, whichever is later, upon the surrender of the certificates for any such shares represented by certificates.

(h)           The following procedure shall apply if the corporation fails to make such offer within such period of fifteen days, or if it makes the offer and any dissenting shareholder or shareholders fail to agree with it within the period of thirty days thereafter upon the price to be paid for their shares:

(1)           The corporation shall, within twenty days after the expiration of whichever is applicable of the two periods last mentioned, institute a special proceeding in the supreme court in the judicial district in which the office of the corporation is located to determine the rights of dissenting shareholders and to fix the fair value of their shares.  If, in the case of merger or consolidation, the surviving or new corporation is a foreign corporation without an office in this state, such proceeding shall be brought in the county where the office of the domestic corporation, whose shares are to be valued, was located.

(2)           If the corporation fails to institute such proceeding within such period of twenty days, any dissenting shareholder may institute such proceeding for the same purpose not later than thirty days after the expiration of such twenty day period.  If such proceeding is not instituted within such thirty day period, all dissenter’s rights shall be lost unless the supreme court, for good cause shown, shall otherwise direct.

(3)           All dissenting shareholders, excepting those who, as provided in paragraph (g), have agreed with the corporation upon the price to be paid for their shares, shall be made parties to such proceeding, which shall have the effect of an action quasi in rem against their shares.  The corporation shall serve a copy of the petition in such proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons, and upon each nonresident dissenting shareholder either by registered mail and publication, or in such other manner as is permitted by law.  The jurisdiction of the court shall be plenary and exclusive.

(4)           The court shall determine whether each dissenting shareholder, as to whom the corporation requests the court to make such determination, is entitled to receive payment for his shares.  If the corporation does not request any such determination or if the court finds that any dissenting shareholder is so entitled, it shall proceed to fix the value of the shares, which, for the purposes of this section, shall be the fair value as of the close of business on the day prior to the shareholders’ authorization date.  In fixing the fair value of the shares, the court shall consider the nature of the transaction giving rise to the shareholder’s right to receive payment for shares and its effects on the corporation and its shareholders, the concepts and methods then customary in the relevant securities and financial markets for determining fair value of shares of a corporation engaging in a similar transaction under comparable circumstances and all other relevant factors.  The court shall determine the fair value of the shares without a jury and without referral to an appraiser or referee.  Upon application by the corporation or by any shareholder who is a party to the proceeding, the court may, in its discretion, permit pretrial disclosure, including, but not limited to, disclosure of any expert’s reports relating to the fair value of the shares whether or not intended for use at the trial in the proceeding and notwithstanding subdivision (d) of section 3101 of the civil practice law and rules.

(5)           The final order in the proceeding shall be entered against the corporation in favor of each dissenting shareholder who is a party to the proceeding and is entitled thereto for the value of his shares so determined.

(6)           The final order shall include an allowance for interest at such rate as the court finds to be equitable, from the date the corporate action was consummated to the date of payment.  In determining the rate of interest, the court shall consider all relevant factors, including the rate of interest which the corporation would have had to pay to borrow money during the pendency of the proceeding.  If the court finds that the refusal of any shareholder to accept the corporate offer of payment for his shares was arbitrary, vexatious or otherwise not in good faith, no interest shall be allowed to him.

(7)           Each party to such proceeding shall bear its own costs and expenses, including the fees and expenses of its counsel and of any experts employed by it.  Notwithstanding the foregoing, the court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by the corporation against any or all of the dissenting shareholders who are parties to the proceeding, including any who have withdrawn their notices of election as provided in paragraph (e), if the court finds that their refusal to accept the corporate offer was arbitrary, vexatious or otherwise not in good faith.  The court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by any or all of the dissenting shareholders who are parties to the proceeding against the corporation if the court finds any of the following: (A) that the fair value of the shares as determined materially exceeds the amount which the corporation offered to pay; (B) that no offer or required advance payment was made by the corporation; (C) that the corporation failed to institute the special proceeding within the period specified therefor; or (D) that the action of the corporation in complying with its obligations as provided in this section was arbitrary, vexatious or otherwise not in good faith. In making any determination as provided in clause (A), the court may consider the dollar amount or the percentage, or both, by which the fair value of the shares as determined exceeds the corporate offer.

(8)           Within sixty days after final determination of the proceeding, the corporation shall pay to each dissenting shareholder the amount found to be due him, upon surrender of the certificates for any such shares represented by certificates.

(i)           Shares acquired by the corporation upon the payment of the agreed value therefor or of the amount due under the final order, as provided in this section, shall become treasury shares or be cancelled as provided in section 515 (Reacquired shares), except that, in the case of a merger or consolidation, they may be held and disposed of as the plan of merger or consolidation may otherwise provide.

(j)           No payment shall be made to a dissenting shareholder under this section at a time when the corporation is insolvent or when such payment would make it insolvent.  In such event, the dissenting shareholder shall, at his option:

(1)           Withdraw his notice of election, which shall in such event be deemed withdrawn with the written consent of the corporation; or

(2)           Retain his status as a claimant against the corporation and, if it is liquidated, be subordinated to the rights of creditors of the corporation, but have rights superior to the non-dissenting shareholders, and if it is not liquidated, retain his right to be paid for his shares, which right the corporation shall be obliged to satisfy when the restrictions of this paragraph do not apply.

(3)           The dissenting shareholder shall exercise such option under subparagraph (1) or (2) by written notice filed with the corporation within thirty days after the corporation has given him written notice that payment for his shares cannot be made because of the restrictions of this paragraph.  If the dissenting shareholder fails to exercise such option as provided, the corporation shall exercise the option by written notice given to him within twenty days after the expiration of such period of thirty days.

(k)           The enforcement by a shareholder of his right to receive payment for his shares in the manner provided herein shall exclude the enforcement by such shareholder of any other right to which he might otherwise be entitled by virtue of share ownership, except as provided in paragraph (e), and except that this section shall not exclude the right of such shareholder to bring or maintain an appropriate action to obtain relief on the ground that such corporate action will be or is unlawful or fraudulent as to him.

(l)           Except as otherwise expressly provided in this section, any notice to be given by a corporation to a shareholder under this section shall be given in the manner provided in section 605 (Notice of meetings of shareholders).

(m)           This section shall not apply to foreign corporations except as provided in subparagraph (e) (2) of section 907 (Merger or consolidation of domestic and foreign corporations).

Section 910 -- Right of shareholder to receive payment for shares upon merger or consolidation, or sale, lease, exchange or other disposition of assets, or share exchange.

(a) A shareholder of a domestic corporation shall, subject to and by complying with section 623 (Procedure to enforce shareholder's right to receive payment for shares), have the right to receive payment of the fair value of his shares and the other rights and benefits provided by such section, in the following cases:

(1)           Any shareholder entitled to vote who does not assent to the taking of an action specified in clauses (A), (B) and (C).

(A)           Any plan of merger or consolidation to which the corporation is a party; except that the right to receive payment of the fair value of his shares shall not be available:

(i)           To a shareholder of the parent corporation in a merger authorized by section 905 (Merger of parent and subsidiary corporations), or paragraph (c) of section 907 (Merger or consolidation of domestic and foreign corporations); or

(ii)           To a shareholder of the surviving corporation in a merger authorized by this article, other than a merger specified in subclause (i), unless such merger effects one or more of the changes specified in subparagraph (b) (6) of section 806 (Provisions as to certain proceedings) in the rights of the shares held by such shareholder; or

(iii)           Notwithstanding subclause (ii) of this clause, to a shareholder for the shares of any class or series of stock, which shares or depository receipts in respect thereof, at the record date fixed to determine the shareholders entitled to receive notice of the meeting of shareholders to vote upon the plan of merger or consolidation, were listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.

(B)           Any sale, lease, exchange or other disposition of all or substantially all of the assets of a corporation which requires shareholder approval under section 909 (Sale, lease, exchange or other disposition of assets) other than a transaction wholly for cash where the shareholders' approval thereof is conditioned upon the dissolution of the corporation and the distribution of substantially all of its net assets to the shareholders in accordance with their respective interests within one year after the date of such transaction.

(C)           Any share exchange authorized by section 913 in which the corporation is participating as a subject corporation; except that the right to receive payment of the fair value of his shares shall not be available to a shareholder whose shares have not been acquired in the exchange or to a shareholder for the shares of any class or series of stock, which shares or depository receipt in respect thereof, at the record date fixed to determine the shareholders entitled to receive notice of the meeting of shareholders to vote upon the plan of exchange, were listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.

(2)           Any shareholder of the subsidiary corporation in a merger authorized by section 905 or paragraph (c) of section 907, or in a share exchange authorized by paragraph (g) of section 913, who files with the corporation a written notice of election to dissent as provided in paragraph (c) of section 623.

(3)           Any shareholder, not entitled to vote with respect to a plan of merger or consolidation to which the corporation is a party, whose shares will be cancelled or exchanged in the merger or consolidation for cash or other consideration other than shares of the surviving or consolidated corporation or another corporation.

ANNEX C

Certificate of Amendment

of

the Certificate of Incorporation

of

DGT Holdings Corp.

Under Section 805 of the Business Corporation Law

It is hereby certified that:

1.           The name of the corporation is DGT Holdings Corp. (the “Corporation”).  The name under which the corporation was formed is Del Electronics Corp.

2.           The Certificate of Incorporation of the Corporation was filed by the Department of State on October 26, 1954.

3.           The amendment of the Certificate of Incorporation effected by this certificate of amendment is to allow actions to be taken by written consent by shareholders holding the minimum number of shares required to approve actions if voted on at a properly held meeting of the shareholders of the Corporation.

4.           To accomplish the foregoing amendment, the Certificate of Incorporation of the Corporation is hereby amended by adding a new Article Thirteenth to read as follows:

“THIRTEENTH:  Notwithstanding any provisions in the By-Laws to the contrary, whenever shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.”

5.           The Amendment of the Certificate of Incorporation was authorized by unanimous written consent of the Board of Directors of the Corporation followed by the affirmative vote of the holders of a majority of all outstanding shares entitled to vote thereon at a special meeting of the Corporation’s shareholders duly called and held on [_______ __], 2012.

[SIGNATURE PAGE FOLLOWS]

C-1

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Certificate of Incorporation to be executed on this __ day of __________, 2012.

DGT HOLDINGS CORP.

Name:	Mark A. Zorko
Title:	Secretary and Chief Financial Officer

C-2

ANNEX D

DGT HOLDINGS CORP.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma consolidated balance sheets as of April 28, 2012 and the unaudited pro forma consolidated statements of operations for the nine months ended April 28, 2012, and April 30, 2011 and the fiscal years ended July 30, 2011, July 31, 2010 and August 1, 2009 are based on the historical financial statements of DGT Holdings Corp. (the “Company”) after giving effect to the Company’s disposition of its power conversion business operated by its RFI Corporation (“RFI”) subsidiary on the Closing Date of the sale, as more fully described in the Proxy Statement, and applying the assumptions and adjustments described in the accompanying notes to the unaudited pro forma consolidated financial statements.

The unaudited pro forma consolidated balance sheet as of April 28, 2012, is presented as if the disposition of RFI had occurred on April 28, 2012.

The unaudited pro forma consolidated statements of operations for the nine months ended April 28, 2012 and April 30, 2011 and the fiscal years ended July 30, 2011, July 31, 2010 and August 1, 2009 are presented as if the RFI disposition had occurred on August 2, 2008 and was carried through each of the respective periods.

The unaudited pro forma consolidated financial statements have been prepared by management for illustrative purposes only in accordance with Article 11 of SEC Regulation S-X and are not necessarily indicative of the consolidated financial position or results of operations in future periods or the results that actually would have been realized had the Company and RFI not been a combined company during the specified periods.  The unaudited pro forma consolidated financial statements, including notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the Company’s historical consolidated financial statements included in Annex F and Annex G herein.

DGT HOLDINGS CORP.

PRO FORMA BALANCE SHEET
(DOLLARS IN THOUSANDS EXCEPT PAR VALUE)

	April 28, 2012
	As Reported	Pro Forma Adjustments		Pro Forma
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$43,276	$12,500	(a)	$55,776
Restricted cash	2,425			2,425
Trade receivables	1,539	(1,539)	(b)	-
Inventories (net of allowance for excess and obsolete)	1,761	(1,761)	(b)	-
Prepaid expenses and other current assets	325	(95)	(b)	230
Total current assets	49,326	9,105		58,431
NON-CURRENT ASSETS:
Property plant and equipment, net	4,139	(461)	(b)	3,678
Promissory note receivable	661	-		661
Other assets	77	-		77
Total non-current assets	4,877	(461)		4,416
TOTAL ASSETS	$54,203	$8,644		$62,847

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$81	$-		$81
Accounts payable – trade	834	(628)	(b)	206
Accrued expenses	1,106	767	(b) (c)	1,873
Total current liabilities	2,021	139		2,160
NON-CURRENT LIABILITIES:
Long-term debt, less current portion	2,298	-		2,298
Deferred income taxes	501	-		501
Total non-current liabilities	2,799	-		2,799
Total liabilities	4,820	139		4,959
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Common stock -- $.10 par value	404	-		404
Additional paid-in capital	98,081	-		98,081
Treasury shares, at cost	(7,429)	-		(7,429)
Accumulated other comprehensive income	543	-		543
Accumulated deficit	(42,216)	8,505	(a) (b) (c)	(33,711)
Total shareholders’ equity	49,383	8,505		57,888
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$54,203	$8,644		$62,847

 DGT HOLDINGS CORP.

PRO FORMA STATEMENTS OF OPERATIONS
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Nine months Ended April 28, 2012
	As Reported	Pro Forma Adjustments		Pro Forma

NET SALES	$8,578	$(8,578)	(d)	$-
COST OF SALES	5,756	(5,756)	(d)	-
GROSS MARGIN	2,822	(2,822)		-

Selling, general and administrative	3,860	(1,944)	(d) (e)	1,916
Research and development	118	(118)	(d)	-
Total operating expenses	3,978	(2,062)		1,916
OPERATING INCOME (LOSS)	(1,156)	(760)		(1,916)
Interest income (net of interest expense)	76	-	(d)	76
Other income	13	-	(d)	13
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(1,067)	(760)		(1,827)
Income tax provision	44	-	(d)	44
INCOME (LOSS) FROM CONTINUING OPERATIONS	$(1,111)	$(760)		$(1,871)

NET INCOME (LOSS) PER BASIC SHARE	$(0.29)			$(0.49)
Weighted average shares outstanding	3,849,351			3,849,351

NET INCOME (LOSS) PER DILUTED SHARE	$(0.29)			$(0.49)
Weighted average shares outstanding	3,849,351			3,849,351

PRO FORMA STATEMENTS OF OPERATIONS
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Nine months Ended April 30, 2011
	As Reported	Pro Forma Adjustments		Pro Forma

NET SALES	$7,467	$(7,467)	(d)	$-
COST OF SALES	5,824	(5,824)	(d)	-
GROSS MARGIN	1,643	(1,643)		-

Selling, general and administrative	3,024	(1,532)	(d)	1,492
Research and development	107	(107)	(d)	-
Total operating expenses	3,131	(1,639)		1,492
OPERATING INCOME (LOSS)	(1,488)	(4)		(1,492)
Interest expense (net of interest income)	(33)	-	(d)	(33)
Other income	-	-	(d)	-
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(1,521)	(4)		(1,525)
Income tax provision	4	-	(d)	4
INCOME (LOSS) FROM CONTINUING OPERATIONS	$(1,525)	$(4)		$(1,529)

NET INCOME (LOSS) PER BASIC SHARE	$(0.55)			$(0.55)
Weighted average shares outstanding*	2,773,528			2,773,528

NET INCOME (LOSS) PER DILUTED SHARE	$(0.55)			$(0.55)
Weighted average shares outstanding*	2,773,528			2,773,528

* Adjusted for 1 for 50 and 4 for 1 stock splits effective January 6, 2011.

PRO FORMA STATEMENTS OF OPERATIONS
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Year Ended July 30, 2011
	As Reported	Pro Forma Adjustments		Pro Forma

NET SALES	$10,783	$(10,783)	(d)	$-
COST OF SALES	7,870	(7,870)	(d)	-
GROSS MARGIN	2,913	(2,913)		-

Selling, general and administrative	4,294	(2,268)	(d) (e)	2,026
Research and development	103	(103)	(d)	-
Total operating expenses	4,397	(2,371)		2,026
OPERATING INCOME (LOSS)	(1,484)	(542)		(2,026)
Interest expense (net of interest income)	(27)	-	(d)	(27)
Other income	-	-	(d)	-
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(1,511)	(542)		(2,053)
Income tax provision	183	-	(d)	183
INCOME (LOSS) FROM CONTINUING OPERATIONS	$(1,694)	$(542)		$(2,236)

NET INCOME (LOSS) PER BASIC SHARE	$(0.56)			$(0.73)
Weighted average shares outstanding*	3,045,923			3,045,923

NET INCOME (LOSS) PER DILUTED SHARE	$(0.56)			$(0.73)
Weighted average shares outstanding*	3,045,923			3,045,923

* Adjusted for 1 for 50 and 4 for 1 stock splits effective January 6, 2011.

DGT HOLDINGS CORP.

PRO FORMA STATEMENTS OF OPERATIONS
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Year Ended July 31, 2010
	As Reported	Pro Forma Adjustments		Pro Forma

NET SALES	$12,473	$(12,473)	(d)	$-
COST OF SALES	8,110	(8,110)	(d)	-
GROSS MARGIN	4,363	(4,363)		-

Selling, general and administrative	3,671	(1,822)	(d)	1,849
Research and development	102	(102)	(d)	-
Total operating expenses	3,773	(1,924)		1,849
OPERATING INCOME (LOSS)	590	(2,439)		(1,849)
Interest expense (net of interest income)	(221)	-	(d)	(221)
Other income	138	16	(d)	154
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	507	(2,423)		(1,916)
Income tax provision	(25)	-	(d)	(25)
INCOME (LOSS)FROM CONTINUING OPERATIONS	$532	$(2,423)		$(1,891)

NET INCOME (LOSS) PER BASIC SHARE	$0.29			$(1.04)
Weighted average shares outstanding*	1,817,464			1,817,464

NET INCOME (LOSS) PER DILUTED SHARE	$0.29			$(1.04)
Weighted average shares outstanding*	1,817,464			1,817,464

* Adjusted for 1 for 50 and 4 for 1 stock splits effective January 6, 2011.

DGT HOLDINGS CORP.

PRO FORMA STATEMENTS OF OPERATIONS
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Year Ended August 1, 2009
	As Reported	Pro Forma Adjustments		Pro Forma

NET SALES	$11,952	$(11,952)	(d)	$-
COST OF SALES	7,291	(7,291)	(d)	-
GROSS MARGIN	4,661	(4,661)		-

Selling, general and administrative	3,542	(1,822)	(d)	1,720
Research and development	57	(57)	(d)	-
Litigation settlement costs	2,536	-		2,536
Total operating expenses	6,135	(1,879)		4,256
OPERATING INCOME (LOSS)	(1,474)	(2,782)	(d)	(4,256)
Interest expense (net of interest income)	(67)	-	(d)	(67)
Other income	(6)	6	(d)	-
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(1,547)	(2,776)		(4,323)
Income tax provision	44	-	(d)	44
INCOME (LOSS) FROM CONTINUING OPERATIONS	$(1,591)	$(2,776)		$(4,367)

NET INCOME (LOSS) PER BASIC SHARE	$(0.85)			$(2.34)
Weighted average shares outstanding*	1,862,856			1,862,856

NET INCOME (LOSS) PER DILUTED SHARE	$(0.85)			$(2.34)
Weighted average shares outstanding*	1,862,856			1,862,856

* Adjusted for 1 for 50 and 4 for 1 stock splits effective January 6, 2011.

DGT HOLDINGS CORP.

Notes to Unaudited Pro Forma Consolidated Financial Statements
Dollars in thousands

On June 6, 2012, the Company, along with RFI entered into an asset purchase agreement (the “Asset Purchase Agreement”) with Ultra Electronics Defense, Inc. (“Ultra”), an affiliate of Ultra Electronics Holdings plc, a UK corporation.  Under the terms of the Asset Purchase Agreement, the Company has agreed to sell (the “Asset Sale”) its power conversion business, which is currently operated by RFI, to Ultra for the purchase price of $12,500 (the “Purchase Price”) (subject to potential working capital adjustment), payable in cash.  $1,250 of the Purchase Price is to be held in escrow to serve as security for payments in satisfaction of certain of the Company’s indemnification obligations and $237 of the Purchase Price is to be held in escrow to cover any potential net working capital adjustment.  Ultra has also agreed to lease the RFI facility in Bay Shore, New York following the Asset Sale.

The obligations of each of the parties to consummate the Asset Sale are subject to customary conditions, including, among other things, the conclusion of a review by the Committee on Foreign Investment in the United States with respect to national security concerns, the approval of at least two-thirds of the outstanding shares of our common stock, and the exercise by the holders of no more than 10% of the outstanding shares of our common stock of their statutory appraisal or dissenters’ rights with respect to the Asset Sale.  The Company has agreed to pay Ultra a termination fee of $725 in the event the Asset Purchase Agreement is terminated under certain circumstances.

The accompanying unaudited pro forma consolidated financial statements include all material adjustments necessary to reflect, on a pro forma basis, the impact of such disposition on the historical financial information of the Company.  The adjustments, which include the results of operations and assets and liabilities of the Company’s RFI business, are described in the notes to the unaudited pro forma consolidated financial statements and are set forth in the “Pro Forma Adjustments” column.  The pro forma adjustments are based upon information and assumptions available at the time of the filing of this Proxy Statement.

Pro Forma Adjustments

The following pro forma adjustments to the unaudited consolidated statements of operations and consolidated balance sheet have been prepared to reflect the following:

(a)	The pro forma adjustment reflects the $12,500 proceeds to be received, including amounts to be placed in escrow.

(b)
The pro forma consolidated balance sheet reflects the effects of the sale of the Company’s RFI business as if it had been consummated on April 28, 2012, which includes pro forma adjustments for the transfer of all related assets, assumed liabilities, transaction costs and related estimated gain on disposition of $9,005, net of taxes of $500.  The pro forma adjustments do not include the RFI balances for prepaid taxes of $82 and the accrued bonus of $93 as those amounts will be retained by the Company.

(c)
The pro forma adjustment reflects the estimated transaction costs of $800 to be paid for severance, commissions and legal and accounting fees related to the sale of the Company’s power conversion business operated by its RFI subsidiary.

(d)
The pro forma statements of operations for the nine months ended April 28, 2012 and April 30, 2011 and fiscal years ended July 30, 2011, July 31, 2010 and August 1, 2009, assume the sale of the power conversion business operated by the Company’s RFI subsidiary had been consummated on August 2, 2008.  The pro forma adjustments eliminate the net revenues and expenses which are directly attributable to RFI and will not continue after the completion of the sale of the business.  These pro forma adjustments also assume that the Company retained the building and the associated expenses related to that ownership are included in selling, general and administrative expenses.  The building associated expenses were $217 and $205 for the nine months ended April 28, 2012 and April 30, 2011.  The adjustments also include corporate costs that were allocated to RFI in the amount of $263 for each of the nine months ended April 28, 2012 and April 30, 2011.  The building associated expenses were $273, $262 and $261 for the years ended July 30, 2011, July 31, 2011 and August 1, 2009, respectively.  The adjustments also include corporate costs that were allocated to RFI in the amount of $351 for each of the years ended July 30, 2012, July 31, 2010 and August 1, 2009.  The adjustments for each period also include elimination of RFI’s tax provision due to the inclusion of RFI in DGT’s consolidated tax provision.

(e)
The pro forma statements of operations for the nine months ended April 28, 2012 and the year ended July 30, 2011 include rental income for the lease of the building to Ultra by the Company.  The amount estimates six months of rental income at $33 per month.

ANNEX E

RFI CORPORATION
(A Wholly-Owned Subsidiary of DGT Holdings Corp.)

UNAUDITED FINANCIAL STATEMENTS

The Company has prepared the following unaudited financial statements to show the balance sheets, statements of operations and statements of cash flows of RFI on a stand-alone basis. The unaudited financial statements represent the results of operations and financial position of RFI, reflecting the assets to be acquired and liabilities to be assumed by Ultra pursuant to the Asset Purchase Agreement.

The following unaudited financial statements of RFI are presented:

Full-year Data

•	Unaudited Balance Sheets as of July 30, 2011 and July 31, 2010

•	Unaudited Statements of Operations for the Fiscal Years Ended July 30, 2011, July 31, 2010 and August 1, 2009

•	Unaudited Statements of Cash Flows for the Fiscal Years Ended July 30, 2011, July 31, 2010 and August 1, 2009

•	Notes to the Unaudited Financial Statements

Interim Data

•	Unaudited Statements of Operations for the nine months ended April 28, 2012 and April 30, 2011

•	Unaudited Balance Sheets as of April 28, 2012 and July 30, 2011

•	Unaudited Statements of Cash Flows for the nine months ended April 28, 2012 and April 30, 2011

•	Notes to the Unaudited Financial Statements

The unaudited financial statements of RFI, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical audited consolidated financial statements and the notes thereto included in the Company’s Annual Report on Form 10-K for the fiscal year ended July 30, 2011 and Quarterly Report on Form 10-Q for the nine months ended April 28, 2012, as filed with the SEC, as included in Annex F and Annex G herein.

The unaudited financial statements of RFI do not purport to represent, and are not necessarily indicative of, what the actual financial results would have been had the Company operated RFI as a separate entity.

RFI CORPORATION
(A Wholly-Owned Subsidiary of DGT Holdings Corp.)

BALANCE SHEETS
(DOLLARS IN THOUSANDS)
(UNAUDITED)

	JULY 30, 2011	JULY 31, 2010
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$921	$84
Trade receivables (net of allowance for doubtful accounts of $31 and $28 for 2011 and 2010, respectively)	1,569	2,906
Inventories (net of allowance for excess and obsolete of $1,175 and $697 for 2011 and 2010, respectively)	1,708	1,927
Prepaid expenses and other current assets	116	94
Total current assets	4,314	5,011
NON-CURRENT ASSETS:
Property plant and equipment, net	1,684	1,936
Other assets	95	-
Intercompany accounts	28,821	25,864
Total non-current assets	30,600	27,800
TOTAL ASSETS	$34,914	$32,811

LIABILITIES AND SHAREHOLDER’S EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$82	$-
Accounts payable – trade	679	939
Accrued expenses	291	341
Total current liabilities	1,052	1,280
NON-CURRENT LIABILITIES:
Long-term debt	2,355	-
Total liabilities	3,407	1,280
COMMITMENTS AND CONTINGENCIES
SHAREHOLDER’S EQUITY:
Common stock – 1 share outstanding, 1,000 shares authorized, no par value	1	1
Additional paid-in capital	1,726	1,726
Retained earnings	29,780	29,804
Total shareholder’s equity	31,507	31,531
TOTAL LIABILITIES AND SHAREHOLDER’S EQUITY	$34,914	$32,811

See notes to consolidated financial statements.

RFI CORPORATION
(A Wholly-Owned Subsidiary of DGT Holdings Corp.)

STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
(UNAUDITED)

	FISCAL YEARS ENDED
	JULY 30, 2011	JULY 31, 2010	AUGUST 1, 2009
NET SALES	$10,783	$12,473	$11,952
COST OF SALES	7,870	8,110	7,291
GROSS MARGIN	2,913	4,363	4,661
Selling, general and administrative	2,718	2,472	2,461
Research and development	103	102	57
Total operating expenses	2,821	2,574	2,518
OPERATING INCOME	92	1,789	2,143
Interest expense	(132)
Other expense	-	(16)	(6)
INCOME BEFORE INCOME (LOSS) TAXES	(40)	1,773	2,137
Income tax provision	(16)	693	835
NET INCOME (LOSS)	$(24)	$1,080	$1,302

See notes to consolidated financial statements.

RFI CORPORATION
(A Wholly-Owned Subsidiary of DGT Holdings Corp.)

STATEMENTS OF CASH FLOWS
(DOLLARS IN THOUSANDS)
(UNAUDITED)

	FISCAL YEARS ENDED
	JULY 30, 2011	JULY 31, 2010	AUGUST 1, 2009
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(24)	$1,080	$1,302
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	304	217	171
Stock compensation expense	24	37	27
Changes in operating assets and liabilities:
Trade receivables	1,337	(854)	342
Inventories	219	310	(811)
Prepaid expenses and other current assets	(22)	34	(58)
Other assets	(95)	-	-
Intercompany account	(2,981)	(364)	(689)
Accounts payable – trade	(260)	264	68
Accrued expenses	(50)	(43)	(171)
Net cash provided by (used in) operating activities	(1,548)	681	181

CASH FLOWS FROM INVESTING ACTIVITIES
Property plant and equipment purchases	(52)	(597)	(181)
Net cash used in investing activities	(52)	(597)	(181)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from borrowing of long-term debt	2,500	-	-
Payments of long-term debt	(63)	-	-
Net cash provided by financing activities	2,437	-	-
CASH AND CASH EQUIVALENTS INCREASE/(DECREASE) FOR THE YEAR	837	84	-
CASH AND CASH EQUIVALENTS, BEGINNING OF THE YEAR	84	-	-
CASH AND CASH EQUIVALENTS, END OF THE YEAR	$921	$84	$-

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for interest	$111	$-	$-
Cash paid during the period for income taxes	-	-	-

See notes to consolidated financial statements.

RFI CORPORATION
(A Wholly-Owned Subsidiary of DGT Holdings Corp.)

NOTES TO FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

1.            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS ACTIVITIES – RFI Corporation (“RFI” or the “Company”) is a wholly-owned subsidiary of DGT Holdings Corp. (“DGT”).  RFI designs, manufactures and markets key electronic components such as transformers, noise suppression filters and high voltage capacitors for use in precision regulated high voltage applications.

DGT has prepared the unaudited financial statements to present the assets and liabilities of RFI as of July 30, 2011 and July 31, 2010 as well as the operating results and cash flows of RFI for the years ended July 30, 2011, July 31, 2010 and August 1, 2009.  These unaudited financial statements of RFI have been prepared from the books and records of DGT in accordance with accounting principles generally accepted in the United States (“GAAP”).  The unaudited financial statements of RFI should be read in conjunction with DGT’s audited consolidated financial statements for the years ended July 30, 2011, July 31, 2010 and August 1, 2009, which are included in Annex F.

On June 6, 2012, DGT, along with RFI, entered into an agreement (the “Asset Purchase Agreement”) to sell (the “Asset Sale”) the power conversion business operated by RFI to Ultra Electronics Defense, Inc. (“Ultra”) for $12,500 (the “Purchase Price”), subject to potential working capital adjustment, payable in cash.  $1,250 of the Purchase Price is to be held in escrow to serve as security for payments in satisfaction of certain of the Company’s indemnification obligations and $237 of the Purchase Price is to be held in escrow to cover any potential net working capital adjustment. Ultra has also agreed to lease the RFI facility in Bay Shore, NY following the Asset Sale.

A portion of the costs of DGT executive officers and other expenses in the amount of $351 was allocated to RFI and is included in general and administrative expenses for the fiscal years ended July 30, 2011, July 31, 2010 and August 1, 2009.

We have evaluated subsequent events through June 26, 2012.

USE OF ESTIMATES - The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheets, as well as reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Significant estimates underlying the accompanying financial statements include the allowance for doubtful accounts, allowance for obsolete and excess inventory, recoverability of long-lived assets, and future obligations associated with the Company’s litigation.

ACCOUNTING PERIOD - The Company’s fiscal year-end is based on a 52/53-week cycle ending on the Saturday nearest to July 31.

CASH EQUIVALENTS - The Company considers highly liquid instruments readily convertible to known amounts of cash with original maturities of three months or less (measured from their acquisition date) to be cash equivalents.

INVENTORIES - Inventories are stated at the lower of cost or market value. Cost is comprised of direct materials and, where applicable, direct labor costs and overhead that has been incurred in getting the inventories to their present location and condition. Engineering costs incurred to set up products to be manufactured for a customer purchase order are capitalized when the scope of the purchase order indicates that such costs are recoverable. Such costs are included in work-in-process inventory and amortized on a units shipped basis over the life of the customer order from the date of first shipment. Cost is calculated using the first in, first out method. Market value represents the estimated selling price less all estimated costs to completion and costs to be incurred in marketing, selling and distribution.

PROPERTY PLANT AND EQUIPMENT, NET – Property, plant and equipment, net are stated at cost less accumulated depreciation and amortization. Replacements and major improvements are capitalized; maintenance and repairs are expensed as incurred. Gains or losses on asset dispositions are included in the determination of net income or loss. Depreciation is computed utilizing the straight-line method. The cost of leasehold improvements is amortized over the shorter of the useful life or the term of the lease.

Depreciable lives are generally as follows:

DESCRIPTION	USEFUL LIVES
Buildings	25-33
Machinery and equipment	5-15
Furniture and fixtures	5-10
Transportation equipment	3-4
Computer and other equipment	3-7

RECOVERABILITY OF LONG-LIVED ASSETS – The Company evaluates the carrying amounts of long-lived assets whenever events have occurred (and at least annually for goodwill) which might require modification to the carrying values. In evaluating carrying values of long-lived assets, the Company reviews certain indicators of potential impairment, such as undiscounted projected cash flows and business plans. In the event that impairment has occurred, the estimated fair value of the related asset is determined and the Company records a charge to operations calculated by comparing the asset’s carrying value to the estimated fair value. The Company estimates fair value based on the best information available making whatever estimates, judgments and projections are considered necessary.

DEFERRED FINANCING COSTS, NET – Financing costs, including fees, commissions and legal expenses, are capitalized as other non-current assets and amortized on a straight line basis, which approximates the interest method, over the term or expected term of the relevant loan.  Amortization of deferred financing costs is included in interest expense.

REVENUE RECOGNITION – The Company recognizes revenue upon shipment, provided there is persuasive evidence of an arrangement, there are no uncertainties concerning acceptance, the sales price is fixed, collection of the receivable is probable and only perfunctory obligations related to the arrangement need to be completed. The Company’s products are covered primarily by ninety day warranty plans and in some cases optional extended warranties for a period of up to one year are offered.  The Company establishes allowances for warranties on an aggregate basis for specifically identified, as well as anticipated, warranty claims based on contractual terms, product conditions and actual warranty experience by product line. The Company recognizes service revenue when repairs or out of warranty repairs are completed.  These repairs are billed to the customers at market rates.  The Company periodically evaluates the collectibility of their accounts receivable and provides an allowance for doubtful accounts when collection is not certain.

RESEARCH AND DEVELOPMENT COSTS – Research and development costs are recognized as an expense in the period in which they are incurred.

STOCK-BASED COMPENSATION – The Company accounts for stock based compensation by applying the provisions of ASC 718 “Compensation – Stock Compensation.”  ASC 718 applies to new awards and to awards that were outstanding as of the beginning of fiscal year 2006,  See Note 7, Stock Compensation.

INCOME TAXES –  For purposes of the stand-alone RFI financial statements, income tax was calculated at statutory rates as if it was a separate taxpayer, even though RFI has been included in the consolidated tax return of DGT.  Related RFI deferred income taxes and taxes payable are included in the intercompany account.  No valuation allowance is reflected for RFI’s deferred tax assets.

CONCENTRATION OF CREDIT RISK – Financial instruments which potentially subject the Company to concentrations of credit risk are cash equivalents, investments in marketable securities, trade receivables and lines of credit. With respect to accounts receivable, the Company limits its credit risk by performing ongoing credit evaluations and, when necessary, requiring letters of credit, guarantees or collateral. Management does not believe significant risk exists in connection with the Company’s concentrations of credit at July 30, 2011.

The activity in allowances for doubtful accounts is as follows:

	BALANCE AT BEGINNING OF YEAR	CHARGED TO COSTS AND EXPENSE	DEDUCTIONS (1)	BALANCE AT END OF YEAR
YEAR ENDED JULY 30, 2011
Allowance for doubtful accounts	$28	$48	$45	$31
YEAR ENDED JULY 31, 2010
Allowance for doubtful accounts	$74	$(38)	$8	$28
YEAR ENDED AUGUST 1, 2009
Allowance for doubtful accounts	$40	$35	$1	$74

(1)	Write-off of accounts receivable previously charged to costs and expenses.

EFFECTS OF NEW ACCOUNTING PRONOUNCEMENTS

Accounting standards that have been issued by the Financial Accounting Standards Board or other standard setting bodies that do not require adoption until a future date are not expected to have a material impact on the Company’s financial statements.

2.            INVENTORIES

Inventories consists of the following:

	JULY 30, 2011	JULY 31, 2010
Raw materials and purchased parts	$2,214	$2,162
Work-in-process	457	308
Finished goods	212	154
	2,883	2,624
Less: allowance for excess and obsolete inventories	(1,175)	(697)
Total inventories net	$1,708	$1,927

The activity in the allowance for excess and obsolete inventories accounts is as follows:

	BALANCE AT BEGINNING OF YEAR	CHARGED TO COSTS AND EXPENSE	DEDUCTIONS (1)	BALANCE AT END OF YEAR
YEAR ENDED JULY 30, 2011
Allowance for excess and obsolete inventories	$697	$622	$144	$1,175
YEAR ENDED JULY 31, 2010
Allowance for excess and obsolete inventories	$900	$144	$347	$697
YEAR ENDED AUGUST 1, 2009
Allowance for excess and obsolete inventories	$1,148	$(15)	$233	$900

(1)	Write-off of inventories previously charged to costs and expenses.

3.            PROPERTY PLANT AND EQUIPMENT

Property plant and equipment consist of the following:

	JULY 30, 2011	JULY 31, 2010
Land	$694	$694
Buildings	2,427	2,393
Machinery and equipment	4,795	4,676
Furniture and fixtures	175	175
Computers and other equipment	1,289	1,391
	9,380	9,329
Less: accumulated depreciation and amortization	(7,696)	(7,393)
Property plant and equipment, net	$1,684	$1,936

Depreciation expense for fiscal years 2011, 2010 and 2009 was $304, $217 and $171, respectively.

4.            PRODUCT WARRANTIES

The Company’s products are covered primarily by one-year warranty plans and in some cases optional extended contracts may be offered covering products for periods up to five years, depending upon the product and contractual terms of sale. The Company establishes allowances for warranties on an aggregate basis for specifically identified, as well as anticipated, warranty claims based on contractual terms, product conditions and actual warranty experience by product line.

The activity in the warranty reserve accounts, which is included in accrued expenses, is as follows:

	JULY 30, 2011	JULY 31, 2010
Balance at beginning of year	$21	$21
Provision for anticipated warranty claims	129	10
Costs incurred related to warranty claims	(129)	(10)
Balance at end of year	$21	$21

5.            EMPLOYEE BENEFITS

DGT has a Profit Sharing Plan that provides for contributions as determined by the Board of Directors. The contributions can be paid to the Plan in cash or common stock of DGT.  No contributions were authorized for fiscal years 2011, 2010 or 2009.

The Profit Sharing Plan also incorporates a 401(k) Retirement Plan that is available to substantially all domestic employees, allowing them to defer a portion of their salary. The Company matches employee contributions at a 50% rate up to a maximum of 4% of annual salary, and recorded a related expense of $65, $27 and $15 for fiscal years 2011, 2010 and 2009, respectively.

6.           MORTGAGE NOTE

On September 1, 2010, the Company completed a mortgage financing on its property in Bay Shore, NY and received approximately $2,500 payable over 10 years at an initial fixed rate of 4.9% for the first five years, adjusted for the last 5 years as defined in the agreement.  Monthly principal repayments began in October 2010.

On November 2, 2011, DGT and RFI entered into an amendment to the Loan Agreement.  In connection with the amendment, DGT agreed to pledge to People’s United Bank a certificate of deposit in the amount of $2,420.  The amendment and pledge agreement were made in consideration for the waiver of certain covenants in the Loan Agreement that the Company would not have been able to satisfy as a result of the November 3, 2011 sale of DGT’s Italian subsidiary, Villa Sistemi Medicali S.p.A.

The Company is obligated to make principal payments under its long-term debt as follows:

FISCAL YEARS	DEBT
2012	$197
2013	197
2014	197
2015	197
2016	2,118
2017 and beyond	-
Total payments	2,906
Less: amount representing interest	(469)
Total	$2,437

7.           STOCK COMPENSATION

DGT has granted stock options to certain RFI employees.  DGT measures the cost of employee services received in exchange for an award of equity instruments (DGT common stock) based on the grant date fair value of the award.  That cost will be recognized over the period in which the employee is required to provide the services – the requisite service period (the vesting period) – in exchange for the award.  The grant date fair value for options and similar instruments will be estimated using option pricing models.  DGT is required to select a valuation technique or option pricing model that meets the criteria as stated in the standard, which includes a binomial model and the Black-Scholes model.  At the present time, DGT is continuing to use the Black-Scholes model for stock option grants.

RFI recorded stock compensation expense of $24, $37 and $27 in fiscal years 2011, 2010 and 2009, respectively.  Details regarding the fair value of stock options granted in fiscal 2010 (none were granted to RFI employees in fiscal 2011 or 2009) are as follows:

•	Estimated life (in years based on historical experience): 7
•	Weighted average fair value: $5.36 per share (6,000 shares granted)
•	Volatility rate (estimated on the date of grant based on DGT’s historical volatility of its common stock): 66%
•	Risk free rate of return (derived on the Barron’s zero coupon bond rate for a term equivalent to the expected life of the option): 3.49%
•	Forfeiture rate (based on historical experience): 2%

8.            COMMITMENTS AND CONTINGENCIES

LITIGATION MATTERS

From time to time, the Company may be a defendant in legal actions in various U.S. and foreign jurisdictions, arising from the normal course of business.

RFI CORPORATION

RFI CORPORATION
(A Wholly-Owned Subsidiary of DGT Holdings Corp.).
STATEMENTS OF OPERATIONS
(DOLLARS IN THOUSANDS)
(UNAUDITED)

	Nine Months Ended
	April 28, 2012	April 30, 2011
SALES	$8,578	$7,467
COST OF SALES	5,756	5,824
GROSS MARGIN	2,822	1,643

Selling, general and administrative	2,232	2,022
Research and development	118	107
Total operating expenses	2,350	2,129
OPERATING INCOME (LOSS)	472	(486)

Interest expense	118	96
	354	(582)
Income tax provision	138	(227)
NET INCOME (LOSS)	$216	$(355)

See notes to financial statements.

RFI CORPORATION
(A Wholly-Owned Subsidiary of DGT Holdings Corp.).
BALANCE SHEETS
(DOLLARS IN THOUSANDS EXCEPT PAR VALUE)
(UNAUDITED)

	April 28, 2012	July 30, 2011
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$538	$921
Trade receivables (net of allowance for doubtful accounts of $30 and $31 at April 28, 2012 and July 30, 2011, respectively)	1,539	1,569
Inventories (net of allowance for excess and obsolete of $1,109 and $1,175 at April 28, 2012 and July 30, 2011, respectively)	1,761	1,708
Prepaid expenses and other current assets	177	116
Total current assets	4,015	4,314
NON-CURRENT ASSETS:
Property plant and equipment, net	1,509	1,684
Other assets	77	95
Intercompany account	29,755	28,821
Total non-current assets	31,341	30,600
TOTAL ASSETS	$35,356	$34,914

LIABILITIES AND SHAREHOLDER’S EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$81	$82
Accounts payable – trade	628	679
Accrued expenses	626	291
Total current liabilities	1,335	1,052
NON-CURRENT LIABILITIES:
Long-term debt	2,298	2,355
Total liabilities	3,633	3,407

COMMITMENTS AND CONTINGENCIES

SHAREHOLDER’S EQUITY:
Common stock, $.10 par value;	1	1
Additional paid-in capital	1,726	1,726
Retained earnings	29,996	29,780
Total shareholder’s equity	31,723	31,507
TOTAL LIABILITIES AND SHAREHOLDER’S EQUITY	$35,356	$34,914

See notes to financial statements.

RFI CORPORATION
(A Wholly-Owned Subsidiary of DGT Holdings Corp.).
STATEMENTS OF CASH FLOWS
(DOLLARS IN THOUSANDS)
(UNAUDITED)

	Nine Months Ended
	April 28, 2012	April 30, 2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$216	$(355)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	219	227
Stock compensation expense	5	22
Changes in operating assets and liabilities:
Trade receivables	30	1,681
Inventories	(53)	54
Prepaid expenses and other current assets	(61)	(22)
Other assets	18	(101)
Intercompany account	(939)	(3,036)
Accounts payable – trade	(51)	(285)
Accrued expenses	335	(36)
Other long-term liabilities	-	-
Net cash (used in) provided by operating activities	(281)	(1,851)

CASH FLOW FROM INVESTING ACTIVITIES
Property plant and equipment purchases	(44)	(24)
Net cash used in investing activities	(44)	(24)

CASH FLOW FROM FINANCING ACTIVITIES:
Proceeds from borrowing of long-term debt	-	2,500
Payments of long-term debt	(58)	(44)
Net cash used in investing activities	(58)	2,456

CASH AND CASH EQUIVALENTS DECREASE FOR THE PERIOD	(383)	581
CASH AND CASH EQUIVALENTS, BEGINNING OF THE PERIOD	921	84
CASH AND CASH EQUIVALENTS, END OF THE PERIOD	$538	$665

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for
Interest	$99	$96
Taxes paid	-	-

See notes to financial statements.

RFI CORPORATION
(A Wholly-Owned Subsidiary of DGT Holdings Corp.).
NOTES TO FINANCIAL STATEMENTS
(Dollars in thousands)
(Unaudited)

NOTE 1 - BASIS OF PRESENTATION

RFI Corporation (“RFI”) is a wholly-owned subsidiary of DGT Holdings Corp. (“DGT”).  RFI designs, manufactures and markets key electronic components such as transformers, noise suppression filters and high voltage capacitors for use in precision regulated high voltage applications.

DGT has prepared these unaudited financial statements to present the assets and liabilities of RFI as of April 28, 2012 and July 30, 2011 as well as the operating results and cash flows of RFI for the nine-month periods ended April 28, 2012 and April 30, 2011.  The information presented is unaudited, but includes all adjustments (which consist only of normal recurring adjustments) that the management of DGT believes to be necessary for the fair presentation of results for the periods presented.  Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to the rules and regulations of the U.S. Securities and Exchange Commission for interim financial statements.  Operating results for the nine month period ended April 28, 2012 are not necessarily indicative of the results that may be expected for the year ending July 28, 2012.  The unaudited financial statements of RFI should be read in conjunction with DGT’s audited consolidated financial statements for the years ended July 30, 2011, July 31, 2010 and August 1, 2009, which are included in Annex F.

On June 6, 2012, DGT, along with RFI entered into an asset purchase agreement (the “Asset Purchase Agreement”) with Ultra Electronics Defense, Inc. (“Ultra”), an affiliate of Ultra Electronics Holdings plc, a UK corporation.  Under the terms of the Asset Purchase Agreement, DGT has agreed to sell (the “Asset Sale”) its power conversion business, which is currently operated by RFI, to Ultra for the purchase price of $12,500 (the “Purchase Price”) (subject to potential working capital adjustment), payable in cash.  $1,250 of the Purchase Price is to be held in escrow to serve as security for payments in satisfaction of certain of DGT’s indemnification obligations and $237 of the Purchase Price is to be held in escrow to cover any potential net working capital adjustment.  Ultra has also agreed to lease the RFI facility in Bay Shore, New York following the Asset Sale.

The obligations of each of the parties to consummate the Asset Sale are subject to customary conditions, including, among other things, the conclusion of a review by the Committee on Foreign Investment in the United States with respect to national security concerns, the approval of at least two-thirds of the outstanding shares of our common stock, and the exercise by the holders of no more than 10% of the outstanding shares of DGT’s common stock of their statutory appraisal or dissenters’ rights with respect to the Asset Sale.  DGT has agreed to pay Ultra a termination fee of $725 in the event the Asset Purchase Agreement is terminated under certain circumstances.

A portion of the costs of DGT executive officers and other expenses in the amount of $263 was allocated to RFI and is included in general and administrative expenses for the nine months ended April 28, 2012 and April 30, 2011.

We have evaluated subsequent events through June 26, 2012.

NOTE 2 - INVENTORIES

Inventories are stated at the lower of cost (first-in, first-out method) or market.  Inventories are determined by physical count for annual reporting purposes and are evaluated using perpetual inventory records for interim reporting periods.  During interim periods, RFI estimates the amount of labor and overhead costs related to finished goods inventories.  As of April 28, 2012, finished goods represented approximately 8.6% of the gross carrying value of our total gross inventory.  RFI believes the estimation methodologies used are appropriate and are consistently applied.

	April 28, 2012	July 30, 2011
Raw materials and purchased parts	$2,026	$2,214
Work-in-process	560	457
Finished goods	243	212
	2,829	2,883
Less allowance for excess and obsolete inventories	(1,068)	(1,175)
Total inventories	$1,761	$1,708

NOTE 3 - PRODUCT WARRANTIES

RFI’s products are covered primarily by ninety day warranty plans and in some cases optional extended contracts may be offered covering products for a period up to one year, depending upon the product and contractual terms of sale.  RFI establishes allowances for warranties on an aggregate basis for specifically identified, as well as anticipated, warranty claims based on contractual terms, product conditions and actual warranty experience by product line.

The activity in the warranty reserve accounts in the first nine months of fiscal 2012 and 2011 is as follows:

	Nine Months Ended
	April 28, 2012	April 30, 2011
Balance at beginning of period	$21	$21
Provision for anticipated warranty claims	58	33
Costs incurred related to warranty claims	(61)	(33)
	$18	$21

The liability related to warranties is included in accrued expenses on the accompanying Balance Sheets.

NOTE 4 - COMMITMENTS AND CONTINGENCIES

LITIGATION MATTERS

From time to time, RFI may be a defendant in legal actions in various U.S. jurisdictions, arising from the normal course of business.

ANNEX F

DGT HOLDINGS CORP.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
DGT Holdings Corp.
Bay Shore, New York

We have audited the accompanying consolidated balance sheets of DGT Holdings Corp. and subsidiaries as of July 30, 2011 and July 31, 2010, and the related consolidated statements of operations, shareholders’ equity and cash flows for each of the three years in the period ended July 30, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of DGT Holdings Corp. and subsidiaries as of July 30, 2011 and July 31, 2010, and the results of their operations and their cash flows for each of the three years in the period ended July 30, 2011, in conformity with accounting principles generally accepted in the United States of America.

/s/ BDO USA, LLP

Chicago, Illinois
September 26, 2011, except for the reclassification of the discontinued operations described in Note 2, which is as of June 26, 2012

DGT HOLDINGS CORP.

BALANCE SHEETS
(DOLLARS IN THOUSANDS EXCEPT PAR VALUE)

	JULY 30, 2011	JULY 31, 2010
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$23,629	$3,987
Trade receivables (net of allowance for doubtful accounts of $31 and $28 for 2011 and 2010, respectively)	1,569	3,094
Inventories (net of allowance for excess and obsolete of $1,175 and $697 for 2011 and 2010, respectively)	1,708	1,927
Prepaid expenses and other current assets	223	514
Current assets of discontinued operations	25,716	19,283
Total current assets	52,845	28,805
NON-CURRENT ASSETS:
Property plant and equipment, net	4,651	4,569
Other assets	95	7
Non-current assets of discontinued operations	6,290	6,071
Total non-current assets	11,036	10,647
TOTAL ASSETS	$63,881	$39,452

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:

Current portion of long-term debt	$82	$-
Accounts payable – trade	730	939
Accrued expenses	878	657
Current liabilities of discontinued operations	13,008	9,798
Total current liabilities	14,698	11,394
NON-CURRENT LIABILITIES:
Long-term debt, less current portion	2,355	-
Deferred income taxes	580	423
Non-current liabilities of discontinued operations	1,950	1,858
Total non-current liabilities	4,885	2,281
Total liabilities	19,583	13,675
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Common stock -- $.10 par value; authorized – 100,000,000 and 50,000,000 July 30, 2011 and July 31, 2010; issued – 4,042,157 and 1,992,050 shares at July 30, 2011 and July 31, 2010, respectively *	404	199
Additional paid-in capital *	97,646	83,270
Treasury shares – 174,585 shares at July 30, 2011 and July 31, 2010, at cost *	(7,176)	(7,176)
Accumulated other comprehensive income	2,596	(214)
Accumulated deficit	(49,172)	(50,302)
Total shareholders’ equity	44,298	25,777
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$63,881	$39,452

*	Adjusted for 1 for 50 and 4 for 1 stock split effective January 6, 2011 (Note 10).

See notes to consolidated financial statements.

DGT HOLDINGS CORP.

STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	FISCAL YEARS ENDED
	JULY 30, 2011	JULY 31, 2010	AUGUST 1, 2009
NET SALES	$10,783	$12,473	$11,952
COST OF SALES	7,870	8,110	7,291
GROSS MARGIN	2,913	4,363	4,661
Selling, general and administrative	4,294	3,671	3,542
Research and development	103	102	57
Litigation settlement costs	-	-	2,536
Total operating expenses	4,397	3,773	6,135
OPERATING INCOME (LOSS)	(1,484)	590	(1,474)
Interest income	105	11	58
Interest expense	(132)	(232)	(125)
Other income	-	138	(6)
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(1,511)	507	(1,547)
Income tax provision	183	(25)	44
INCOME (LOSS) FROM CONTINUING OPERATIONS	(1,694)	532	(1,591)
Discontinued operations, net of taxes	2,824	(1,344)	(2,537)
NET INCOME (LOSS)	$1,130	$(812)	$(4,128)

NET INCOME (LOSS) PER BASIC SHARE
Continuing operations	$(0.56)	$0.29	$(0.85)
Discontinued operations	0.93	(0.74)	(1.37)
Net income (loss)	$0.37	$(0.45)	$(2.22)
Weighted average shares outstanding*	3,046	1,817	1,863

NET INCOME (LOSS) PER DILUTED SHARE
Continuing operations	$(0.56)	$0.29	$(0.85)
Discontinued operations	0.93	(0.74)	(1.37)
Net income (loss)	$0.37	$(0.45)	$(2.22)
Weighted average shares outstanding*	3,047	1,817	1,863

*	Adjusted for 1 for 50 and 4 for 1 stock split effective January 6, 2011 (Note 10).

See notes to consolidated financial statements.

DGT HOLDINGS CORP.

STATEMENTS OF CASH FLOWS
(DOLLARS IN THOUSANDS)

	FISCAL YEARS ENDED
	JULY 30, 2011	JULY 31, 2010	AUGUST 1, 2009
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$1,130	$(812)	$(4,128)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	303	285	432
Loss on sale of property plant and equipment	1	29	-
Write down of assets of discontinued operations to net realizable value	-	673	-
Stock based compensation expense	250	240	341
Changes in operating assets and liabilities:
Trade receivables	1,525	1,968	1,483
Inventories	219	2,143	1,827
Prepaid expenses and other current assets	291	(46)	346
Other assets	(88)	38	36
Accounts payable – trade	(209)	(1,966)	(1,997)
Accrued expenses	182	(676)	(203)
Payment of accrued litigation settlement costs	-	-	(60)
Other long-term liabilities	(8)	(89)	(13)
Discontinued operations	1,413	4,418	(931)
Net cash provided by (used in) operating activities	5,009	6,205	(2,867)
CASH FLOWS FROM INVESTING ACTIVITIES
Property plant and equipment purchases	(52)	(568)	(448)
Discontinued operations	(258)	(280)	(163)
Net cash used in investing activities	(310)	(848)	(611)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from Rights Offering, net of expenses	14,340	-	-
Payment for fractional shares as a result of stock split	(9)	-	-
Borrowing under short-term credit facilities	-	-	7,400
Repayment under short-term credit facilities	-	(7,400)	-
Repayment of long-term debt	(63)	-	-
Proceeds from borrowing of long-term debt	2,500	-	-
Purchase of treasury share	-	-	(1,561)
Discontinued operations	(2,474)	(1,566)	(1,469)
Net cash provided by (used in) financing activities of continuing operations	14,294	(8,966)	4,370
EFFECT OF EXCHANGE RATE CHANGES ON CASH	649	(387)	(737)
CASH AND CASH EQUIVALENTS INCREASE/(DECREASE) FOR THE YEAR	19,642	(3,996)	155
CASH AND CASH EQUIVALENTS, BEGINNING OF THE YEAR	3,987	7,983	7,828
CASH AND CASH EQUIVALENTS, END OF THE YEAR	$23,629	$3,987	$7,983
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for interest	$132	$232	$125
Cash paid during the period for income taxes	183	(25)	-

See notes to consolidated financial statements.

DGT HOLDINGS CORP.

STATEMENTS OF SHAREHOLDERS’ EQUITY
(DOLLARS IN THOUSANDS)

	Common Stock Issued		Additional Paid in	Accumulated Other Comprehensive	Accumulated	Treasury Stock
	Shares*	Amount*	Capital*	Income	Deficit	Shares	Amount	Total
BALANCE, AUGUST 2, 2008	1,992,050	$199	$82,689	$4,252	$(45,362)	52,357	$(5,615)	$36,163
Stock compensation	-	-	341	-	-	-	-	341
Purchase of treasury shares	-	-	-	-	-	122,228	(1,561)	(1,561)
Comprehensive income:
Net loss	-	-	-	-	(4,128)	-	-	(4,128)
Foreign currency adjustments	-	-	-	(2,187)	-	-	-	(2,187)
Total comprehensive loss	-	-	-	-	-	-	-	(6,315)
BALANCE
AUGUST 1, 2009	1,992,050	199	83,030	2,065	(49,490)	174,585	(7,176)	28,628
Stock compensation	-	-	240	-	-	-	-	240
Comprehensive income:
Net loss	-	-	-	-	(812)	-	-	(812)
Foreign currency adjustments	-	-	-	(2,279)	-	-	-	(2,279)
Total comprehensive loss	-	-	-	-	-	-	-	(3,091)
BALANCE
JULY 31, 2010	1,992,050	199	83,270	(214)	(50,302)	174,585	(7,176)	25,777
Stock option compensation	-	-	103	-	-	-	-	103
Restricted stock activity	51,100	5	142	-	-	-	-	147
Rights offering	1,999,938	200	14,140	-	-	-	-	14,340
Purchase of fractional shares	(931)	-	(9)	-	-		-	(9)
Comprehensive income:
Net income	-	-	-	-	1,130	-	-	1,130
Foreign currency adjustments	-	-	-	2,810	-	-	-	2,810
Total comprehensive income	-	-	-	-	-	-	-	3,940
BALANCE
JULY 30, 2011	4,042,157	$404	$97,646	$2,596	$(49,172)	174,585	$(7,176)	$44,298

*	Adjusted for 1 for 50 and 4 for 1 stock split effective January 6, 2011 (Note 10).

See notes to consolidated financial statements.

DGT HOLDINGS CORP.

NOTES TO FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

1.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS ACTIVITIES – DGT Holdings Corp. (the “Company”) (formerly Del Global Technologies Corp.) together with its subsidiaries (collectively, the “Company”), is engaged in two major lines of business: Medical Systems Group and Power Conversion Group. The Medical Systems Group segment designs, manufactures and markets imaging and diagnostic systems consisting of stationary and portable x-ray imaging systems, radiographic/fluoroscopic systems, mammography systems and dental systems. The Power Conversion Group segment designs, manufactures and markets key electronic components such as transformers, noise suppression filters and high voltage capacitors for use in precision regulated high voltage applications.

In fiscal year 2010, the Board of the Company decided to exit the Del Medical U.S. business unit (“Del Medical”).  The business was sold on November 24, 2009.  It is reflected as a discontinued operation in the financial statements of the Company and prior years have been restated (see Note 2).  This business is part of the Company’s Medical Systems Group, however, this decision did not include or impact the operations of our Villa subsidiary which made up the whole of the Medical Systems Group subsequent to November 24, 2009.

In August 2011, the Company decided to exit the Medical Systems Group by selling its Italian subsidiary, Villa Sistemi Medicali S.p.A. (“Villa”).  The business was sold on November 3, 2011 and is reflected as a discontinued operation in the financial statements of the Company.  Prior period financial statements have also been restated to reflect this presentation (see Note 2).  This business represents the entire Medical Systems Group.

PRINCIPLES OF CONSOLIDATION - The consolidated financial statements are prepared on the accrual basis of accounting, which conforms to accounting principles generally accepted in the United States of America, (“U.S. GAAP”) and include the accounts of the Company and its subsidiaries. All material intercompany accounts and transactions have been eliminated.

USE OF ESTIMATES - The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated balance sheets, as well as reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Significant estimates underlying the accompanying consolidated financial statements include the allowance for doubtful accounts, allowance for obsolete and excess inventory, realizability of deferred income tax assets, recoverability of intangibles and other long-lived assets, and future obligations associated with the Company’s litigation.

Certain reclassifications have been made to prior years’ amounts to conform to the current year’s presentation.

We have evaluated subsequent events through the time of filing this Proxy with the Securities and Exchange Commission (“SEC”).

ACCOUNTING PERIOD - The Company’s fiscal year-end is based on a 52/53-week cycle ending on the Saturday nearest to July 31. Results of the Company’s subsidiary, Villa Sistemi Medicali S.p.A. (“Villa”) are consolidated into the Company’s consolidated financial statements based on a fiscal year that ends on June 30 and are reported on a one-month lag.

CASH EQUIVALENTS - The Company considers highly liquid instruments readily convertible to known amounts of cash with original maturities of three months or less (measured from their acquisition date) to be cash equivalents.

FOREIGN CURRENCY TRANSLATION - The financial statements of Villa are recorded in “Euro” and translated into U.S. dollars.  Villa’s balance sheet accounts are translated at the current exchange rate and income statement items are translated at the average exchange rate for the period. Gains and losses resulting from translation are accumulated in a separate component of shareholders’ equity.

INVENTORIES - Inventories are stated at the lower of cost or market value. Cost is comprised of direct materials and, where applicable, direct labor costs and overhead that has been incurred in getting the inventories to their present location and condition. Engineering costs incurred to set up products to be manufactured for a customer purchase order are capitalized when the scope of the purchase order indicates that such costs are recoverable. Such costs are included in work-in-process inventory and amortized on a units shipped basis over the life of the customer order from the date of first shipment. Cost is calculated using the first in, first out method. Market value represents the estimated selling price less all estimated costs to completion and costs to be incurred in marketing, selling and distribution.

PROPERTY PLANT AND EQUIPMENT, NET – Property, plant and equipment, net are stated at cost less accumulated depreciation and amortization. Replacements and major improvements are capitalized; maintenance and repairs are expensed as incurred. Gains or losses on asset dispositions are included in the determination of net income or loss. Depreciation is computed utilizing the straight-line method. The cost of leasehold improvements is amortized over the shorter of the useful life or the term of the lease.

Depreciable lives are generally as follows:

DESCRIPTION	USEFUL LIVES
Buildings	25-33
Machinery and equipment	5-15
Furniture and fixtures	5-10
Transportation equipment	3-4
Computer and other equipment	3-7

DEFERRED FINANCING COSTS, NET - Financing costs, including fees, commission and legal expenses, are capitalized as other non-current assets and amortized on a straight line basis, which approximates the interest method, over the term or expected term of the relevant loan. Amortization of deferred financing costs is included in interest expense.

GOODWILL - Goodwill represents the excess of the cost of acquisitions over the fair value of the identifiable assets acquired and liabilities assumed. The Company evaluates goodwill for impairment on an annual basis by comparing the fair value to the carrying value for reporting units within the Medical Systems Group.  Fair value is primarily determined using a discounted cash flow method.

At July 30, 2011, the Company’s market capitalization was below tangible book value.  While the market capitalization decline was considered in the Company’s evaluation of fair value, the market metric is only one indicator of fair value.  In the Company’s opinion, the market capitalization approach, by itself, is not a reliable indicator of the value for the Company because of limited trading volume and market volatility due to general economic factors.  The Company’s goodwill relates solely to its international Medical Systems Group reporting unit. The fair value of the Company as determined by its market cap does not impact the fair value of the international Medical Systems Group reporting unit, which was above its net book value as of June 30, 2011.

RECOVERABILITY OF LONG-LIVED ASSETS - The Company evaluates the carrying amounts of long-lived assets (including goodwill) whenever events have occurred (and at least annually for goodwill) which might require modification to the carrying values. In evaluating carrying values of long-lived assets, the Company reviews certain indicators of potential impairment, such as undiscounted projected cash flows and business plans. In the event that impairment has occurred, the estimated fair value of the related asset is determined and the Company records a charge to operations calculated by comparing the asset’s carrying value to the estimated fair value. The Company estimates fair value based on the best information available making whatever estimates, judgments and projections are considered necessary.

REVENUE RECOGNITION – The Company recognizes revenue upon shipment, provided there is persuasive evidence of an arrangement, there are no uncertainties concerning acceptance, the sales price is fixed, collection of the receivable is probable and only perfunctory obligations related to the arrangement need to be completed. The Company’s products are covered primarily by one year warranty plans and in some cases optional extended warranties for up to five years are offered. The Company establishes allowances for warranties on an aggregate basis for specifically identified, as well as anticipated, warranty claims based on contractual terms, product conditions and actual warranty experience by product line. The Company recognizes service revenue when repairs or out of warranty repairs are completed.  These repairs are billed to the customers at market rates.  The Company periodically evaluates the collectibility of their accounts receivable and provides an allowance for doubtful accounts when collection is not certain.

RESEARCH AND DEVELOPMENT COSTS - Research and development costs are recognized as an expense in the period in which they are incurred.

INCOME TAXES - Deferred income tax assets and liabilities represents the effects of the differences between the income tax basis and financial reporting basis of assets and liabilities and tax credit carryforwards at the tax rates expected at the time the deferred income tax liability or asset is expected to be settled or realized. Management provides valuation allowances on deferred income tax assets for which realization does not meet a “more likely than not” standard.

NET INCOME (LOSS) PER SHARE - Net income (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the year. The effect of the assumed exercise of options and warrants to purchase common stock are excluded from the calculation of earnings (loss) per share when their inclusion would be anti-dilutive.

CONCENTRATION OF CREDIT RISK - Financial instruments which potentially subject the Company to concentrations of credit risk are cash equivalents, investments in marketable securities, trade receivables and lines of credit. With respect to accounts receivable, the Company limits its credit risk by performing ongoing credit evaluations and, when necessary, requiring letters of credit, guarantees or collateral. Management does not believe significant risk exists in connection with the Company’s concentrations of credit at July 30, 2011.

The activity in allowances for doubtful accounts is as follows:

	BALANCE AT BEGINNING OF YEAR	CHARGED TO COSTS AND EXPENSE	DEDUCTIONS (1)	BALANCE AT END OF YEAR
YEAR ENDED JULY 30, 2011
Allowance for doubtful accounts	$28	$48	$45	$31
YEAR ENDED JULY 31, 2010
Allowance for doubtful accounts	$74	$(38)	$8	$28
YEAR ENDED AUGUST 1, 2009
Allowance for doubtful accounts	$40	$35	$1	$74

(1)	Write-off of accounts receivable previously charged to costs and expenses.

STOCK-BASED COMPENSATION – The Company accounts for stock based compensation by applying the provisions of ASC 718 “Compensation – Stock Compensation”.  ASC 718 applies to new awards and to awards that were outstanding as of the beginning of fiscal year 2006.  See Note 10, Shareholders’ Equity.

EFFECTS OF NEW ACCOUNTING PRONOUNCEMENTS

Accounting standards that have been issued by the Financial Accounting Standards Board or other standard setting bodies that do not require adoption until a future date are not expected to have a material impact on the Company’s consolidated financial statements.

In May 2011, the Financial Accounting Standards Board (“FASB”) amended its guidance related to fair value measurements in order to align the definition of fair value measurements and the related disclosure requirements between GAAP and International Financial Reporting Standards.  These amendments, which are effective for interim and annual periods beginning after December 15, 2011, also change certain existing fair value measurement principles and disclosure requirements.  We do not anticipate the adoption of this guidance will have a material impact on our financial statements.

In June 2011, the FASB amended its guidance on the presentation of comprehensive income in financial statements to improve the comparability, consistency and transparency of financial reporting and to increase the prominence of items that are recorded in other comprehensive income.  The new accounting guidance requires entities to report components of comprehensive income in either (1) a continuous statement of comprehensive income or (2) two separate but consecutive statements.  The provisions of this new guidance are effective for fiscal years and interim periods within those years beginning after December 15, 2011.  We do not anticipate the adoption of this guidance will have a material impact on our financial statements.

In September 2011, the FASB amended its guidance related to testing goodwill for impairment to allow entities to use a qualitative approach to test goodwill for impairment.  The amendment permits an entity to first perform a qualitative assessment to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying value.  If it is concluded that this is the case, it is necessary to perform the currently prescribed two-step goodwill impairment test.  Otherwise, the two-step goodwill impairment test is not required.  This statement is effective for fiscal 2013 and earlier adoption is permitted.  We do not anticipate the adoption of this guidance will have a material impact on our financial statements.

2.           DISCONTINUED OPERATIONS

On November 24, 2009, the Company consummated the sale of certain of the assets and product lines of its Del Medical Imaging Corp. wholly-owned subsidiary (“DMI”), to an affiliate of U.M.G. Inc. (“UMG” or the “Acquirer”).

Pursuant to the agreement, the Acquirer (i) assumed all of the Company’s and DMI’s post-closing obligations in connection with the Company’s lease of its facilities in Roselle, Illinois, (the Company remains secondarily liable on the lease obligations), (ii) accepted all of DMI’s inventory related to the DMI business on a consignment basis, (iii) hired select DMI employees, (iv) indemnified the Company for potential employee severance obligations and (v) assumed certain other liabilities of the business, including outstanding warranty obligations.

The assets and liabilities (excluding intercompany balances) of the discontinued operations that are included in the Company’s consolidated assets and liabilities are as follows:

	July 30, 2011	July 31, 2010
Accounts Receivable		$188
Other Current Assets	-	-
Total Current Assets	-	188
Net property, plant and equipment	-	-
Other Assets	-	-
Total Assets	$-	$188
Accounts Payable	$-	$-
Other current liabilities	-	63
Total current liabilities	-	63
Long term liabilities	-	-
Total Liabilities	$-	$63

The revenue and loss related to discontinued operations was as follows:

	Fiscal Years Ended
	July 30, 2011	July 31, 2010	August 1, 2009
Revenue	$-	$5,377	$27,519
Net Loss	-	(3,157)	(4,144)
Net loss per share	-	(1.74)	(2.22)

On August 3, 2011, the Board of Directors of the Company approved the sale of Villa and on September 12, 2011, the Company entered into a share purchase agreement (the “Share Purchase Agreement”) with VIV s.r.l., a limited liability company incorporated under Italian law (“VIV”), pursuant to which the Company agreed to sell all of its shares in Villa to VIV.  The sale price was 16,500,000 Euro in cash and an unsecured subordinated promissory note of 500,000 Euro.  The promissory note has a term of 5 years, with interest accruing at a rate of 6% per annum, beginning eighteen months after issuance.  The note may be prepaid at any time, but if prepayment in full occurs during the first eighteen months, the total principal will be reduced to 400,000 Euro.

On November 3, 2011, the Company completed the sale of Villa.  The Company received net proceeds in cash of $22,761 and an unsecured promissory note, initially valued at $688.  The Company also repurchased 28,104 shares of common stock from two employees of Villa for $820.  At the time of this repurchase, the acquired shares had a market value of $253.  As the two employees are also the primary purchasers of Villa, the excess was deemed a reduction in the purchase price described above and reduced the net proceeds to $22,194.  As a part of the transaction, the Company received a dividend of cash held by Villa as of the closing date in the amount of $4,538.

The Company retained the building in Milan, Italy, housing Villa’s operations, which is subject to an initial six year lease with VIV and an option for a subsequent six year period.  Under the terms of the lease, the Company will receive 335,000 Euro in annual rent, payable quarterly.  The rent may be adjusted annually for changes in the consumer price index as specified in the lease.

The Company’s discontinued operations results for the years ended July 30, 2011, July 31, 2010 and August 1, 2009 are:

	Year Ended
	July 30, 2011	July 31, 2010	August 1, 2009
Sales	$57,138	$43,695	$40,933
Income (loss) before taxes	$4,520	$2,938	$2,558
Provision for income taxes	1,696	1,125	951
Net income (loss) from discontinued operations	$2,824	$1,813	$1,607

Income (loss) per share -- basic and diluted	$0.93	$1.00	$0.86

The following table sets forth the assets and liabilities of the discontinued operation included in the balance sheet of the Company:

	July 30, 2011	July 31, 2010
Assets:
Cash (a)	$3,406	$3,002
Accounts receivable	14,194	9,831
Inventories, net	9,022	9,123
Prepaid and other current assets	2,500	2,256
Total current assets	$29,122	$24,212

Property and Equipment, net (a)	$3,548	$3,318
Goodwill	4,526	4,526
Deferred tax assets	1,158	838
Other assets	25	22
Total non-current assets	$9,257	8,704
Liabilities:
Revolving Loan	$-	$135
Current portion of long-term debt	111	1,973
Accounts payable	6,395	4,704
Accrued liabilities	6,502	2,986
Total current liabilities	$13,008	$9,798
Deferred income tax liabilities (a)	$580	$423
Statutory liability for severance pay	1,950	1,755
Total non-current liabilities	$2,530	$2,178
Shareholders’ Equity:
Accumulated other comprehensive income (a)	$2,596	$(214)

(a)
The company will retain all cash and $2,967 of the property, plant and equipment and approximately $900 of the accumulated other comprehensive income.  The Company will also retain the deferred tax liability associated with the building.

3.           INVENTORIES

Inventories consists of the following:

	JULY 30, 2011	JULY 31, 2010
Raw materials and purchased parts	$2,214	$2,162
Work-in-process	457	308
Finished goods	212	154
	2,883	2,624
Less: allowance for excess and obsolete inventories	(1,175)	(697)
Total inventories net	$1,708	$1,927

The activity in the allowance for excess and obsolete inventories accounts is as follows:

	BALANCE AT BEGINNING OF YEAR	CHARGED TO COSTS AND EXPENSE	DEDUCTIONS (1)	BALANCE AT END OF YEAR
YEAR ENDED JULY 30, 2011
Allowance for excess and obsolete inventories	$697	$622	$144	$1,175
YEAR ENDED JULY 31, 2010
Allowance for excess and obsolete inventories	$900	$144	$347	$697
YEAR ENDED AUGUST 1, 2009
Allowance for excess and obsolete inventories	$1,148	$(15)	$233	$900

(1)	Write-off of inventories previously charged to costs and expenses

The Company had pledged all of its inventories in the U.S. having a net carrying amount of approximately $4,337 at August 1, 2009, to secure its credit facility with its U.S. lender, Capital One.  Effective January 12, 2010, the Company terminated the Capital One credit facility.

4.           PROPERTY PLANT AND EQUIPMENT

Property plant and equipment consist of the following:

	JULY 30, 2011	JULY 31, 2010
Land	$694	$694
Buildings	6,906	6,195
Machinery and equipment	4,795	4,675
Furniture and fixtures	175	175
Computers and other equipment	1,288	1,392
	13,858	13,131
Less: accumulated depreciation and amortization	(9,207)	(8,562)
Property plant and equipment, net	$4,651	$4,569

The Company terminated its credit facility on January 12, 2010 and has no pledged assets as of July 30, 2011 or July 31, 2010.

Depreciation expense for fiscal years 2011, 2010 and 2009 was $303, $285 and $432, respectively.  Depreciation expense for discontinued operations was $437, $685 and $658 for fiscal years 2011, 2010 and 2009 respectively.

5.           GOODWILL

Goodwill consists of the following:

Discontinued Operations
Balance at August 1, 2009, July 31, 2010 and July 30, 2011	$4,526

The Company’s scheduled assessment of goodwill is during the fourth quarter of each fiscal year.

The Company’s annual fourth quarter assessments of Villa’s goodwill in fiscal 2011 and 2010 has not indicated any impairment.  However, due to the nature and inputs to the Company’s fair value calculation of goodwill, declines in future operating results could affect the calculated fair value of Villa’s goodwill and potentially result in impairment.  On September 12, 2011, the Company entered into a share purchase agreement to sell the international Medical Systems Group for an estimated $6.6 million more than book value.

6.           PRODUCT WARRANTIES

The Company’s products are covered primarily by one-year warranty plans and in some cases optional extended contracts may be offered covering products for periods up to five years, depending upon the product and contractual terms of sale. The Company establishes allowances for warranties on an aggregate basis for specifically identified, as well as anticipated, warranty claims based on contractual terms, product conditions and actual warranty experience by product line.

The activity in the warranty reserve accounts, which is included in accrued expenses, is as follows:

	JULY 30, 2011	JULY 31, 2010
Balance at beginning of year	$21	$21
Net provision for anticipated warranty claims	129	10
Costs incurred related to warranty claims	(129)	(10)
Balance at end of year	$21	$21

7.           SHORT-TERM CREDIT FACILITIES, LONG-TERM DEBT AND SUBORDINATED NOTE

At July 30, 2011, the Company had no borrowings under any domestic or foreign short term credit facilities.  Effective January 12, 2010, the Company terminated its domestic short-term credit facility.

Long-term debt was comprised of the following:

	JULY 30, 2011	INTEREST RATE AT JULY 30, 2011
Mortgage	$2,437	4.90%
Total long term debt	2,437
Less current portion of long-term bank debt	(82)
Long-term debt, less current portion	$2,355

As of January 12, 2010, the Company had repaid the balance due under their domestic short-term credit facility and terminated the agreement.

The Company received a dividend from its Villa subsidiary in June 2011 of approximately $1,900.

On September 1, 2010, the Company completed a mortgage financing on its property in Bay Shore, NY and received approximately $2,500 payable over 10 years at an initial fixed rate of 4.9% for the first 5 years, adjusted for the last 5 years as defined in the agreement.  Monthly principal repayments began in October 2010.

The Company is obligated to make principal payments under its long-term debt as follows:

FISCAL YEARS	DEBT
2012	$197
2013	197
2014	197
2015	197
2016	2,118
2017 and beyond	-
Total payments	2,906
Less: amount representing interest	(469)
Total	$2,437

8.           EMPLOYEE BENEFITS

The Company has a Profit Sharing Plan that provides for contributions as determined by the Board of Directors. The contributions can be paid to the Plan in cash or common stock of the Company.  No contributions were authorized for fiscal years 2011, 2010 or 2009.

The Profit Sharing Plan also incorporates a 401(k) Retirement Plan that is available to substantially all domestic employees, allowing them to defer a portion of their salary. The Company matches employee contributions at a 50% rate up to a maximum of 4% of annual salary, and recorded a related expense of $65, $27 and $15 for fiscal years 2011, 2010 and 2009, respectively.

9.           SEGMENT REPORTING

The Company has two reportable segments; the Power Conversion Group and Other. The Other segment includes unallocated corporate costs and the building in Italy that was retained on the sale of Villa.  The previously reported Medical Systems Group has been classified as discontinued operations (see Note 2).  For each fiscal year presented, corporate costs (which include certain shared services) were allocated to domestic subsidiaries on the basis of a percentage of each unit’s annual sales. Corporate costs were allocated at a fixed dollar amount to the international subsidiary based upon an intercompany management services agreement.  The percentages and the dollar amounts used to allocate actual corporate costs are based on management’s estimate of the benefits received by each reporting segment from corporate activities and shared services.

Operating segments are defined as components of an enterprise, about which separate financial information is available which is evaluated regularly by the chief decision maker, or decision making group, in deciding how to allocate resources and in assessing performance.  The Company’s chief operating decision making group is comprised of the Chief Executive Officer and the senior executives of the Company’s operating segments. The Company evaluates its reporting segments based on operating income or loss.  The accounting policies of the segments are the same as those described in the summary of significant accounting policies.

Selected financial data of these segments are as follows:

FISCAL YEAR ENDED JULY 30, 2011	POWER CONVERSION GROUP	OTHER		TOTAL
Net sales to external customers	$10,783		$--	$10,783
Cost of sales	7,870		--	7,870
Gross margin	2,913		--	2,913
Selling, general and administrative	2,694		1,600	4,294
Research and development	103		--	103
Total operating expenses	2,797		1,600	4,397
Operating income (loss)	$116		$(1,600)	(1,484)
Interest income				105
Interest expense				(132)
Other income				-
Income from continuing operations before income taxes				$(1,511)
Depreciation	$303	$		$303
Segment assets	5,998		57,883	63,881
Capital expenditures	52		--	52

Inter-segment sales were $0 for the fiscal year ended July 30, 2011.  Corporate assets include $32,006 of related to the discontinued operations of Villa.

FISCAL YEAR ENDED JULY 31, 2010	POWER CONVERSION GROUP	OTHER	TOTAL
Net sales to external customers	$12,473	$--	$12,473
Cost of sales	8,110	--	8,110
Gross margin	4,363	--	4,363
Selling, general and administrative	2,435	1,236	3,671
Research and development	102	--	102
Total operating expenses	2,537	1,236	3,773
Operating income (loss)	$1,826	$(1,236)	$590
Interest income			11
Interest expense			(232)
Other income			138

Income from continuing operations, before income taxes			$507
Depreciation	$216	$69	$285
Segment assets	6,947	32,505	39,452
Capital expenditures	568	--	568

Inter-segment sales were $0 for the fiscal year ended July 31, 2010.  Approximately $188 of Other assets are related to discontinued operations of DMI and $25,354 of assets related to the discontinued operations of Villa.

FISCAL YEAR ENDED AUGUST 1, 2009	POWER CONVERSION GROUP	OTHER	TOTAL
Net sales to external customers	$11,952	$--	$11,952
Cost of sales	7,291	--	7,291
Gross margin	4,661	--	4,661
Selling, general and administrative	2,433	1,109	3,542
Research and development	57	--	57
Litigation settlement costs	--	2,536	2,536
Total operating expenses	2,490	3,645	6,135
Operating income (loss)	$2,171	$(3,645)	$(1,474)
Interest income			58
Interest expense			(125)
Other income			(6)
Income from continuing operations, before income taxes			$(1,547)
Depreciation	$170	$262	$432
Segment assets	6,725	48,537	55,262
Capital expenditures	181	--	181

Inter-segment sales were $0 for the fiscal year ended August 1, 2009.  Approximately $3,158 of Other assets is related to the discontinued operations of DMI, and $32,087 is related to the discontinued operations of Villa.

MAJOR CUSTOMERS AND EXPORT SALES – For the fiscal year ended July 30, 2011, one of our customers accounted for 23% of our consolidated revenues.  For the fiscal year ended July 31, 2010, two of our customers accounted for 31% of our consolidated revenues.  For the fiscal year ended August 1, 2009, two of our customers accounted for 33% of consolidated revenues.

Foreign sales were 13%, 8% and 8% of the Company’s consolidated net sales in fiscal years ended July 30, 2011, July 31, 2010 and August 1, 2009, respectively. Net sales by geographic areas were:

	JULY 30, 2011		JULY 31, 2010		AUGUST 1, 2009
United States	$9,357	87%	$11,500	92%	$10,997	92%
Canada	81	1%	50	0%	61	1%
Europe	666	6%	306	3%	506	4%
Far East	635	6%	548	4%	361	3%
Africa, Middle East and Australia	44	0%	69	1%	27	0%
	$10,783	100%	$12,473	100%	$11,952	100%

Revenues are attributable to geographic areas based on the location of the customers.

10.           SHAREHOLDERS’ EQUITY

RIGHTS OFFERING AND STOCK SPLITS –On October 13, 2010, following approval by shareholders at a special meeting, the Company filed with the New York Secretary of State an amendment to the Company’s Certificate of Incorporation to increase the number of shares of common stock authorized for issuance by the Company from 50,000,000 to 100,000,000.

On December 22, 2010, the Company completed its rights offering and issued 24,999,224 shares of common stock at $0.60 per share for gross proceeds of $15,000. Expenses of the offering were $660.

On January 6, 2011, the Company effected a one-for-fifty reverse stock split.  The Company paid approximately $6 for fractional shares.  The reverse split was immediately followed by a four-for-one forward stock split and paid $3 for fractional shares.  After the reverse/forward stock split, 3,991,057 shares were issued and 3,816,472 shares were outstanding.

STOCK BUY-BACK PROGRAM - On November 26, 2008, the Company requested and was granted consent by its then domestic lender to repurchase up to 2,424,616 shares, or up to $3,000 (approximately 10%) of DGT’s outstanding shares of common stock, par value $0.10, from its shareholders provided none of the funds used to fund the proposed repurchase are proceeds of loans and that no less than $2,000 of the funds used to repurchase said shares are from proceeds of cash dividends paid by Villa.  On various dates in December 2008, the Company repurchased 1,527,859 common shares then outstanding at a total cost of approximately $1,600.  In January 2009, the Company’s Board of Directors suspended the common stock repurchase program.

STOCK OPTION PLAN AND WARRANTS –The Company measures the cost of employee services received in exchange for an award of equity instruments based on the grant date fair value of the award.  That cost will be recognized over the period in which the employee is required to provide the services – the requisite service period (usually the vesting period) – in exchange for the award.  The grant date fair value for options and similar instruments will be estimated using option pricing models.  The Company is required to select a valuation technique or option pricing model that meets the criteria as stated in the standard, which includes a binomial model and the Black-Scholes model.  At the present time, the Company is continuing to use the Black-Scholes model for stock option grants.

The Company did not grant any stock options during fiscal 2011.

During the third quarter of fiscal 2011, the Company issued 51,100 shares of restricted stock valued at $10.50 per share. Restricted stock issued to directors vest 100% on the first anniversary of their issue and restricted stock issued to employees vest 50% on the first anniversary of their issue and 50% on the second anniversary.  Of the shares of restricted stock issued, 16,100 were issued to directors and 35,000 to employees.  The Company recognized $147 of expense related to shares of restricted stock in fiscal 2011.

Details regarding the fair value of stock options granted in fiscal 2011, 2010 and 2009 are as follows:

	2011	2010	2009
Estimated life (in years)	-	7	7
Volatility rate	-	65%-69%	66%-70%
Risk free interest rate	-%	2.77%-3.49%	2.70%-2.78%
Dividend rate	-%	0%	0%
Forfeiture rate	-%	2%	2%
Weighted average fair value Adjusted for 1 for 50 and 4 for 1 stock splits effective January 6, 2011	-	$5.36	$7.94
Recorded compensation expense	$103	$240	$341

The Black Scholes Option Pricing Model requires the use of various assumptions.  The key assumptions are summarized as follows:

Estimated life:  The Company derives its estimated life based on historical experience.

Volatility rate:  The Company estimates the volatility of its common stock at the date of grant based on historical volatility of its common stock.

Risk free interest rate: The Company derives its risk-free interest rate on the Barron’s zero coupon bond rate for a term equivalent to the expected life of the option.

Dividend rate:  The Company estimates the dividend yield assumption based on the Company’s historical and projected dividend payouts.

Forfeiture rate:  The Company estimates the annual forfeiture rate based on historical experience.

On March 8, 2011, shareholders approved an increase of 300,000 shares under the 2007 Incentive Stock Plan.  A total of 380,000 (split adjusted) shares of the Company’s common stock may be granted under the Plan, of which, 262,940 shares are still available for grant as of July 30, 2011.  No additional options will be granted under the former stock option plan.  Substantially all of the options granted under this Plan and the prior plan provide for graded vesting and vest generally at a rate of 25% per year beginning with the date of grant, expiring ten to fifteen years from the date they are granted. The option price per share is approved by the Board of Directors. All options to date have been granted at the fair market value of the Company’s stock at the date of grant. No options can be granted under this plan subsequent to February 21, 2017.

OPTION ACTIVITY*

	JULY 30, 2011		JULY 31, 2010		AUGUST 1, 2009
	SHARES OUTSTANDING	WEIGHTED AVERAGE EXERCISE PRICE	SHARES OUTSTANDING	WEIGHTED AVERAGE EXERCISE PRICE	SHARES OUTSTANDING	WEIGHTED AVERAGE EXERCISE PRICE
Granted and outstanding, beginning of year	205,055	$36.00	178,905	$40.50	167,585	$43.13
Granted	-	-	33,200	7.75	20,320	11.88
Exercised	-	-	-	-	-	-
Cancelled and forfeited	(67,904)	31.88	(7,050)	17.25	(9,000)	24.88
Outstanding at end of year	137,151	38.06	205,055	36.00	178,905	40.50
Exercisable at end of year	117,721	42.96	169,965	41.00	143,425	45.25

*	Adjusted for 1 for 50 and 4 for 1 stock splits effective January 6, 2011

As of July 30, 2011 the distribution of stock option exercise prices is as follows:

	OPTIONS OUTSTANDING			OPTIONS EXERCISABLE
EXERCISE PRICE RANGE	RANGE NUMBER OF OPTION SHARES	WEIGHTED AVERAGE EXERCISE PRICE	WEIGHTED AVERAGE REMAINING LIFE	SHARES EXERCISABLE	WEIGHTED AVERAGE EXERCISE PRICE	WEIGHTED AVERAGE REMAINING LIFE
$6.25 - $41.75	103,360	$19.66	7.6	83,930	$22.28	5.7
$50.00 – $82.50	4,400	$50.00	1.5	4,400	$50.00	1.5
$87.50 - $99.25	17,662	$93.85	2.8	17,662	$93.85	2.8
$100.00 - $125.00	11,729	$111.70	1.7	11,729	$111.70	1.7
	137,151	$38.06	6.1	117,721	$42.96	4.7

At July 30, 2011, the aggregate intrinsic value of options outstanding and options exercisable was $46 and $23, respectively.  The intrinsic value is the amount by which the market value of the underlying stock exceeds the exercise price of the option at the measurement date for all-in-the money options.

Future compensation expense related to the vesting of employee options granted by July 30, 2011 is expected to be $51 in 2012 and $14 in 2013.  Future compensation expense related to the vesting of shares of restricted stock is expected to be $282 in fiscal 2012 and $107 in fiscal 2013.  The cost is expected to be recognized over a weighted average period of 1.6 years.

No stock options were exercised during fiscal 2011, 2010 or 2009.

WARRANTS

In July 2004, the Company previously extended the expiration date of its warrants to March 28, 2009. During fiscal 2009 none of these warrants were exercised.  As of March 28, 2009, these warrants expired and no warrants remain outstanding.

11.           INCOME (LOSS) PER SHARE

	FOR FISCAL YEARS ENDED
	JULY 30, 2011	JULY 31, 2010	AUGUST 1, 2009
Numerator:
Net income (loss)	$1,130	$(812)	$(4,128)
Denominator:
Weighted average shares outstanding for basic income per share	3,045,923	1,817,464	1,862,856
Effect of dilutive securities	847	-	-
Weighted average shares outstanding for diluted income per share	3,046,770	1,817,464	1,862,856
Income (loss) per basic common share	$0.37	$(0.45)	$(2.22)
Income (loss) per diluted common share	$0.37	$(0.45)	$(2.22)

Common shares outstanding for the fiscal years ended July 30, 2011, July 31, 2010 and August 1, 2009, were reduced by 174,585 shares of treasury stock.

The computation of diluted shares outstanding does not include the effect of the assumed exercise of 127,246, 205,055 and 178,905 for employee stock options outstanding as of July 30, 2011, July 31, 2010 and August 1, 2009, respectively, and it also does not include warrants to purchase Company common stock for those years because the effect of their assumed exercise would be anti-dilutive.

12.           INCOME TAXES

The Company’s consolidated (loss) income before income taxes for fiscal years 2011, 2010 and 2009 of $3,009, $308 and $(3,005) reflects foreign pre-tax net income of $4,245, $2,659 and $2,548 for fiscal years 2011, 2010 and 2009 respectively, and a U.S. pre-tax loss of $1,237, $2,351 and $5,553, respectively.

Provision for income taxes consists of the following:

	FOR FISCAL YEARS ENDED
	JULY 30, 2011	JULY 31, 2010	AUGUST 1, 2009
CURRENT TAX EXPENSE:
Federal	$36	$-	$-
Foreign	143	(25)	44
State and local	4	-	-
DEFERRED PROVISION (BENEFIT):
Federal	-	-	-
State and local	-	--	--
Foreign	-	-	-
NET PROVISION	$183	$(25)	$44
Tax expense included in discontinued operations	$1,696	$1,145	$1,079

The following is a reconciliation of the statutory Federal and effective income tax rates:

	FOR FISCAL YEARS ENDED
	JULY 30, 2011	JULY 31, 2010	AUGUST 1, 2009
Statutory Federal income tax rate	34.0%	34.0%	34.0%
State tax, less Federal tax effect	(0.30)%	0.0%	0.0%
Foreign taxes	0.0%	0.0%	0.0%
Valuation allowance adjustment	(34.0)%	(34.0)%	(34.0)%
Provision (reversal) for undistributed earnings of foreign subsidiary	0.0%	0.0%	0.0%
Provision for distributed earnings of foreign subsidiary	(11.8)%	(4.9)%	(2.8)%
Other	0.0%	0.0%	0.0%
Effective tax rate	(12.1)%	(4.9)%	(2.8)%

Deferred income tax assets (liabilities) are comprised of the following:

	JULY 30, 2011	JULY 31, 2010
Deferred income tax assets:
Federal net operating loss carry forward	$17,785	$18,378
State tax credits and operating loss carry forwards	2,097	2,116
Reserve for inventory obsolescence	1,153	819
Allowances and reserves not currently deductible	731	591
Amortization	-	-
Stock based compensation	919	816
Fixed assets	-	-
Other	-	-
Gross deferred income tax assets	22,685	22,720
Deferred income tax liabilities:
Undistributed earnings of foreign subsidiary	(6,578)	-
Fixed assets	(253)	(7)
Other	-	-
Gross deferred income tax liabilities	(6,831)	(7)
Less: valuation allowance	(15,276)	(22,298)
Net deferred income tax assets	$578	$415

Deferred income tax assets and liabilities are recorded in the consolidated balance sheets as follows:

	JULY 30, 2011	JULY 31, 2010
Deferred income tax assets - non-current	$1,158	$838
Deferred income tax liabilities - non-current	580	423
	$578	$415

The Company accounts for deferred income taxes in accordance with ASC 740 “Income Taxes” whereby it recognizes deferred tax assets and liabilities for temporary differences between financial reporting basis and income tax reporting basis and for tax credit carry forwards.

The Company periodically assesses the realization of its net deferred income tax assets.  This evaluation is primarily based upon current operating results and expectations of future operating results.  A valuation allowance is recorded if the Company believes its net deferred income tax assets will not be realized.  Its determination is based on what it believes will be the more likely than not result.

During fiscal years 2011, 2010 and 2009, the Company’s foreign tax reporting entity was profitable, and its U.S. tax reporting entities incurred a loss.  Based primarily on these results, the Company concluded that it should maintain a 100% valuation allowance on its net U.S. deferred tax assets as of July 30, 2011.

The Company recorded a tax expense with respect to its foreign subsidiary’s income in all periods presented and based on a more likely than not standard, believes that the foreign subsidiary’s net deferred income tax asset of $578 at July 30, 2011 will be realized.

As management considers strategic options for all businesses, foreign earnings are no longer considered permanently invested.  As such, the Company’s deferred income tax liabilities as of July 30, 2011 include the estimated tax obligation that would have been incurred upon a distribution of the foreign subsidiary’s earnings to its U.S. parent.

At July 30, 2011, the Company has federal net operating loss carry forwards of $52,161 that expire at various times between July, 2020 and July, 2030.

It is the Company’s practice to recognize interest and/or penalties related to income tax matters in tax expense.  As of July 30, 2011, there were no material interest or penalty amounts to accrue.  The Company does not expect any significant changes in its computation of interest, penalties or unrecognized tax benefits within the next 12 months.

The Company or one of its subsidiaries files income tax returns in the U.S., various state and/or local jurisdictions, and a non-U.S. jurisdiction.  With few exceptions, the Company is no longer subject to U.S., state and local tax examinations for years before the fiscal year ended in 2008 and non-U.S. income tax examinations for years before the fiscal year ended in 2007.  The Company is not currently under an income tax examination by any taxing jurisdiction.

13.           COMMITMENTS AND CONTINGENCIES

LITIGATION MATTERS

From time to time, the Company may be a defendant in legal actions in various U.S. and foreign jurisdictions, arising from the normal course of business.

LEASE COMMITMENTS - The Company leases facilities for its warehouse and manufacturing operations with expiration dates ranging from 2010 through 2016.  In addition, the Company has various office equipment and auto leases accounted for as operating leases. The future minimum annual lease commitments as of July 30, 2011 are as follows:

FISCAL YEARS	AMOUNT
2012	$280
2013	193
2014	105
2015	59
2016	5
Total	$642

Rent expense for Villa discontinued operations for fiscal years 2011, 2010 and 2009 was $315, $259 and $333, respectively.  Rent expense for DMI discontinued operations for fiscal years 2011, 2010 and 2009 was $0, $42 and $145, respectively.  The Company is contingently liable for the lease for DMI for $11 per month through May 2013 (see Note 2 Discontinued Operations).

14.           SUPPLEMENTAL QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

YEAR ENDED JULY 30, 2011

	QUARTER
	FIRST	SECOND	THIRD	FOURTH
Net sales	$2,247	$2,488	$2,732	$3,316
Gross margin	$542	$276	$825	$1,270
Income (loss) from continuing operations	$(645)	$(674)	$(206)	$(360)
Net income (loss)	$273	$1,130	$(350)	$77
Net income (loss) per basic share	$0.15	$0.43	$(0.09)	$0.02
Net income (loss) per diluted share	$0.15	$0.43	$(0.09)	$0.02

YEAR ENDED JULY 31, 2010

	QUARTER
	FIRST	SECOND	THIRD	FOURTH
Net sales	$2,087	$3,109	$3,278	$3,999
Gross margin	$648	$1,162	$1,171	$1,382
Income (loss) from continuing operations	$(420)	$65	$318	$569
Net income (loss)	$(3,502)	$1,201	$296	$1,193
Net income (loss) per basic share	$(1.93)	$0.66	$0.16	$0.66
Net income (loss) per diluted share	$(1.93)	$0.66	$0.16	$0.66

ANNEX G

DGT HOLDINGS CORP.
Table of Contents to Consolidated Financial Statements (unaudited)

Statements of Operations for the Three and Nine Months ended April 28, 2012 and April 30, 2011	G-2

Balance Sheets as of April 28, 2012 and July 30, 2011	G-3

Statements of Cash Flows for the Nine Months ended April 28, 2012 and January 29, 2011	G-4

Notes to Financial Statements	G-5

DGT HOLDINGS CORP.
STATEMENTS OF OPERATIONS
(DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	April 28, 2012	April 30, 2011	April 28, 2012	April 30, 2011
SALES	$3,050	$2,732	$8,578	$7,467
COST OF SALES	2,108	1,907	5,756	5,824
GROSS MARGIN	942	825	2,822	1,643

Selling, general and administrative	1,382	1,010	3,860	3,024
Research and development	38	30	118	107
Total operating expenses	1,420	1,040	3,978	3,131
OPERATING LOSS	(478)	(215)	(1,156)	(1,488)

Interest income	90	38	194	63
Interest expense	(58)	(26)	(118)	(96)
Other income	13	-	13	-
LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(433)	(203)	(1,067)	(1,521)
Income tax provision	6	3	44	4

LOSS FROM CONTINUING OPERATIONS	(439)	(206)	(1,111)	(1,525)
Discontinued operations, net of tax	-	(144)	1,230	2,578
Gain on disposal of discontinued operations, net of tax	-	-	6,837	-
NET INCOME (LOSS)	$(439)	$(350)	$6,956	$1,053

NET INCOME (LOSS) PER BASIC AND DILUTED SHARE:
Loss from continuing operations	$(0.11)	$(0.05)	$(0.29)	$(0.55)
Income (loss) from discontinued operations	(0.00)	(0.04)	2.10	0.93
Net income (loss)	$(0.11)	$(0.09)	$1.81	$0.38
Weighted average shares outstanding	3,839,468	3,846,234	3,849,351	2,773,528

See notes to financial statements.

DGT HOLDINGS CORP.
BALANCE SHEETS
(DOLLARS IN THOUSANDS EXCEPT PAR VALUE)
(UNAUDITED)

	April 28, 2012	July 30, 2011
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$43,276	$23,629
Restricted cash	2,425	-
Trade receivables (net of allowance for doubtful accounts of $30 and $31 at April 28, 2012 and July 30, 2011, respectively)	1,539	1,569
Inventories (net of allowance for excess and obsolete of $1,068 and $1,175 at April 28, 2012 and July 30, 2011, respectively)	1,761	1,708
Prepaid expenses and other current assets	325	223
Current assets of discontinued operations	-	25,716
Total current assets	49,326	52,845
NON-CURRENT ASSETS:
Property plant and equipment, net	4,139	4,651
Deferred income taxes	-	571
Promissory note receivable	661	-
Other assets	77	95
Non-current assets of discontinued operations	-	5,139
Total non-current assets	4,877	10,456
TOTAL ASSETS	$54,203	$63,301

LIABILITIES AND SHAREHOLDERS’ EQUITY CURRENT LIABILITIES:
Current portion of long-term debt	$81	$82
Accounts payable – trade	834	730
Accrued expenses	1,106	878
Current liabilities of discontinued operations	-	13,008
Total current liabilities	2,021	14,698

NON-CURRENT LIABILITIES:

Long-term debt, less current portion	2,298	2,355
Deferred income taxes	501	-
Non-current liabilities of discontinued operations	-	1,950
Total non-current liabilities	2,799	4,305
Total liabilities	4,820	19,003
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Common stock, $.10 par value;
Authorized 100,000,000; April 28, 2012 and July 30, 2011, respectively; issued-4,042,157 at April 28, 2012 and July 30, 2011, respectively	404	404
Additional paid-in capital	98,081	97,646
Treasury shares – 202,689 and 174,585 shares, at cost, at April 28, 2012 and July 30, 2011, respectively	(7,429)	(7,176)
Accumulated other comprehensive income	543	2,596
Accumulated deficit	(42,216)	(49,172)
Total shareholders’ equity	49,383	44,298
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$54,203	$63,301

See notes to financial statements.

DGT HOLDINGS CORP.
STATEMENTS OF CASH FLOWS
(DOLLARS IN THOUSANDS)
(UNAUDITED)

	Nine Months Ended
	April 28, 2012	April 30, 2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$6,956	$1,053
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on sale of discontinued operations	(6,837)	-
Depreciation and amortization	312	227
Deferred income tax provision	(16)	-
Stock based compensation expense	435	145

Changes in operating assets and liabilities, excluding dispositions:
Trade receivables	30	1,733
Inventories	(53)	54
Prepaid expenses and other current assets	(102)	260
Other assets	(643)	(90)
Accounts payable – trade	103	(149)
Accrued expenses	255	(4)
Other long-term liabilities	-	(8)
Discontinued operations	62	491
Net cash provided by operating activities	502	3,712

CASH FLOW FROM INVESTING ACTIVITIES
Property plant and equipment purchases	(43)	(24)
Discontinued operations	-	(159)
Proceeds from sale of discontinued operations, net	22,194	-
Net cash provided by (used in) investing activities	22,151	(183)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from borrowings of long-term debt	-	2,500
Proceeds from rights offering	-	14,340
Stock split	-	(9)
Repayment of long-term debt	(58)	(44)
Restricted cash to secure mortgage	(2,425)	-
Purchase of treasury shares	(253)	-
Discontinued operations	(108)	(2,095)
Net cash (used in) provided by financing activities	(2,844)	14,692
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(162)	559
CASH AND CASH EQUIVALENTS INCREASE FOR THE PERIOD	19,647	18,780
CASH AND CASH EQUIVALENTS, BEGINNING OF THE PERIOD	23,629	3,987
CASH AND CASH EQUIVALENTS, END OF THE PERIOD	$43,276	$22,767

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for
Interest	$118	$96
Taxes paid	44	4

See notes to financial statements.

DGT HOLDINGS CORP.
NOTES TO FINANCIAL STATEMENTS
(Dollars in thousands, except per share data)
(Unaudited)

NOTE 1 - BASIS OF PRESENTATION

The accompanying unaudited financial statements of DGT Holdings Corp. have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X.  The statements include the accounts of DGT Holdings Corp. and its subsidiaries (the “Company”).  All material intercompany accounts and transactions have been eliminated. These statements do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.  In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation of the results for the interim periods have been included.  Results of operations for the interim periods are not necessarily indicative of the results that may be expected for the full year.  These financial statements should be read in conjunction with the financial statements and the notes thereto included in the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) for the fiscal year ended July 30, 2011.  Certain reclassifications have been made to prior years’ amounts to conform to the current year’s presentation.

In August, 2011, the Company decided to exit the Medical Systems Group by selling its Italian subsidiary, Villa Sistemi Medicali S.p.A. (“Villa”).  The business was sold on November 3, 2011 and is reflected as a discontinued operation in the financial statements of the Company. Prior period financial statements have also been restated to reflect this presentation (see Note 2).  This business represents the entire Medical Systems Group.

STOCK SPLIT

On January 6, 2011, the Company effected a reverse split, followed by a forward split.  The number of shares outstanding and related prices, per share amounts, share conversions and share-based data have been adjusted to reflect the stock splits for all periods presented.

EFFECTS OF NEW ACCOUNTING PRONOUNCEMENTS

Accounting standards that have been issued by the Financial Accounting Standards Board or other standard setting bodies that do not require adoption until a future date are not expected to have a material impact on the Company’s financial statements.

NOTE 2 – DISCONTINUED OPERATIONS

On August 3, 2011, the Board of Directors of the Company approved the sale of Villa and on September 12, 2011, the Company entered into a share purchase agreement (the “Share Purchase Agreement”) with VIV s.r.l., a limited liability company incorporated under Italian law (“VIV”), pursuant to which the Company agreed to sell all of its shares in Villa to VIV.  The sale price was 16,500,000 Euro in cash and an unsecured subordinated promissory note of 500,000 Euro.  The promissory note has a term of 5 years, with interest accruing at a rate of 6% per annum beginning eighteen months after issuance.  The note may be prepaid at any time, but if prepayment in full occurs during the first eighteen months, the total principal will be reduced to 400,000 Euro.

On November 3, 2011, the Company completed the sale of Villa.  The Company received net proceeds in cash of $22,761 and an unsecured promissory note, initially valued at $688.  The Company also repurchased 28,104 shares of common stock from two employees of Villa for $820.  At the time of this repurchase, the acquired shares had a market value of $253.  As the two employees are also the primary purchasers of Villa, the excess was deemed a reduction in the purchase price described above and reduced the net proceeds to $22,194.  As a part of the transaction, the Company received a dividend of cash held by Villa as of the closing date in the amount of $4,538.  The results of this business disposition are reported as a gain from discontinued operations in this Quarterly Report.

The Company retained the building in Milan, Italy, housing Villa’s operations, which is subject to an initial six year lease with VIV and an option for a subsequent six year period.  Under the terms of the lease, the Company will receive 335,000 Euro in annual rent, payable quarterly.  The rent may be adjusted annually for changes in the consumer price index as specified in the lease.

As noted above, the Company repurchased shares of its stock at a premium from two employees of Villa in conjunction with the sale.  The Company had previously accounted for that premium as a component of the treasury stock purchase; however, as the two employees were also the primary purchasers of Villa, that premium is now more appropriately reflected in the financial statements as of and for nine months ended April 28, 2012 as a reduction of the purchase price received for Villa.  This correction of the accounting originally recognized in the second quarter of fiscal 2012 had the following impacts to the Company’s previously reported balances as of and for the six months ended January 28, 2012:

•	Treasury stock on the consolidated balance sheet was reduced by the $567 premium from $7,996 to $7,429.
•
Gain on disposal of discontinued operations, net was reduced by the $567 premium from $7,404 to $6,837, which, in turn, reduced net income from $7,962 to $7,395 and increased accumulated deficit from $41,649 to $42,216.

•	Cash provided by investing activities was reduced by the $567 premium from $22,730 to $22,163 and cash used in financing activities was reduced by the $567 premium from $3,338 to $2,771.

The Company’s discontinued operations results for the three and nine months ended April 28, 2012 and April 30, 2011 are:

	Three Months Ended		Nine Months Ended
	April 28, 2012	April 30, 2011	April 28, 2012	April 30, 2011
Sales	$-	$9,920	$16,714	$45,581
Income (loss) before taxes	$-	$(112)	$1,894	$4,150
Provision for income taxes	-	32	664	1,572
Net income (loss) from discontinued operations	$-	$(144)	$1,230	$2,578
Gain on disposal of discontinued operations	$-	$-	$7,627	$-
Provision for income taxes	-	-	790	-
Net gain on sale of discontinued operations	$-	$-	$6,837
Net income (loss) from discontinued operations	$-	$(144)	$8,067	$2,578

Income (loss) per share – Basic and Diluted
Net income (loss) from operations	$-	$(0.04)	$0.32	$0.93
Net gain on sale	-	-	1.78	-
Earnings (loss) per share – discontinued operations	$-	$(0.04)	$2.10	$0.93

The following table sets forth the assets and liabilities of the discontinued operation included in the balance sheet of the Company:

	April 28, 2012		July 30, 2011
Assets:
Cash		$-	$-
Accounts receivable, net		-	14,194
Inventories, net		-	9,022
Prepaid and other current assets		-	2,500
Total current assets	$		$25,716

Property and equipment, net		$-	$581
Goodwill		-	4,526
Deferred taxes		-	7
Other assets		-	25
Total noncurrent assets	$		$5,139

Liabilities:
Current portion of long-term debt		$-	$111
Accounts payable		-	6,395
Accrued expenses		-	6,502
Total current liabilities		$-	$13,008

Statutory liability for severance pay		$-	$1,950
Shareholders’ Equity: Accumulated other comprehensive income		$-	$1,764

NOTE 3 - INVENTORIES

Inventories are stated at the lower of cost (first-in, first-out method) or market.  Inventories are determined by physical count for annual reporting purposes and are evaluated using perpetual inventory records for interim reporting periods.  During interim periods, the Company estimates the amount of labor and overhead costs related to finished goods inventories.  As of April 28, 2012, finished goods represented approximately 8.6% of the gross carrying value of our total gross inventory.  The Company believes the estimation methodologies used are appropriate and are consistently applied.

	April 28, 2012	July 30, 2011
Raw materials and purchased parts	$2,026	$2,214
Work-in-process	560	457
Finished goods	243	212
	2,829	2,883
Less allowance for excess and obsolete inventories	(1,068)	(1,175)
Total inventories	$1,761	$1,708

NOTE 4 - PRODUCT WARRANTIES

The Company’s products are covered primarily by ninety day warranty plans and in some cases optional extended contracts may be offered covering products for a period up to one year, depending upon the product and contractual terms of sale.  The Company establishes allowances for warranties on an aggregate basis for specifically identified, as well as anticipated, warranty claims based on contractual terms, product conditions and actual warranty experience by product line.

The activity in the warranty reserve accounts in the first three months of fiscal 2012 and 2011 is as follows:

	Three Months Ended		Nine Months Ended
	April 28, 2012	April 30, 2011	April 28, 2012	April 30, 2011
Balance at beginning of period	$56	$21	$21	$21
Provision for (recovery of) anticipated warranty claims	(38)	-	58	33
Costs incurred related to warranty claims	-	-	(61)	(33)
Balance at end of period	$18	$21	$18	$21

The liability related to warranties is included in accrued expenses on the accompanying Balance Sheets.

NOTE 5 - COMPREHENSIVE INCOME (LOSS)

Comprehensive income (loss) for the Company includes foreign currency translation adjustments and net income (loss) reported in the Company’s Statement of Operations.

Comprehensive income (loss) for the fiscal 2012 and 2011 periods presented is as follows:

	Three Months Ended		Nine Months Ended
	April 28, 2012	April 30, 2011	April 28, 2012	April 30, 2011
Net income (loss)	$(439)	$(350)	$6,956	$1,053
Foreign currency translation adjustments	7	1,212	(2,053)	2,539
Comprehensive income (loss)	$(432)	$862	$4,903	$3,592

NOTE 6 - INCOME (LOSS) PER SHARE

Common shares outstanding exclude 202,689 and 174,585 shares of treasury stock for the nine months ended April 28, 2012 and April 30, 2011, respectively (adjusted for stock splits—see Note 1).  The computation of dilutive securities includes the assumed conversion of warrants and employee stock options to purchase Company stock if such conversion is dilutive.

	Three Months Ended		Nine Months Ended
	April 28, 2012	April 30, 2011	April 28, 2012	April 30, 2011
Numerator:
Net income (loss)	$(439)	$(350)	$6,956	$1,053
Denominator (shares in thousands):
Weighted average number of common shares outstanding used for basic income per share	3,839	3,846	3,849	2,772
Effect of dilutive securities	-	-	-	-
Denominator for diluted income per share	3,839	3,846	3,849	2,772

Income (loss) per common share:
Basic	$(0.11)	$(0.09)	$1.81	$0.38
Diluted	$(0.11)	$(0.09)	$1.81	$0.38

Antidilutive securities excluded from above computations (shares in thousands)

	Three Months Ended		Nine Months Ended
	April 28, 2012	April 30, 2011	April 28, 2012	April 30, 2011
Employee stock options	151	126	184	126

NOTE 7 - SHORT-TERM CREDIT FACILITIES AND LONG-TERM DEBT

At April 28, 2012 and July 30, 2011, the Company had no borrowings under any foreign short term credit facilities.

Long term debt is summarized as follows:

	April 28, 2012	July 30, 2011
Mortgage	$2,379	$2,437
Less current portion of mortgage	(81)	(82)
Long term debt, less current portion	$2,298	$2,355

On September 1, 2010, the Company completed a mortgage financing on its property in Bay Shore, NY with People’s United Bank pursuant to a loan agreement dated as of September 1, 2010 (the “Loan Agreement”) and received approximately $2,500 payable over 10 years at an initial fixed rate of 4.9% for the first 5 years, adjusted for the last 5 years as defined in the mortgage promissory note.  Monthly principal repayments began in October 2010.

On November 2, 2011, the Company and its RFI Corporation subsidiary (“RFI”) entered into an amendment to the Loan Agreement.  In connection with the amendment, the Company agreed to pledge to People’s United Bank a certificate of deposit in the amount of $2,420.  The amendment and pledge agreement were made in consideration for the waiver of certain covenants in the Loan Agreement that the Company would not have been able to satisfy as a result of the November 3, 2011 sale of Villa.

NOTE 8 - SEGMENT INFORMATION

The Company has two reportable segments: Power Conversion Group and Other.  The “Other” segment includes unallocated corporate costs and the building in Italy that was retained on the sale of Villa.  The previously reported Medical Systems Group has been classified as discontinued operations (see Note 2).  Interim segment information is as follows:

For three months ended April 28, 2012	Power Conversion Group	Other	Total
Sales	$3,050	$-	$3,050
Cost of sales	2,108	-	2,108
Gross margin	942	-	942

Operating expenses	801	619	1,420
Operating income (loss)	$141	$(619)	$(478)

For three months ended April 30, 2011	Power Conversion Group	Other	Total
Sales	$2,732	$-	$2,732
Cost of sales	1,907	-	1,907
Gross margin	825	-	825

Operating expenses	704	336	1,040
Operating income (loss)	$121	$(336)	$(215)

For nine months ended April 28, 2012	Power Conversion Group	Other	Total
Sales	$8,578	$-	$8,578
Cost of sales	5,756	-	5,756
Gross margin	2,822	-	2,822

Operating expenses	2,344	1,634	3,978
Operating income (loss)	$478	$(1,634)	$(1,156)

For nine months ended April 30, 2011	Power Conversion Group	Other	Total
Sales	$7,467	$-	$7,467
Cost of sales	5,824	-	5,824
Gross margin	1,643	-	1,643

Operating expenses	2,107	1,024	3,131
Operating loss	$(464)	$(1,024)	$(1,488)

NOTE 9 – SHAREHOLDERS’ EQUITY

During the first quarter of fiscal year 2012, the Company granted options to purchase 2,000 common shares at an exercise price of $9.50 per share.  The options under this grant vest 25% immediately and 25% per year over the next three years.  The aggregate fair value of these options was $12.  During the second quarter of fiscal year 2012, the Company granted options to purchase 50,000 common shares at an exercise price of $10.00 per share.  The options vest after one year of service.  The aggregate fair value of these options was $306.  All of the options were granted under the Amended and Restated 2007 Incentive Stock Plan.  The fair value of these grant awards was determined using the following assumptions in the Black-Scholes model: an estimated life of seven years, volatility of approximately 63%, risk free interest rate of 1.31% to 1.36% and the assumption that no dividends will be paid.

In the three and nine months ended April 28, 2012, the Company recorded $85 and $162, respectively, of compensation expense related to stock options and $57 and $233, respectively, related to restricted stock issuances.  In the three and nine months ended April 30, 2011, the Company recorded $21 and $86, respectively, of compensation expense related to stock options and $59 and $59 related to restricted stock issuances.  There were no exercises of stock options during the first nine months of fiscal 2012 or 2011.

Effective as of the Annual Meeting of shareholders on December 15, 2011, the Board approved the accelerated vesting of all stock options and restricted stock held by James R. Henderson, a former director of the Company, in connection with his departure from the Board, in recognition of his long term service to the Company.  Additional stock compensation expense of $39 has been recognized for the modification expense and accelerated vesting and $4 was recorded to recognize the accelerated vesting of the restricted stock issued in fiscal year 2011.

In the nine-month period ended April 30, 2011, the Company received $14,340 in proceeds on the completion of the Rights Offering in December 2010.

NOTE 10 - CONTINGENCIES

From time to time the Company may be a defendant in legal actions in various U.S. and foreign jurisdictions, arising from the normal course of business. In the opinion of management, such legal actions are not expected to have a material adverse effect on the financial condition or results of operations of the Company.

NOTE 11 SUBSEQUENT EVENT

On June 6, 2012, the Company, along with RFI, entered into an asset purchase agreement (the “Asset Purchase Agreement”) with Ultra Electronics Defense, Inc. (the “Purchaser”), an affiliate of Ultra Electronics Holdings plc, a UK corporation.

Under the terms of the Asset Purchase Agreement, the Company has agreed to sell (the “Asset Sale”) its power conversion business, which is currently operated by RFI, to the Purchaser for the purchase price of $12,500 (the “Purchase Price”) (subject to a potential working capital adjustment), payable in cash.  $1,250 of the Purchase Price is to be held in escrow to serve as security for payments in satisfaction of certain of the Company’s indemnification obligations and $237 of the Purchase Price is to be held in escrow to cover any potential net working capital adjustment.  The Purchaser has also agreed to lease the RFI facility in Bay Shore, New York following the Asset Sale.

The obligations of each of the parties to consummate the Asset Sale are subject to customary conditions, including, among other things, the conclusion of a review by the Committee on Foreign Investment in the United States with respect to national security concerns, the approval of at least two-thirds of the outstanding shares of our common stock, and the exercise by the holders of no more than 10% of the outstanding shares of our common stock of their statutory appraisal or dissenters’ rights with respect to the Asset Sale.  The Company has agreed to pay to the Purchaser a termination fee of $725 in the event the Asset Purchase Agreement is terminated under certain circumstances.

The results of this business disposition will be reported as a gain from discontinued operations in our Annual Report on Form 10-K.  The RFI business represents the entire Power Conversion Group.

The following is a summary of assets and liabilities of the Power Conversion Group:

Balance as of April 28, 2012
Cash (a)	$537
Trade receivables	1,539
Inventories	1,761
Prepaid expenses and other current assets	177
Total current assets	$4,014
Property, plant and equipment, net (a)	$1,509
Current liabilities	$1,254

(a) The Company will retain all cash and $1,049 of the property, plant and equipment upon the sale.

DGT Holdings Corp.

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PROXY
The Board of Directors unanimously recommends that you vote ‘FOR’ proposals 1, 2 and 3.				Please mark your votes like this	X

Proposal 1 – To approve the sale of our power conversion business, which is operated by our RFI Corporation subsidiary (the “RFI Transaction”), pursuant to the Asset Purchase Agreement, dated June 6, 2012, by and among the Company, RFI Corporation, and Ultra Electronics Defense, Inc.;

Proposal 3 – To approve an amendment to our Certificate of Incorporation, as amended, to allow for shareholders to act without a meeting by written consent if the matter is approved by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on the matter were present and voted; and

☐ FOR	☐ AGAINST	☐ ABSTAIN	☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal 2 – To adjourn or postpone the Special Meeting to a later date, if necessary or appropriate, to allow for the solicitation of additional proxies in favor of the proposal to approve the RFI Transaction if there are insufficient votes to approve the RFI Transaction;
**Proposal 4 - To transact such other business as may properly be brought before the Special Meeting or any adjournment or postponement thereof. ** Note Only, no voting pattern required.
☐ FOR	☐ AGAINST	☐ ABSTAIN
Label Area 4” x 1 1/2”

COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER:

Signature		Signature		Date	, 2012.
Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Availability of Proxy Materials for
the Special Meeting of Shareholders to be held August 15, 2012.

The Proxy Statement is available at:
http://www.cstproxy.com/dgtholdings/2012

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PROXY                                THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

DGT HOLDINGS CORP.
100 PINE AIRE DRIVE
BAY SHORE, NY 11706

Proxy — Special Meeting of Shareholders
August 15, 2012

The undersigned, a shareholder of DGT Holdings Corp., a New York corporation (the “Company”), does hereby appoint John J. Quicke and Mark A. Zorko and each of them (with full power to act alone), the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the 2012 Special Meeting of Shareholders of the Company to be held at the offices of OLSHAN FROME WOLOSKY LLP, Park Avenue Tower, 65 East 55th Street, New York, New York 10022 on August 15, 2012 at 10 a.m., Eastern time, or at any adjournment or postponement thereof.

The undersigned hereby revokes any proxy or proxies heretofore given and acknowledges receipt of a copy of the Notice of Special Meeting and Proxy Statement, both dated July 18, 2012.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH ANY DIRECTIONS HEREIN GIVEN. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED TO APPROVE PROPOSALS 1, 2 and 3.

(Continued, and to be marked, dated and signed, on the other side)